As filed with the Securities and Exchange Commission on August 18, 2016

Registration No. 333-212588

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bar Harbor Bankshares

(Exact name of registrant as specified in its charter)

Maine	6022	01-0393663
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

82 Main Street

Bar Harbor, Maine 04609

(207) 288-3314

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Curtis C. Simard

President and Chief Executive Officer

Bar Harbor Bankshares

82 Main Street

Bar Harbor, Maine 04609

(207) 288-3314

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stanley V. Ragalevsky, Esq. K&L Gates LLP State Street Financial Center One Lincoln Street Boston, Massachusetts 02111 (617) 261-3100	Richard A. Schaberg, Esq. Hogan Lovells US LLP 555 Thirteenth Street, NW Columbia Square Washington, D.C. 20004 (202) 637-5910

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger described in the enclosed joint proxy statement/ prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $ 2.00 per share	4,177,285	$151,121,900	$15,217.98(4)

(1)	Represents the estimated maximum number of shares of Bar Harbor Bankshares common stock that may be issued upon the completion of the merger described herein. This registration statement also relates to an indeterminate number of shares of Bar Harbor Bankshares common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act. Under the Merger Agreement, in certain circumstances the Registrant may increase the exchange ratio pursuant to a formula in the Merger Agreement, and thus issue additional stock consideration to accommodate this increase, in order to prevent a termination of the Merger Agreement. In the event the Registrant increases the exchange ratio as described, the Registrant will file a registration statement pursuant to Rule 413 to cover the issuance of the additional shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rules 457(c) and 457(f) of the Securities Act, the proposed maximum aggregate offering price of the registrant’s common stock was computed by multiplying (a) $17.98, the average of the high and low prices per share of Lake Sunapee Bank Group common stock on the NASDAQ Global Market on July 12, 2016, by (b) 8,405,000, the maximum possible number of shares of Lake Sunapee Bank Group common stock that may be cancelled and exchanged in the merger.
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $100.70 per $1,000,000 of the proposed maximum aggregate offering price.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this joint proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED AUGUST 18, 2016

Joint Proxy Statement/Prospectus

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On May 5, 2016, the boards of directors of Bar Harbor Bankshares, or BHB, and Lake Sunapee Bank Group, or LSBG, each unanimously approved a merger agreement between BHB and LSBG, pursuant to which LSBG will merge with and into BHB, with BHB surviving the merger. Immediately following the merger, Lake Sunapee Bank, fsb, will merge with and into Bar Harbor Bank & Trust, or BHB Bank, with BHB Bank surviving the merger.

Each of BHB and LSBG is holding a special meeting for its shareholders to vote on the proposals necessary to complete the merger. The merger cannot be completed unless the holders of at least a majority of the shares of BHB common stock outstanding and entitled to vote and the holders of at least a majority of the shares of LSBG common stock outstanding and entitled to vote at each company’s special meeting vote to adopt and approve the merger agreement.

The special meeting of BHB shareholders will be held at the                      on                      , at         , local time. The special meeting of LSBG stockholders will be held at the                      on                      , at         , local time.

If the merger is completed, LSBG stockholders will receive 0.4970 shares of BHB common stock for each share of LSBG common stock they own on the effective date of the merger. LSBG stockholders will also receive cash in lieu of any fractional shares they would have otherwise received in the merger. BHB has registered 4,177,285 shares of its common stock for issuance to the LSBG stockholders, which represents the estimated maximum number of shares of BHB common stock that may be issued upon the completion of the merger described herein. Although the number of shares of BHB common stock that LSBG stockholders will be entitled to receive is fixed, the market value of the stock consideration will fluctuate with the market price of BHB common stock and will not be known at the time LSBG stockholders vote on the merger. However, as described in more detail elsewhere in this joint proxy statement/prospectus, under the terms of the merger agreement, if the average price of BHB common stock over a specified period of time decreases below certain specified thresholds, LSBG would have a right to terminate the merger agreement, unless BHB elects to increase the exchange ratio, which would result in additional shares of BHB common stock being issued.

BHB common stock is listed on the NYSE MKT, under the symbol “BHB” and LSBG common stock is listed on the NASDAQ Global Market under the symbol “LSBG”. On May 4, 2016, which was the last trading day preceding the public announcement of the proposed merger, the closing price of BHB common stock was $34.55 per share, which after giving effect to the exchange ratio has an implied value of $17.17 per share. On                     , 2016, which was the most recent practicable trading day before the printing of this joint proxy statement/prospectus, the closing price of LSBG common stock was $            per share, which after giving effect to the exchange ratio, has an implied value of approximately $            per share. The market prices of BHB and LSBG will fluctuate between now and the closing of the merger. We urge you to obtain current market quotations for both BHB and LSBG common stock.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing your company’s enclosed proxy card or by submitting a proxy through the Internet or by telephone as described in the instructions on the enclosed proxy card as soon as possible to make sure your shares are represented at the special meeting. If you hold shares through a bank or broker, please use the voting instructions you have received from your bank or broker. If you submit a properly signed proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” each of the proposals being voted on at your company’s special meeting. The failure to vote by submitting your proxy or attending your company’s special meeting and voting in person will have the same effect as a vote “AGAINST” adoption and approval of the merger agreement.

The accompanying document serves as the joint proxy statement for the special meetings of BHB and LSBG, and as the prospectus for the shares of BHB common stock to be issued in connection with the merger. This joint proxy statement/prospectus describes the special meetings, the merger, the documents related to the merger and other related matters. BHB and LSBG have sent you this joint proxy statement/prospectus and the proxy card because their respective board of directors is soliciting your proxy to vote at the respective special meeting. Please carefully review and consider this joint proxy statement/prospectus. Please give particular attention to the discussion under the heading “Risk Factors” beginning on page 24 for risk factors relating to the merger which you should consider.

We look forward to the successful completion of the merger.

Sincerely,

Curtis C. Simard Bar Harbor Bankshares President and Chief Executive Officer	Stephen R. Theroux Lake Sunapee Bank Group President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved of the securities to be issued in the merger or determined if the attached joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The shares of BHB common stock to be issued in the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by any federal or state governmental agency.

This joint proxy statement/prospectus is dated                     , 2016, and is first being mailed to BHB shareholders and LSBG stockholders on or about                     , 2016.

9 Main Street

P.O. Box 9

Newport, New Hampshire 03773

(603) 863-0886

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON

A special meeting of stockholders of Lake Sunapee Bank Group, or LSBG, will be held at the                      on                     , at         , local time, for the following purposes:

1.	to consider and vote on a proposal to adopt the Agreement and Plan of Merger, or the merger agreement, by and between Bar Harbor Bankshares, or BHB, and LSBG, dated as of May 5, 2016, pursuant to which LSBG will merge with and into BHB with BHB surviving;

2.	to consider and vote on an advisory (non-binding) proposal to approve the compensation payable to the named executive officers of LSBG in connection with the merger; and

3.	to consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt the merger agreement.

The merger agreement and proposed merger of LSBG with and into BHB is more fully described in the attached joint proxy statement/prospectus, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Annex A to the attached joint proxy statement/prospectus.

The board of directors of LSBG has established the close of business on                     , 2016 as the record date for the special meeting. Only record holders of LSBG common stock as of the close of business on that date will be entitled to notice of and vote at the special meeting or any adjournment or postponement of that meeting. A list of stockholders entitled to vote at the special meeting will be available for inspection by any LSBG stockholder at the offices of LSBG for a period of 10 days prior to the special meeting until the close of such meeting. The affirmative vote of holders of at least a majority of the shares of LSBG common stock outstanding and entitled to vote at the special meeting is required to adopt the merger agreement.

Your vote is important, regardless of the number of shares that you own. Please complete, sign and return the enclosed LSBG proxy card promptly in the enclosed postage-paid envelope or submit a proxy through the Internet or by telephone as described in the instructions on the enclosed proxy card. Voting by proxy will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend. You may revoke your proxy at any time before the meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions furnished to you by such record holder with these materials. If you do not vote in person or by proxy, the effect will be a vote “AGAINST” adoption of the merger agreement.

The LSBG board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement, “FOR” approval, on an advisory (non-binding) basis, of the compensation payable to the named executive officers of LSBG in connection with the merger, and “FOR” the adjournment proposal as described above.

By Order of the Board of Directors,

Kimberly Pruett-Ilg
Corporate Secretary

Newport, New Hampshire

                    , 2016

82 Main Street

Bar Harbor, Maine 04609

(207) 288-3314

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON

A special meeting of shareholders of Bar Harbor Bankshares, or BHB, will be  held at the                      on                     , at         , local time, for the following purposes:

1.	to consider and vote on a proposal to approve the Agreement and Plan of Merger, or the merger agreement, by and between BHB and Lake Sunapee Bank Group, or LSBG, dated as of May 5, 2016, pursuant to which LSBG will merge with and into BHB with BHB surviving; and

2.	to consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

The merger agreement and proposed merger of LSBG with and into BHB is more fully described in the attached joint proxy statement/prospectus, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Annex A to the attached joint proxy statement/prospectus.

The board of directors of BHB has established the close of business on                     , 2016 as the record date for the special meeting. Only record holders of BHB common stock as of the close of business on that date will be entitled to notice of and vote at the special meeting or any adjournment or postponement of that meeting. A list of shareholders entitled to vote at the special meeting will be available for inspection by any BHB shareholder at any time prior to or during the special meeting or any adjournment thereof. The affirmative vote of holders of at least a majority of the shares of BHB common stock outstanding and entitled to vote at the special meeting is required to adopt and approve the merger agreement.

Your vote is important, regardless of the number of shares that you own. Please complete, sign and return the enclosed BHB proxy card promptly in the enclosed postage-paid envelope or submit a proxy through the Internet or by telephone as described in the instructions on the enclosed proxy. Voting by proxy will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend. You may revoke your proxy at any time before the meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions furnished to you by such record holder with these materials. If you do not vote in person or by proxy, the effect will be a vote “AGAINST” adoption and approval of the merger agreement.

The BHB board of directors unanimously recommends that you vote “FOR” adoption and approval of the merger agreement and “FOR” the adjournment proposal as described above.

By Order of the Board of Directors,

Marsha C. Sawyer
Clerk

Bar Harbor, Maine

                    , 2016

ADDITIONAL INFORMATION

The accompanying joint proxy statement/prospectus incorporates by reference important business and financial information about BHB and LSBG from documents that are not included in or delivered with the joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Bar Harbor Bankshares 82 Main Street Bar Harbor, Maine 04609 Attention: Marsha C. Sawyer, Clerk (207) 288-2639 www.bhbt.com (“Shareholder Relations” tab)	Lake Sunapee Bank Group 9 Main Street P.O. Box 9 Newport, New Hampshire 03773 Attention: Laura Jacobi (603) 863-0886 www.lakesunbank.com (“Investor Relations” tab)

To obtain timely delivery, you must request the information no later than five business days before the applicable special meeting. In the case of LSBG stockholders, this means that you must make your request no later than                     , 2016, and in the case of BHB shareholders, this means that you must make your request no later than                     , 2016.

For a more detailed description of the information incorporated by reference into the accompanying joint proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page 120.

The accompanying joint proxy statement/prospectus provides a detailed description of the merger and the merger agreement. We urge you to read the joint proxy statement/prospectus, including any documents incorporated by reference into the joint proxy statement/prospectus, and its annexes carefully and in their entirety. If you have any questions concerning the merger, the other meeting matters or the joint proxy statement/prospectus, or need assistance voting your shares, please contact Alliance Advisors, the proxy solicitor for BHB and LSBG, at the address or telephone number listed below:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

(855)928-4494

Please do not send your stock certificates at this time. LSBG stockholders will be sent separate instructions regarding the surrender of their stock certificates.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETINGS

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the special meetings. These questions and answers may not address all questions that may be important to you as a shareholder. To better understand these matters, and for a description of the legal terms governing the merger, you should carefully read this entire joint proxy statement/prospectus, including the annexes, as well as the documents that have been incorporated by reference into this joint proxy statement/prospectus.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:	BHB and LSBG have agreed to the acquisition of LSBG by BHB under the terms of the merger agreement that is described in this joint proxy statement/prospectus. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. In order to complete the merger, BHB and LSBG shareholders must adopt and approve the merger agreement. BHB will hold a special meeting of shareholders and LSBG will hold a special meeting of stockholders to obtain this approval. This joint proxy statement/prospectus contains important information about the merger, the merger agreement, the special meetings of BHB and LSBG and other related matters, and you should read it carefully. The enclosed voting materials for each special meeting allow you to vote your shares of common stock without attending your company’s special meeting in person.

We are delivering this joint proxy statement/prospectus to you as both a joint proxy statement of BHB and LSBG and a prospectus of BHB. It is a joint proxy statement because the boards of directors of both BHB and LSBG are soliciting proxies from their respective shareholders. Your proxy will be used at your respective special meeting or at any adjournment or postponement of that special meeting. It is also a prospectus because BHB will issue BHB common stock to LSBG stockholders as consideration in the merger, and this prospectus contains information about that common stock.

Q:	What will happen in the merger?

A:	In the proposed merger, LSBG will merge with and into BHB, with BHB being the surviving entity. Following the merger, Lake Sunapee Bank, fsb, or LSBG Bank, will be merged with and into Bar Harbor Bank & Trust, or BHB Bank, with BHB Bank being the surviving entity.

Q:	What will I receive in the merger?

A:	LSBG Stockholders. If the merger is completed, LSBG stockholders will be entitled to receive 0.4970 shares of BHB common stock for each outstanding share of LSBG common stock held at the time of the merger (other than shares held directly or indirectly by BHB and shares held by LSBG as treasury shares).

The value of the stock consideration is dependent upon the value of BHB common stock and therefore will fluctuate with the market price of BHB common stock. Accordingly, any change in the price of BHB common stock prior to the merger will affect the market value of the stock consideration that LSBG stockholders will receive as a result of the merger.

BHB Shareholders. BHB shareholders will continue to hold their existing shares. Following the merger, BHB common stock will continue to trade on the NYSE MKT, or NYSE, under the symbol “BHB”.

Q:	Will I receive any fractional shares of BHB common stock as part of the merger consideration?

A:	No. BHB will not issue any fractional shares of BHB common stock in the merger. Instead, BHB will pay you the cash value of a fractional share (without interest) in an amount determined by multiplying the fractional share interest to which you would otherwise be entitled by the average of the closing sales prices of one share of BHB common stock on the NYSE for the 10 trading days immediately preceding the effective time of the merger, as reported by Bloomberg.

Q:	What will happen to shares of BHB common stock in the merger?

A:	BHB shareholders will not receive any merger consideration for their BHB common stock. Each share of BHB common stock outstanding will remain outstanding as a share of BHB common stock.

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of shares of LSBG common stock?

A:	The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. Accordingly, LSBG stockholders generally will not recognize any gain or loss on the conversion of shares of LSBG common stock solely into shares of BHB common stock. However, a LSBG stockholder generally will be subject to tax on cash received in lieu of any fractional share of BHB common stock that a LSBG stockholder would otherwise be entitled to receive. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 81.

Q:	Will I be able to trade the shares of BHB common stock that I receive in the merger?

A:	You may freely trade the shares of BHB common stock issued in the merger, unless you are an “affiliate” of BHB as defined by Rule 144 under the Securities Act of 1933, as amended. Affiliates consist of individuals or entities that control, are controlled by or are under the common control with BHB, and include the executive officers and directors of BHB after the merger and may include significant shareholders of BHB.

Q:	What are the conditions to completion of the merger?

A:	The obligations of BHB and LSBG to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals and tax opinions, and the adoption and approval of the merger agreement by the shareholders of both BHB and LSBG.

Q:	When do you expect the merger to be completed?

A:	We will complete the merger when all of the conditions to completion contained in the merger agreement are satisfied or waived, including obtaining required regulatory approvals and the adoption and approval of the merger agreement by BHB and LSBG shareholders at their respective special meetings. While we expect the merger to be completed in the fourth quarter of 2016 or the first quarter of 2017, because fulfillment of some of the conditions to completion of the merger is not entirely within our control, we cannot assure you of the actual timing.

Q:	What shareholder approvals are required to complete the merger?

A:	The merger cannot be completed unless the holders of at least a majority of the shares of BHB common stock outstanding and entitled to vote and the holders of at least a majority of the shares of LSBG common stock outstanding and entitled to vote at each company’s special meeting vote to adopt and approve the merger agreement.

Q:	Are there any shareholders already committed to voting in favor of the merger agreement?

A:	Yes. Each of the directors and executive officers of LSBG have entered into a voting agreement with BHB, requiring each of them to vote all shares of LSBG common stock owned by such person in favor of approval of the merger agreement. As of the record date, these directors and executive officers held shares of LSBG common stock, which represented approximately % of the outstanding shares of LSBG common stock.

Q:	When and where are the special meetings?

A:	The special meeting of stockholders of LSBG will be held at the on , at , local time. The special meeting of shareholders of BHB will be held at the on , at , local time.

Q:	What will happen at the special meetings?

A:	At the special meetings, BHB and LSBG shareholders will consider and vote on the proposal to adopt and approve the merger agreement. Additionally, LSBG stockholders will consider and vote on an advisory (non-binding) proposal to approve the compensation payable to the named executive officers of LSBG in connection with the merger. If, at the time of the BHB or LSBG special meeting, there are insufficient votes for the shareholders to adopt and approve the merger agreement, you may be asked to consider and vote on a proposal to adjourn such special meeting, so that additional proxies may be collected.

Q:	Who is entitled to vote at the LSBG special meeting?

A:	All holders of LSBG common stock who held shares at the close of business on , 2016, which is the record date for the special meeting of LSBG stockholders, are entitled to receive notice of and to vote at the LSBG special meeting. Each holder of LSBG common stock is entitled to one vote for each share of LSBG common stock owned as of the record date.

Q:	Who is entitled to vote at the BHB special meeting?

A:	All holders of BHB common stock who held shares at the close of business on , 2016, which is the record date for the special meeting of BHB shareholders, are entitled to receive notice of and to vote at the BHB special meeting. Each holder of BHB common stock is entitled to one vote for each share of BHB common stock owned as of the record date.

Q:	What constitutes a quorum for a special meeting?

A:	The quorum requirement for BHB’s special meeting is the presence in person or by proxy of a majority of the total number of outstanding shares of common stock entitled to vote.

The quorum requirement for LSBG’s special meeting is the presence in person or by proxy of one third of the total number of outstanding shares of common stock entitled to vote.

Q:	How do the boards of directors of BHB and LSBG recommend I vote?

A:	After careful consideration, each of the BHB and LSBG boards of directors unanimously recommends that all of their respective shareholders vote “FOR” adoption and approval of the merger agreement, and “FOR” the adjournment proposal, if necessary. The LSBG board of directors also unanimously recommends that shareholders vote “FOR” approval, on an advisory (non-binding) basis, of the compensation payable to LSBG’s named executive officers in connection with the merger.

Q:	Are there any risks that I should consider in deciding whether to vote for adoption and approval of the merger agreement?

A:	Yes. You should read and carefully consider the risk factors set forth in the section in this joint proxy statement/prospectus entitled “Risk Factors,” beginning on page 24, as well as the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in the section of this joint proxy statement/prospectus entitled “Information Regarding Forward-Looking Statements” on page 29.

Q:	Why am I being asked to cast an advisory (non-binding) vote to approve the compensation payable to certain LSBG officers in connection with the merger?

A:	The Securities and Exchange Commission, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require LSBG to seek an advisory (non-binding) vote with respect to certain payments that will or may be made to LSBG’s named executive officers in connection with the merger. See “The Merger—Interests of LSBG’s Directors and Executive Officers in the Merger” beginning on page 59.

Q:	What will happen if LSBG stockholders do not approve the compensation at the special meeting?

A:	Approval of the compensation payable in connection with the merger is not a condition to completion of the merger. The vote with respect to the compensation is an advisory vote and will not be binding on LSBG regardless of whether the merger agreement is adopted and approved. Accordingly, as the compensation to be paid to the LSBG executives in connection with the merger is contractual, such compensation will be payable if the merger is completed regardless of the outcome of the advisory vote.

Q:	What do I need to do now?

A:	You should carefully read and consider the information contained in or incorporated by reference into this joint proxy statement/prospectus, including its annexes. It contains important information about the merger, the merger agreement, BHB and LSBG. After you have read and considered this information, you should complete and sign your proxy card and return it in the enclosed postage-paid envelope or submit a proxy through the Internet or by telephone as soon as possible so that your shares will be represented and voted at your company’s special meeting.

Q:	How may I vote my shares for the special meeting proposals presented in this joint proxy statement/prospectus?

A:	You may vote by accessing the Internet website or calling the telephone number specified on the proxy card or by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope as soon as possible. This will enable your shares to be represented and voted at your company’s special meeting. If you attend the meeting, you may deliver your completed proxy card in person or may vote by completing a ballot that will be available at the meeting. If your shares are registered in “street name” in the name of a broker or other nominee and you wish to vote at the meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the meeting.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

A:	No. Your broker, bank or other nominee will not vote your shares unless you provide instructions to your broker, bank or other nominee on how to vote. You should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by the broker, bank or nominee with this joint proxy statement/prospectus.

Q:	How will my shares be represented at the special meeting?

A:

At the special meetings for each of BHB and LSBG, individuals named in your proxy card will vote your shares in the manner you requested if you properly signed and submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted, (1) “FOR” the approval and adoption of the merger agreement; and (2) “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt and approve the merger agreement at the time of the special meeting. Additionally, if you are an LSBG stockholder and you sign and return your proxy card without indicating how you would like to vote, your shares of LSBG common stock will be voted “FOR” the approval, on an advisory (non-binding) basis, of the compensation payable to LSBG’s named executive officers in connection with the merger.

Q:	What if I fail to submit my proxy card or to instruct my broker, bank or other nominee?

A:	If you fail to properly submit your proxy card or fail to instruct your broker, bank or other nominee to vote your shares of BHB or LSBG common stock, and you do not attend your company’s special meeting and vote your shares in person, your shares will not be voted. This will have the same effect as a vote “AGAINST” adoption and approval of the merger agreement, but will have no impact on the outcome of the other proposals.

Q:	Can I attend the special meeting and vote my shares in person?

A:	Yes. Although the BHB and LSBG boards of directors request that you return the proxy card accompanying this joint proxy statement/prospectus, all shareholders are invited to attend their company’s special meeting. Shareholders of record on , 2016 can vote in person at the LSBG special meeting, and shareholders of record on , 2016 can vote in person at the BHB special meeting. If your shares are held by a broker, bank or other nominee, then you are not the shareholder of record and you must bring to the special meeting appropriate documentation from your broker, bank or other nominee to enable you to vote at the special meeting.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. If you do not hold your shares in “street name,” there are three ways you can change your vote at any time after you have submitted your proxy and before your proxy is voted at the special meeting:

•	you may deliver a written notice bearing a date later than the date of your proxy card to the company’s Secretary at the address listed below, stating that you revoke your proxy;

•	you may submit a new signed proxy card bearing a later date or vote again by telephone or Internet (any earlier proxies will be revoked automatically); or

•	you may attend the special meeting and vote in person, although attendance at the special meeting will not, by itself, revoke a proxy.

If you decide to revoke your proxy by mail, you should send your notice of revocation to the appropriate company at:

Bar Harbor Bankshares 82 Main Street Bar Harbor, Maine 04609 Attention: Marsha C. Sawyer, Clerk	Lake Sunapee Bank Group 9 Main Street P.O. Box 9 Newport, New Hampshire 03773 Attention: Kimberly Pruett-Ilg, Corporate Secretary

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your voting instructions.

Q:	What if I hold stock of both BHB and LSBG?

A:

If you hold shares of both BHB and LSBG, you will receive two separate packages of proxy materials. A vote as an LSBG stockholder for the merger proposal or any other proposals to be considered at the LSBG special meeting will not constitute a vote as a BHB shareholder for the merger proposal or any other proposals to be considered at the BHB annual meeting, and vice versa. Therefore, please sign, date and return all proxy cards that you receive (or vote via the Internet or by telephone), whether from BHB or LSBG.

Q:	What happens if I sell my shares after the record date but before the special meeting?

A:	The record dates of the special meetings are earlier than the dates of the special meetings and the date that the merger is expected to be completed. If you sell or otherwise transfer your shares after the record date for the special meeting of the company in which you own such shares, but before the date of such company’s special meeting, you will retain your right to vote at such company’s special meeting, but if you are a LSBG stockholder, you will not have the right to receive the merger consideration to be received by LSBG stockholders in the merger. In order to receive the merger consideration, a LSBG stockholder must hold his or her shares through completion of the merger.

Q:	What do I do if I receive more than one joint proxy statement/prospectus or set of voting instructions?

A:	If you hold shares directly as a record holder and also in “street name” or otherwise through a nominee, you may receive more than one joint proxy statement/prospectus and/or set of voting instructions relating to the special meeting. These should each be voted and/or returned separately in order to ensure that all of your shares are voted.

Q:	Are LSBG stockholders entitled to seek appraisal or dissenters’ rights if they do not vote in favor of the adoption of the merger agreement?

A:	No. Under the General Corporation Law of the State of Delaware or the DGCL, LSBG stockholders will not have appraisal rights in connection with the merger.

Q:	Should LSBG stockholders send in their stock certificates now?

A:	No. LSBG stockholders will receive a letter of transmittal and instructions for surrendering their stock certificates. In the meantime, you should retain your stock certificates because they are still valid. Please do not send in your stock certificates with your proxy card.

Q:	Will a proxy solicitor be used?

A:	Yes. BHB and LSBG have each engaged Alliance Advisors to assist in the solicitation of proxies for their respective special meetings. BHB and LSBG will pay a joint fee of approximately $16,500, split equally, plus reasonable out-of-pocket expenses to Alliance Advisors. Each of BHB and LSBG will bear the cost of preparing, assembling, printing and mailing these proxy materials for their respective meeting. The solicitation of proxies or votes for the meetings may also be made in person, by telephone, or by electronic communication by each of BHB’s and LSBG’s directors, officers, and employees, none of whom will receive any additional compensation for such solicitation activities. In addition, each of BHB and LSBG may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Where can I find more information about the companies?

A:	You can find more information about BHB and LSBG from the various sources described under “Where You Can Find More Information” beginning on page 120.

Q:	Whom should I call with questions?

A:	If you have any questions concerning the merger, the other meeting matters or the joint proxy statement/prospectus, or need assistance voting your shares, please contact Alliance Advisors, the proxy solicitor for BHB and LSBG, at the address or telephone number listed below:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

(855)928-4494

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the information that may be important to you. We urge you to read carefully the entire document and the other documents to which this joint proxy statement/prospectus refers in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” beginning on page 120. Each item in this summary refers to the page of this joint proxy statement/prospectus on which that subject is discussed in more detail.

The Companies (Page 31)

Bar Harbor Bankshares

BHB, a Maine corporation, was formed on January 19, 1984 and is a bank holding company registered under the Bank Holding Act of 1956, as amended, and is subject to supervision, regulation and examination by the Board of Governors of the Federal Reserve System, or FRB. BHB is also a Maine Financial Institution Holding Company for the purposes of the laws of the state of Maine, and as such is subject to the jurisdiction of the Superintendent of the Maine Bureau of Financial Institutions, or BFI. BHB offers trust and investment management services through its second tier subsidiary, Bar Harbor Trust Services, a Maine chartered non-depository trust company. These products and services are offered to individuals, businesses, not-for-profit organizations and municipalities.

BHB Bank is a community bank and a wholly-owned first tier operating subsidiary of BHB. BHB Bank offers a wide range of deposit, loan and related banking products, as well as brokerage services provided through a third-party brokerage arrangement. BHB Bank, originally founded in 1887, is a Maine financial institution, and its deposits are insured by the Federal Deposit Insurance Corporation, or FDIC, up to the maximum extent permitted by law. The Bank has fourteen branch offices located throughout downeast, midcoast and central Maine, including its principal office located at 82 Main Street, Bar Harbor.

BHB Bank’s branch offices are located in Hancock, Washington, Knox, Kennebec and Sagadahoc Counties, representing BHB Bank’s principal market areas. The Hancock County offices, in addition to Bar Harbor, are located in Blue Hill, Deer Isle, Ellsworth, Northeast Harbor, Somesville, Southwest Harbor, and Winter Harbor. The Washington County offices are located in Milbridge, Machias, and Lubec. The Knox, Kennebec and Sagadahoc County offices are located in Rockland, South China, and Topsham. BHB Bank delivers its operations and technology support services from its operations center located in Ellsworth, Maine.

BHB Bank is a retail bank serving individual and business customers, retail establishments and restaurants, seasonal lodging, biological research laboratories, and a large contingent of retirees. As a predominately coastal bank, it serves the tourism, hospitality, lobstering, fishing, boat building and marine services industries. It also serves Maine’s wild blueberry industry through its Hancock and Washington County offices. BHB Bank operates in a competitive market that includes other community banks, savings institutions, credit unions, and branch offices of statewide and interstate bank holding companies located in the BHB Bank’s market area.

At June 30, 2016, BHB had $1.7 billion in assets, $990 million in deposits and $165 million of shareholders’ equity.

BHB’s principal executive offices are located at 82 Main Street, Bar Harbor, Maine 04609, its phone number is (207) 288-3314 and its website is www.bhbt.com. Information that is included in this website does not constitute part of this joint proxy statement/prospectus.

Lake Sunapee Bank Group

LSBG, formerly New Hampshire Thrift Bancshares, Inc., is a Delaware holding company organized on July 5, 1989 and is the parent company of LSBG Bank, a federally chartered savings association. LSBG Bank was originally chartered by the State of New Hampshire in 1868 as the Newport Savings Bank. LSBG became a member of the FDIC in 1959 and a member of the Federal Home Loan Bank of Boston in 1978. On December 1, 1980, LSBG Bank was the first bank in the United States to convert from a state-chartered mutual savings bank to a federally chartered mutual savings bank. In 1981, LSBG Bank changed its name to “Lake Sunapee Savings Bank, fsb” and in 1994, changed its name to “Lake Sunapee Bank, fsb.” LSBG Bank’s deposits are insured by the Deposit Insurance Fund of the FDIC.

LSBG Bank is a thrift institution established for the purposes of providing the public with a convenient and safe place to invest funds, for the financing of housing, consumer-oriented products and commercial loans, and for providing a variety of other consumer-oriented financial services. LSBG Bank is a full-service community institution promoting the ideals of thrift, security, home ownership and financial independence for its customers. LSBG Bank’s operations are conducted from its home office located in Newport, New Hampshire and its branch offices located in Andover, Bradford, Claremont, Concord, Enfield, Grantham, Guild, Hanover, Hillsboro, Lebanon, Milford, Nashua, Newbury, New London, Peterborough, Sunapee and West Lebanon, New Hampshire, and Brandon, Pittsford, Quechee, Randolph, Rochester, Bethel, Rutland, South Royalton, West Rutland, Williamstown and Woodstock, Vermont.

LSBG Bank has four wholly owned subsidiaries: Charter Holding Corp.; McCrillis & Eldredge Insurance, Inc.; Lake Sunapee Group, Inc.; and Lake Sunapee Financial Services Corporation.

At June 30, 2016, LSBG had $1.59 billion in assets, $1.15 billion in deposits and $141 million of stockholders’ equity.

LSBG’s principal executive offices are located at 9 Main Street, P.O. Box 9, Newport, New Hampshire 03773, its phone number is (603) 863-0886 and its website is www.lakesunbank.com. Information that is included in this website does not constitute part of this joint proxy statement/prospectus.

The Special Meeting of Stockholders of LSBG

Date, Time and Place of the Special Meeting (Page 33)

LSBG will hold its special meeting of stockholders at the                      on                      , at         , local time.

Purpose of the Special Meeting (Page 33)

At the special meeting, you will be asked to vote on proposals to:

1.	adopt the merger agreement;

2.	approve, on an advisory (non-binding) basis, the compensation payable to the named executive officers of LSBG in connection with the merger; and

3.	approve one or more adjournments of the special meeting, if necessary;

Recommendation of LSBG Board of Directors (Page 33)

The LSBG board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement, “FOR” approval, on an advisory (non-binding) basis, of the compensation payable to the named executive officers of LSBG in connection with the merger, and “FOR” approval of the proposal to adjourn the special meeting.

Record Date; Outstanding Shares; Shares Entitled to Vote (Page 33)

Only holders of record of LSBG common stock at the close of business on the record date of                     , 2016 are entitled to notice of and to vote at the special meeting. As of the record date, there were              shares of LSBG common stock outstanding, held of record by approximately              stockholders.

Quorum; Vote Required (Page 33)

A quorum of LSBG stockholders is necessary to hold a valid meeting. If the holders of at least one-third of the total number of outstanding shares of LSBG common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. LSBG will include proxies marked as abstentions and broker non-votes in determining the presence of a quorum at the special meeting.

The affirmative vote of holders of at least a majority of the shares of LSBG common stock outstanding and entitled to vote at the special meeting is required to adopt the merger agreement. The affirmative vote of holders of at least a majority of votes cast at the special meeting is required to approve, on an advisory (non-binding) basis, the compensation payable to the named executive officers of LSBG in connection with the merger, and the proposal to adjourn the special meeting.

Share Ownership of Management; Voting Agreement (Page 34)

As of the record date, the directors and executive officers of LSBG and their affiliates collectively owned              shares of LSBG common stock, or approximately     % of LSBG’s outstanding shares.

Each of the directors and executive officers of LSBG has entered into a voting agreement with BHB, requiring each of them to vote all shares of LSBG common stock beneficially owned by such person in favor of adoption of the merger agreement.

The Special Meeting of Shareholders of BHB

Date, Time and Place of the Special Meeting (Page 38)

BHB will hold its special meeting of shareholders at                     , on                     , at         , local time.

Purpose of the Special Meeting (Page 38)

At the special meeting, you will be asked to vote on proposals to:

1.	approve the merger agreement; and

2.	approve one or more adjournments of the special meeting, if necessary.

Recommendation of BHB Board of Directors (Page 38)

The BHB board of directors unanimously recommends that you vote “FOR” adoption and approval of the merger agreement, and “FOR” approval of the proposal to adjourn the special meeting.

Record Date; Outstanding Shares; Shares Entitled to Vote (Page 38)

Only holders of record of BHB common stock at the close of business on the record date of                     , 2016 are entitled to notice of and to vote at the special meeting. As of the record date, there were              shares of BHB common stock outstanding, held of record by approximately              shareholders.

Quorum; Vote Required (Page 38)

A quorum of BHB shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of outstanding shares of BHB common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. BHB will include proxies marked as abstentions and broker non-votes in determining the presence of a quorum at the special meeting.

The affirmative vote of holders of at least a majority of the shares of BHB common stock outstanding and entitled to vote at the special meeting is required to approve the merger agreement. At least a majority of votes cast at the special meeting by the holders of shares present in person or represented by proxy and entitled to vote is required to approve the proposal to adjourn the special meeting.

Share Ownership of Management (Page 39)

As of the record date, the directors and executive officers of BHB and their affiliates collectively owned              shares of BHB common stock, or approximately     % of BHB’s outstanding shares. In addition, LSBG holds              shares of BHB common stock, which represented approximately     % of the outstanding shares of BHB common stock as of the record date.

The Merger and the Merger Agreement

The proposed merger is of LSBG with and into BHB, with BHB as the surviving corporation in the merger. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. Please carefully read the merger agreement as it is the legal document that governs the merger.

Structure of the Merger (Page 87)

Subject to the terms and conditions of the merger agreement, and in accordance with the DGCL and the Maine Business Corporation Act, or MBCA, and the regulations promulgated thereunder, at the completion of the merger, LSBG will merge with and into BHB. BHB will be the surviving corporation in the merger and will continue its corporate existence under the laws of the state of Maine and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the merger. Upon completion of the merger, the separate corporate existence of LSBG will terminate.

Consideration to be Received in the Merger (Page 88)

Upon completion of the merger, each outstanding share of LSBG common stock (other than shares held directly or indirectly by BHB and shares held by LSBG as treasury shares) will be converted into the right to receive 0.4970 shares of BHB common stock. No fractional shares of BHB common stock will be issued to any holder of LSBG common stock upon completion of the merger. For each fractional share that would otherwise be issued, BHB will pay each stockholder cash (without interest) in an amount determined by multiplying the fractional share interest to which such stockholder would otherwise be entitled by the average of the closing sales prices of one share of BHB common stock on the NYSE for the 10 trading days immediately preceding the effective time of the merger, as reported by Bloomberg.

Treatment of LSBG’s Equity Awards (Page 88)

Under the terms of the merger agreement, each unvested restricted stock award issued by LSBG and outstanding at the effective time of the merger pursuant to the LSBG 2004 and 2014 Stock Incentive Plans will fully vest as of the effective time of the merger, and convert into the right to receive the same merger consideration that all other shares of LSBG common stock are entitled to receive in the merger.

Opinion of Griffin Financial Group LLC, Financial Advisor to LSBG (Page 50)

On May 5, 2016, Griffin Financial Group LLC, or Griffin, rendered to the LSBG board of directors its oral opinion, subsequently confirmed in writing that, as of such date, the exchange ratio in the merger was fair to LSBG stockholders from a financial point of view. The full text of Griffin’s written opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex B. LSBG stockholders are urged to read the opinion in its entirety. Griffin’s opinion speaks only as of the date of the opinion. The opinion is directed to the LSBG board of directors and is limited to the fairness, from a financial point of view, to the stockholders of LSBG with regard to the exchange ratio employed in the merger. Griffin does not express an opinion as to the underlying decision by LSBG to engage in the merger or the relative merits of the merger compared to other strategic alternatives that may be available to LSBG.

Opinion of Sandler O’Neill & Partners, L.P., Financial Advisor to BHB (Page 66)

On May 5, 2016, Sandler O’Neill & Partners, L.P., or Sandler O’Neill, rendered to the BHB board of directors its oral opinion, which was subsequently confirmed in writing to the effect that, as of such date, the exchange ratio in the merger was fair to BHB from a financial point of view. The full text of Sandler O’Neill’s written opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex C. BHB shareholders are urged to read the opinion in its entirety. Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion is directed to the BHB board of directors and is limited to the fairness, from a financial point of view, of the exchange ratio to BHB. Sandler O’Neill did not express an opinion as to the underlying decision by BHB to engage in the merger or the relative merits of the merger compared to other strategic alternatives that may be available to BHB.

Interests of LSBG’s Directors and Executive Officers in the Merger (Page 59)

In considering the information contained in this joint proxy statement/prospectus, you should be aware that LSBG’s directors and executive officers have financial interests in the merger that are different from, or in addition to, the interests of LSBG stockholders generally. These interests include, among other things:

•	the accelerated vesting of unvested awards of LSBG restricted stock outstanding at the closing of the merger;

•	the right to receive, under settlement agreements entered into in connection with the merger, cash payments and continued health insurance coverage under certain circumstances;

•	additional accelerated payment of supplemental retirement plan benefits under certain circumstances;

•	accelerated vesting of salary continuation payments under certain circumstances;

•	the right to continued indemnification and liability insurance coverage by BHB after the merger for acts or omissions occurring before the merger; and

•	the right to four seats on the combined company’s board of directors, and any related compensation for such services.

Also, BHB and BHB Bank entered into an employment agreement with Mr. McIver regarding his continuing role with the combined company following the merger. See the section of this joint proxy statement/prospectus entitled “The Merger—Interests of LSBG’s Directors and Executive Officers in the Merger” beginning on page 59 for a discussion of these financial interests.

BHB and BHB Bank’s Boards of Directors After the Merger (Page 88)

Immediately following the effective time of the merger, BHB will, and will cause BHB Bank to, expand the size of its board of directors by four seats and will appoint four members of LSBG’s board of directors, selected by BHB after consultation with LSBG, including Steven H. Dimick, Stephen W. Ensign, and Stephen R. Theroux, to each of BHB’s and BHB Bank’s board of directors, each to serve for a term expiring at the next annual meeting of BHB’s shareholders, at which meeting each such appointee shall be included as a nominee for election to each of BHB’s and BHB Bank’s board of directors to serve until the following annual meeting of BHB’s shareholders.

Bank Merger (Page 88)

The merger agreement provides that as soon as practicable after the consummation of the merger, LSBG Bank will merge with and into BHB Bank, subject to all required regulatory approvals. BHB has caused BHB Bank and LSBG has caused LSBG Bank to enter into an agreement and plan of merger providing for such bank merger. BHB Bank will be the surviving entity in the bank merger and will continue in its corporate existence.

No Solicitation of Alternative Transactions (Page 93)

The merger agreement restricts LSBG’s ability to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in LSBG. However, if LSBG receives a bona fide unsolicited written acquisition proposal from a third party that its board determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its financial advisor, is, or is reasonably likely to be, more favorable to LSBG stockholders than the terms of the merger agreement, LSBG may furnish non-public information to that third party and engage in negotiations regarding an acquisition proposal with that third party, subject to specified conditions in the merger agreement. In addition, the LSBG board of directors may approve or recommend to the stockholders an acquisition proposal, and withdraw, change, qualify or modify its recommendation to adopt the merger agreement with BHB, if it determines in good faith, after consultation with its outside legal counsel and financial advisor, that the acquisition proposal is a superior proposal and that the failure to take such actions would be reasonably likely to violate its fiduciary duties to stockholders under applicable law.

Conditions to Completion of the Merger (Page 97)

As more fully described in this joint proxy statement/prospectus and the merger agreement, the completion of the merger depends on a number of conditions being satisfied or waived, including:

•	shareholders of BHB and LSBG having approved the merger agreement;

•	BHB and LSBG having obtained all regulatory approvals required to consummate the transactions contemplated by the merger agreement and all related statutory waiting periods having expired;

•	the absence of any judgment, order, injunction or decree, or any statute, rule or regulation enacted, entered, promulgated or enforced, preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by the merger agreement;

•	BHB and LSBG having each received a legal opinion from their respective counsel regarding treatment of the merger as a “reorganization” for federal income tax purposes;

•	the representations and warranties of each of BHB and LSBG in the merger agreement being accurate, subject to exceptions that would not have a material adverse effect;

•	BHB and LSBG having each performed in all material respects all obligations required to be performed by it; and

•	the shares of BHB common stock to be issued in the merger having been approved for listing on the NYSE.

Termination of the Merger Agreement (Page 99)

BHB and LSBG can mutually agree to terminate the merger agreement before the merger has been completed, and either company can terminate the merger agreement if:

•	any regulatory approval required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final, nonappealable action of any regulatory authority, or an application for regulatory approval has been permanently withdrawn at the request of a governmental authority;

•	the required approval of the merger agreement by the BHB or LSBG shareholders is not obtained;

•	the other party materially breaches certain of its representations, warranties, covenants or other agreements set forth in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), which breach is not cured within 30 days of written notice of the breach, or by its nature cannot be cured prior to the closing of the merger, and such breach would entitle the non-breaching party not to consummate the merger; or

•	the merger is not consummated by March 31, 2017, unless the failure to consummate the merger by such date is due to a material breach of the merger agreement by the terminating party.

In addition, BHB may terminate the merger agreement if:

•	the LSBG board of directors:

•	fails to recommend adoption of the merger agreement, or withdraws, modifies or changes such recommendation in a manner adverse to BHB’s interests; or

•	recommends, proposes or publicly announces its intention to recommend or propose to engage in an acquisition transaction with any person other than BHB or any of its subsidiaries;

•	LSBG materially breaches the non-solicitation provisions in the merger agreement; or

•	LSBG fails to call, give notice of, convene and hold its special meeting.

In addition, LSBG may terminate the merger agreement if:

•	it decides to accept a superior proposal in accordance with the merger agreement;

•	the BHB board of directors fails to recommend adoption and approval of the merger agreement, or withdraws, modifies or changes such recommendation in a manner adverse to LSBG’s interests;

•	BHB fails to call, give notice of, convene and hold its annual meeting; or

•	the price of BHB common stock decreases by a certain percentage and also decreases by a certain percentage relative to the SNL Bank Index; provided, however, that BHB will have the option to increase the amount of BHB common stock to be provided to LSBG stockholders, in which case no termination will occur.

Termination Fee (Page 100)

Under the terms of the merger agreement, LSBG must pay BHB a termination fee of $5.5 million if:

•	BHB terminates the merger agreement as a result of:

•	LSBG materially breaching the non-solicitation provisions in the merger agreement;

•	the LSBG board of directors failing to recommend adoption of the merger agreement by the LSBG stockholders, or withdrawing, modifying or changing such recommendation in a manner adverse to BHB’s interests;

•	the LSBG board of directors recommending, proposing or publicly announcing its intention to recommend or propose to engage in an acquisition transaction with any person other than BHB or any of its subsidiaries; or

•	LSBG failing to call, give notice of, convene and hold its special meeting;

•	LSBG terminates the merger agreement as a result of its board of directors deciding to accept a superior proposal in accordance with the merger agreement; or

•	LSBG enters into a definitive agreement relating to an acquisition proposal or consummates an acquisition proposal within 12 months following the termination of the merger agreement by BHB as a result of a willful breach of any representation, warranty, covenant or other agreement by LSBG after an acquisition proposal has been publicly announced or otherwise made known to LSBG.

Waiver or Amendment of Merger Agreement Provisions (Page 101)

Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefited by the provision, or amended or modified by a written agreement between BHB and LSBG. However, after the LSBG special meeting and the BHB annual meeting, no amendment will be made which by law requires further approval by the shareholders of LSBG or BHB, respectively, without obtaining such approval.

Material U.S. Federal Income Tax Consequences of the Merger (Page 81)

The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, LSBG stockholders generally will not recognize any gain or loss on the conversion of shares of LSBG common stock solely into shares of BHB common stock. However, a LSBG stockholder generally will be subject to tax on cash received in lieu of any fractional share of BHB common stock that a LSBG stockholder would otherwise be entitled to receive.

Regulatory Approvals Required for the Merger (Page 81)

To accomplish the Merger and the Bank Merger, various approvals or consents must be obtained from state and federal governmental authorities, including the FRB, the FDIC, the BFI and the New Hampshire Banking Department, or NHBD. The U.S. Department of Justice is able to provide input regarding the approval process of the federal banking agencies to challenge the merger on antitrust grounds. BHB and LSBG have filed all required applications, notices and waiver requests to obtain the regulatory approvals and nonobjections necessary to consummate the merger. BHB and LSBG cannot predict whether the required regulatory approvals will be obtained, when they will be received, or whether such approvals will be subject to any conditions.

Accounting Treatment of the Merger (Page 85)

The merger will be accounted for using the purchase method of accounting with BHB treated as the acquirer. Under this method of accounting, LSBG’s assets and liabilities will be recorded by BHB at their respective fair values as of the closing date of the merger and added to those of BHB. Any excess of purchase price over the net fair values of LSBG’s assets and liabilities will be recorded as goodwill. Any excess of the fair value of LSBG’s net assets over the purchase price will be recognized in earnings by BHB on the closing date of the merger.

Appraisal Rights (Page 85)

Under the DGCL, LSBG stockholders will not have appraisal rights in connection with the merger.

Listing of BHB Common Stock to be Issued in the Merger (Page 85)

BHB common stock is listed on the NYSE under the trading symbol “BHB”.

Differences Between Rights of BHB and LSBG Shareholders (Page 102)

As a result of the merger, holders of LSBG common stock will become holders of BHB common stock. Following the merger, LSBG stockholders will have different rights as shareholders of BHB than as stockholders of LSBG due to the different provisions of the governing documents of BHB and LSBG and between the MBCA and the DGCL. For additional information regarding the different rights as shareholders of BHB as compared to stockholders of LSBG, see “Comparison of Shareholder Rights” beginning on page 102.

Risk Factors (Page 24)

You should consider all the information contained in or incorporated by reference into this joint proxy statement/prospectus in deciding how to vote for the proposals presented in the joint proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors.”

Selected Consolidated Historical Financial Data of Bar Harbor Bankshares

The following tables set forth selected historical financial and other data of BHB for the periods and at the dates indicated. The information is derived in part from and should be read together with the audited consolidated financial statements and notes thereto of BHB incorporated by reference elsewhere in this joint proxy statement/prospectus. The information at and for the six months ended June 30, 2016 and 2015 is unaudited. However, in the opinion of management of BHB, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of operations for the unaudited periods, have been made. The selected operating data presented below for the six months ended June 30, 2016 and 2015 is not necessarily indicative of the results that may be expected for future periods.

	As of and for the Six Months Ended June 30, (unaudited)		As of and for the Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(In thousands, except per share data)
Selected Balance Sheet Data

Total assets	$1,687,549	$1,560,009	$1,580,055	$1,459,320	$1,373,893	$1,302,935	$1,167,466
Total securities	532,590	480,138	504,969	470,525	450,170	418,040	381,880
Total loans	1,049,022	983,244	990,070	919,024	852,857	815,004	729,003
Allowance for loan losses	(9,891)	(9,099)	(9,439)	(8,969)	(8,475)	(8,097)	(8,221)
Total deposits	989,816	890,116	942,787	858,049	835,651	795,012	722,890
Total borrowings	525,102	514,164	474,791	447,020	409,445	371,567	320,283
Total shareholders’ equity	165,231	148,656	154,152	146,287	121,379	128,046	118,250

Selected Other Balance Sheet Data

Average assets	$1,634,553	$1,510,051	$1,541,327	$1,424,209	$1,345,353	$1,252,390	$1,151,163
Average shareholders’ equity	160,098	149,816	151,391	136,672	125,340	125,600	111,135

Results Of Operations

Interest and dividend income	$28,518	$27,005	$55,224	$53,718	$50,749	$50,838	$50,907
Interest expense	5,800	5,121	10,390	9,905	11,663	13,867	16,518
Net interest income	22,718	21,884	44,834	43,813	39,086	36,971	34,389
Provision for loan losses	615	895	1,785	1,833	1,418	1,652	2,395
Net interest income after provision for loan losses	22,103	20,989	43,049	41,980	37,668	35,319	31,994
Non interest income	6,942	4,845	8,979	7,758	7,566	7,709	6,792
Non interest expense	16,728	14,934	30,908	29,211	26,860	25,618	23,281
Income before income taxes	12,317	10,900	21,120	20,527	18,374	17,410	15,505
Income taxes	3,600	3,146	5,967	5,914	5,191	4,944	4,462

Net income	$8,717	$7,754	$15,153	$14,613	$13,183	$12,466	$11,043

Per Common Share Data:
Basic earnings per share	$1.45	$1.30	$2.53	$2.470	$2.240	$2.13	$1.91

Diluted earnings per share	$1.43	$1.28	$2.50	$2.450	$2.220	$2.12	$1.90

Cash dividends per share	$0.535	$0.495	$1.010	$0.905	$0.833	$0.780	$0.730
Dividend payout ratio	36.93%	38.07%	39.86%	36.69%	37.28%	36.62%	38.29%

Selected Financial Ratios:
Return on total average assets	1.07%	1.04%	0.98%	1.03%	0.98%	1.00%	0.96%
Return on total average equity	10.95%	10.44%	10.01%	10.69%	10.52%	9.93%	9.94%
Tax-equivalent net interest margin	3.07%	3.19%	3.19%	3.33%	3.15%	3.23%	3.23%

Capital Ratios:
Tier 1 leverage capital ratio	9.21%	9.17%	9.37%	9.30%	9.01%	8.87%	9.32%
Tier 1 risk-based capital ratio	15.54%	14.84%	15.55%	15.60%	14.97%	14.15%	14.29%
Total risk-based capital ratio	17.09%	16.34%	17.12%	17.24%	16.62%	15.78%	16.06%
Common equity tier 1	15.54%	14.84%	15.55%	n/a	n/a	n/a	n/a

Selected Asset Quality Ratios:
Net charge-offs to average loans	0.03%	0.16%	0.14%	0.15%	0.12%	0.23%	0.37%
Allowance for loan losses to total loans	0.94%	0.93%	0.95%	0.98%	0.99%	0.99%	1.13%
Allowance for loan losses to non-performing loans	178.1%	102.9%	134.7%	73.0%	95.9%	82.1%	63.7%
Non-performing loans to total loans	0.53%	0.90%	0.71%	1.34%	1.04%	1.21%	1.77%

All share and per share amounts have been adjusted to reflect the effect of the 3-for-2 stock split (dividend) paid on May 19, 2014.

Selected Consolidated Historical Financial Data of Lake Sunapee Bank Group

The following tables set forth selected historical financial and other data of LSBG for the periods and at the dates indicated. The information is derived in part from and should be read together with the audited consolidated financial statements and notes thereto of LSBG incorporated by reference elsewhere in this joint proxy statement/prospectus. The information at and for the six months ended June 30, 2016 and 2015 is unaudited. However, in the opinion of management of LSBG, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of operations for the unaudited periods, have been made. The selected operating data presented below for the six months ended June 30, 2016 and 2015 is not necessarily indicative of the results that may be expected for future periods.

	As of and for the Six Months Ended June 30, (unaudited)		As of and for the Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(In thousands, except per share data)
Total assets	$1,590,664	$1,511,504	$1,517,774	$1,503,786	$1,423,870	$1,270,477	$1,041,819
Cash and cash equivalents	54,629	65,191	42,566	51,120	33,578	39,162	24,740
Investment securities	157,424	119,345	120,198	115,698	125,238	212,369	210,318
Loans receivable, net of allowance	1,233,871	1,195,165	1,217,461	1,206,845	1,134,110	902,236	714,952
Off-balance sheet unfunded loan commitments	165,223	159,929	143,980	159,110	166,309	164,304	132,784
Deposits	1,148,334	1,148,755	1,157,352	1,152,714	1,088,092	949,341	803,023
Borrowings	226,178	145,996	150,000	140,992	121,734	142,730	80,967
Repurchase agreements	20,540	19,546	17,957	16,756	27,885	14,619	15,514
Subordinated debentures	36,910	37,620	36,873	37,620	20,620	20,620	20,620

Operating Data:
Interest income	$25,310	$23,939	$48,133	$48,728	$40,276	$36,421	$37,188
Interest expense	3,817	3,541	6,869	6,799	6,497	7,399	8,689
Net interest income	21,493	20,398	41,264	41,929	33,779	29,022	28,499
Provision for loan losses	232	419	1,056	905	962	2,705	1,351
Net interest income after provision for loan losses	21,261	19,979	40,208	41,024	32,817	26,317	27,148
Noninterest income	10,317	9,800	18,624	19,226	15,728	14,551	10,458
Noninterest expense	24,581	22,911	46,205	46,646	37,004	29,425	27,126
Income before income tax expense	6,997	6,868	12,627	13,604	11,541	11,443	10,480
Income tax expense	2,160	2,147	3,598	3,564	3,127	3,684	2,811
Preferred stock dividends and earnings allocated to unvested shares	52	40	151	230	316	666	713
Net income applicable to common stock	4,785	4,681	8,878	9,810	8,098	7,093	6,956

Performance Ratios:
Return on average assets	0.62%	0.63%	0.61%	0.68%	0.66%	0.69%	0.74%
Return on average common equity	6.94%	7.05%	6.67%	8.07%	6.98%	6.99%	7.96%
Net interest margin	3.05%	2.99%	2.99%	3.08%	2.97%	2.85%	3.05%
Average common stockholders’ equity to average assets	8.89%	9.41%	9.14%	8.44%	9.51%	8.13%	7.27%

Capital Ratios (consolidated):
Tier 1 leverage capital	7.75%	8.54%	8.03%	n/a	n/a	n/a	n/a
Tier 1 risk-based capital	11.29%	12.29%	11.34%	n/a	n/a	n/a	n/a
Total risk-based capital	13.73%	13.20%	12.22%	n/a	n/a	n/a	n/a
Total shareholders’ equity to assets	8.89%	9.44%	8.58%	n/a	n/a	n/a	n/a

Asset Quality Ratios:
Allowance for loan losses for originated loans as a percent of originated loans	0.76	0.84	0.78	0.87	1.02	1.22	1.26
Non-performing loans to total allowance	66.94	76.75	67.79	79.22	95.58	171.57	182.33
Net charge-offs to average outstanding loans (annualized)	0.06	0.12	0.11	0.11	0.12	0.24	0.28
Nonperforming loans as a percent of total loans	0.47	0.57	0.49	0.60	0.82	1.86	2.29
Nonperforming assets as a percent of total assets	0.39	0.49	0.46	0.50	0.75	1.35	1.72

Per Share Data:
Net income per basic common share	$0.58	$0.57	$1.08	$1.19	$1.11	$1.20	$1.20
Net income per diluted common share	$0.58	$0.56	$1.08	$1.19	$1.11	$1.20	$1.20
Weighted average common shares outstanding-basic	8,292,397	8,273,519	8,245,233	8,235,213	7,294,916	5,907,113	5,782,115
Weighted average common shares outstanding-diluted	8,293,050	8,287,204	8,255,826	8,246,528	7,301,861	5,912,051	5,793,741

Selected Unaudited Pro Forma Combined Financial Data for

Bar Harbor Bankshares

The following selected unaudited pro forma condensed combined financial data is based on the historical financial data of BHB and LSBG, and has been prepared to illustrate the effects of the merger. It is also based on certain assumptions that BHB and LSBG believe are reasonable, which are described in the notes to the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus. The selected unaudited pro forma condensed combined financial data does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the merger. The selected unaudited pro forma condensed combined financial data also does not include any integration costs the companies may incur related to the merger as part of combining the operations of the companies.

The results of operations data below is presented as if the merger was completed on January 1, 2016 for the six months ended June 30, 2016, and January 1, 2015 for the year ended December 31, 2015, and the balance sheet data below is presented as if the merger was completed on June 30, 2016.

This data should be read in conjunction with the BHB and LSBG historical consolidated financial statements and accompanying notes in BHB’s and LSBG’s respective Quarterly Reports on Form 10-Q as of and for the three and six months ended June 30, 2016, and BHB’s and LSBG’s respective Annual Reports on Form 10-K, as amended, as of and for the year ended December 31, 2015, each of which is incorporated herein by reference.

BHB has not performed the detailed valuation analysis necessary to determine the fair market values of LSBG’s assets to be acquired and liabilities to be assumed. Accordingly, the unaudited pro forma condensed combined financial data does not include an allocation of the purchase price, unless otherwise specified. The pro forma adjustments included in this joint proxy statement/prospectus are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of LSBG’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the fair values of the net assets as compared with the information shown in the unaudited pro forma condensed combined financial data may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact BHB’s statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to LSBG’s stockholders’ equity, including results of operations from June 30, 2016 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented in this joint proxy statement/prospectus.

BHB anticipates that the merger with LSBG will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits of the combined company would have been had the two companies been combined during these periods.

The unaudited pro forma condensed combined financial data is qualified by the statements set forth above and should not be considered indicative of the market value of BHB common stock or the actual or future results of operations of BHB for any period following the merger. Actual results may be materially different than the pro forma information presented.

See also the unaudited pro forma condensed combined financial statements and notes thereto beginning on page 113.

	For the six months ended June 30, 2016	For the year ended December 31, 2015
	(Dollars in thousands)

Consolidated Statements of Income
Interest income	$51,861	$99,424
Interest expense	8,406	14,929

Net interest income	43,455	84,495
Provision for loan losses	847	2,841
Non-interest income	17,259	27,603
Non-interest expense	41,249	79,350

Income before taxes	18,618	29,907
Income taxes	5,761	8,221

Net income	$12,857	$21,686

Net income to common shareholders	$12,805	$21,535

Unaudited Comparative Per Share Data

The table below summarizes selected per share data about BHB and LSBG. BHB share data is presented on a pro forma basis to reflect the proposed merger with LSBG. BHB expects to issue approximately 4,167,483 shares of its common stock in the merger.

The data in the table should be read together with the financial information and the financial statements of BHB and LSBG incorporated by reference into this joint proxy statement/prospectus. The pro forma per share data and combined results of operations per share data are presented as illustrations only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period. No pro forma adjustments have been included in this joint proxy statement/prospectus to reflect potential effects of merger integration expenses, cost savings or operational synergies which may be obtained by combining the operations of BHB and LSBG, or the costs of combining the companies and their operations.

It is further assumed that BHB will continue to pay a cash dividend after the completion of the merger at an annual rate of $1.10 per share. The actual payment of dividends is subject to numerous factors, and no assurance can be given that BHB will pay dividends following the completion of the merger or that dividends will not be reduced in the future.

	Unaudited Comparative Per Common Share Data
	BHB	LSBG	BHB Pro Forma Combined	LSBG Pro Forma Equivalent Per Share(1)

Basic Earnings
Year ended December 31, 2015	$2.53	$1.08	$2.12	$1.05
Six months ended June 30, 2016	$1.45	$0.58	$1.26	$0.62

Diluted Earnings
Year ended December 31, 2015	$2.50	$1.08	$2.11	$1.05
Six months ended June 30, 2016	$1.43	$0.58	$1.25	$0.62

Cash Dividends Paid
Year ended December 31, 2015	$1.010	$0.540	$1.010	$0.502
Six months ended June 30, 2016	$0.535	$0.280	$0.535	$0.266

Book Value
As of December 31, 2015	$25.65	$16.32	$28.72	$14.27
As of June 30, 2016	$27.40	$16.86	$30.03	$14.93

(1)	The pro forma combined dividends per share represent BHB’s historical dividends per share.
(2)	The pro forma equivalent per share is based upon the pro forma combined amounts multiplied by the exchange ratio of 0.497.

Comparative Market Price Data and Dividend Information

BHB common stock is listed and traded on the NYSE under the symbol “BHB”, and LSBG common stock is listed and traded on the NASDAQ Global Market OR NASDAQ under the symbol “LSBG”. The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share of BHB and LSBG common stock, as reported on NYSE and NASDAQ, respectively. The table also sets forth the quarterly cash dividends per share declared by BHB and LSBG with respect to their common stock. On                     , 2016, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were              shares of BHB common stock outstanding, which were held by              shareholders of record, and          shares of LSBG common stock outstanding, which were held by            stockholders of record.

For the calendar quarterly period ended:	BHB(1)			LSBG
	High	Low	Dividends Declared	High	Low	Dividends Declared
2016
March 31, 2016	$34.70	$29.53	$0.265	$14.91	$13.25	$0.14
June 30, 2016	36.10	30.80	0.270	18.30	13.77	0.14
Period from June 30, 2016 to , 2016
2015
March 31, 2015	$33.98	$30.03	$0.245	$15.70	$14.93	$0.13
June 30, 2015	37.98	32.50	0.250	16.35	14.10	0.13
September 30, 2015	36.35	28.97	0.255	15.26	14.25	0.14
December 31, 2015	36.08	30.00	0.260	14.86	13.50	0.14
2014
March 31, 2014	$26.89	$24.02	$0.217	$15.39	$14.15	$0.13
June 30, 2014	28.02	24.24	0.223	15.41	14.05	0.13
September 30, 2014	30.00	26.02	0.230	15.58	14.50	0.13
December 31, 2014	32.86	28.00	0.235	16.12	14.24	0.13

(1)	On April 22, 2014, BHB’s board of directors declared a three-for-two split of its common stock, payable as a large stock dividend, which was paid on May 19, 2014 to all shareholders of record at the close of business on May 5, 2014. All previously reported share and per share data included in public filings subsequent to the payment date have been adjusted to reflect the retroactive effect of this three-for-two stock split.

The following table presents the last reported sale price per share of BHB and LSBG common stock, as reported on NYSE and NASDAQ, on May 5, 2016, the last full trading day prior to the public announcement of the proposed merger, and on                     , 2016, the last practicable trading day prior to the date of this joint proxy statement/ prospectus. The following table also presents the equivalent per share value of BHB common stock that LSBG stockholders would receive for each share of their LSBG common stock if the merger was completed on those dates:

	BHB Common Stock	LSBG Common Stock	Equivalent Value Per Share of LSBG Common Stock(1)
May 5, 2016	$34.35	$14.09	$17.07
, 2016

(1)	Calculated by multiplying the closing price of BHB common stock as of the specified date by the exchange ratio of 0.4970.

The market value of BHB common stock to be issued in exchange for shares of LSBG common stock upon the completion of the merger will not be known at the time of the BHB or LSBG special meeting. The above tables show only historical comparisons. Because the market prices of BHB common stock and LSBG common stock will likely fluctuate prior to the merger, these comparisons may not provide meaningful information to BHB and LSBG shareholders in determining whether to adopt and approve the merger agreement. Shareholders are encouraged to obtain current market quotations for BHB common stock and LSBG common stock, and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 120.

The holders of BHB common stock receive dividends as and when declared by BHB’s board of directors out of statutory surplus or from net profits. Following the completion of the merger, subject to approval and declaration by BHB’s board of directors, BHB expects to continue paying quarterly cash dividends on a basis consistent with past practice. The current annualized rate of distribution on a share of BHB common stock is $1.08 per share. However, the payment of dividends by BHB is subject to numerous factors, and no assurance can be given that BHB will pay dividends following the completion of the merger or that dividends will not be reduced in the future.

Prior to completion of the merger, the merger agreement permits LSBG to continue to pay regular quarterly cash dividends, not greater than the rate paid during the fiscal quarter immediately preceding the date of the merger agreement, with record and payment dates consistent with past practice.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this joint proxy statement/ prospectus, including the matters addressed under the caption “Information Regarding Forward-Looking Statements” on page 29, you should carefully consider the following risk factors in deciding whether to vote for adoption and approval of the merger agreement.

Risks Related to the Merger

The value of the merger consideration will vary with changes in BHB’s stock price.

Upon completion of the merger, all of the outstanding shares of LSBG common stock will be converted into shares of BHB common stock. The ratio at which the shares will be converted is fixed at 0.4970 shares of BHB common stock for each share of LSBG common stock. There will be no adjustment in the exchange ratio for changes in the market price of either LSBG common stock or BHB common stock. Any change in the price of BHB common stock will affect the aggregate value LSBG stockholders will receive in the merger. Stock price changes may result from a variety of factors, including changes in businesses, operations and prospects, regulatory considerations, and general market and economic conditions. Many of these factors are beyond our control. Accordingly, at the time of the special meeting, LSBG stockholders will not know the value of the stock consideration they will receive in the merger.

Shareholders may be unable to timely sell shares after completion of the merger.

There will be a time period between the completion of the merger and the time at which former LSBG stockholders actually receive their shares of BHB common stock. Until shares are received, former LSBG stockholders may not be able to sell their BHB shares in the open market and, therefore, will not be able to avoid losses resulting from any decrease, or secure gains resulting from any increase, in the trading price of BHB common stock during this period.

The market price of BHB common stock after the merger may be affected by factors different from those affecting the shares of BHB or LSBG currently.

The businesses of BHB and LSBG differ and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of BHB and LSBG. For a discussion of the businesses of BHB and LSBG and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this joint proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 120.

Both LSBG and BHB shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management of the combined company.

Each of LSBG and BHB shareholders currently has the right to vote in the election of their respective board of directors and on other matters affecting their respective company. Upon completion of the merger, each LSBG stockholder will become a shareholder of BHB with a percentage ownership of the combined company that is much smaller than such stockholder’s current percentage ownership of LSBG. It is expected that the former stockholders of LSBG as a group will receive shares in the merger constituting approximately     % of the outstanding shares of BHB common stock immediately after the merger. Furthermore, because shares of BHB common stock will be issued to existing LSBG stockholders, current BHB shareholders will have their ownership and voting interests diluted approximately     %. Accordingly, both LSBG and BHB shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of their respective companies.

After the merger is completed, LSBG stockholders will become BHB shareholders and will have different rights that may be less advantageous than their current rights.

Upon completion of the merger, LSBG stockholders will become BHB shareholders. Differences in LSBG’s articles of organization and amended and restated bylaws and BHB’s articles of organization, as amended, and amended and restated bylaws will result in changes to the rights of LSBG stockholders who become BHB shareholders. For more information, see “Comparison of Shareholders Rights,” beginning on page 102 of this joint proxy statement/prospectus.

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire LSBG.

Until the completion of the merger, LSBG is prohibited from soliciting, initiating, encouraging, or with some exceptions, considering any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than BHB. In addition, LSBG has agreed to pay a termination fee of $5.5 million to BHB in specified circumstances. These provisions could discourage other companies from trying to acquire LSBG even though those other companies might be willing to offer greater value to LSBG stockholders than BHB has offered in the merger. The payment of the termination fee also could have a material adverse effect on LSBG’s results of operations.

LSBG will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees, suppliers and customers may have an adverse effect on BHB and LSBG. These uncertainties may impair BHB’s or LSBG’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers, suppliers and others who deal with BHB or LSBG to seek to change existing business relationships. BHB and LSBG employee retention and recruitment may be particularly challenging prior to the effective time of the merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company.

The pursuit of the merger and the preparation for the integration may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect the financial results of BHB or LSBG and, following the merger, the combined company. In addition, the merger agreement requires that LSBG operate in the ordinary course of business consistent with past practice and restricts LSBG from taking certain actions prior to the effective time of the merger or termination of the merger agreement. These restrictions may prevent LSBG from pursuing attractive business opportunities that may arise prior to the completion of the merger.

LSBG’s directors and executive officers have financial interests in the merger that are different from, or in addition to, the interests of LSBG stockholders.

In considering the information contained in this joint proxy statement/prospectus, you should be aware that LSBG’s directors and executive officers have financial interests in the merger that are different from, or in addition to, the interests of LSBG stockholders generally. These interests include, among other things:

•	the accelerated vesting of unvested awards of LSBG restricted stock outstanding at the closing of the merger;

•	the right to receive, under settlement agreements entered into in connection with the merger, cash payments and continued health insurance coverage under certain circumstances;

•	additional accelerated payment of supplemental retirement plan benefits under certain circumstances;

•	accelerated vesting of salary continuation payments under certain circumstances;

•	the right to continued indemnification and liability insurance coverage by BHB after the merger for acts or omissions occurring before the merger; and

•	the right to four seats on the combined company’s board of directors, and any related compensation for such services.

Also, BHB and BHB Bank entered into an employment agreement with Mr. McIver regarding his continuing role with the combined company following the merger. See the section of this joint proxy statement/prospectus entitled “The Merger—Interests of LSBG’s Directors and Executive Officers in the Merger” beginning on page 59 for a discussion of these financial interests.

The unaudited pro forma financial data included in this joint proxy statement/prospectus is illustrative only, and may differ materially from the combined company’s actual financial position and results of operations after the merger.

The unaudited pro forma financial data in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. The pro forma financial data reflects adjustments, which are based on preliminary estimates, to record LSBG’s identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this joint proxy statement/prospectus is preliminary and final allocation of the purchase price will be based on the actual purchase price and the fair value of the assets and liabilities of LSBG as of the date of the completion of the merger. As a result, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement/prospectus.

The fairness opinion obtained by each of BHB and LSBG from their respective financial advisors will not reflect changes in circumstances subsequent to the date of such fairness opinion.

Griffin, LSBG’s financial advisor in connection with the proposed merger, orally delivered to the board of directors of LSBG its opinion, which was subsequently confirmed in writing dated as of May 5, 2016. The Griffin opinion stated that as of such date, and based on and subject to the factors and assumptions set forth therein, the exchange ratio was fair to LSBG stockholders from a financial point of view. Sandler O’Neill, BHB’s financial advisor in connection with the proposed merger, orally delivered to the board of directors of BHB its opinion, which was subsequently confirmed in writing dated as of May 5, 2016, to the effect that, as of such date, and based on and subject to the factors, limitations and assumptions set forth therein, the exchange ratio was fair to BHB from a financial point of view. The opinions do not reflect changes that may occur or may have occurred after the dates of the opinions, including changes to the operations and prospects of BHB or LSBG, changes in general market and economic conditions or regulatory or other factors. Any such changes, or changes in other factors on which the opinions were based, may materially alter or affect the relative values of BHB and LSBG.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed.

The merger agreement is subject to a number of conditions that must be fulfilled in order to complete the merger. Those conditions include, but are not limited to:

•	approval of the merger agreement by BHB and LSBG shareholders;

•	receipt of required regulatory approvals;

•	absence of orders prohibiting the completion of the merger;

•	effectiveness of the registration statement of which this joint proxy statement/prospectus is a part;

•	continued accuracy of the representations and warranties by both parties and the performance by both parties of their covenants and agreements; and

•	receipt by both parties of legal opinions from their respective tax counsels.

In addition, LSBG may choose to terminate the merger agreement during the five-day period commencing on the 10th day prior to the closing date of the merger, if the price of BHB common stock decreases by a certain percentage and also decreases by a certain percentage relative to the SNL Bank Index. Any such termination would be subject to the right of BHB to increase the amount of BHB common stock to be provided to LSBG stockholders pursuant to the formula prescribed in the merger agreement. See the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Termination” beginning on page 99 for a more complete discussion of the circumstances under which the merger agreement could be terminated.

The merger and the bank merger are each subject to the receipt of consents and approvals from governmental authorities that may delay the date of completion of each merger or impose conditions that could have an adverse effect on BHB.

To accomplish the merger and the bank merger, various approvals or consents must be obtained from state and federal governmental authorities, including the FRB, the FDIC, the BFI and the NHBD. The U.S. Department of Justice is able to provide input regarding the approval process of the federal banking agencies to challenge the Transaction on antitrust grounds. BHB and LSBG have filed all required applications, notices and waiver requests to obtain the regulatory approvals and nonobjections necessary to consummate the Transaction. BHB and LSBG cannot predict whether the required regulatory approvals will be obtained, when they will be received, or whether such approvals will be subject to any conditions.

Failure to complete the merger could negatively impact the stock prices and future businesses and financial results of BHB and LSBG.

If the merger is not completed, the ongoing businesses of BHB and LSBG may be adversely affected, and BHB and LSBG will be subject to several risks, including the following:

•	LSBG may be required, under certain circumstances, to pay BHB a termination fee of $5.5 million under the merger agreement;

•	BHB and LSBG will be required to pay certain costs relating to the merger, whether or not the merger is completed, such as legal, accounting, financial advisor and printing fees;

•	under the merger agreement, LSBG is subject to certain restrictions on the conduct of its business prior to completing the merger which may adversely affect its ability to execute certain of its business strategies; and

•	matters relating to the merger may require substantial commitments of time and resources by BHB’s and LSBG’s management, which could otherwise have been devoted to other opportunities that may have been beneficial to BHB and LSBG as independent companies, as the case may be.

In addition, if the merger is not completed, BHB and/or LSBG may experience negative reactions from the financial markets and from their respective customers and employees. BHB and/or LSBG also could be subject to litigation related to any failure to complete the merger or to enforcement proceedings commenced against BHB or LSBG to perform their respective obligations under the merger agreement. If the merger is not completed, BHB and LSBG cannot assure their respective shareholders that the risks described above will not materialize and will not materially affect the business, financial results and stock prices of BHB and/or LSBG.

Risks Related to the Combined Company if the Merger is Completed

The integration of the companies will present significant challenges that may result in the combined business not operating as effectively as expected or in the failure to achieve some or all of the anticipated benefits of the transaction.

The benefits and synergies expected to result from the proposed transaction will depend in part on whether the operations of LSBG can be integrated in a timely and efficient manner with those of BHB. BHB will face challenges in consolidating its functions with those of LSBG, and integrating the organizations, procedures and operations of the two businesses. The integration of BHB and LSBG will be complex and time-consuming, and the management of both companies will have to dedicate substantial time and resources to it. These efforts could divert management’s focus and resources from other strategic opportunities and from day-to-day operational matters during the integration process. Failure to successfully integrate the operations of BHB and LSBG could result in the failure to achieve some of the anticipated benefits from the transaction, including cost savings and other operating efficiencies, and BHB may not be able to capitalize on the existing relationships of LSBG to the extent anticipated, or it may take longer, or be more difficult or expensive than expected to achieve these goals. This could have an adverse effect on the business, results of operations, financial condition or prospects of BHB after the transaction.

Unanticipated costs relating to the merger could reduce BHB’s future earnings per share.

BHB believes that it has reasonably estimated the likely costs of integrating the operations of BHB and LSBG, and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of the combined company. If unexpected costs are incurred, the merger could have a dilutive effect on the combined company’s earnings per share. In other words, if the merger is completed, the earnings per share of BHB common stock could be less than anticipated or even less than they would have been if the merger had not been completed.

Estimates as to the future value of the combined company are inherently uncertain. You should not rely on such estimates without considering all of the information contained or incorporated by reference into this joint proxy statement/prospectus.

Any estimates as to the future value of the combined company, including estimates regarding the earnings per share of the combined company, are inherently uncertain. The future value of the combined company will depend upon, among other factors, the combined company’s ability to achieve projected revenue and earnings expectations and to realize the anticipated synergies described in this joint proxy statement/prospectus, all of which are subject to the risks and uncertainties described in this joint proxy statement/prospectus, including these risk factors. Accordingly, you should not rely upon any estimates as to the future value of the combined company, whether made before or after the date of this joint proxy statement/prospectus by BHB’s and LSBG’s respective management or affiliates or others, without considering all of the information contained or incorporated by reference into this joint proxy statement/prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus, including information included or incorporated by reference into this joint proxy statement/prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between BHB and LSBG, including future financial and operating results and performance; statements about BHB’s and LSBG’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may” or words of similar meaning. These forward-looking statements are based on the current beliefs and expectations of BHB’s and LSBG’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of BHB and LSBG. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all;

•	the failure of the shareholders of BHB and/or LSBG to adopt and approve the merger agreement;

•	the failure to obtain governmental approvals of the merger or the imposition of adverse regulatory conditions in connection with regulatory approvals of the merger;

•	disruptions to the parties’ businesses as a result of the announcement and pendency of the merger;

•	costs or difficulties related to the integration of the businesses following the merger;

•	operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;

•	the risk that the future business operations of BHB or LSBG will not be successful;

•	the risk that the anticipated benefits, cost savings and any other savings from the merger may not be fully realized or may take longer than expected to realize;

•	changes in the interest rate environment that reduce margins;

•	changes in the regulatory environment;

•	the highly competitive industry and market area in which BHB and LSBG operate;

•	general economic conditions, either nationally or regionally, resulting in, among other things, a deterioration in credit quality;

•	changes in business conditions and inflation;

•	changes in credit market conditions leading to increases in BHB’s or LSBG’s loan losses or level of non-performing loans;

•	changes in the securities markets which affect investment management revenues;

•	increases in FDIC deposit insurance premiums and assessments could adversely affect financial condition;

•	changes in technology used in the banking business;

•	the soundness of other financial services institutions which may adversely affect credit risk;

•	certain intangible assets may become impaired in the future;

•	internal controls and procedures may fail or be circumvented;

•	new lines of business or new products and services, which pose additional risks;

•	changes in key management personnel which may adversely impact operations;

•	the effect on operations of governmental legislation and regulation, including changes in accounting regulation or standards, the nature and timing of the adoption and effectiveness of new requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, Basel guidelines, capital requirements and other applicable laws and regulations; and

•	severe weather, natural disasters, acts of war or terrorism and other external events which could significantly impact the business.

Additional factors that could cause BHB’s and LSBG’s results to differ materially from those described in the forward-looking statements can be found in the section of this joint proxy statement/prospectus entitled “Risk Factors” beginning on page 24, and BHB’s and LSBG’s filings with the Securities and Exchange Commission, or the SEC, including BHB’s and LSBG’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2015 and their respective Quarterly Reports on Form 10-Q for the quarter ended June 30, 2016.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference into this joint proxy statement/prospectus. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to BHB or LSBG or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, BHB and LSBG undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

INFORMATION ABOUT THE COMPANIES

Bar Harbor Bankshares

BHB, a Maine corporation, was formed on January 19, 1984 and is a bank holding company registered under the Bank Holding Act of 1956, as amended, and is subject to supervision, regulation and examination by the Board of Governors of the Federal Reserve System or FRB. BHB is also a Maine Financial Institution Holding Company for the purposes of the laws of the state of Maine, and as such is subject to the jurisdiction of the Superintendent of the Maine Bureau of Financial Institutions or BFI. BHB offers trust and investment management services through its second tier subsidiary, Bar Harbor Trust Services, a Maine chartered non-depository trust company. These products and services are offered to individuals, businesses, not-for-profit organizations and municipalities.

BHB Bank is a community bank and a wholly-owned first tier operating subsidiary of BHB. BHB Bank offers a wide range of deposit, loan and related banking products, as well as brokerage services provided through a third-party brokerage arrangement. BHB Bank, originally founded in 1887, is a Maine financial institution, and its deposits are insured by the Federal Deposit Insurance Corporation or FDIC up to the maximum extent permitted by law. The Bank has fourteen branch offices located throughout downeast, midcoast and central Maine, including its principal office located at 82 Main Street, Bar Harbor.

BHB Bank’s branch offices are located in Hancock, Washington, Knox, Kennebec and Sagadahoc Counties, representing BHB Bank’s principal market areas. The Hancock County offices, in addition to Bar Harbor, are located in Blue Hill, Deer Isle, Ellsworth, Northeast Harbor, Somesville, Southwest Harbor, and Winter Harbor. The Washington County offices are located in Milbridge, Machias, and Lubec. The Knox, Kennebec and Sagadahoc County offices are located in Rockland, South China, and Topsham. BHB Bank delivers its operations and technology support services from its operations center located in Ellsworth, Maine.

BHB Bank is a retail bank serving individual and business customers, retail establishments and restaurants, seasonal lodging, biological research laboratories, and a large contingent of retirees. As a predominately coastal bank, it serves the tourism, hospitality, lobstering, fishing, boat building and marine services industries. It also serves Maine’s wild blueberry industry through its Hancock and Washington County offices. BHB Bank operates in a competitive market that includes other community banks, savings institutions, credit unions, and branch offices of statewide and interstate bank holding companies located in the BHB Bank’s market area.

At June 30, 2016, BHB had $1.7 billion in assets, $990 million in deposits and $165 million of shareholders’ equity.

BHB’s principal executive offices are located at 82 Main Street, Bar Harbor, Maine 04609, its phone number is (207) 288-3314 and its website is www.bhbt.com. Information that is included in this website does not constitute part of this joint proxy statement/prospectus. BHB common stock is traded on the NYSE under the symbol “BHB”.

Lake Sunapee Bank Group

LSBG, formerly New Hampshire Thrift Bancshares, Inc., is a Delaware holding company organized on July 5, 1989 and is the parent company of LSBG Bank, a federally chartered savings association. LSBG Bank was originally chartered by the State of New Hampshire in 1868 as the Newport Savings Bank. LSBG became a member of the FDIC in 1959 and a member of the Federal Home Loan Bank of Boston in 1978. On December 1, 1980, LSBG Bank was the first bank in the United States to convert from a state-chartered mutual savings bank to a federally chartered mutual savings bank. In 1981, LSBG Bank changed its name to “Lake Sunapee Savings Bank, fsb” and in 1994, changed its name to “Lake Sunapee Bank, fsb.” LSBG Bank’s deposits are insured by the Deposit Insurance Fund of the FDIC.

LSBG Bank is a thrift institution established for the purposes of providing the public with a convenient and safe place to invest funds, for the financing of housing, consumer-oriented products and commercial loans, and for providing a variety of other consumer-oriented financial services. The Bank is a full-service community institution promoting the ideals of thrift, security, home ownership and financial independence for its customers. LSBG Bank’s operations are conducted from its home office located in Newport, New Hampshire and its branch offices located in Andover, Bradford, Claremont, Concord, Enfield, Grantham, Guild, Hanover, Hillsboro, Lebanon, Milford, Nashua, Newbury, New London, Peterborough, Sunapee and West Lebanon, New Hampshire, and Brandon, Pittsford, Quechee, Randolph, Rochester, Bethel, Rutland, South Royalton, West Rutland, Williamstown and Woodstock, Vermont.

LSBG Bank has four wholly owned subsidiaries: Charter Holding Corp.; McCrillis & Eldredge Insurance, Inc.; Lake Sunapee Group, Inc.; and Lake Sunapee Financial Services Corporation.

At June 30, 2016, LSBG had $1.59 billion in assets, $1.15 billion in deposits and $141 million of stockholders’ equity.

LSBG’s principal executive offices are located at 9 Main Street, P.O. Box 9, Newport, New Hampshire 03773, its phone number is (603) 863-0886 and its website is www.lakesunbank.com. Information that is included in this website does not constitute part of this joint proxy statement/prospectus. LSBG common stock is traded on the NASDAQ under the symbol “LSBG”.

THE SPECIAL MEETING OF LSBG STOCKHOLDERS

This joint proxy statement/prospectus is being furnished to holders of LSBG common stock for use at a special meeting of LSBG stockholders and any adjournments or postponements thereof.

Date, Time and Place of the Special Meeting

LSBG will hold its special meeting of shareholders at the                      on                      , at             , local time.

Purpose of the Special Meeting

At the special meeting, LSBG stockholders as of the record date will be asked to consider and vote on the following proposals:

1.	to adopt the Agreement and Plan of Merger by and between BHB and LSBG, dated as of May 5, 2016, pursuant to which LSBG will merge with and into BHB with BHB surviving;

2.	an advisory (non-binding) proposal to approve the compensation payable to the named executive officers of LSBG in connection with the merger; and

3.	to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt the merger agreement.

Recommendation of the LSBG Board of Directors

The LSBG board of directors has unanimously approved the merger agreement and recommends that you vote your shares as follows:

•	“FOR” adoption of the merger agreement;

•	“FOR” approval, on an advisory (non-binding) basis, of the compensation payable to the named executive officers of LSBG in connection with the merger; and

•	“FOR” approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of LSBG common stock at the close of business on the record date of             , 2016, are entitled to notice of and to vote at LSBG’s special meeting. As of the record date, there were              shares of LSBG common stock outstanding, held of record by approximately              shareholders. Each holder of LSBG common stock is entitled to one vote for each share of LSBG common stock owned as of the record date.

A list of shareholders entitled to vote at the special meeting will be available for inspection at the special meeting and before the special meeting, during the period beginning two business days after notice of the meeting is given and upon written request by any LSBG stockholder.

Quorum; Vote Required

A quorum of LSBG stockholders is necessary to hold a valid meeting. If the holders of at least one-third of the total number of the outstanding shares of LSBG common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), vote in person at the annual meeting, or vote by proxy over the telephone or the Internet as described in the enclosed instructions. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the annual meeting in person or represented by proxy may adjourn the annual meeting to another date.

The affirmative vote of holders of at least a majority of the shares of LSBG common stock outstanding and entitled to vote at the special meeting is required to adopt the merger agreement. The affirmative vote of holders of at least a majority of votes cast at the special meeting is required to approve, on an advisory (non-binding) basis, the compensation payable to the named executive officers of LSBG in connection with the merger, and the proposal to adjourn the special meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the adoption of the merger agreement, but will have no effect on the other proposals.

Share Ownership of Management; Voting Agreement

As of the record date, the directors and executive officers of LSBG and their affiliates collectively owned              shares of LSBG common stock, or approximately     % of LSBG’s outstanding shares

Each of the directors and executive officers of LSBG has entered into a voting agreement with BHB, requiring each of them to vote all shares of LSBG common stock beneficially owned by such person in favor of adoption of the merger agreement. As of the record date, these directors and executive officers held              shares of LSBG common stock, which represented approximately     % of the outstanding shares of LSBG common stock.

When considering the LSBG board of directors’ recommendation that you vote in favor of the adoption of the merger agreement, you should be aware that the directors and executive officers of LSBG have financial interests in the merger that may be different from, or in addition to, the interests of stockholders of LSBG. See “The Merger—Interests of LSBG’s Directors and Executive Officers in the Merger” beginning on page 59.

Voting of Proxies

If you are a LSBG stockholder, the LSBG board of directors requests that you return the proxy card accompanying this joint proxy statement/prospectus for use at the LSBG special meeting. Please complete, date and sign the proxy card and promptly return it in the enclosed postage-paid envelope, or submit a proxy through the Internet or by telephone as described in the instructions on the enclosed proxy card.

All properly signed proxies received prior to the special meeting and not revoked before the vote at the special meeting will be voted at the special meeting according to the instructions indicated on the proxies or, if no instructions are given, the shares will be voted “FOR” adoption of the merger agreement, “FOR” approval, on an advisory (non-binding) basis, of the compensation payable to the named executive officers of LSBG in connection with the merger, and “FOR” an adjournment of the special meeting to solicit additional proxies, if necessary.

If you have any questions concerning the merger, the other meeting matters or this joint proxy statement/prospectus or need assistance voting your shares, please contact Alliance Advisors, LSBG’s proxy solicitor at the address or telephone number listed below:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Banks, brokers and

shareholders should call: (855) 928-4494

If you hold your shares of LSBG common stock in “street name,” meaning in the name of a bank, broker or other nominee who is the record holder, you must either direct the record holder of your shares of LSBG common stock how to vote your shares or obtain a proxy from the record holder to vote your shares in person at the special meeting.

If you fail to properly submit your proxy card or fail to instruct your broker, bank or other nominee to vote your shares of LSBG common stock and you do not attend the special meeting and vote your shares in person, your shares will not be voted. This will have the same effect as a vote “AGAINST” adoption of the merger agreement, but will have no impact on the outcome of the other proposals.

How to Revoke Your Proxy

If you are a LSBG stockholder, you may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

•	delivering a written notice bearing a date later than the date of your proxy card to the Corporate Secretary of LSBG, stating that you revoke your proxy;

•	submitting a new signed proxy card bearing a later date or vote again by telephone or Internet (any earlier proxies will be revoked automatically); or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

If you decide to revoke your proxy by mail you should send your notice of revocation to Kimberly Pruett-Ilg, Corporate Secretary, at the following address:

Lake Sunapee Bank Group

9 Main Street

P.O. Box 9

Newport, New Hampshire 03773

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your vote.

Voting in Person

If you are a LSBG stockholder and plan to attend the LSBG special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy from the broker, bank or other nominee in order to vote your shares.

Whether or not you plan to attend the special meeting, LSBG requests that you complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope, or submit a proxy through the Internet or by telephone as described in the instructions accompanying this joint proxy statement/prospectus. This will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend.

Abstentions and Broker Non-Votes

Only shares affirmatively voted for each proposal, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the proposal.

Brokers who hold shares of LSBG common stock in street name for a customer who is the beneficial owner of those shares may not exercise voting authority on the customer’s shares with respect to the actions proposed in this joint proxy statement/prospectus without specific instructions from the customer. When a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to a proposal and has not received voting instructions from the beneficial owner it is referred to as broker non-votes. If your broker holds your LSBG stock in street name, your broker will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this joint proxy statement/prospectus.

Accordingly, you are urged to mark and return the enclosed proxy card to indicate your vote, or fill out the voter instruction form, if applicable. Abstentions and broker non-votes will be included in determining the presence of a quorum at the special meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the adoption of the merger agreement, but will have no effect on the other proposals.

Proxy Solicitation

If you are a LSBG stockholder, the enclosed proxy is solicited by and on behalf of the LSBG board of directors. LSBG will pay the expenses of soliciting proxies to be voted at the special meeting, including any attorneys’ and accountants’ fees, except LSBG and BHB have each agreed to share equally the costs of printing this joint proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, LSBG and its agents may also solicit proxies by mail, telephone, facsimile or in person. No additional compensation will be paid to directors, officers or other employees of LSBG for making these solicitations. LSBG has retained a proxy solicitation firm, Alliance Advisors, to aid in the solicitation process. BHB and LSBG will pay a joint fee of approximately $16,500, split equally, plus reasonable out-of-pocket expenses to Alliance Advisors. LSBG intends to reimburse persons who hold LSBG common stock of record but not beneficially, such as brokers, custodians, nominees and fiduciaries, for their reasonable expenses in forwarding copies of proxies and other soliciting materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

This joint proxy statement/prospectus and the proxy card are first being sent to LSBG stockholders on or about                     , 2016.

Stock Certificates

If you are a LSBG stockholder, you should not send in any certificates representing LSBG common stock. Following the completion of the merger, you will receive separate instructions for the exchange of your certificates representing LSBG common stock.

Proposal to Approve Adjournment of the Special Meeting

LSBG is requesting that holders of the outstanding shares of LSBG common stock consider and vote on a proposal to authorize the named proxies to approve one or more adjournments of the LSBG special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that LSBG may not receive sufficient votes to adopt the merger agreement by the time of the special meeting. In that event, LSBG would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted on pursuant to the discretionary authority granted by the proxy card. The LSBG board of directors retains full authority to the extent set forth in LSBG’s amended and restated certificate of incorporation, or LSBG’s amended and restated bylaws, and Delaware law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any LSBG stockholders.

If LSBG stockholders approve the adjournment proposal, LSBG could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from LSBG stockholders who have previously voted. LSBG is not required to notify stockholders of any adjournment if the new place, date and time are announced at the special meeting before adjournment. If, after the adjournment, a new record date is fixed for the adjourned special meeting, notice of the adjourned special meeting shall be given to each stockholder of record entitled to vote at the special meeting.

THE SPECIAL MEETING OF BHB SHAREHOLDERS

This joint proxy statement/prospectus is being furnished to holders of BHB common stock for use at a special meeting of BHB shareholders and any adjournments or postponements thereof.

Date, Time and Place of the Special Meeting

BHB will hold its special meeting of shareholders at                     , on             , at         , local time.

Purpose of the Special Meeting

At the special meeting, BHB shareholders as of the record date will be asked to consider and vote on the following proposals:

1.	to approve the Agreement and Plan of Merger by and between BHB and LSBG, dated as of May 5, 2016, pursuant to which LSBG will merge with and into BHB with BHB surviving; and

2.	to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

Recommendation of the BHB Board of Directors

The BHB board of directors has unanimously approved the merger agreement and recommends that you vote your shares as follows:

•	“FOR” approval of the merger agreement; and

•	“FOR” approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of BHB common stock at the close of business on the record date of                 , 2016 are entitled to notice of and to vote at BHB’s special meeting. As of the record date, there were              shares of BHB common stock outstanding, held of record by approximately              shareholders. Each holder of BHB common stock is entitled to one vote for each share of BHB common stock owned as of the record date.

A list of shareholders entitled to vote at the special meeting will be available for inspection at the special meeting and before the special meeting, during the period beginning two business days after notice of the meeting is given and upon written request by any BHB shareholder.

Quorum; Vote Required

A quorum of BHB shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of BHB common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), vote in person at the special meeting, or vote by proxy over the telephone or the Internet as described in the enclosed instructions. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the special meeting in person or represented by proxy may adjourn the special meeting to another date.

The affirmative vote of holders of at least a majority of the shares of BHB common stock outstanding and entitled to vote at the special meeting is required to approve the merger agreement. At least a majority of votes cast at the special meeting by the holders of shares present in person or represented by proxy and entitled to vote is required to approve the proposal to adjourn the special meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the adoption and approval of the merger agreement, but will have no effect on the other proposals.

Share Ownership of Management

As of the record date, the directors and executive officers of BHB and their affiliates collectively owned              shares of BHB common stock, or approximately     % of BHB’s outstanding shares. In addition, LSBG holds              shares of BHB common stock, which represents     % of the outstanding shares of BHB common stock as of the record date.

Voting of Proxies

If you are a BHB shareholder, the BHB board of directors requests that you return the proxy card accompanying this joint proxy statement/prospectus for use at the BHB special meeting. Please complete, date and sign the proxy card and promptly return it in the enclosed postage-paid envelope, or submit a proxy through the Internet or by telephone as described in the instructions contained in the enclosed proxy card.

All properly signed proxies received prior to the special meeting and not revoked before the vote at the special meeting will be voted at the special meeting according to the instructions indicated on the proxies or, if no instructions are given, the shares will be voted “FOR” adoption and approval of the merger agreement, and “FOR” an adjournment of the special meeting to solicit additional proxies, if necessary.

If you have any questions concerning the merger, the other meeting matters or this joint proxy statement/ prospectus or need assistance voting your shares, please contact BHB’s proxy solicitor at the address or telephone number listed below:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Banks, brokers and

shareholders should call: (855) 928-4494

If you hold your shares of BHB common stock in “street name,” meaning in the name of a bank, broker or other nominee who is the record holder, you must either direct the record holder of your shares of BHB common stock how to vote your shares or obtain a proxy from the record holder to vote your shares in person at the special meeting.

If you fail to properly submit your proxy card or to fail to instruct your broker, bank or other nominee to vote your shares of BHB common stock and you do not attend the special meeting and vote your shares in person, your shares will not be voted. This will have the same effect as a vote “AGAINST” adoption and approval of the merger agreement, but will have no impact on the outcome of the other proposals.

If any other matter is presented at the special meeting, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of BHB’s board of directors determines. As of the date of this joint proxy statement/prospectus, BHB knows of no other matters that may be presented at the special meeting, other than those listed above.

How to Revoke Your Proxy

If you are a BHB shareholder, you may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

•	delivering a written notice bearing a date later than the date of your proxy card to the Secretary of BHB, stating that you revoke your proxy;

•	submitting a new signed proxy card bearing a later date or vote again by telephone or Internet (any earlier proxies will be revoked automatically); or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

If you decide to revoke your proxy by mail you should send your notice of revocation to Marsha C. Sawyer, Clerk, at the following address:

Bar Harbor Bankshares

82 Main Street

Bar Harbor, Maine 04609

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your vote.

Voting in Person

If you are a BHB shareholder and plan to attend the BHB special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy from the broker, bank or other nominee in order to vote your shares.

Whether or not you plan to attend the special meeting, BHB requests that you complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope, or submit a proxy through the Internet or by telephone as described in the instructions accompanying this joint proxy statement/ prospectus. This will not prevent you from voting in person at the special meeting but will assure that your vote is counted if you are unable to attend.

Abstentions and Broker Non-Votes

Only shares affirmatively voted for each proposal, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the proposal.

“Broker non-votes” occur when brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters and, therefore, do not have discretionary voting power to vote on these matters. Brokers may, under applicable rules, sign and submit proxies for shares they hold on routine matters. The BHB proposals are considered “non-routine” under the stock exchange rules. If your broker returns a proxy but does not vote on a proposal, this will constitute a “broker non-vote.”

Accordingly, you are urged to mark and return the enclosed proxy card to indicate your vote, or fill out the voter instruction form, if applicable. Abstentions and broker non-votes will be included in determining the presence of a quorum at the special meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the adoption and approval of the merger agreement, but will have no effect on the other proposal.

Proxy Solicitation

If you are a BHB shareholder, the enclosed proxy is solicited by and on behalf of the BHB board of directors. BHB will pay the expenses of soliciting proxies to be voted at the special meeting, including any attorneys’ and accountants’ fees, except LSBG and BHB have each agreed to share equally the costs of printing this joint proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, BHB and its agents may also solicit proxies by mail, telephone, facsimile or in person. No additional compensation will be paid to directors, officers or other employees of BHB for making these solicitations. BHB has retained a proxy solicitation firm, Alliance Advisors, to aid in the solicitation process. BHB and LSBG will pay a joint fee of approximately $16,500, split equally, plus reasonable out-of-pocket expenses to Alliance Advisors. BHB intends to reimburse persons who hold BHB common stock of record but not beneficially, such as brokers, custodians, nominees and fiduciaries, for their reasonable expenses in forwarding copies of proxies and other soliciting materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

This joint proxy statement/prospectus and the proxy card are first being sent to BHB shareholders on or about                     , 2016.

Proposal to Approve Adjournment of the Special Meeting

BHB is requesting that holders of the outstanding shares of BHB common stock consider and vote on a proposal to authorize the named proxies to approve one or more adjournments of the BHB special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that BHB may not receive sufficient votes to approve the merger agreement by the time of the special meeting. In that event, BHB would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted on pursuant to the discretionary authority granted by the proxy card. The BHB board of directors retains full authority to the extent set forth in BHB’s articles of incorporation, or BHB’s bylaws, and Maine law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any BHB shareholders.

If BHB shareholders approve the adjournment proposal, BHB could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from BHB shareholders who have previously voted. BHB is not required to notify shareholders of any adjournment if the new place, date and time are announced at the special meeting before adjournment. If the date of any adjourned special meeting is more than 30 days after the date of the original special meeting or if a new record date is fixed for the adjourned special meeting, written notice of the adjourned special meeting shall be given to each shareholder of record entitled to vote at the special meeting.

PROPOSAL I—THE MERGER

The following discussion contains material information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement and financial advisors’ opinions attached as annexes to this joint proxy statement/prospectus. We urge you to read carefully this entire joint proxy statement/prospectus, including the merger agreement and financial advisors’ opinions attached as annexes to this joint proxy statement/ prospectus, for a more complete understanding of the merger.

General

On May 5, 2016, the boards of directors of BHB and LSBG each unanimously approved the merger agreement. The merger agreement provides for merger of LSBG with and into BHB, with BHB as the surviving corporation. Following the merger, LSBG Bank will be merged with and into BHB Bank, with BHB Bank as the surviving entity.

See “The Merger Agreement,” beginning on page 87, for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the merger and the provisions for terminating or amending the merger agreement.

Consideration to be Received in the Merger

Upon completion of the merger, LSBG stockholders will be entitled to receive 0.4970 shares of BHB common stock for each outstanding share of LSBG common stock held at the time of the merger (other than shares held directly or indirectly by BHB and shares held by LSBG as treasury shares).

Background of the Merger

LSBG’s board of directors and executive management team have periodically reviewed LSBG’s strategic alternatives and assessed various opportunities for increasing long-term stockholder value. These reviews have included analysis compiled by executive management and/or LSBG’s financial advisor of LSBG’s current and projected financial performance and capital needs and trends in the financial marketplace, including merger and acquisition activity in the New England market. In some instances, these reviews included a discussion by LSBG’s legal counsel Hogan Lovells US LLP, or Hogan Lovells, of the legal standards applicable to the decisions and actions of LSBG’s board of directors.

BHB’s board of directors and senior management have also periodically reviewed BHB’s strategic opportunities and alternatives as part of their on-going efforts to grow BHB’s banking franchise and enhance long-term shareholder value. These reviews have focused on assessing opportunities for increasing earnings through internally generated growth and for growth through acquisitions of other banks. As part of the strategic reviews, BHB’s board of directors and senior management have considered potential acquisition targets in various northern New England markets.

In recent years, LSBG’s board of directors and executive management had periodically discussed matters of succession planning, recognizing that Stephen R. Theroux, LSBG’s Vice Chairman, President and Chief Executive Officer, would attain the age of 66 in 2016. As part of an effort to gather information on succession planning experiences of peer institutions, on October 21, 2015, Mr. Theroux met with Curtis C. Simard, BHB’s President and Chief Executive Officer, who succeeded BHB’s previous chief executive officer in 2013, to discuss BHB’s recent experience with respect to CEO succession matters. During these discussions on succession matters, Messrs. Theroux and Simard also discussed the economic conditions and the business and regulatory climate for banks operating in their market areas, as well as their respective institutions’ operating philosophies, strengths and weaknesses, and business focus going forward.

On December 21, 2015, Mr. Theroux and other members of executive management of LSBG met with representatives of Griffin and Hogan Lovells to review strategic alternatives, including potential acquisitions and the strength and value of LSBG’s independent business plan, ahead of and in preparation for the upcoming regularly scheduled meeting of LSBG’s board of directors in January 2016 and off-site board retreat in February 2016. In addition, in light of perceived challenges related to growth, the need for additional capital and looming succession matters, Griffin was asked to present information about potential merger partners, the financial and non-financial strengths and weaknesses of potential partners, and the capacity of potential partners to consummate a transaction with LSBG. Among these possibilities, BHB was identified at this meeting as a potential merger partner.

Following their meeting in October 2015, Mr. Theroux remained in telephone contact with Mr. Simard on two occasions regarding matters related to the banking industry and their two institutions. At one point during these conversations, Mr. Simard indicated that BHB would be interested in exploring a potential combination with LSBG. Concurrently, in the course of ordinary business, Mr. Theroux was also occasionally contacted by executives from other New England area banks to meet and discuss market developments, succession matters and merger and acquisition activity in the market; however, none of these discussions materialized into serious discussions or indications of interest regarding a combination with LSBG.

On January 14, 2016, the board of directors of LSBG held its regular meeting which was attended by representatives of Griffin and Hogan Lovells, at which the board reviewed strategic alternatives for LSBG, including its stand-alone business plan and potential merger and acquisition partners. This review included examination of various factors relating to the feasibility of potential acquisition targets and merger partners, including capacity to complete a transaction, effect on capital, dividend history, liquidity of the common stock of the surviving institution, and cost savings and operating efficiency. Among other possible transactions, the board discussed the potential value of a strategic combination with BHB.

From February 11 to 13, 2016, the board of directors of LSBG held its regular annual off-site planning session to discuss strategic alternatives. During these meetings, the board of directors discussed the prospects of LSBG remaining independent, succession planning, and the value to stockholders of a potential merger of LSBG with a larger institution. As a result of these discussions, the board established a timeline to pursue a succession planning process, and simultaneously directed Mr. Theroux to continue to explore the possibility of a strategic combination with BHB.

On March 4, 2016, Mr. Theroux and William J. McIver , LSBG’s Senior Executive Vice President and Chief Operating Officer, met with Mr. Simard to further discuss the possibility of a strategic merger between the companies. The discussions included the importance to LSBG of maintaining its culture and focus on quality customer service in its markets. Mr. Simard raised the possibility that at least one member of LSBG’s executive management team would continue with the combined entity in a senior management capacity as a regional president for the New Hampshire and Vermont markets. Based on the strength and consistency of BHB’s financial performance and common stock dividend, its strong regulatory capital ratios, the complementary business models of the two institutions, in particular the commercial lending background and expertise of Mr. Simard, coupled with his history and experience in LSBG’s New Hampshire markets, similarity of customer profiles, lack of geographic overlap, and the potential succession solution for LSBG posed by a merger, the parties determined to conduct preliminary due diligence to facilitate discussions regarding the terms of the transaction. To facilitate the exchange of confidential information, on March 14, 2016, the parties executed a mutual confidentiality agreement and began to populate data sites with documentation for due diligence purposes.

From March 16 to March 22, 2016, the management teams of LSBG and BHB exchanged initial diligence information. These efforts included identification of overlapping products and services, development of financial models to analyze the transaction, and the analysis of potential synergies and cost savings that would be recognized in connection with the potential combination.

The LSBG board of directors and executive management were previously advised by Hogan Lovells that BHB was a client of Hogan Lovells, which created a potential conflict for Hogan Lovells should LSBG continue to pursue a potential transaction with BHB. Hogan Lovells further advised the board of directors and executive management that, in order to avoid any potential conflict of interest, Hogan Lovells would advise BHB to retain independent legal counsel with respect to any potential transaction with LSBG. Similarly, a representative of Griffin, which had provided advice to BHB in the past, informed BHB that Griffin expected to be engaged by LSBG and would not be able to represent BHB with respect to a potential strategic transaction with LSBG.

On March 25, 2016, Messrs. Theroux and McIver met with Mr. Simard to further discuss the potential combination, focusing on matters related to the structure and organization of the potential combined entity.

On March 29, 2016, the board of directors of LSBG held a special meeting at which management provided an update regarding the preliminary due diligence process and findings with respect to BHB and the likely structure of a potential merger. Representatives of Griffin made a presentation to the LSBG board regarding the potential transaction with BHB, the merger and acquisition market in general and among peer institutions, and the strategic rationale for a combination with BHB. The presentation included a summary of the discussions that had been held to date between the management teams of the two institutions, the possible terms of the transaction, the potential costs savings and the financial benefits of a combination between the two institutions. Representatives of Hogan Lovells made a presentation to the LSBG board regarding the fiduciary duties of the board of directors in connection with a potential strategic transaction. At the conclusion of the discussion, the LSBG board voted unanimously in favor of continuing discussions of a potential combination with BHB and directed Mr. Theroux to ask BHB for a written indication of interest. The board also provided management guidance as to the parameters within which it would view a non-binding term sheet as being favorable such that it would recommend that management continue the due diligence and negotiation process prior to the board’s next meeting. In making its determination to continue to pursue a transaction with BHB rather than other strategic alternatives, the board of directors discussed that a merger with BHB provided an attractive solution to management succession at LSBG and offered the opportunity for the combined organization to realize enhanced balance sheet growth and significant operational efficiencies that could enable LSBG stockholders to realize long-term benefits and continued strong common stock dividends through their significant ownership interest in the combined entity without having to incur the ownership dilution that would result from the raising of additional common stock which otherwise would likely be necessary. The board also discussed its confidence in BHB’s management team and the likelihood that BHB would terminate negotiations if it believed that LSBG was soliciting other possible merger partners. At the same time, the board indicated that absent substantial progress on a strategic transaction with BHB, it would also be moving forward with its succession planning, likely engaging a third party to begin a search for a new CEO in the near future.

On April 1, 2016, BHB formally engaged Donald Gaiter, a private, independent consultant and former bank executive, who was assisting with financial modeling and due diligence in connection with the potential transaction.

On April 1, 2016, BHB submitted preliminary terms to LSBG with respect to the transaction, which included 100% stock consideration and offered a preliminary price range of $17.00 to $17.25 per share, up to four seats on the board of the resulting institution, the continuation of Mr. McIver as a regional president for the New Hampshire and Vermont markets, and a commitment to maintain the Lake Sunapee brand in LSBG’s markets, all of which terms were non-binding and contingent upon satisfactory completion of due diligence and the negotiation of a definitive agreement. These terms were within the parameters established by the LSBG board at its March 29, 2016 meeting, and accordingly management proceeded to continue the due diligence and negotiation process.

On April 5 and 6, 2016, management of LSBG and BHB, including Messrs. McIver and Simard, met in Boston together with representatives of Griffin and Hogan Lovells, and Mr. Gaiter, financial advisor to BHB, to continue due diligence discussions regarding the potential combination. The parties had detailed discussions around corporate structure, personnel, cost savings and issues related to the operational integration, and considered a detailed timeline for moving forward toward the consummation of a transaction.

On April 6, 2016, LSBG entered into a confidentiality agreement with its technology platform provider, to discuss its contractual obligations and potential related cost savings in the context of a merger with BHB.

On April 16 and 18, 2016, BHB consulted with K&L Gates LLP, or K&L Gates, with respect to the potential transaction with LSBG and on April 25, 2016 formally engaged K&L Gates as special counsel.

From April 8 to April 22, 2016, the parties continued to populate the data sites with due diligence documentation and conducted reviews of the information and documentation provided.

On April 11, 2016, LSBG formally engaged Griffin as its financial advisor in connection with the proposed transaction with BHB.

On April 13, 2016, Mr. Simard met with Mr. Theroux and Stephen W. Ensign, Chairman of LSBG’s board of directors, to discuss the strategic advantages of combining their institutions, the complementary nature of their markets, and the financial benefits to the parties and their respective shareholders in a strategic partnership.

On April 14, 2016, the LSBG board of directors held a regularly scheduled meeting at which members of management provided an update to the board of directors regarding the due diligence performed with respect to BHB and the continued discussions related to a potential transaction. The board discussed that in the context of a strategic partnership, both BHB and LSBG shareholders would maintain significant equity ownership in the combined institution and benefit from the long-term value proposition of the combined entity.

From April 16-17, 2016, a third party consultant engaged by LSBG conducted a review of BHB’s credit files. BHB reviewed LSBG’s credit files as well remotely over a generally similar time period.

On April 19, 2016, Hogan Lovells provided K&L Gates with a draft of the merger agreement. Also on April 19, 2016, BHB formally engaged Sandler O’Neill as its financial advisor.

From April 22 to May 3, 2016, the parties negotiated the terms and conditions of the definitive merger agreement and conducted further due diligence and cost savings analyses. During this time, discussions among the parties continued regarding strategic matters such as technology, efficiencies, wealth management opportunities, and staffing. The parties also discussed compensation matters given that BHB required that any new employment agreements and severance agreements be agreed upon by all parties and affected executives before the merger agreement was executed.

On April 25 and 26, 2016, executives of LSBG and BHB, together with their respective legal and financial advisors, held due diligence meetings in Boston and continued reciprocal document review. During this time, the parties also conducted management interviews, at which questions regarding cost savings and strategic benefits of a combination between the two parties were further addressed and the potential terms of the transaction were further discussed. The parties also further discussed the terms of Mr. McIver’s proposed continuation with the combined entity.

On April 29, 2016, BHB’s board of directors held a special meeting to review and consider the proposed transaction with LSBG. Copies of the draft merger agreement and ancillary documents were distributed to the members of the BHB board of directors in advance of the meeting. Representatives of Sandler O’Neill made a presentation, a copy of which had been provided in advance to the directors, of an overview of the proposed merger, including information about LSBG’s management, location of its branches, performance of its stock, and various comparative market information, a review of the current merger landscape and a pro forma merger analysis. A representative of K&L Gates reviewed the terms of the draft merger agreement, described the merger process and responded to questions from the members of the board. Mr. Gaiter also discussed the terms of the proposed merger and other recent merger activity. Following these presentations, the invited guests excused themselves and the board of directors continued its discussion about the proposed merger.

On May 2, 2016, a special meeting of the LSBG board of directors was held. At the meeting, representatives of Griffin distributed an analysis of the proposed transaction with BHB and a summary of the negotiations between the two parties that had occurred up to that point, including that the parties were still negotiating with respect to the exchange ratio in the merger. The Griffin analysis included information as to the strategic and financial rationale for the proposed transaction, pro forma analysis of the combined company and a valuation analysis of LSBG. Representatives of Hogan Lovells reviewed in detail with the board the terms and conditions of the draft merger agreement and ancillary documents, including the: (1) voting agreements to be entered into by the directors and senior management; and (2) settlement agreements and employment agreement to be entered into by certain of LSBG’s senior management, including the fact that, in entering into his settlement agreement, Mr. Theroux would be agreeing to receive less consideration than he would otherwise be entitled to under his existing employment agreement and waiving his right to be indemnified for golden parachute taxes. In particular, representatives of Hogan Lovells noted that the merger agreement included a termination provision allowing LSBG to terminate the transaction, subject to a BHB option to offer more shares of its common stock, if BHB’s stock price fell by 20% or more and by 20% or more relative to the NASDAQ Bank Index. The board of directors also addressed and considered the proposed resulting executive management team and other officers of the combined company and the composition of the board of directors of the resulting company. The board of directors also reviewed the favorable due diligence findings of the LSBG management team and advisers and the projected cost savings and efficiencies that had been identified and agreed upon by the LSBG and BHB management teams. After review of these items, the board of directors unanimously determined that LSBG management and its advisors should continue to pursue the transaction, negotiate a final exchange ratio for consideration by the board, and finalize a definitive merger agreement.

On May 2, 2016, representatives of Sandler O’Neill informed representatives of Griffin that BHB proposed to use its closing trading price to establish an exchange ratio based on an offer of $17.00 per share of LSBG common stock, which would have resulted in a proposed exchange ratio of 0.4895 per share of LSBG common stock, based upon the closing price that day. LSBG proposed that the exchange ratio be calculated based on the 10-day average closing price of BHB for the period ended May 4, 2016. BHB agreed, and after the market closed on May 4, 2016, the 10-day average price of BHB was calculated to be $34.207 per share, resulting in a proposed exchange ratio of 0.4970.

On May 4, 2016, the board of directors of LSBG held a telephonic meeting, also attended by Hogan Lovells and Griffin, and received an update from LSBG’s management regarding the proposed exchange ratio and further negotiations regarding the definitive merger agreement.

On May 5, 2016, the LSBG board of directors held a special meeting regarding the proposed strategic transaction between LSBG and BHB. A copy of the merger agreement that had been negotiated to date, as well as certain ancillary documents, had been provided to the members of the Board of Directors on May 4, 2016. During the meeting, representatives of Griffin provided an update on the key items of the transaction that had changed since the May 2 special meeting due to further negotiations between the parties. Representatives of Griffin noted that, in addition to the four board seats that would be provided to LSBG, Mr. McIver would remain with the combined institution in a senior management capacity. The LSBG board also addressed the negotiations regarding the proposed exchange ratio and the rise in BHB’s stock price over the past several weeks and the agreement in principle to an exchange ratio of 0.4970 based on BHB’s stock price at $34.207 per share. The board discussed its confidence in Mr. Simard and the fact that the combination would accomplish an orderly succession for LSBG. The board also discussed the benefits to LSBG stockholders if BHB maintained its historical practices with respect to paying dividends. The terms of the draft merger agreement were also discussed with Hogan Lovells highlighting material changes since it was last presented to the board, including the successful negotiation of a lower termination fee as compared to the fee proposed by BHB. Representatives of Hogan Lovells also discussed the proposed resolutions that the board would be requested to approve. Finally, representatives of Griffin made a presentation, a copy of which had been provided in advance to the directors, regarding the fairness of the proposed exchange ratio to LSBG stockholders from a financial point of view and delivered its written opinion to the effect that, as of May 5, 2016 and subject to the limitations and qualifications set forth in the opinion, the exchange ratio of 0.4970 was fair to LSBG stockholders from a financial point of view.

During its discussions on May 5, 2016, the board of directors of LSBG considered: (1) the fact that the offer price of $17.00 per share of LSBG common stock on which the exchange ratio was based was within the range included in BHB’s indication of interest and represented a 21% increase from the then-current trading price of LSBG shares, (2) the strategic fit and financial advantages of the BHB transaction, including that LSBG stockholders would recognize accretion to LSBG’s estimated earnings per share in the first full year after completion of the transaction; (3) that the combined bank would serve attractive markets in New Hampshire, Vermont and Maine; (4) that LSBG stockholders would own approximately 41% of the outstanding shares in the combined company; (5) the stand-alone valuation of LSBG relative to the value being paid in the proposed transaction; (6) the pro forma dividend of the combined institution and the potential for future increases in the common stock dividend; (7) the pro forma regulatory capital ratios of the combined institution and the absence of a need for additional common equity, which would have likely been necessary should LSBG have remained independent, and (8) the prospect of other possible acquirors having limited capacity to effect a combination with LSBG on terms that would be attractive to LSBG and the combined company. The board of directors also discussed that a merger with BHB would represent a strategic alliance offering the opportunity for the combined organization to realize significant efficiencies and improvements that could enable LSBG stockholders to realize long-term benefits through their ownership interest in the combined entity. Following these presentations and discussions among the members of the LSBG board of directors, the LSBG board of directors determined that the merger agreement and the transactions contemplated thereby were advisable and in the best interests of LSBG and its stockholders and the directors unanimously voted to adopt the merger agreement and the transactions contemplated thereby and recommended that LSBG’s stockholders approve the merger agreement.

On May 5, 2016, BHB’s board of directors held a special meeting to continue its review and consideration of the proposed transaction with LSBG. Copies of the draft merger agreement and proposed resolutions were distributed to the members of the BHB board of directors in advance of the meeting. At the meeting, Mr. Simard reviewed the changes to the draft merger agreement since the April 29, 2016 board of directors meeting. Representatives of Sandler O’Neill made, and the BHB board of directors considered, a presentation as to certain financial aspects of the proposed transaction. Sandler O’Neill concluded its presentation by giving its oral opinion, later confirmed in writing, that, as of such date and based upon the qualifications and assumptions set forth in the written opinion, such exchange ratio, as defined in the merger agreement, was fair, from a financial point of view, to BHB. After these presentations and further discussion, BHB’s board of directors unanimously approved the merger agreement, authorized BHB’s management to execute and deliver the merger agreement, and recommended that BHB’s shareholders approve the merger agreement.

Following the completion of the BHB and LSBG board meetings on May 5, 2016, the merger agreement and ancillary documents were executed and delivered. Following the close of the market on May 5, 2016, BHB and LSBG issued a joint press release announcing the execution of the merger agreement.

LSBG’s Reasons for the Merger

In the course of its evaluation of the merger and the merger agreement, the LSBG board of directors and Special Committee held numerous meetings, consulted with its senior management as well as its legal counsel and financial advisor. In reaching their decision to approve the merger and the merger agreement and recommend the approval of the merger agreement by its stockholders, the Special Committee and LSBG board of directors considered a number of factors, including, among others, the following, which are not presented in order of priority:

•

that the merger would represent a strategic alliance of BHB and LSBG and that shareholders of each entity could realize the expected long-term benefits of such alliance (including, but not limited to, the future stock value and earnings per share of the combined company, the combined company’s financial strength and its consequent enhanced ability to invest in its existing businesses as well as develop new products and services, the cost savings to be realized through consolidation of operations, the potential for cross-marketing services to customers of the combining companies, the opportunity to diversify earnings, the business synergies that might be realized, and the potential effect of the merger on the perception of the combined company’s businesses by the financial markets);

•	LSBG stockholders will own approximately 41% of the outstanding shares in the pro forma entity;

•	the tax-free nature of the merger consideration to be received by LSBG’s stockholders (other than cash in lieu of fractional shares) and their ability to fully participate in the cost-saving benefits and efficiencies of the combined company;

•	the continued participation of LSBG’s directors and management in the combined company, which enhances the likelihood that the expected benefits of the merger will be realized, in particular:

a.	that four representatives from the LSBG board of directors will become directors of BHB following the closing of the merger;

b.	the continuing role of a key executive officer of LSBG at the combined company;

•	the Special Committee’s and LSBG board of directors’ and management’s knowledge of LSBG’s business, operations, properties, assets, financial condition, operating results, historical market prices and prospects, and their understanding of BHB’s business, operations, properties, assets, financial condition, operating results, historical market prices and prospects, including the information obtained through due diligence;

•	that BHB and LSBG have highly complementary operations, including complementary lending platforms and personnel;

•	that the there is no branch and market presence overlap in the relative market area of BHB and LSBG, which will provide both companies the ability to further penetrate the markets that are not being served by each respective company;

•	the geographic fit and increased customer convenience of the expanded branch network of the combined institution;

•	the consideration offered by BHB, which represents: 164% of LSBG’s tangible book value and 15.9x of LSBG’s trailing twelve-month earnings as of March 31, 2016;

•	the May 5, 2016 financial presentation of Griffin (including the assumptions and methodologies underlying the analyses in connection therewith) and the written opinion of Griffin delivered to the LSBG board of directors on May 5, 2016, a copy of which is attached to this joint proxy statement/prospectus as Annex B, to the effect that, as of May 5, 2016 and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken in preparing such opinion, the merger exchange ratio was fair, from a financial point of view, to the holders of LSBG common stock, as more fully described under “—Opinion of Griffin Financial Group LLC, Financial Advisor to LSBG”;

•	a review of the potential risks and prospects of LSBG remaining independent, including the uncertainty regarding higher capital requirements and an increase in the cost of regulatory compliance as a consequence of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the regulations adopted pursuant to that Act, all of which would likely impede LSBG’s ability to develop the scale necessary to achieve the premium to LSBG’s trading price that BHB’s offer price presented;

•	the strong capital position of the combined company and the larger scale of the combined company;

•	that LSBG stockholders will receive registered shares of BHB common stock pursuant to the merger and have improved stock liquidity after the completion of the merger;

•	the challenges facing LSBG’s management to grow LSBG’s franchise and enhance stockholder value given current market conditions, including increased operating costs resulting from regulatory and compliance mandates, continued pressure on net interest margin from the current interest rate environment and competition;

•	the ability of BHB to execute a merger transaction from a financial and regulatory perspective;

•	the ability of LSBG under the terms of the merger agreement to negotiate with third parties concerning certain unsolicited competing acquisition proposals if LSBG were to receive such a proposal prior to the approval of the merger agreement by LSBG stockholders, and to terminate the merger agreement upon the payment to BHB of a termination fee of $5.5 million;

•	the ability of LSBG under the terms of the merger agreement to terminate the merger if BHB’s stock price declines by 20% from $34.55 and by 20% compared to the SNL Bank Index, as determined and calculated under the terms of the merger agreement, subject to BHB’s option to increase the exchange ratio; and

•	the efforts made to negotiate a merger agreement favorable to LSBG and its stockholders and the terms and conditions of the merger agreement, including the termination fees and circumstances under which such fees are payable to LSBG.

The LSBG board of directors also weighed the factors described above against certain factors and potential risks associated with entering into the merger agreement, including, among others, the following:

•	that the exchange ratio is fixed, which means that LSBG stockholders could be adversely affected by a decrease in the trading price of BHB common stock following the signing of the merger agreement;

•	the possibility of costs and delays resulting from seeking the regulatory approvals necessary to complete the transactions contemplated by the merger agreement, the possibility that the merger may not be completed if such approvals are not obtained, and the potential negative impacts on LSBG, its business and the price of LSBG common stock if such approvals are not obtained;

•	that the integration of LSBG and BHB may be complex and time consuming and may require substantial resources and effort, and the risk that if the banks are not successfully integrated, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected;

•	the possibility that the anticipated strategic and other benefits to LSBG and the combined bank following the completion of the merger, including the expected synergies, will not be realized or will take longer to realize than expected;

•	the potential for diversion of management and employee attention and for increased employee attrition during the period prior to the completion of the merger, and the potential effect of the merger on LSBG’s customers and business relationships;

•	the restrictions on the conduct of LSBG’s business prior to the completion of the merger, requiring LSBG to conduct its business only in the ordinary course, subject to specific limitations, which could delay or prevent LSBG from undertaking business opportunities that may arise pending completion of the merger and could negatively impact LSBG’s customers and business relationships;

•	that the merger agreement contains certain restrictions on the ability of LSBG to solicit proposals for alternative transactions or engage in discussions regarding such proposals, including the requirement for LSBG to pay BHB a termination fee of up to $5.5 million in certain circumstances;

•	the transaction costs to be incurred by LSBG in connection with the merger;

•	the interests of LSBG’s directors and executive officers in the merger described in “—Interests of LSBG’s Directors and Executive Officers in the Merger”; and

•	the various other applicable risks associated with LSBG, BHB and the merger, including the risks described in “Information Regarding Forward-Looking Statements” and “Risk Factors.”

In considering the recommendation of the LSBG board of directors with respect to the proposal to approve the merger agreement, you should be aware that certain of LSBG’s directors and executive officers have interests in the merger that are different from yours. The LSBG board of directors was aware of and considered these interests, among other matters, in evaluating the merger agreement and the transactions contemplated by the merger agreement and in recommending that the merger agreement be approved by the LSBG stockholders. See “—Interests of LSBG’s Directors and Executive Officers in the Merger.”

The foregoing discussion of the information and factors considered by the LSBG board of directors in reaching its conclusions and recommendations is not intended to be exhaustive, but includes the material factors considered by the LSBG board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger agreement and the transactions contemplated by the merger agreement, and the complexity of these matters, the LSBG board of directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign any relative or specific weights to the various specific factors considered in reaching its determination and making its recommendation. The LSBG board of directors considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.

Recommendation of the LSBG Board of Directors

The LSBG board of directors has unanimously approved the merger agreement and recommends that LSBG stockholders vote “FOR” adoption of the merger agreement and the transactions contemplated thereby.

Opinion of Griffin Financial Group LLC, Financial Advisor to LSBG

Pursuant to an engagement letter, dated April 11, 2016, LSBG engaged Griffin to act as LSBG’s financial advisor in connection with a potential sale to BHB. Griffin is a nationally recognized, Financial Industry Regulatory Authority-licensed investment banking firm that is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. LSBG hired Griffin on the basis of Griffin’s qualifications, experience in transactions similar to the merger and its reputation as investment bankers in the banking and thrift industry to provide its opinion as to the fairness, from a financial point of view, of the exchange ratio (as defined in the merger agreement) by which the common stock of LSBG is exchanged into common stock of BHB in the proposed merger of BHB and LSBG.

On May 5, 2016, Griffin provided its written opinion to the LSBG board of directors that, subject to the assumptions, qualifications, limitations and other matters set forth therein, the exchange ratio was fair, from a financial point of view, to the stockholders of LSBG. The full text of Griffin’s written opinion, dated May 5, 2016, is attached to this joint proxy statement/prospectus as Annex B and is incorporated herein by reference. LSBG’s stockholders are urged to read the opinion in its entirety for a description of the assumptions made, matters considered, procedures followed and qualifications and limitations on the review undertaken by Griffin. Griffin’s opinion is subject to the assumptions and conditions contained in its opinion and is necessarily based on economic, market and other conditions as in effect on, and the information made available to Griffin as of, the date of its opinion. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

Griffin’s opinion speaks only as of the date of the opinion. The opinion is directed to the LSBG board of directors and is limited to the fairness, from a financial point of view, to the stockholders of LSBG with regard to the exchange ratio employed in the merger. Griffin does not express an opinion as to the underlying decision by LSBG to engage in the merger or the relative merits of the merger compared to other strategic alternatives that may be available to LSBG.

In providing its opinion, Griffin:

•	reviewed a draft of the Agreement;

•	reviewed and discussed with LSBG and BHB their respective financial information as of and for the three months ended March 31, 2016 and the twelve months ended December 31, 2015, December 31, 2014 and December 31, 2013;

•	discussed with the management of LSBG and BHB matters relating to their respective financial condition, growth, liquidity, earnings, profitability, asset quality, capital adequacy, stock market structure and valuation, future prospects, and related matters as of such dates and for the periods then ended;

•	reviewed and discussed with management of LSBG and BHB their budgeted balance sheet growth and earnings for 2016, projections, and expected growth trends for assets, loans, deposits, capital and earnings for future periods;

•	analyzed and discussed with LSBG and BHB the potential strategic implications and operational benefits anticipated by the management of LSBG and BHB;

•	evaluated the potential pro forma financial effects of the merger on BHB on a forward-looking basis;

•	reviewed and discussed with LSBG and BHB certain publicly available documents and other business and financial information concerning LSBG and BHB and the economic and regulatory environments in which they operate;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving whole bank acquisitions that Griffin deemed relevant;

•	compared the financial condition and implied valuation of LSBG and BHB to the financial condition and valuation of certain institutions Griffin deemed relevant;

•	performed discounted cash flow and internal rate of return analyses;

•	considered the BHB’s ownership structure, its stock market performance, and the trading history of its common stock which is being used as the merger consideration; and

•	undertook such other financial studies and analyses, including a contribution analysis, and considered such other information as Griffin deemed appropriate for the purpose of this opinion.

Griffin’s opinion has been approved by its fairness opinion committee in conformity with its policies and procedures established under the requirement of Rule 5150 of the Financial Industry Regulatory Authority. In conducting its review and providing its opinion, Griffin relied upon the accuracy and completeness of information that was publicly available to it or that was furnished to or discussed with Griffin by LSBG or BHB or otherwise reviewed by Griffin including, particularly, the forward looking earnings estimates, projections, cost savings and pro forma growth rates. Griffin did not independently verify (nor assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. Griffin did not review individual loan files or deposit information of LSBG or BHB, nor was Griffin provided with or did it conduct any valuation or appraisal of any assets, deposits, or other liabilities of LSBG or BHB. Griffin does not specialize in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowance for loan and lease losses with respect thereto, and accordingly, has assumed that such allowances for loan and lease losses are adequate. In relying on financial analyses provided to or discussed with Griffin by LSBG or BHB or derived therefrom, Griffin assumed that such analyses had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management. Griffin expressed no view as to such analyses, forecasts, estimates, or the assumptions on which they were based. Griffin is not a legal, regulatory, or tax expert and has relied on the assessments made by advisors to LSBG with respect to such issues.

For purposes of providing its opinion, Griffin assumed that, in all respects material to its analysis:

•	the merger will be completed in accordance with the terms set forth in the draft merger agreement provided to Griffin;

•	the representations and warranties of each party in the merger agreement are and will be true and correct in all respects material to Griffin’s analysis;

•	the covenants and conditions precedent to closing the merger contained in the merger agreement, including approval by federal and state banking regulators, and by the shareholders of each of LSBG and BHB, will be performed in all respects material to Griffin’s analysis in a manner which will not give BHB the ability to terminate the merger agreement or decline to close under the merger agreement.;

•	all material governmental, regulatory, shareholder, and any other consents or approvals necessary for the completion of the merge will be obtained without any adverse effect to LSBG or BHB or to the contemplated benefits of the merger.

In performing its analysis, Griffin made various assumptions with regard to economic, market, and other conditions, which are beyond the control of Griffin, LSBG and BHB. Griffin’s opinion is limited to the fairness, from a financial point of view, to the stockholders of LSBG with regard to the exchange ratio by which the common stock of LSBG is exchanged into common stock of BHB in the merger, and expresses no opinion as to the fairness of the merger to creditors or other stakeholders of LSBG, the underlying decision by LSBG to engage in the merger, the relative merits of the merger compared to other transactions available to LSBG, or the relative merits of the merger compared to other strategic alternatives that may be available to LSBG. Griffin did not and was not asked to contact any other interested parties other than those specifically indicated by the Board. Furthermore, Griffin did not take into account and expressed no opinion with respect to the amount or nature of any bonuses and any other compensation or consideration to any officers, directors, or employees of LSBG or BHB paid or payable by reason or as a result of the merger.

The following is a summary of the material analyses presented by Griffin to the LSBG board of directors in connection with Griffin’s fairness opinion. The summary is not a complete description of the analyses underlying the Griffin opinion or the presentation made by Griffin to the LSBG board of directors, but summarizes the material analyses performed and presented in connection with such opinion.

The preparation of the fairness opinion is a comprehensive and complex analytical process, involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In accordance with customary investment banking practice, Griffin employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses undertaken by Griffin in connection with providing the Griffin opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Griffin. In arriving at its opinion, Griffin did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized within include information presented in tabular format. Accordingly, Griffin believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Summary of Proposal

Pursuant to the merger agreement, at the effective time of the merger, LSBG will merge with and into BHB, with BHB as the resulting or surviving corporation and LSBG’s wholly owned subsidiary, LSBG Bank, will merge into and with BHB Bank, with BHB Bank surviving the merger. Each of the 8,381,713 issued and outstanding shares of LSBG common stock will be converted into the right to receive 0.4970 shares of BHB common stock. The terms and conditions of the merger are more fully described in the Agreement.

Transaction Multiples

As of May 5, 2016, the date of Griffin’s opinion, based upon the closing stock price of BHB’s common stock of $34.55 per share on May 4, 2016, the total purchase price payable to the stockholders of LSBG was approximately $143.9 million, which is equal to 164% of LSBG’s tangible book value at March 31, 2016 and 15.9 times its earnings for the twelve month period ending March 31, 2016.

Selected Companies Analysis—LSBG

Using publicly available information, Griffin compared the financial performance and condition of LSBG to the following banks and thrifts traded on a national exchange with institutional ownership greater than 10% and total assets between $750 million and $2.5 billion, return on average assets over the last twelve months or LTM ROAA between 0.40% and 1.00%, and non-performing assets or NPAs / assets of less than 2.00%, excluding any banks that were targets of announced mergers. Because there were few comparable companies headquartered in New England, Griffin also included banks headquartered in Pennsylvania and upstate New York (excluding metropolitan markets) which appear to be somewhat similar in market demographics to LSBG. Companies included in this group were:

Enterprise Bancorp, Inc.	Merchants Bancshares, Inc.
ESSA Bancorp, Inc.	Chemung Financial Corporation
Bar Harbor Bankshares	Codorus Valley Bancorp, Inc.
Bankwell Financial Group, Inc.	Penns Woods Bancorp, Inc.
Orrstown Financial Services, Inc.	Norwood Financial Corp.

To perform this analysis, Griffin used financial information as of March 31, 2016, or the most recently available quarter, and market price information as of May 4, 2016 as reported by SNL Financial. Griffin’s analysis showed the following concerning LSBG and its peers’ financial condition, risk profile, valuation and liquidity:

		Peers
	LSBG[1]	Low	Median	High
Total assets ($000)	1,563,231	760,104	1,524,758	2,304,632
Core ROAA (%)	0.67	0.55	0.76	0.95
Core ROAE (%)	7.27	5.21	8.19	10.37
Non-interest income / operating revenue (%)	30.95	7.47	15.08	33.46
Loans / deposits (%)	106.96	76.76	99.61	109.05
Net interest margin (%)	2.99	2.92	3.52	3.88
NPAs / assets (%)	0.40	0.21	1.17	1.48
TCE/ tangible assets (%)	5.80	7.14	9.19	12.36
Institutional ownership (%)	18.81	13.47	34.70	42.19
Average daily trading volume (52 week)	5,000	2,200	8,202	11,314
Price/ LTM EPS (x)	13.0	12.5	14.9	18.6
Price/ tangible book value (%)	135.7	98.3	117.7	160.8
Dividend yield (%)	3.9	1.0	2.9	4.7

[1]	LSBG data is as of March 31, 2016

No company used as a comparison in the above analysis is identical to LSBG. In addition, Griffin presumed that the trading valuations for peers exclude any change in control premium. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and of the banking environment at the time of the opinion.

Selected Companies Analysis—BHB

Using publicly available information, Griffin compared the financial performance and condition of BHB to the following banks and thrifts traded on a national exchange with total assets between $750 million and $2.5 billion with institutional ownership greater than 10%, LTM ROAA greater than 0.50%, and NPAs to assets of less than 2.00%, excluding any banks that were targets of announced mergers. Because there were few comparable companies headquartered in New England, Griffin also included banks headquartered in Pennsylvania and upstate New York (excluding metro markets) which appear to be somewhat similar in market demographics to BHB. Companies included in this group were:

Arrow Financial Corporation	Enterprise Bancorp, Inc.
CNB Financial Corporation	Merchants Bancshares, Inc.
Hingham Institution for Savings	Peoples Financial Services Corp.
ESSA Bancorp, Inc.	Chemung Financial Corporation
Lake Sunapee Bank Group	Codorus Valley Bancorp, Inc.
Bankwell Financial Group, Inc.	Penns Woods Bancorp, Inc.
Orrstown Financial Services, Inc.	Citizens & Northern Corporation

To perform this analysis, Griffin used financial information as of March 31, 2016, or the most recently available quarter, and market price information as of May 4, 2016 as reported by SNL Financial. Griffin’s analysis showed the following concerning BHB and its peers’ financial condition, risk profile, valuation and liquidity:

		Peers
	BHB[1]	Low	Median	High
Total assets ($000)	1,622,493	1,216,544	1,703,258	2,478,871
ROAA (%)	1.00	0.54	0.81	1.31
ROAE (%)	10.20	5.10	8.62	14.93
Non-interest income / operating revenue (%)	14.75	2.65	19.88	33.46
Loans / deposits (%)	104.57	73.40	93.11	115.42
Net interest margin (%)	3.14	2.92	3.52	3.88
NPAs / assets (%)	0.61	0.21	0.94	1.48
TCE/ tangible assets (%)	9.60	5.80	8.52	14.64
Institutional ownership (%)	42.19	15.66	32.72	41.92
Average daily trading volume (52 week)	10,926	3,704	8,642	21,363
Price/ LTM EPS (x)	13.4	11.7	14.6	18.6
Price/ tangible book value (%)	133.8	98.3	137.2	192.5
Dividend yield (%)	3.1	0.9	3.4	5.2

[1]	BHB data is as of March 31, 2016

No company used as a comparison in the above analysis is identical to BHB. In addition, Griffin presumed that the trading valuations for peers exclude any change in control premium. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and of the banking environment at the time of the opinion.

Selected Transactions Analysis

Griffin reviewed and compared the merger to publicly available information as reported by SNL Financial related to whole bank acquisitions nationwide (excluding metropolitan markets) announced after January 1, 2014, with targets between $500 million and $3.0 billion in total assets, an ROAA between 0.40% and 1.0%, NPAs/assets of less than 3.00% and a three-year cumulative growth rate in loans less than 20%, which included the following transactions:

Acquirer	Target
Investors Bancorp, Inc.	Bank of Princeton
Westfield Financial, Inc.	Chicopee Bancorp, Inc.
OceanFirst Financial Corp.	Cape Bancorp, Inc.
Univest Corporation of Pennsylvania	Fox Chase Bancorp, Inc.
BNC Bancorp	High Point Bank Corporation
Pacific Premier Bancorp, Inc.	Security California Bancorp
Park Sterling Corporation	First Capital Bancorp, Inc.
Nicolet Bankshares, Inc.	Baylake Corp.
Liberty Bank	Naugatuck Valley Financial Corporation
Community Bank System, Inc.	Oneida Financial Corp.
Chemical Financial Corporation	Lake Michigan Financial Corporation
Northwest Bancshares, Inc.	LNB Bancorp, Inc.
BNC Bancorp	Valley Financial Corporation
Berkshire Hills Bancorp, Inc.	Hampden Bancorp, Inc.
WesBanco, Inc.	ESB Financial Corporation
HomeStreet, Inc.	Simplicity Bancorp, Inc.
Peoples Bancorp Inc.	NB&T Financial Group, Inc.
First Midwest Bancorp, Inc.	Great Lakes Financial Resources, Inc.
State Bank Financial Corporation	Georgia-Carolina Bancshares, Inc.
National Penn Bancshares, Inc.	TF Financial Corporation
Valley National Bancorp	1st United Bancorp, Inc.
Bryn Mawr Bank Corporation	Continental Bank Holdings, Inc.
Seacoast Banking Corporation of Florida	BANKshares, Inc.
Eastern Bank Corporation	Centrix Bank & Trust
First Interstate BancSystem, Inc.	Mountain West Financial Corp.
Center Bancorp, Inc.	ConnectOne Bancorp, Inc.
Old National Bancorp	United Bancorp, Inc.

The results of the analysis are set forth in the following table:

		National Targets[2]
	LSBG and the Merger[1]	Low	Median	High
Total assets ($000)	1,563,231	507,032	846,016	1,945,398
LTM ROAA (%)	0.67	0.41	0.75	1.11
LTM ROAE (%)	7.27	2.57	6.80	12.80
NPA/ assets (%)	0.40	0.17	1.48	2.89
TCE/ tangible assets (%)	5.80	6.67	9.86	16.02
Deal value ($ millions)	143.9	60.8	134.4	352.7
Price / earnings (x)	15.9	13.1	22.6	42.3
Price / tangible book value (%)	164.3	98.5	151.0	220.8
Tangible book premium / core deposits (%)	5.50	-0.01	7.67	18.27
Premium / stock price (%)	21.00	6.46	27.36	106.23

[1]	LSBG data is as of March 31, 2016.
[2]	Target financial data reflects most recently reported prior to announcement.

Griffin also reviewed and compared the merger to publicly available information as reported by SNL Financial related to a subset of the aforementioned group of transactions, namely whole bank acquisitions of targets headquartered in New England and Mid-Atlantic regions (excluding metropolitan markets) with the same criteria as the prior nationwide group, which included the following transactions:

Acquirer	Target
Investors Bancorp, Inc.	Bank of Princeton
Westfield Financial, Inc.	Chicopee Bancorp, Inc.
OceanFirst Financial Corp.	Cape Bancorp, Inc.
Univest Corporation of Pennsylvania	Fox Chase Bancorp, Inc.
Liberty Bank	Naugatuck Valley Financial Corporation
Community Bank System, Inc.	Oneida Financial Corp.
Berkshire Hills Bancorp, Inc.	Hampden Bancorp, Inc.
WesBanco, Inc.	ESB Financial Corporation
National Penn Bancshares, Inc.	TF Financial Corporation
Bryn Mawr Bank Corporation	Continental Bank Holdings, Inc.
Eastern Bank Corporation	Centrix Bank & Trust
Center Bancorp, Inc.	ConnectOne Bancorp, Inc.

The results of the analysis are set forth in the following table:

		Regional Targets[2]
	LSBG and the Merger[1]	Low	Median	High
Total assets ($000)	1,563,231	507,032	876,850	1,945,398
LTM ROAA (%)	0.67	0.41	0.84	1.11
LTM ROAE (%)	7.27	3.37	6.39	12.80
NPA/ assets (%)	0.40	0.17	1.16	1.49
TCE/ tangible assets (%)	5.80	8.59	9.93	16.02
Deal value ($ millions)	143.9	77.8	141.8	352.7
Price / earnings (x)	15.9	13.1	22.5	42.3
Price / tangible book value (%)	164.3	119.7	149.3	216.1
Tangible book premium / core deposits (%)	5.50	5.25	10.50	18.27
Premium / stock price (%)	21.00	10.92	21.61	56.26

[1]	LSBG data is as of March 31, 2016.
[2]	Target financial data reflects most recently reported prior to announcement.

No company or transaction used as a comparison in the above analyses is identical to LSBG, BHB or the merger. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and of the banking environment at the time of the opinion.

Discounted Cash Flow Analysis—LSBG

Griffin performed a discounted cash flow analysis to estimate a range of the present value of estimated free cash flows that LSBG could generate on a stand-alone basis. In performing this analysis, Griffin utilized the following assumptions, among others:

•	projections and earnings and asset growth assumptions provided by management;

•	a range of discount rates of 12.0% to 15.0% based on a normalized 20-year treasury rate of 4% as recommended by Duff & Phelps, the latest published Duff & Phelps US Equity Risk Premium recommendation, and a size premium; and

•	a projected terminal value multiple range of 9.0x to 13.0x forecasted earnings based upon projected terminal growth rates of 3% to 5%, using the Gordon Growth model;

•	assumed required tangible common equity to tangible assets capitalization level of 8% with any earnings in excess of required capital retention treated as distributable earnings.

These calculations resulted in a range of implied per share values, exclusive of any change in control premium, of $7.39 to $12.19 per share of LSBG’s common stock, assuming a required tangible common equity to tangible assets capitalization level of 8%, and $6.02 to $13.18 per share of LSBG’s common stock, using a constant discount rate, with a required tangible common equity to tangible assets capitalization level of between 7% and 9%.

Griffin performed a change of control affordability analysis, which factors in cash flows to be realized by BHB in the merger as projected by management. In performing this analysis, Griffin utilized the following assumptions, among others:

•	projections, earnings and asset growth assumptions provided by management;

•	a range of discount rates of 10.0% to 13.0% based on a normalized 20-year treasury rate of 4% as recommended by Duff & Phelps, the latest published Duff & Phelps US Equity Risk Premium recommendation, and a size premium;

•	a projected terminal value multiple range of 10.0x to 14.0x forecasted earnings based upon projected terminal growth rates of 3% to 5%, using the Gordon Growth model;

•	stand alone cash flows plus estimated cost savings, less one time transaction costs, on a present value basis; and

•	assumed required tangible common equity to tangible assets capitalization level of 8% with any earnings in excess of required capital retention treated as distributable earnings.

These calculations resulted in a range of implied per share values of $14.56 to $22.97 per share of LSBG’s common stock, assuming a required tangible common equity to tangible assets capitalization level of 8%, and $13.77 to $23.05 per share of LSBG’s common stock, using a constant discount rate, with a required tangible common equity to tangible assets capitalization level of between 7% and 9%.

Griffin performed an additional change of control affordability analysis based on adding incremental loan growth beyond that which LSBG could achieve on its own, as provided by BHB management, to the existing projections provided by management. These calculations resulted in a range of implied per share values of $16.37 to $26.51 per share of LSBG’s common stock, assuming a required tangible common equity to tangible assets capitalization level of 8%, and $15.55 to $26.47 per share of LSBG’s common stock, using a constant discount rate, with a required tangible common equity to tangible assets capitalization level of between 7% and 9%.

The discounted cash flow analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual value or expected value of LSBG.

Discounted Cash Flow Analysis—BHB

Griffin performed a discounted cash flow analysis to estimate a range of the present value of estimated free cash flows that BHB could generate on a stand-alone basis. In performing this analysis, Griffin utilized the following assumptions, among others:

•	projections, earnings and asset growth assumptions provided by management;

•	a range of discount rates of 10.0% to 13.0% based on a normalized 20-year treasury rate of 4% as recommended by Duff & Phelps, the latest published Duff & Phelps US Equity Risk Premium recommendation, and a size premium; and

•	a projected terminal value multiple range of 11.0x to 15.0x forecasted earnings based upon projected terminal growth rates of 3% to 5%, using the Gordon Growth model;

•	assumed required tangible common equity to tangible assets capitalization level of 8% with any earnings in excess of required capital retention treated as distributable earnings.

These calculations resulted in a range of implied per share values, exclusive of any change in control premium, of $28.06 to $38.87 per share of BHB’s common stock, assuming a required tangible common equity to tangible assets capitalization level of 8%, and $26.36 to $39.65 per share of BHB’s common stock, using a constant discount rate, with a required tangible common equity to tangible assets capitalization level of between 7% and 9%.

The discounted cash flow analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual value or expected value of BHB.

Relative Contribution Analysis

Griffin analyzed the relative contribution of LSBG and BHB to the pro forma market capitalization, balance sheet and income statement items of the combined entity, including pro forma ownership, assets, loans, deposits, tangible common equity, and projected 2016, 2017, and 2018 net income. This analysis excluded all purchase accounting adjustments and was based on the projected balance sheets of LSBG and BHB at closing of the merger, and LSBG’s and BHB’s closing prices on May 4, 2016 of $14.19 per share and $34.55 per share, respectively.

	Contribution
	LSBG	BHB
Pro forma ownership	40.9%	59.1%

Market capitalization	36.4%	63.6%

Pro forma balance sheet (3/31/17)
Assets	48.0%	52.0%
Loans	53.9%	46.1%
Deposits	54.3%	45.7%
Tangible common equity	36.4%	63.6%

Income statement (LTM)
Net interest income	47.9%	52.1%
Core non-interest income[1]	70.7%	29.3%
Core non-interest expense[1]	59.4%	40.6%
Core pre-tax pre-provision earnings	40.1%	59.9%
Net income	36.9%	63.1%

Projected net income—2016	38.1%	61.9%
Projected net income—2017	40.9%	59.1%
Projected net income—2018	41.3%	58.7%

[1]	Core non-interest income and core non-interest expense exclude securities gains and losses and any other non-recurring items.

Financial Impact Analysis

Griffin performed pro forma merger analyses that combined projected LSBG and BHB balance sheet and income statement information for periods through 2022. Projected growth, earnings estimates and other assumptions (including, without limitation, purchase accounting adjustments, cost savings and transaction related expenses) were provided by or derived from material provided by LSBG and BHB’s management. The analyses indicated that the merger is expected to be dilutive to BHB’s tangible book value per common share as of the projected completion date of the merger of March 31, 2017, accretive to earnings per common share in subsequent periods, and that BHB is expected to maintain well-capitalized regulatory capital ratios, although certain projected capital ratios immediately following the completion of the merger (including common equity Tier 1 capital ratio, Tier 1 risk-based capital ratio and total risk based capital ratio) would be lower than BHB’s respective projected capital ratios on a stand-alone basis. Actual results may be different from the projected results, and these differences may be material.

The summary set forth above is not a complete description of the analyses and procedures performed by Griffin in the course of arriving at its opinion.

LSBG retained Griffin as its financial adviser regarding the merger. As part of its investment banking business, Griffin is, from time to time, engaged in the valuation of bank and bank holding company securities in connection with mergers and acquisitions, public and private placement of listed and unlisted securities, rights offerings and other forms of valuations for various purposes. In the ordinary course of its business as a broker-dealer, Griffin may, from time to time, purchase securities from, and sell securities to, LSBG and BHB. As a market maker in securities, Griffin may from time to time have a long or short position in, or buy or sell, debt or equity securities of institutions like and possibly including LSBG or BHB for Griffin’s own account and for the accounts of its customers. To the extent Griffin held any such positions, it was disclosed to LSBG and BHB.

Pursuant to the Griffin engagement agreement, LSBG agreed to pay Griffin (a) an engagement fee of $50,000, which will credited against the Transaction Fee, (b) a fee of $350,000 payable upon the delivery of its fairness opinion, which will credited against the Transaction Fee, and (c) a fee of 1.25% of the aggregate transaction value contingent on the completion of the merger. In addition, LSBG has agreed to reimburse Griffin for reasonable out of pocket expenses incurred in connection with Griffin’s engagement and to indemnify and hold harmless partners, officers, agents, employees and affiliates from and against all losses, claims, judgments, liabilities, costs, damages and expenses based upon or arising from Griffin’s engagement. During the two years preceding the date of this letter, Griffin served as a financial advisor to BHB, and received a $25,000 retainer, on a previous unsuccessful acquisition opportunity. Griffin also served as LSBG’s financial advisor in connection with its subordinated debt offering for which it received payment of $510,000, and its acquisition of Central Financial Corporation for which it received payment of $175,000. Griffin also received a $25,000 retainer from LSBG for an unsuccessful acquisition opportunity.

Interests of LSBG’s Directors and Executive Officers in the Merger

In considering LSBG’s board of directors’ recommendation to vote in favor of the adoption of the merger agreement, you should be aware that LSBG’s executive officers and directors might have interests in the merger that are different from, or in addition to, the interests of LSBG’s stockholders generally. LSBG’s board was aware of these interests and considered them, among other matters, when it approved the merger agreement.

Share Ownership

As of                     , 2016, the record date for the special meeting of LSBG’s stockholders, the directors and named executive officers of LSBG may be deemed to be the beneficial owners of              shares, representing     % of the outstanding shares of LSBG’s common stock.

Future Employment with BHB and BHB Bank

At the time of the signing of the merger agreement, Mr. William J. McIver entered into an employment agreement with BHB and BHB Bank that will become effective on the closing date of the merger.

Mr. McIver’s employment agreement has a term commencing on the closing date of the merger and ending on May 31, 2019. During the term, Mr. McIver serves as the Executive Vice President, Regional President—New Hampshire and Vermont Markets and receives an annual base salary of $295,000. In addition, Mr. McIver will be a participant in BHB’s annual incentive plan, long term incentive plan, and eligible to participate in any performance compensation plans agreed upon by the parties. He will receive medical, dental, disability, retirement, life insurance, and other employee benefits on the same basis as provided to other similarly situated employees of BHB and BHB Bank.

If, during the applicable term of employment, Mr. McIver’s employment is terminated by either BHB or BHB Bank without cause (as defined in the employment agreement) or by Mr. McIver for good reason (as defined in the employment agreement), in addition to receiving any accrued benefits, he will be entitled to: (i) a lump sum payment equal to one times his base salary in effect as of the effective date of termination, and (ii) continued medical, dental, and vision insurance benefits to which he and his eligible dependents, if any, were entitled under such plan immediately prior to the date of his termination of employment for the greater of a period of twelve (12) months or the period to which he would have been entitled to continue coverage under the group health plan pursuant to COBRA, and he will be required to make the same premium contributions that he was required to make immediately prior to his termination of employment. The severance payment and benefits are conditioned on his execution and delivery of a general release.

Mr. McIver’s employment agreement also contains confidentiality provisions and one year post-termination non-competition and non-solicitation of customers’ provisions.

Acceleration of Vesting of Restricted Stock in the Merger

At the time LSBG entered into the merger agreement, its directors and certain of its officers held shares of restricted stock granted under the Lake Sunapee Bank Group 2004 and 2014 Stock Incentive Plans. Under the terms of the merger agreement, all unvested awards of restricted stock issued by LSBG that are outstanding at the effective time of the merger will fully vest as of the effective time, and convert into the right to receive the same merger consideration that all other shares of LSBG common stock are entitled to receive in the merger.

The following table sets forth the value that the named executive officers and directors of LSBG will receive in connection with the merger as a result of the accelerated vesting of the restricted stock as described above. The estimated values set forth below are determined using a per share price of LSBG common stock of $15.22, which is the average closing price per share of LSBG common stock over the first five business days following the public announcement of the merger.

Name	Outstanding Shares of Restricted Stock	Estimated Value ($)(1)
Stephen R. Theroux	—	—
William J. McIver	4,000	$60,880
Laura Jacobi	4,000	$60,880
Sharon Whitaker	4,000	$60,880
Non-employee directors as a group (10 persons)	20,800	$316,576

Total	32,800	$499,216

(1)	Before any required tax withholdings.

Settlement Agreements

LSBG Bank and LSBG previously entered into change in control agreements with each of William J. McIver, Laura Jacobi, and Sharon Whitaker. The change in control agreements provide for severance benefits in the event of a termination without cause or resignation by the executive for good reason after a change in control or pending change in control (as such terms are defined in the change in control agreements), each a qualifying termination. Upon a qualifying termination and subject to the execution of a release, the executives are entitled to receive a lump sum cash payment equal to one times (or three times, in the case of Mr. McIver) the executive’s highest annual rate of salary prior to termination. Four other employees are party to similar change in control agreements.

LSBG Bank and LSBG each previously entered into employment agreements with Stephen R. Theroux in his role as President and Chief Executive Officer of LSBG Bank and LSBG. The employment agreements, which are substantially identical, have an initial term of three years with the option to renew for additional three year period. The agreements provide Mr. Theroux an annual base salary of $455,000, participation in employee benefit plans and arrangements, reimbursement for travel, and annual contributions to the separate trust for the New Hampshire Thrift Bancshares, Inc. Supplemental Executive Retirement Plan. Upon a termination of employment by LSBG Bank and LSBG in connection with a change in control for any reason other than death, disability, or for cause or upon a termination of employment for good reason (as defined in the employment agreements), Mr. Theroux is entitled to receive: (i) continued group life, health, dental, accident, and long-term disability benefits for three years, (ii) a lump sum payment equal to the salary that Mr. Theroux would have earned if he had continued working for three years at the highest annual rate of salary prior to termination, and (iii) a lump sum payment equal to the value of the payments that would have been made to Mr. Theroux under any cash bonus or long-term or short-term cash incentive plan if he had continued working for three years and earned the maximum bonus or incentive award each calendar year. The employment agreement with LSBG also provides that, in the event Mr. Theroux’s employment is terminated upon or following a change in control (as defined in the employment agreement), Mr. Theroux is entitled to a gross up payment for any excise taxes imposed under Section 4999 of the Code. However, Mr. Theroux has waived his rights to such gross-up payment.

LSBG previously entered into a consulting Agreement with Stephen Ensign, Chairman of the board of directors of LSBG, in connection with the termination of his services as Executive Chairman of LSBG. The consulting agreement has an initial term of five years with automatic renewals for one year unless notice of non-renewal is given. The consulting agreement provides for a consulting fee of $90,000 per year.

In connection with the merger, BHB; BHB Bank; LSBG; and LSBG Bank entered into settlement agreements with each of Stephen R. Theroux, William J. McIver, Laura Jacobi, Sharon Whitaker, and Stephen Ensign pursuant to which each executive or director will receive the payments and benefits provided under the settlement agreements in satisfaction of all rights to payments and benefits under the executive or director’s individual change in control agreement (or employment agreements, in the case of Stephen R. Theroux or consulting agreements, in the case of Stephen Ensign). BHB; BHB Bank; LSBG; and LSBG Bank also entered into similar settlement agreements with two of the other employees who were party to change in control agreements. In connection with the merger, rights to certain payments and benefits would have otherwise been triggered absent the settlement agreements. Upon the closing of the merger, each settlement agreement (except in the case of Messrs. McIver and Ensign) specifies that the executive will execute a release of claims against BHB; BHB Bank; LSBG; and LSBG Bank.

The terms of each settlement agreement are substantially similar, except as noted below. Under the settlement agreements, Messrs. Theroux, McIver, and Ensign, and Mses. Jacobi and Whitaker will receive, as severance, lump sum payments equal to $960,407, $845,000, $180,000, $250,000 and $223,000, respectively. The settlement agreements with the two other employees also provide for lump sum payments, which in the aggregate total $309,227. The agreements have an Internal Revenue Code Section 280G cut-back such that no excise taxes will be triggered. In addition, Mr. Theroux is to receive (1) continued health, dental, accident, long-term disability and life insurance at BHB’s expense for a period of three years following his date of termination, with the coverage equivalent to the coverage he would have been entitled to had he continued in employment with LSBG during such period, and (2) $300,000, paid in equal monthly installments over the two-year period following the effective time, as consideration for his agreement to be bound by certain restrictive covenants.

Supplemental Executive Retirement Plan

LSBG has provided supplemental deferred income benefits for Messrs. Theroux, McIver, and Ensign, and Mses. Jacobi and Whitaker through the Supplemental Executive Retirement Plan or SERP, which is a non-qualified deferred compensation plan. Under the SERP, LSBG makes annual contributions on behalf of each eligible executive officer equal to a specified percentage of each eligible executive officer’s base salary (Mr. Ensign has an account under the plan but no longer receives annual contributions). The specified percentage was 10% for the contributions made in 2015, 2014 and 2013. All amounts in the participants’ accounts are deemed to be 100% vested at all times. A portion of each executive officer’s account balance is deemed to be invested in LSBG common stock. In the event of a change in control, the participants in the SERP are entitled to receive the total amount of the balance of their respective SERP accounts in a cash payment. The merger will not result in any accelerated vesting, additional contributions or other enhancements to the SERP accounts, though any increase in the price per share of LSBG common stock as a result of the merger will increase the value of the SERP accounts to the extent that the balances are deemed invested in LSBG common stock.

Messrs. Theroux, Ensign and McIver and Mses. Jacobi and Whitaker are entitled to the following amounts with respect to the SERP: $891,142; $674,511; $94,518; $73,804; and $43,941 respectively (based upon a per share price of LSBG common stock of $15.22, which is the average closing price per share of LSBG common stock over the first five business days following the public announcement of the merger).

Salary Continuation Agreement

LSBG and LSBG Bank have entered into salary continuation agreements or SCAs with Messrs. Theroux, McIver, Ensign and Mses. Jacobi and Whitaker. Upon a change in control, the named executive officers become 100% vested in the retirement benefit of the SCAs, and shall receive the benefit as if the executive had been continuously employed by the Bank until the executive’s normal retirement age as listed in the agreement, but such amounts shall not be paid until such normal retirement age. The agreements provide for benefit payments of $60,000 per year to Mr. Theroux, $50,000 per year to Ms. Jacobi and Mr. McIver, and $25,000 per year to Ms. Whitaker and Mr. Ensign for life payable in monthly installments upon each executive’s retirement after attainment of age 65, or, age 67 in the case of Ms. Jacobi and age 70 in the case of Mr. Ensign. Ten other employees are party to similar salary continuation agreements.

Bank-Owned Life Insurance

LSBG and LSBG Bank have split dollar life insurance plan agreements with Messrs. Theroux, McIver, Ensign and Ms. Whitaker. These agreements provide a death benefit equal to one year’s base salary to the executive officer’s named beneficiaries upon the death of the executive, provided the death occurs while the executive is employed. There are also change in control provisions in these agreements which specify that if the executives are terminated following a change in control, except for cause, then the executive shall be fully vested in the death benefit, and the death benefit shall be immediately payable upon the death of the executive, regardless of when that death occurs beyond the change in control date, so long as it occurs before the executive attains age 65.

Indemnification and Insurance

Under the terms of the merger agreement, BHB has agreed that it will, from and after the closing of the merger, indemnify and hold harmless each present and former director and officer of LSBG and each other person entitled to indemnification under the bylaws of BHB, against any costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, arising in whole or in part out of or pertaining to the fact that he or she was a director or officer of LSBG or is or was serving at the request of LSBG as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of LSBG, including matters relating to the negotiation, execution and performance of the merger agreement or any of the transactions contemplated thereby, to the fullest extent to which such indemnified parties would be entitled under the amended and restated bylaws of LSBG in effect as of the date of the merger agreement. BHB’s obligation shall continue in full force and effect for a period of six years from the effective time of the merger, provided, however that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. In addition, BHB shall advance expenses to the indemnified parties to the fullest extent which such indemnified parties would be entitled under the amended and restated bylaws of LSBG as in effect on the date of the merger agreement without regard to director approval of such advancement of expenses.

In connection with the merger, BHB has also agreed to use its reasonable best efforts to cause the persons serving as directors and officers of LSBG immediately prior to the effective time of the merger to be covered by the directors’ and officers’ liability insurance policy maintained by LSBG (provided that BHB may substitute therefor policies which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to LSBG’s existing coverage limits) for a six year period following the merger effective time with respect to acts or omissions occurring prior to the effective time which were committed by such directors and officers in their capacity as such, provided that in no event BHB shall be required to expend in any one year more than an amount equal to 175% of the current annual amount expended by LSBG to maintain such insurance. If BHB is unable to maintain or obtain the insurance, BHB shall use its reasonable best efforts to obtain as much comparable insurance as is available for the insurance amount.

Director Appointments

Under the terms of the merger agreement, immediately following the effective time of the merger, four directors of LSBG, including Steven H. Dimick, Stephen W. Ensign, and Stephen R. Theroux, will be appointed to the board of directors of BHB and BHB Bank, each of whom will serve for a term expiring at BHB’s next annual meeting of shareholders.

Merger-Related Compensation for LSBG’s Named Executive Officers

The following table and the related footnotes provide information about the compensation to be paid to LSBG’s named executive officers that is based on or otherwise relates to the merger. The compensation shown in this table and described in these footnotes is the subject of a non-binding, advisory vote, of the LSBG stockholders at the LSBG special meeting, as described in “PROPOSAL II—ADVISORY (NON-BINDING) VOTE ON COMPENSATION” on page 86. The figures in the table are estimated based on compensation levels as of the date of this document and an assumed effective date of January 31, 2017 for both the merger and, where applicable, termination of the executive’s employment. The amounts reported below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date. As required by applicable SEC rules, all amounts below determined using the per share value of LSBG common stock have been calculated based on a per share price of LSBG common stock of $15.22 (the average closing market price of LSBG common stock over the first five business days following the public announcement of the merger). As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

COMPENSATION

Name	Cash ($)(1)	Equity ($)(2)	Pension/NQDC ($)(3)	Perquisites/Benefits ($)		Total
Stephen R. Theroux	$1,260,407	—	$—	$49,032	(4)	$1,309,439

William J. McIver	$845,000	$60,800	$95,614	$2,058	(5)	$1,003,472

Laura Jacobi	$250,000	$60,800	$511,225	—		$822,025

Sharon Whitaker	$223,000	$60,800	$237,696	$8,259	(5)	$529,755

(1)	The amounts represent the cash payments to be made in settlement of the change in control, employment, or consulting agreements in connection with the merger, as discussed above, which are payable on the later of the closing date of the merger or the earliest date permitted under Code Section 409A, provided the individuals have remained employed up to and including the closing date of the merger and have executed the waiver and release agreement (except in the case of Mr. McIver); such amounts may be further reduced to the extent needed to avoid the imposition of any excise tax under Section 4999 of the Code. In the case of Mr. Theroux, the amount also includes the additional cash payment provided pursuant to his settlement agreement as consideration for his agreement to be bound by certain restrictive covenants.
(2)	As described above, unvested awards of LSBG restricted stock will vest in connection with the merger. The values of the accelerated vesting assume a per share value for LSBG common stock of $15.22.
(3)	As described above, upon a change in control, the named executive officers (other than Mr. Theroux, who is fully vested under the terms of the applicable agreement) become 100% vested in the retirement benefit of the Salary Continuation Agreements, and shall receive the benefit as if the executive had been continuously employed by the Bank until the executive’s normal retirement age as listed in the agreement. The amounts for each named executive officer reflect the increase in the present value of the retirement benefit due to the change in control relative to the benefit that was already vested as of December 31, 2015.
(4)	Pursuant to his settlement agreement, Mr. Theroux is to receive continued health, dental, accident, long-term disability and life insurance at BHB’s expense for a period of three years following his date of termination, with the coverage equivalent to the coverage he would have been entitled had he continued in employment with LSBG during such period, as discussed above.
(5)	These amounts reflect the value of the acceleration of the vesting of the death benefit under the BOLI agreements, as described above, based upon the benefit terminating at the end of the month in which the participant reaches the retirement date set forth in the BOLI agreement.

BHB’s Reasons for the Merger

In reaching its decision to approve the merger agreement and related transactions, the BHB board of directors consulted with senior management, its financial advisors and its legal counsel, and considered a number of factors, including, among others, the following, which are not presented in order of priority:

•	information concerning the business, operations, financial condition, earnings and prospects of each of BHB and LSBG as separate entities and on a combined basis;

•	the opportunity to further diversify BHB’s geographical markets and customer base as a whole, by expanding the size of its footprint through the merger, and to do so in markets similar to those in which it currently operates;

•	the nature and size of the markets that LSBG serves, LSBG’s favorable competitive positions in those markets, and BHB’s knowledge of those markets;

•	the compatibility of the cultures of BHB and LSBG, particularly with respect to the meeting of local banking needs and strong community ties;

•	the potential challenges in combining the two companies;

•	the addition of four LSBG board members, including Steven H. Dimick, Stephen W. Ensign, and Stephen R. Theroux, to the BHB board and the agreement by William J. McIver to remain with the combined company for three years following the merger;

•	the potential for the combined company to enhance non-interest income growth by providing enhanced and additional financial products and services to the customers of LSBG;

•	the business, operations, technology, asset quality, stock price performance, financial condition and results of operations of LSBG on a historical and prospective basis;

•	the anticipated operating efficiencies, cost savings, new branding and opportunities for revenue enhancements of the combined company following the completion of the merger, and the likelihood that they would be achieved after the merger;

•	the expected impact of the merger on BHB’s capitalization, including the dilution to existing BHB shareholders and the effect of the merger on tangible book value per share;

•	the structure of the merger and the financial and other terms of the merger agreement, including the fixed exchange ratio and LSBG’s right to terminate the merger agreement if the price of BHB common stock decreases to the extent set forth in the merger agreement (with BHB’s option to increase the exchange ratio to avoid termination);

•	the deal protection provided by the terms of the merger agreement and the termination fee of $5.5 million payable to BHB under certain circumstances;

•	the oral opinion of Sandler O’Neill (which was subsequently confirmed in writing), to the effect that, as of May 5, 2016 and based on and subject to the factors, limitations and assumptions set forth in its written opinion, the exchange ratio was fair, from a financial point of view, to BHB, as more fully described under “—Opinion of Sandler O’Neill & Partners, L.P., Financial Advisor to BHB” beginning on page 66;

•	the intended tax treatment of the merger as a tax-free reorganization; and

•	the likelihood of receiving all of the regulatory approvals required for the merger.

The foregoing discussion of the factors considered by the BHB board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the board. Based on the factors described above, the BHB board of directors determined that the merger with LSBG was advisable and that the merger agreement and the transactions contemplated by the merger agreement were in the best interests of BHB and its shareholders, and voted unanimously to adopt and approve the merger agreement and related documents and the transactions contemplated by the merger agreement. In view of the wide variety and complexity of factors considered by the BHB board of directors in connection with its evaluation of the merger, the board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any factor, was favorable or unfavorable to the ultimate determination of the board. Rather, the BHB board of directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Recommendation of the BHB Board of Directors

The BHB board of directors has unanimously adopted and approved the merger agreement and recommends that BHB shareholders vote “FOR” adoption and approval of the merger agreement and the transactions contemplated thereby.

Opinion of Sandler O’Neill & Partners, L.P., Financial Advisor to BHB

By letter dated April 19, 2016, BHB retained Sandler O’Neill to act as an independent financial advisor to the BHB board of directors in connection with BHB’s consideration of a possible business combination. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is advising financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill acted as financial advisor in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the May 5, 2016 meeting at which the BHB board of directors considered and discussed the terms of the merger agreement and the merger, Sandler O’Neill delivered to the BHB board of directors its oral opinion, which was subsequently confirmed in writing, that, as of such date, the Exchange Ratio was fair to BHB from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Annex C to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of BHB common stock are urged to read the entire opinion carefully in connection with their consideration of the merger agreement and the merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to the BHB board of directors in connection with its consideration of the merger agreement and the merger and is directed only to the fairness, from a financial point of view, of the Exchange Ratio to BHB. Sandler O’Neill’s opinion does not constitute a recommendation to any holder of BHB common stock as to how such holder of BHB common stock should vote with respect to the merger agreement and the merger or any other matter. It does not address the underlying business decision of BHB to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for BHB or the effect of any other transaction in which BHB might engage. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any BHB or LSBG officer, director, or employee, or class of such persons, if any, relative to the amount of any compensation to be received by any other shareholder. Sandler O’Neill’s opinion was approved by Sandler O’Neill’s fairness opinion committee.

In connection with rendering its opinion, Sandler O’Neill reviewed and considered, among other things:

•	a draft of the merger agreement dated May 5, 2016;

•	certain publicly available financial statements and other historical financial information of BHB that Sandler O’Neill deemed relevant;

•	certain publicly available financial statements and other historical financial information of LSBG and its wholly-owned subsidiary, Lake Sunapee Bank, FSB, that Sandler O’Neill deemed relevant;

•	internal financial projections for BHB for the year ending December 31, 2016, as provided by the senior management of BHB, as well as financial projections for BHB for the years ending December 31, 2017 through December 31, 2020, as discussed with and confirmed by the senior management of BHB;

•	internal financial projections for LSBG for the year ending December 31, 2016, as provided by the senior management of LSBG, as well as financial projections for LSBG for the years ending December 31, 2017 through December 31, 2020, as discussed with and confirmed by the senior management of BHB;

•	the pro forma financial impact of the merger on BHB based on assumptions related to transaction expenses, purchase accounting adjustments, a core deposit intangible asset, a customer list intangible asset and cost savings, as provided by the senior management of BHB;

•	the publicly reported historical price and trading activity for BHB and LSBG common stock, including a comparison of certain financial and stock market information for BHB and LSBG common stock and certain stock indices as well as similar publicly available information for certain other companies, the securities of which are publicly traded;

•	a comparison of certain financial information for BHB and LSBG with similar bank and thrift institutions for which information is publicly available;

•	the financial terms of certain other recent business combinations in the bank and thrift industry (on a regional and nationwide basis), to the extent publicly available;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of the senior management of BHB the business, financial condition, results of operations and prospects of BHB and held similar discussions with certain members of the senior management of LSBG regarding the business, financial condition, results of operations and prospects of LSBG.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by Sandler O’Neill from public sources, that was provided to Sandler O’Neill by BHB, LSBG or their respective representatives or that was otherwise reviewed by Sandler O’Neill and Sandler O’Neill assumed such accuracy and completeness for purposes of rendering its opinion without any independent verification or investigation. Sandler O’Neill relied, at the direction of BHB, without independent verification or investigation, on the assessments of the management of BHB as to its existing and future relationships with key employees and partners, clients, products and services and assumed, with BHB’s consent, that there would be no developments with respect to any such matters that would affect its analyses or opinion. Sandler O’Neill further relied on the assurances of the respective managements of BHB and LSBG that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Sandler O’Neill was not asked to and did not undertake an independent verification of any of such information and did not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of BHB or LSBG, or any of their respective subsidiaries, nor was Sandler O’Neill furnished with any such evaluations or appraisals. Sandler O’Neill rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of BHB or LSBG. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of BHB or LSBG, or the combined entity after the Merger and did not review any individual credit files relating to BHB or LSBG. Sandler O’Neill assumed, with BHB’s consent, that the respective allowances for loan losses for both BHB and LSBG were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections for BHB for the year ending December 31, 2016, as provided by the senior management of BHB, as well as financial projections for BHB for the years ending December 31, 2017 through December 31, 2020, as discussed with and confirmed by the senior management of BHB. In addition, in preparing its analyses Sandler O’Neill used internal financial projections for LSBG for the year ending December 31, 2016, as provided by the senior management of LSBG, as well as financial projections for LSBG for the years ending December 31, 2017 through December 31, 2020, as discussed with and confirmed by the senior management of BHB. Sandler O’Neill also received and used in its pro forma analyses certain assumptions relating to transaction expenses, purchase accounting adjustments, a core deposit intangible asset, a customer list intangible asset and cost savings, as provided by the senior management of BHB. With respect to the foregoing information, the respective managements of BHB and LSBG confirmed to Sandler O’Neill that such information reflected the best currently available projections, estimates and judgments of those respective managements of the future financial performance of BHB and LSBG, respectively, and Sandler O’Neill assumed that such performance would be achieved. Sandler O’Neill expressed no opinion as to such information, or the assumptions on which such information was based. Sandler O’Neill also assumed that there had been no material change in BHB’s or LSBG’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill assumed in all respects material to its analysis that BHB and LSBG would remain as going concerns for all periods relevant to its analyses.

Sandler O’Neill has also assumed, with BHB’s consent, in all respects material to its analysis, that (i) each of the parties to the Agreement would comply in all material respects with all material terms and conditions of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on BHB, LSBG or the Merger or any related transaction, (iii) the Merger and any related transaction would be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements, (iv) the Merger would be consummated without LSBG’s rights under Section 7(i) of the Agreement having been triggered, and (v) the Merger would qualify as a tax-free reorganization for federal income tax purposes. Sandler O’Neill expressed no opinion as to any of the legal, accounting or tax matters relating to the Merger or any other transactions contemplated in connection therewith.

Sandler O’Neill’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date thereof. Events occurring after the date thereof could materially affect its opinion. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Sandler O’Neill expressed no opinion as to the trading values of BHB common stock or LSBG common stock at any time or what the value of BHB common stock would be once it is actually received by the holders of LSBG common stock.

In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The summary below is not a complete description of all of the analyses underlying Sandler O’Neill’s opinion or the presentation made by Sandler O’Neill to the BHB board of directors, but is a summary of the material analyses performed and presented by Sandler O’Neill. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to BHB or LSBG and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of BHB and LSBG and the companies to which they are being compared. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Sandler O’Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of BHB, LSBG and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the BHB board of directors at its May 5, 2016 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of BHB common stock or the prices at which BHB or LSBG common stock may be sold at any time. The analyses of Sandler O’Neill and its opinion were among a number of factors taken into consideration by the BHB board of directors in making its determination to adopt the merger agreement and authorize and approve the merger and the analyses described below should not be viewed as determinative of the decision of the BHB board of directors or management with respect to the fairness of the merger.

Summary of Proposed Merger Consideration and Implied Transaction Metrics. Sandler O’Neill reviewed the financial terms of the merger. As described in the merger agreement, each share of LSBG common stock issued and outstanding immediately prior to the effective time of the merger, other than certain shares described in the merger agreement, will be converted into the right to receive 0.4970 shares of BHB common stock. Based upon BHB’s 10-day volume weighted average price of common stock of $34.21 as of May 4, 2016, Sandler O’Neill calculated an aggregate implied transaction value of approximately $143 million, or $17.00 per share. The aggregate implied transaction value was calculated assuming, at the direction of the senior managements of BHB and LSBG, 8,381,713 outstanding shares of LSBG common stock. Based upon financial information for LSBG as of or for the period ending March 31, 2016 (unless otherwise indicated), Sandler O’Neill calculated the following implied transaction metrics:

Transaction Price / Tangible Book Value Per Share:	163%
Transaction Price / LTM Earnings Per Share[1]:	15.6x
Tangible Book Premium / Core Deposits[2]:	5.7%
One-Day Market Premium[3]:	19.8%

1)	LTM defined as last twelve months
2)	Core deposits defined as total deposits, less time deposit accounts with a balance of at least $100,000
3)	LSBG closing price of $14.19 per share as of May 4, 2016

Contribution Analysis. Sandler O’Neill reviewed the relative contribution of assets, liabilities, equity and earnings by BHB and LSBG to the combined entity based on financial information for both companies as of or for the period ended March 31, 2016 and market data as of May 4, 2016. This analysis indicated that the contributions to the combined entity were as follows:

	BHB	LSBG
Total Assets	50.9%	49.1%
Total Securities[1]	75.8%	24.2%
Gross Loans	45.2%	54.8%
Total Deposits	45.7%	54.3%
Tangible Common Equity	63.9%	36.1%
LTM Net Interest Income	52.1%	47.9%
LTM Noninterest Income	29.5%	70.5%
LTM Net Income	63.0%	37.0%

1)	Excludes FHLB stock

Stock Trading History. Sandler O’Neill reviewed the history of the publicly reported trading prices of BHB common stock and LSBG common stock for the three-year period ended May 4, 2016. Sandler O’Neill then compared the relationship between the movements in the prices of BHB and LSBG common stock, respectively, to movements in their respective peer groups (as described on pages 71 and 72) as well as certain stock indices.

BHB’s Three-Year Stock Performance

	Beginning Value May 4, 2013	Ending Value May 4, 2016
BHB	100%	144.4%
NASDAQ Bank Index	100%	133.1%
S&P 500 Index	100%	127.1%
BHB Peer Group	100%	137.1%

	Beginning Value May 4, 2013	Ending Value May 4, 2016
LSBG	100%	111.3%
NASDAQ Bank Index	100%	133.1%
S&P 500 Index	100%	127.1%
LSBG Peer Group	100%	138.3%

Comparable Company Analysis. Sandler O’Neill used publicly available information to compare selected financial information for BHB with a group of financial institutions selected by Sandler O’Neill. The BHB peer group consisted of publicly traded banks and thrifts headquartered in Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont with assets between $1.0 billion and $5.0 billion or the BHB Peer Group. The BHB Peer Group consisted of the following companies:

Bankwell Financial Group, Inc.	First Connecticut Bancorp, Inc.
Blue Hills Bancorp, Inc.	Hingham Institution for Savings
BSB Bancorp, Inc.	Lake Sunapee Bank Group
Cambridge Bancorp	Merchants Bancshares, Inc.
Camden National Corporation	Meridian Bancorp, Inc.
Century Bancorp, Inc.	SI Financial Group, Inc.
Enterprise Bancorp	Washington Trust Bancorp, Inc.
First Bancorp, Inc.	Westfield Financial, Inc.

The analysis compared publicly available financial information for BHB with the corresponding data for the BHB Peer Group as of or for the period ending March 31, 2016 (unless otherwise indicated), with pricing data as of May 4, 2016. The table below sets forth the data for BHB and the median, mean, high and low data for the BHB Peer Group.

Comparable Company Analysis

		BHB Peer Group
	BHB	Median	Mean	Low	High
Total assets (in millions)	$1,622	$1,940	$2,343	$1,369	$4,055
Tangible common equity/Tangible assets	9.60%	7.99%	9.08%	5.38%	17.77%
Leverage ratio	9.20%	8.77%	9.92%	6.72%	19.60%
Total risk-based capital ratio	17.16%	13.54%	14.71%	10.97%	24.84%
LTM Return on average assets	1.00%	0.71%	0.72%	0.34%	1.19%
LTM Return on average tangible common equity	10.6%	9.7%	8.9%	2.2%	14.9%
LTM Net interest margin	3.14%	3.05%	3.05%	2.20%	3.88%
LTM Efficiency ratio	57.2%	66.0%	64.9%	35.2%	78.6%
Loan loss reserves/Gross loans	0.98%	0.94%	1.00%	0.69%	1.60%
Non-performing assets¹/Total assets	0.46%	0.70%	0.74%	0.09%	1.99%
Net charge-offs/Average loans	0.04%	0.01%	0.01%	(0.30)%	0.19%
Price / Tangible book value	134%	138%	137%	96%	201%
Price / LTM EPS	13.4x	15.0x	17.7x	10.2x	34.0x
Current Dividend Yield	3.1%	1.6%	2.1%	0.0%	4.5%
Market value (in millions)	$208	$210	$286	$119	$788

1)	Nonperforming assets include nonaccrual loans and leases, renegotiated loans and leases and real estate owned.
Note:	LTM defined as last-twelve-months; Leverage ratio and total risk-based capital ratio for Meridian Bancorp, Inc., Blue Hills Bancorp, Inc., BSB Bancorp, Inc., Cambridge Bancorp, First Bancorp, Inc., SI Financial Group, Inc., Bankwell Financial Group, Inc., and Westfield Financial, Inc. as of December 31, 2015.

Sandler O’Neill used publicly available information to perform a similar analysis for LSBG and a group of financial institutions selected by Sandler O’Neill. The LSBG peer group consisted of publicly traded banks and thrifts headquartered in Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont with assets between $1.0 billion and $5.0 billion or the LSBG Peer Group. The LSBG Peer Group consisted of the following companies:

Bankwell Financial Group, Inc.	First Bancorp, Inc.
Bar Harbor Bankshares	First Connecticut Bancorp, Inc.
Blue Hills Bancorp, Inc.	Hingham Institution for Savings
BSB Bancorp, Inc.	Merchants Bancshares, Inc.
Cambridge Bancorp	Meridian Bancorp, Inc.
Camden National Corporation	SI Financial Group, Inc.
Century Bancorp, Inc.	Washington Trust Bancorp, Inc.
Enterprise Bancorp	Westfield Financial, Inc.

The analysis compared publicly available financial information for LSBG with the corresponding data for the LSBG Peer Group as of or for the period ending March 31, 2016 (unless otherwise indicated), with pricing data as of May 4, 2016. The table below sets forth the data for LSBG and the median, mean, high and low data for the LSBG Peer Group.

Comparable Company Analysis

		LSBG Peer Group
	LSBG	Median	Mean	Low	High
Total assets (in millions)	$1,564	$1,940	$2,347	$1,369	$4,055
Tangible common equity/Tangible assets	5.80%	8.65%	9.32%	5.38%	17.77%
Leverage ratio	8.72%	9.00%	9.95%	6.72%	19.60%
Total risk-based capital ratio	13.33%	14.00%	14.95%	10.97%	24.84%
LTM Return on average assets	0.61%	0.74%	0.74%	0.34%	1.19%
LTM Return on average tangible common equity	12.0%	9.7%	8.8%	2.2%	14.9%
LTM Net interest margin	3.00%	3.13%	3.05%	2.20%	3.88%
LTM Efficiency ratio	74.5%	64.2%	63.8%	35.2%	78.6%
Loan loss reserves/Gross loans	0.71%	1.00%	1.02%	0.69%	1.60%
Non-performing assets¹/Total assets	0.82%	0.61%	0.72%	0.09%	1.99%
Net charge-offs/Average loans	0.10%	0.01%	0.01%	(0.30)%	0.19%
Price / Tangible book value	136%	138%	137%	96%	201%
Price / LTM EPS	13.0x	15.0x	17.7x	10.2x	34.0x
Current Dividend Yield	3.9%	1.6%	2.1%	0.0%	4.5%
Market value (in millions)	$119	$210	$292	$137	$788

1)	Nonperforming assets include nonaccrual loans and leases, renegotiated loans and leases and real estate owned.
Note:	LTM defined as last-twelve-months; Leverage ratio and total risk-based capital ratio for Meridian Bancorp, Inc., Blue Hills Bancorp, Inc., BSB Bancorp, Inc., Cambridge Bancorp, First Bancorp, Inc., SI Financial Group, Inc., Bankwell Financial Group, Inc., and Westfield Financial, Inc. as of December 31, 2015.

Analysis of Selected Merger Transactions. Sandler O’Neill reviewed two groups of recent merger and acquisition transactions consisting of a national group as well as a regional group. The national group consisted of nationwide bank and thrift transactions announced between January 1, 2015 and May 4, 2016, excluding mergers of equals and 363 bankruptcy sales, with reported deal values and where the target’s total assets were between $1 billion and $2 billion or the Nationwide Precedent Transactions. The regional group consisted of bank and thrift transactions where the targets were located in the Northeast and Mid-Atlantic regions, announced between January 1, 2014 and May 4, 2016, excluding mergers of equals and 363 bankruptcy sales, with reported deal values and where the target’s total assets were between $500 million and $5 billion or the Regional Precedent Transactions.

The Nationwide Precedent Transactions group was composed of the following transactions:

Acquirer	Target
Investors Bancorp, Inc.	Bank of Princeton
WesBanco, Inc.	Your Community Bankshares, Inc.
Mechanics Bank	California Republic Bancorp
Pinnacle Financial Partners	Avenue Financial Holdings, Inc.
OceanFirst Financial Corp.	Cape Bancorp, Inc.
TowneBank	Monarch Financial Holdings
Univest Corp. of Pennsylvania	Fox Chase Bancorp, Inc.
First Busey Corp.	Pulaski Financial Corp.
Great Western Bancorp	HF Financial Corp.
Bank of the Ozarks, Inc.	C1 Financial, Inc.
United Bankshares, Inc.	Bank of Georgetown
Green Bancorp, Inc.	Patriot Bancshares, Inc.
Valley National Bancorp	CNLBanchsares, Inc.
United Community Banks, Inc.	Palmetto Bancshares, Inc.
Atlantic Capital Bancshares, Inc.	First Security Group, Inc.
Western Alliance Bancorp	Bridge Capital Holdings
Chemical Financial Corp.	Lake Michigan Financial Corp.

Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to book value per share, transaction price to tangible book value per share, tangible book premium to core deposits, and 1-day market premium. Sandler O’Neill compared the indicated transaction metrics for the merger to the median, mean, high and low metrics of the Nationwide Precedent Transactions group.

		Nationwide Precedent Transactions
	BHB / LSBG	Median	Mean	Low	High
Transaction price/LTM earnings per share:	15.6x	23.0x	23.2x	13.1x	53.0x
Transaction price/Book value per share:	102%	175%	176%	119%	222%
Transaction price/Tangible book value per share:	163%	176%	180%	134%	225%
Core deposit premium:	5.7%	11.0%	11.9%	5.1%	20.5%
1-Day market premium:	19.8%	20.8%	29.1%	(3.2)%	72.1%

Source: SNL Financial

The Regional Precedent Transactions group was composed of the following transactions:

Acquirer	Target
Investors Bancorp, Inc.	Bank of Princeton
Revere bank	Monument Bank
Westfield Financial, Inc.	Chicopee Bancorp, Inc.
OceanFirst Financial Corp.	Cape Bancorp, Inc.
Univest Corp. of Pennsylvania	Fox Chase Bancorp, Inc.
WSFS Financial Corp.	Penn Liberty Financial Corp.
United Bankshares, Inc.	Bank of Georgetown
Beneficial Bancorp, Inc.	Conestoga Bank
F.N.B. Corp.	Metro Bancorp, Inc.
Liberty Bank	Naugatuck Valley Financial
Camden National Corp.	SBM Financial, Inc.
Community Bank System, Inc.	Oneida Financial Corp.
Bridge Bancorp, Inc.	Community National Bank
Sterling Bancorp	Hudson Valley Holding Corp.
Berkshire Hills Bancorp, Inc.	Hampden Bancorp, Inc.
S&T Bancorp, Inc.	Integrity Bancshares, Inc.
WesBanco, Inc.	ESB Financial Corp.
Cape Bancorp, Inc.	Colonial Financial Services
Independent Bank Corp.	Peoples Federal Bancshares, Inc.
Bank of the Ozarks, Inc.	Intervest Bancshares, Corp.
National Penn Bancshares, Inc.	TF Financial Corp.
Bryn Mawr Bank Corp.	Continental Bank Holdings, Inc.
Eastern Bank Corp.	Centrix Bank & Trust

Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to book value per share, transaction price to tangible book value per share, tangible book premium to core deposits, and 1-day market premium. Sandler O’Neill compared the indicated transaction metrics for the merger to the median, mean, high and low metrics of the Regional Precedent Transactions group.

		Regional Precedent Transactions
	BHB / LSBG	Median	Mean	Low	High
Transaction price/LTM earnings per share:	15.6x	23.8x	26.2x	13.1x	60.0x
Transaction price/Book value per share:	102%	157%	158%	88%	263%
Transaction price/Tangible book value per share:	163%	160%	164%	88%	263%
Core deposit premium:	5.7%	9.3%	9.3%	(1.7)%	20.5%
1-Day market premium:	19.8%	19.2%	30.4%	10.9%	99.4%

Net Present Value Analyses. Sandler O’Neill performed an analysis that estimated the net present value per share of BHB common stock, assuming that BHB performed in accordance with internal financial projections for BHB for the year ending December 31, 2016, as provided by the senior management of BHB, as well as financial projections for BHB for the years ending December 31, 2017 through December 31, 2020, as discussed with and confirmed by the senior management of BHB. To approximate the terminal value of BHB common stock at December 31, 2020, Sandler O’Neill applied price to 2020 earnings multiples ranging from 12.0x to 19.5x and multiples of December 31, 2020 tangible book value ranging from 110% to 185%. The terminal values were then discounted to present values using different discount rates ranging from 9.0% to 15.0% when applied to 2020 earnings multiples and 9.0% to 15.0% when applied to multiples of December 31, 2020 tangible book value, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of BHB common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of BHB common stock of $22.86 to $44.46 when applying earnings multiples and $22.84 to $45.79 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	12.0x	13.5x	15.0x	16.5x	18.0x	19.5x
9.0%	$29.00	$32.09	$35.18	$38.27	$41.36	$44.46
10.0%	$27.84	$30.80	$33.76	$36.72	$39.68	$42.64
11.0%	$26.74	$29.58	$32.41	$35.25	$38.09	$40.92
12.0%	$25.70	$28.42	$31.13	$33.85	$36.57	$39.29
13.0%	$24.71	$27.31	$29.92	$32.52	$35.13	$37.73
14.0%	$23.76	$26.26	$28.76	$31.26	$33.76	$36.26
15.0%	$22.86	$25.26	$27.66	$30.06	$32.45	$34.85

Tangible Book Value Multiples

Discount Rate	110%	125%	140%	155%	170%	185%
9.0%	$28.96	$32.33	$35.70	$39.06	$42.43	$45.79
10.0%	$27.81	$31.03	$34.26	$37.48	$40.70	$43.93
11.0%	$26.71	$29.80	$32.89	$35.98	$39.06	$42.15
12.0%	$25.67	$28.63	$31.59	$34.55	$37.51	$40.47
13.0%	$24.68	$27.52	$30.35	$33.19	$36.03	$38.86
14.0%	$23.74	$26.46	$29.18	$31.90	$34.62	$37.34
15.0%	$22.84	$25.45	$28.06	$30.67	$33.28	$35.89

Sandler O’Neill also considered and discussed with the BHB board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming BHB’s net income varied from 25% above projections to 25% below projections. This analysis resulted in the following range of per share values for BHB common stock, applying the price to 2020 earnings multiples range of 12.0x to 19.5x referred to above and a discount rate of 13.99%.

Earnings Per Share Multiples

Annual Estimate Variance	12.0x	13.5x	15.0x	16.5x	18.0x	19.5x
(25.0%)	$18.77	$20.65	$22.52	$24.40	$26.27	$28.15
(20.0%)	$19.77	$21.77	$23.77	$25.77	$27.77	$29.77
(15.0%)	$20.77	$22.90	$25.02	$27.15	$29.27	$31.40
(10.0%)	$21.77	$24.02	$26.27	$28.52	$30.77	$33.02
(5.0%)	$22.77	$25.15	$27.52	$29.90	$32.27	$34.65
0.0%	$23.77	$26.27	$28.77	$31.27	$33.77	$36.27
5.0%	$24.77	$27.40	$30.02	$32.65	$35.27	$37.90
10.0%	$25.77	$28.52	$31.27	$34.02	$36.77	$39.52
15.0%	$26.77	$29.65	$32.52	$35.40	$38.27	$41.14
20.0%	$27.77	$30.77	$33.77	$36.77	$39.77	$42.77
25.0%	$28.77	$31.90	$35.02	$38.15	$41.27	$44.39

Sandler O’Neill also performed two analyses that estimated the net present value per share of LSBG common stock under various circumstances. The first analysis assumed LSBG performed in accordance with internal financial projections for LSBG for the year ending December 31, 2016, as provided by the senior management of LSBG, as well as financial projections for LSBG for the years ending December 31, 2017 through December 31, 2020, as discussed with and confirmed by the senior management of BHB or LSBG Stand Alone NPV Analysis. For the second analysis, Sandler O’Neill used the same assumptions as the LSBG Stand Alone NPV Analysis, but also included assumptions related to after-tax cost savings, as provided by the senior management of BHB or LSBG Adjusted NPV Analysis.

For both the LSBG Stand Alone NPV Analysis and LSBG Adjusted NPV Analysis, to approximate the terminal value of LSBG common stock at December 31, 2020, Sandler O’Neill applied price to 2020 earnings multiples ranging from 12.0x to 19.5x and multiples of December 31, 2020 tangible book value ranging from 110% to 185%. The terminal values were then discounted to present values using different discount rates ranging from 9.0% to 15.0% when applied to 2020 earnings multiples and 9.0% to 15.0% when applied to multiples of December 31, 2020 tangible book value, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of LSBG common stock.

As illustrated in the following tables, the LSBG Stand Alone NPV Analysis indicated an imputed range of values per share of LSBG common stock of $11.41 to $22.09 when applying multiples of earnings and the LSBG Adjusted NPV Analysis indicated an imputed range of values per share of LSBG common stock of $16.59 to $32.95 when applying multiples of earnings. In addition, as illustrated in the following tables, the LSBG Stand Alone NPV Analysis indicated an imputed range of values per share of LSBG common stock of $10.18 to $20.13 when applying multiples of tangible book value and the LSBG Adjusted NPV Analysis indicated an imputed range of values per share of LSBG common stock of $11.88 to $23.80 when applying multiples of tangible book value.

Earnings Per Share Multiples (LSBG Stand Alone NPV Analysis)

Discount Rate	12.0x	13.5x	15.0x	16.5x	18.0x	19.5x
9.0%	$14.45	$15.98	$17.51	$19.04	$20.56	$22.09
10.0%	$13.88	$15.34	$16.80	$18.27	$19.73	$21.19
11.0%	$13.34	$14.74	$16.14	$17.54	$18.94	$20.34
12.0%	$12.82	$14.16	$15.50	$16.84	$18.19	$19.53
13.0%	$12.32	$13.61	$14.90	$16.18	$17.47	$18.76
14.0%	$11.85	$13.09	$14.32	$15.56	$16.79	$18.02
15.0%	$11.41	$12.59	$13.78	$14.96	$16.14	$17.33

Earnings Per Share Multiples (LSBG Adjusted NPV Analysis)

Discount Rate	12.0x	13.5x	15.0x	16.5x	18.0x	19.5x
9.0%	$21.14	$23.50	$25.86	$28.23	$30.59	$32.95
10.0%	$20.28	$22.54	$24.81	$27.07	$29.33	$31.59
11.0%	$19.47	$21.63	$23.80	$25.97	$28.13	$30.30
12.0%	$18.69	$20.77	$22.85	$24.92	$27.00	$29.07
13.0%	$17.96	$19.95	$21.94	$23.93	$25.92	$27.91
14.0%	$17.26	$19.16	$21.07	$22.98	$24.89	$26.80
15.0%	$16.59	$18.42	$20.25	$22.08	$23.92	$25.75

Tangible Book Value Multiples (LSBG Stand Alone NPV Analysis)

Discount Rate	110%	125%	140%	155%	170%	185%
9.0%	$12.87	$14.32	$15.78	$17.23	$18.68	$20.13
10.0%	$12.37	$13.76	$15.14	$16.53	$17.92	$19.31
11.0%	$11.89	$13.22	$14.55	$15.88	$17.21	$18.54
12.0%	$11.43	$12.70	$13.98	$15.25	$16.53	$17.80
13.0%	$10.99	$12.21	$13.44	$14.66	$15.88	$17.10
14.0%	$10.58	$11.75	$12.92	$14.09	$15.27	$16.44
15.0%	$10.18	$11.31	$12.43	$13.56	$14.68	$15.80

Tangible Book Value Multiples (LSBG Adjusted NPV Analysis)

Discount Rate	110%	125%	140%	155%	170%	185%
9.0%	$15.06	$16.81	$18.55	$20.30	$22.05	$23.80
10.0%	$14.46	$16.13	$17.81	$19.48	$21.15	$22.83
11.0%	$13.89	$15.49	$17.10	$18.70	$20.30	$21.91
12.0%	$13.35	$14.88	$16.42	$17.96	$19.49	$21.03
13.0%	$12.83	$14.30	$15.78	$17.25	$18.72	$20.20
14.0%	$12.34	$13.75	$15.17	$16.58	$17.99	$19.40
15.0%	$11.88	$13.23	$14.59	$15.94	$17.30	$18.65

Sandler O’Neill also considered and discussed with the BHB board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis, assuming LSBG’s net income varied from 25% above projections to 25% below projections for the LSBG Stand Alone NPV Analysis and LSBG Adjusted NBV Analysis. This analysis resulted in the following range of per share values for LSBG common stock, applying the price to 2020 earnings multiples range of 12.0x to 19.5x referred to above and a discount rate of 13.99%.

Earnings Per Share Multiples (LSBG Stand Alone NPV Analysis)

Annual Estimate Variance	12.0x	13.5x	15.0x	16.5x	18.0x	19.5x
(25.0%)	$9.39	$10.32	$11.24	$12.17	$13.09	$14.02
(20.0%)	$9.88	$10.87	$11.86	$12.85	$13.83	$14.82
(15.0%)	$10.38	$11.43	$12.48	$13.53	$14.57	$15.62
(10.0%)	$10.87	$11.98	$13.09	$14.20	$15.32	$16.43
(5.0%)	$11.37	$12.54	$13.71	$14.88	$16.06	$17.23
0.0%	$11.86	$13.09	$14.33	$15.56	$16.80	$18.03
5.0%	$12.35	$13.65	$14.95	$16.24	$17.54	$18.83
10.0%	$12.85	$14.20	$15.56	$16.92	$18.28	$19.64
15.0%	$13.34	$14.76	$16.18	$17.60	$19.02	$20.44
20.0%	$13.83	$15.32	$16.80	$18.28	$19.76	$21.24
25.0%	$14.33	$15.87	$17.41	$18.96	$20.50	$22.04

Earnings Per Share Multiples (LSBG Adjusted NPV Analysis)

Annual Estimate Variance	12.0x	13.5x	15.0x	16.5x	18.0x	19.5x
(25.0%)	$13.44	$14.88	$16.31	$17.74	$19.17	$20.60
(20.0%)	$14.21	$15.73	$17.26	$18.79	$20.32	$21.85
(15.0%)	$14.97	$16.59	$18.22	$19.84	$21.46	$23.09
(10.0%)	$15.73	$17.45	$19.17	$20.89	$22.61	$24.33
(5.0%)	$16.50	$18.31	$20.13	$21.94	$23.76	$25.57
0.0%	$17.26	$19.17	$21.08	$22.99	$24.90	$26.81
5.0%	$18.03	$20.03	$22.04	$24.04	$26.05	$28.05
10.0%	$18.79	$20.89	$22.99	$25.09	$27.19	$29.29
15.0%	$19.55	$21.75	$23.95	$26.14	$28.34	$30.54
20.0%	$20.32	$22.61	$24.90	$27.19	$29.49	$31.78
25.0%	$21.08	$23.47	$25.86	$28.24	$30.63	$33.02

In connection with its analyses, Sandler O’Neill considered and discussed with the BHB board of directors how the present value analyses would be affected by changes in the underlying assumptions. Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis. Sandler O’Neill analyzed certain potential pro forma effects of the merger, based on the following assumptions: (i) the merger closes on December 31, 2016 and (ii) 100% of the outstanding shares of LSBG common are converted into the stock consideration at the fixed exchange ratio of 0.4970. Sandler O’Neill also utilized assumptions, as provided by the senior management of BHB, relating to (a) estimated transaction expenses, (b) purchase accounting adjustments, (c) a core deposit intangible asset, (d) a customer list intangible asset, and (e) estimated cost savings resulting from the merger. The analysis indicated that the merger could be accretive to BHB’s estimated earnings per share in 2017 (the first full-year after the estimated closing of the transaction), excluding transaction expenses, and dilutive to estimated tangible book value per share at close.

In connection with this analysis, Sandler O’Neill considered and discussed with the BHB board of directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill’s Relationship. Sandler O’Neill is acting as BHB’s financial advisor in connection with the merger and BHB has agreed to pay Sandler O’Neill a fee for such services in an amount equal to $800,000, which fee is contingent upon the closing of the merger. Sandler O’Neill also received a fee from BHB in an amount equal to $200,000 upon rendering its opinion, which opinion fee will be credited in full towards the fee that will become payable on the day of closing of the merger. BHB has also agreed to indemnify Sandler O’Neill against certain liabilities arising out of Sandler O’Neill’s engagement and to reimburse Sandler O’Neill for certain of its out-of-pocket expenses incurred in connection with its engagement.

In the two years preceding the date of its opinion, Sandler O’Neill did not provide any other investment banking services to, or receive any compensation for such services from, BHB, nor did Sandler O’Neill provide any investment banking services to, or receive any compensation for such services from, LSBG during the two year period preceding the date of Sandler O’Neill’s opinion. In the ordinary course of its business as a broker-dealer, Sandler O’Neill may purchase securities from or sell securities to BHB, LSBG or their respective affiliates. Sandler O’Neill may also actively trade the securities of BHB, LSBG or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Prospective Financial Information Regarding LSBG

LSBG does not, as a matter of course, make public forecasts as to future performance or other prospective financial information, and LSBG is especially wary of making forecasts or projections due to the unpredictability of the underlying assumptions and estimates. However, as part of the due diligence review of LSBG in connection with the merger, LSBG’s management prepared and provided to Griffin and Sandler O’Neill in connection with their respective evaluations of the fairness of the exchange ratio, certain non-public, preliminary internal financial forecasts of LSBG’s operating results at and for the year ended December 31, 2016. LSBG has included below these forecasts to provide stockholders and investors access to certain non-public information that was furnished to third parties, and such information may not be appropriate for other purposes. These forecasts were also considered by the LSBG and BHB boards of directors in evaluating the merger.

These preliminary internal financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the Securities and Exchange

Commission, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The prospective financial information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, LSBG’s management. Baker Newman & Noyes, LLC (“Baker Newman”), LSBG’s independent auditor, has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, Baker Newman does not express an opinion or any other form of assurance with respect thereto. The Baker Newman report incorporated by reference in this joint proxy statement/prospectus relates to LSBG’s historical financial information. It does not extend to the prospective financial information and should not be read to do so. The summary of these preliminary internal financial forecasts included below is being included because these preliminary internal financial forecasts provide useful information to investors and were provided by LSBG to Griffin and Sandler O’Neill.

While presented with numeric specificity, these preliminary internal financial forecasts were based on numerous variables and assumptions (including those related to industry performance and competition and general business, economic, market and financial conditions and additional matters specific to LSBG’s business at the time the forecasts were prepared) that are inherently subjective and uncertain and are beyond the control of LSBG’s management. Important factors that may affect actual results and cause these preliminary internal financial forecasts to not be achieved include risks and uncertainties relating to LSBG’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled “Information Regarding Forward-Looking Statements” and “Risk Factors.” These preliminary internal financial forecasts also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these preliminary internal financial forecasts. Accordingly, the forecasted results summarized below may not be realized.

The inclusion of a summary of these preliminary internal financial forecasts in this joint proxy statement/prospectus should not be regarded as an indication that LSBG or its affiliates, advisors or representatives considered these preliminary internal financial forecasts to be predictive of actual future events, and these preliminary internal financial forecasts should not be relied upon as such nor should the information contained in these preliminary internal financial forecasts be considered appropriate for other purposes. Neither LSBG nor its affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ materially from these preliminary internal financial forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile these preliminary internal financial forecasts to reflect circumstances existing after the date these preliminary internal financial forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these forecasts are shown to be in error.

Neither LSBG nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder, investor, BHB or any other person, in the merger agreement or otherwise, concerning these preliminary internal financial forecasts or regarding LSBG’s ultimate performance compared to the information contained in these preliminary internal financial forecasts or that the forecasted results will be achieved. The below forecasts do not give effect to the merger. LSBG urges all stockholders to review LSBG’s most recent Securities and Exchange Commission filings for a description of LSBG’s reported financial results.

Subject to the foregoing qualifications, the preliminary internal financial forecasts consist of: (1) net income for 2016 of $9.7 million with an earnings growth rate of 5% to 7.5% annually thereafter; and (2) assets of $1.6 million at December 31, 2016, with an asset growth rate of 2% to 5% annually thereafter, each as prepared by, or as directed by, LSBG’s management and delivered to Griffin and Sandler O’Neill.

Prospective Financial Information Regarding BHB

BHB does not, as a matter of course, make public forecasts as to future performance or other prospective financial information, and BHB is especially wary of making forecasts or projections due to the unpredictability of the underlying assumptions and estimates. However, as part of the due diligence review of BHB in connection with the merger, BHB management prepared and provided to Sandler O’Neill and Griffin in connection with their respective evaluations of the fairness of the exchange ratio, certain non-public, preliminary internal financial forecasts of BHB’s operating results at and for the year ended December 31, 2016. BHB has included below these forecasts to provide stockholders and investors access to certain non-public information that was furnished to third parties, and such information may not be appropriate for other purposes. These forecasts were also considered by the BHB and LSBG boards of directors in evaluating the merger.

These preliminary internal financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The prospective financial information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, BHB’s management. RSM US LLP (“RSM”), BHB’s independent auditor, has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, RSM does not express an opinion or any other form of assurance with respect thereto. The RSM report incorporated by reference in this joint proxy statement/prospectus relates to BHB’s historical financial information. It does not extend to the prospective financial information and should not be read to do so. The summary of these preliminary internal financial forecasts included below is being included because these preliminary internal financial forecasts provide useful information to investors and were provided by BHB to Sandler O’Neill and Griffin.

While presented with numeric specificity, these preliminary internal financial forecasts were based on numerous variables and assumptions (including those related to industry performance and competition and general business, economic, market and financial conditions, and additional matters specific to BHB’s business at the time the forecasts were prepared) that are inherently subjective and uncertain and are beyond the control of BHB’s management. Important factors that may affect actual results and cause these preliminary internal financial forecasts to not be achieved include risks and uncertainties relating to BHB’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled “Information Regarding Forward-Looking Statements” and “Risk Factors.” These preliminary internal financial forecasts also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these preliminary internal financial forecasts. Accordingly, the forecasted results summarized below may not be realized.

The inclusion of a summary of these preliminary internal financial forecasts in this joint proxy statement/prospectus should not be regarded as an indication that BHB or its affiliates, advisors or representatives considered these preliminary internal financial forecasts to be predictive of actual future events, and these preliminary internal financial forecasts should not be relied upon as such nor should the information contained in these preliminary internal financial forecasts be considered appropriate for other purposes. Neither BHB nor its affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ materially from these preliminary internal financial forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile these preliminary internal financial forecasts to reflect circumstances existing after the date these preliminary internal financial forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these forecasts are shown to be in error.

Neither BHB nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder, investor, BHB or any other person, in the merger agreement or otherwise, concerning these preliminary internal financial forecasts or regarding BHB’s ultimate performance compared to the information contained in these preliminary internal financial forecasts or that the forecasted results will be achieved. The below forecasts do not give effect to the merger. BHB urges all stockholders to review BHB’s most recent Securities and Exchange Commission filings for a description of BHB’s reported financial results.

Subject to the foregoing qualifications, the preliminary internal financial forecasts consist of: (1) net income for 2016 of $15.8 million with an earnings growth rate of between 2% and 6% annually thereafter; and (2) assets of $1.7 billion at December 31, 2016, with an asset growth rate of between 4% and 7% annually thereafter, each as prepared by, or as directed by, BHB’s management and delivered to Sandler O’Neill and Griffin.

BHB and BHB Bank’s Boards of Directors After the Merger

Immediately following the effective time of the merger, BHB will, and will cause BHB Bank to, expand the size of its board of directors by four seats and will appoint four members of LSBG’s board of directors, selected by BHB after consultation with LSBG, including Steven H. Dimick, Stephen W. Ensign, and Stephen R. Theroux, to each of BHB’s and BHB Bank’s board of directors, each to serve on BHB’s and BHB Bank’s board of directors for a term expiring at the next annual meeting of BHB’s shareholders, at which meeting each such appointee shall be included as a nominee for election to BHB’s and BHB Bank’s board of directors to serve until the following annual meeting of BHB’s shareholders.

Bank Merger

The merger agreement provides that as soon as practicable after the consummation of the merger, LSBG Bank will merge with and into BHB Bank. BHB has caused BHB Bank and LSBG has caused LSBG Bank to enter into an agreement and plan of merger providing for such bank merger. BHB Bank shall be the surviving entity in the bank merger and shall continue in its corporate existence.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general summary of material U.S. federal income tax consequences of the merger of BHB and LSBG. The federal income tax laws are complex and the tax consequences of the merger may vary depending upon each shareholder’s individual circumstances or tax status. The following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing temporary and final regulations under the Code and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. No attempt has been made to comment on all U.S. federal income tax consequences of the merger that may be relevant to LSBG stockholders. The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to a particular LSBG stockholder.

The following discussion may not apply to particular categories of holders of shares of LSBG common stock subject to special treatment under the Code, such as insurance companies, financial institutions, broker-dealers, tax-exempt organizations, individual retirement and other tax-deferred accounts, banks, persons subject to the alternative minimum tax, persons who hold LSBG capital stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is other than the U.S. dollar, persons eligible for tax treaty benefits, foreign corporations, foreign partnerships and other foreign entities, individuals who are not citizens or residents of the United States and holders whose shares were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. This discussion assumes that holders of shares of LSBG common stock hold their shares as capital assets. The following discussion does not address state, local or foreign tax consequences of the merger. You are urged to consult your tax advisors to determine the specific tax consequences of the merger, including any state, local or foreign tax consequences of the merger.

Tax Consequences of the Merger Generally

BHB has received an opinion from K&L Gates LLP and LSBG has received an opinion from Hogan Lovells US LLP, each filed with the SEC and dated as of the same date as Amendment No. 1 to the registration statement of which this joint proxy statement/prospectus is a part, to the effect that the merger will qualify as a reorganization under Section 368(a) of the Code. The tax opinions received by BHB and LSBG are based on certain representations, covenants and assumptions, as described below, all of which must continue to be true and accurate in all material respects as of the effective time of the merger. It is also a condition to the obligation of each of BHB and LSBG to complete the merger that their respective tax counsel confirm its opinion as of the closing date of the merger. Neither BHB nor LSBG intends to waive this condition. If any of the representations, covenants or assumptions relied upon by tax counsel is inaccurate, tax counsel may not be able to provide the required closing date opinions or the tax consequences of the merger could differ from those described below. An opinion of counsel neither binds the Internal Revenue Service, the IRS, nor precludes the IRS or the courts from adopting a contrary position. Neither BHB nor LSBG intends to obtain a ruling from the IRS regarding the tax consequences of the merger.

Based on the opinions that the merger will qualify as a reorganization under Section 368(a) of the Code, the material U.S. federal income tax consequences of the merger are as follows:

•	no gain or loss will be recognized by BHB or LSBG as a result of the merger;

•	no gain or loss will be recognized by a LSBG stockholder on the exchange, except to the extent the stockholder receives cash in lieu of a fractional share of BHB common stock;

•	the aggregate tax basis in the BHB common stock received by a LSBG stockholder pursuant to the merger will equal that stockholder’s aggregate tax basis in the shares of LSBG common stock being exchanged, reduced by any amount allocable to a fractional share of BHB common stock for which cash is received;

•	the holding period of BHB common stock received by a LSBG stockholder in the merger will include the holding period of the shares of LSBG common stock being exchanged; and

•	although no fractional shares of BHB common stock will be issued in the merger, a LSBG stockholder who receives cash in lieu of such a fractional share will be treated as having received that fractional share pursuant to the merger and then as having exchanged such fractional share for cash in a redemption by BHB. A LSBG stockholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the excess of the amount of cash received and the stockholder’s tax basis in the fractional share. Any capital gain or loss will be long-term capital gain or loss if the LSBG common stock was held for more than one year.

For purposes of the above discussion of the bases and holding periods for shares of LSBG common stock and BHB common stock, LSBG stockholders who acquired different blocks of LSBG common stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, cancelled or received in the merger.

Backup Withholding

Payments of cash to a LSBG stockholder pursuant to the merger are subject to information reporting and may, under certain circumstances, be subject to backup withholding unless such stockholder provides BHB with its taxpayer identification number and otherwise complies with the backup withholding rules. Any amounts withheld from payments to a LSBG stockholder under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against the LSBG stockholder’s federal income tax liability; provided that the LSBG stockholder timely furnishes the required information to the IRS.

Reporting Requirements

LSBG stockholders who receive BHB common stock as a result of the merger will be required to retain records pertaining to the merger and LSBG stockholders who hold at least 5% of the outstanding LSBG common stock immediately before the merger will be required to file with their U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

This summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local and foreign income and other tax consequences to you of the merger.

Regulatory Approvals Required for the Merger

General. BHB and LSBG have agreed to use their reasonable best efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities that are necessary to consummate the merger of BHB and LSBG, or the Merger and the merger of BHB Bank and LSBG Bank, or the Bank Merger, together, the Transaction. This includes the approval or nonobjection of the FRB, the FDIC, the BFI and the NHBD. BHB and LSBG have filed all required applications, notices and waiver requests to obtain the regulatory approvals and nonobjections necessary to consummate the Transaction. BHB and LSBG cannot predict whether required regulatory approvals will be obtained, when they will be received, or whether such approvals will be subject to any conditions.

Board of Governors of the Federal Reserve System. To consummate the Merger, BHB has sought a waiver from the FRB of the formal application requirement under section 3 of the Bank Holding Company Act of 1956, as amended, or the BHCA, and section 225.12(d)(2) of Regulation Y of the FRB’s regulations. Regulation Y provides that an application for FRB approval is not required for certain acquisitions involving bank mergers pursuant to the Bank Merger Act, or the BMA, if, among other conditions, the transaction requires prior regulatory approval of a federal supervisory agency under the BMA and does not involve the acquisition of shares of a bank.

BHB believes that the Transaction satisfies the requirements to obtain a waiver from the FRB. In the event that the FRB does not waive the application requirements, the Merger will require an application to the FRB for prior approval to consummate the Transaction pursuant to section 3 of the BHCA. The FRB may not approve the Merger if it determines that:

•	the Transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•	the effect of the Transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any manner restrain trade, unless the FRB finds that the anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the Transaction in meeting the convenience and needs of the communities to be served.

In evaluating the Merger, the FRB is required to consider the financial and managerial resources and future prospects of BHB, LSBG, BHB Bank and LSBG Bank, as well as the convenience and needs of the communities to be served. Consideration of financial resources generally focuses on capital adequacy of the institutions involved. The FRB also must consider the performance records of BHB Bank and LSBG Bank in meeting the credit needs of the communities served, including low and moderate-income neighborhoods, in accordance with requirements of the Community Reinvestment Act of 1977, as amended, or the CRA. In addition, the FRB must review the effectiveness of BHB Bank and LSBG Bank in combating money laundering activities. Further, the

FRB must consider the extent to which the Transaction would result in greater or more concentrated risks to the stability of the U.S. financial system. Applicable regulations require publication of notice of an application for approval of the Merger and an opportunity for the public to comment on the application and to request a hearing.

If approved, the Merger may not be completed until 30 days after such approval. However, with the concurrence of the U.S. Attorney General, the waiting period may be reduced to 15 days.

Federal Deposit Insurance Corporation. To consummate the Bank Merger, BHB Bank, as a Maine-chartered bank that is not a member of the Federal Reserve System, is required to file an application with the FDIC for prior approval of the Bank Merger. The BMA prohibits the FDIC from approving the Bank Merger if it would result in a monopoly, or would further a combination or conspiracy to monopolize, or to attempt to monopolize, the business of banking in any part of the U.S. The BMA also prohibits the FDIC from approving the Bank Merger if the effect may be to substantially lessen competition, or to create a monopoly, or, in any other manner, would be a restraint of trade.

The FDIC must also consider the financial and managerial resources and future prospects of the existing and proposed institutions, the convenience and needs of the community to be served (including performance of each institution under the CRA), and the effectiveness of BHB Bank and LSBG Bank in combatting money-laundering activities. The FDIC also must consider the extent to which the Bank Merger would result in greater or more concentrated risks to the stability of the U.S. financial system. Applicable regulations require publication of notice of an application for approval of the Bank Merger and an opportunity for the public to comment on the application and to request a hearing.

If approved, the Bank Merger may not be completed until 30 days after such approval. However, with the concurrence of the U.S. Attorney General, the waiting period may be reduced to 15 days.

Maine Bureau of Financial Institutions. To consummate the Bank Merger, BHB Bank is required to apply for approval of the BFI. The BFI will not approve a merger unless it will contribute to the financial strength and success of the institutions involved and promote public convenience and advantage. Public convenience and advantage will exist if the BFI determines that public benefits, such as increased competition or gains in efficiency, outweigh any adverse effects, such as decreased or unfair competition, or unsafe or unsound practices, among other things.

In evaluating a merger, the BFI will consider: (i) the character, ability and sufficiency of management and directors of the resultant institution; (ii) the capital adequacy and financial resources of the resultant institution; (iii) the competitive abilities and future prospects of the resultant institution; (iv) the convenience and needs of the market areas served; (iv) the merger’s competitive effect on the price, availability and quality of services in the market area; (v) the merger’s likely impact on other institutions in the market areas served; and (vi) the fairness and equities to the parties involved. Applicable provisions of the Maine Revised Statutes require publication of notice of an application for approval, and an opportunity for the public to comment on such application or to request a hearing.

New Hampshire Banking Department. As part of the Transaction, Charter Trust Company, or CTC, a New Hampshire-chartered nondepository trust company and indirect subsidiary of LSBG and LSBG Bank, and BHB and BHB Bank are required to file an application for NHBD approval of the indirect change in control of CTC, or the CIC Application.

In evaluating the CIC Application, the NHBD is required to consider, among other things: (i) the business experience of BHB and BHB Bank, including material business activities and affiliations during the past five years, as well as any pending administrative or legal proceedings; (ii) the assets and liabilities, income statements and source and application of funds for BHB and BHB Bank for 90 days immediately before the change in control, and for each of the five fiscal years preceding the change in control; (iii) the material terms and conditions of the proposed change of control; (iv) the identity, source of funds or other consideration used to effect the change in control, including any arrangements, agreements or understandings among the parties; and (v) any plans of BHB and BHB Bank to make a material change in the business, structure, operations, capital, or management of CTC. The NHBD will issue a decision regarding the CIC Application, or will issue a notice that further investigation or examination is required by public comment, hearing or otherwise, within 60 days after the CIC Application is deemed complete.

Accounting Treatment of the Merger

The merger will be accounted for using the purchase method of accounting with BHB treated as the acquirer. Under this method of accounting, LSBG’s assets and liabilities will be recorded by BHB at their respective fair values as of the closing date of the merger and added to those of BHB. Any excess of purchase price over the net fair values of LSBG’s assets and liabilities will be recorded as goodwill. Any excess of the fair value of LSBG’s net assets over the purchase price will be recognized in earnings by BHB on the closing date of the merger. Financial statements of BHB issued after the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of LSBG prior to the merger. The results of operations of LSBG will be included in the results of operations of BHB beginning on the effective date of the merger.

Appraisal Rights

Under the General Corporation Law of the State of Delaware, or the DGCL, LSBG stockholders will not be entitled to exercise any dissenters’ or appraisal rights in connection with the merger or any other matter being presented to them.

Restrictions on Sales of Shares by Certain Affiliates

The shares of BHB common stock to be issued in the merger will be freely transferable under the Securities Act of 1933, as amended, or the Securities Act, except for shares issued to any shareholder who is an “affiliate” of BHB as defined by Rule 144 under the Securities Act. Affiliates consist of individuals or entities that control, are controlled by or are under common control with BHB, and include the executive officers and directors of BHB and may include significant shareholders of BHB.

Stock Exchange Listing

Following the merger, the shares of BHB common stock will continue to trade on the NYSE under the symbol “BHB”.

Delisting and Deregistration of LSBG Common Stock After the Merger

When the merger is completed, the LSBG common stock currently listed on the NASDAQ Global Market will be delisted from the NASDAQ Global Market and will be deregistered under the Exchange Act.

PROPOSAL II—ADVISORY (NON-BINDING) VOTE ON COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which was enacted as part of the Dodd-Frank Act, requires that LSBG provide its stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the payment of certain compensation that will or may become payable by LSBG to its named executive officers in connection with the merger, as disclosed in the section of this joint proxy statement/prospectus entitled “The Merger—Interests of LSBG’s Directors and Executive Officers in the Merger” beginning on page 59.

LSBG is requesting its stockholders to indicate their approval of the compensation that will or may become payable by LSBG to its named executive officers in connection with the merger. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of LSBG’s overall compensation program for its named executive officers, and previously have been disclosed to LSBG stockholders as part of the “Compensation Discussion and Analysis” and related sections of LSBG’s annual proxy statements or in other publicly available filings. These historical arrangements and the amendments made in connection with the merger in order to facilitate the retention of certain named executive officers were adopted and approved by LSBG’s board of directors and are believed by LSBG’s board of directors as necessary to achieve the merger with BHB.

Accordingly, LSBG is seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of Lake Sunapee Bank Group approve, on an advisory (non-binding) basis, the compensation that will or may become payable to Lake Sunapee Bank Group’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger—Interests of LSBG’s Directors and Executive Officers in the Merger” in Lake Sunapee Bank Group’s joint proxy statement/prospectus for the special meeting.”

Stockholders should note that this proposal is not a condition to closing of the merger, and as an advisory vote, the result will not be binding on LSBG, LSBG’s board of directors or BHB. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, LSBG’s named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to the arrangements that provide for the payments or benefits.

Vote Required for Approval

The affirmative vote of holders of at least a majority of votes cast at the LSBG special meeting is required to approve, on an advisory (non-binding) basis, the compensation payable to the named executive officers of LSBG in connection with the merger. Abstentions and broker non-votes are not counted as votes cast and will not affect the outcome of this proposal.

Recommendation of the LSBG Board of Directors

THE LSBG BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION PROPOSAL.

THE MERGER AGREEMENT

This section of the joint proxy statement/prospectus describes the material terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference into this joint proxy statement/prospectus and attached as Annex A to this joint proxy statement/prospectus. This summary may not contain all of the information about the merger agreement that may be important to you. You are urged to read the full text of the merger agreement. The merger agreement contains customary representations and warranties of BHB and LSBG made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the agreement between BHB and LSBG and are not intended to provide factual, business or financial information about BHB and LSBG. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between BHB and LSBG rather than establishing matters as facts, and may have been qualified by certain disclosures not reflected in the merger agreement that were made to the other party in connection with the negotiation of the merger agreement.

Structure

Subject to the terms and conditions of the merger agreement, and in accordance with the DGCL and MBCA and the regulations promulgated thereunder, at the completion of the merger, LSBG will merge with and into BHB. BHB will be the surviving corporation in the merger and will continue its corporate existence under the laws of the state of Maine and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the merger. Upon completion of the merger, the separate corporate existence of LSBG will terminate.

Each share of BHB common stock that is issued and outstanding immediately prior to the effective time of the merger will remain issued and outstanding as one share of common stock of the combined company and will not be affected by the merger, and each share of LSBG common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held directly or indirectly by BHB and shares held by LSBG as treasury shares) will be converted into the right to receive 0.4970 shares of BHB common stock, as described below in the section entitled “—Consideration to be Received in the Merger.”

The articles of incorporation, as amended, of BHB, or BHB’s articles, will be the articles of incorporation of the combined company, and BHB’s bylaws will be the bylaws of the combined company. See “Comparison of Shareholder Rights” beginning on page 102.

The merger agreement provides that BHB may, at any time prior to the effective time, change the method of effecting the business combinations of BHB and LSBG, or BHB Bank and LSBG Bank. However, no such change may (a) alter or change the merger consideration in any way, (b) adversely affect the tax treatment of LSBG stockholders in connection with the merger, (c) adversely affect the tax treatment of BHB or LSBG in connection with the merger, or (d) be reasonably likely to materially impede or delay consummation of the merger or the bank merger.

Effective Time and Timing of Closing

The merger will be completed and become effective when BHB and LSBG execute and file the articles of merger with the Secretary of State of Maine or at such later date or time as BHB and LSBG agree and specify in the articles of merger. Subject to the satisfaction or waiver of all conditions to closing set forth in the merger agreement, the closing of the merger will occur no later than 10 business days following the latest to occur of (a) the receipt of all regulatory approvals and the expiration of any applicable waiting periods, (b) the approval of the merger by the shareholders of BHB and LSBG, or (c) at such other date or time as BHB and LSBG may agree.

BHB and LSBG anticipate that the merger will be completed in the fourth quarter of 2016 or the first quarter of 2017. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. There can be no assurances as to whether, or when, BHB and LSBG will obtain the required approvals or complete the merger.

BHB and BHB Bank’s Boards of Directors After the Merger

Immediately following the effective time of the merger, BHB will, and will cause BHB Bank to, expand the size of its board of directors by four seats and will appoint four members of LSBG’s board of directors, selected by BHB after consultation with LSBG, including Steven H. Dimick, Stephen W. Ensign, and Stephen R. Theroux, to each of BHB’s and BHB Bank’s board of directors, each to serve on BHB’s and BHB Bank’s board of directors for a term expiring at the next annual meeting of BHB’s shareholders, at which meeting each such appointee shall be included as a nominee for election to BHB’s and BHB Bank’s board of directors to serve until the following annual meeting of BHB’s shareholders.

Bank Merger

The merger agreement provides that as soon as practicable after the consummation of the merger, LSBG Bank will merge with and into BHB Bank, subject to all required regulatory approvals. BHB has caused BHB Bank and LSBG has caused LSBG Bank to enter into an agreement and plan of merger providing for such bank merger. BHB Bank will be the surviving entity in the bank merger and will continue in its corporate existence.

Consideration to be Received in the Merger

Upon completion of the merger, each outstanding share of LSBG common stock (other than shares held directly or indirectly by BHB and shares held by LSBG as treasury shares) will be converted into the right to receive 0.4970 shares of BHB common stock. No fractional shares of BHB common stock will be issued to any holder of LSBG common stock upon completion of the merger. For each fractional share that would otherwise be issued, BHB will pay each stockholder cash (without interest) in an amount determined by multiplying the fractional share interest to which such stockholder would otherwise be entitled by the average of the closing sales prices of one share of BHB common stock on NYSE for the 10 trading days immediately preceding the effective time, as reported by Bloomberg.

LSBG’s Equity Awards

Under the terms of the merger agreement, each unvested restricted stock award issued by LSBG and outstanding at the effective time of the merger pursuant to the LSBG 2004 and 2014 Stock Incentive Plans will fully vest as of the effective time of the merger, and convert into the right to receive the same merger consideration that all other shares of LSBG common stock are entitled to receive in the merger as described above under “—Consideration to be Received in the Merger.”

Exchange of Certificates; Dividends

A letter of transmittal in a form satisfactory to BHB and LSBG will be mailed as soon as practicable, but in no event later than five business days after the closing of the merger, to each holder of record of LSBG common stock as of the effective time of the merger. The letter of transmittal will include instructions for use in surrendering LSBG stock certificates in exchange for the merger consideration. Upon proper surrender of stock certificates by a LSBG stockholder to the exchange agent, together with a properly completed and duly executed letter of transmittal and any other required documents, the LSBG stock certificates will be canceled and in exchange the stockholder will receive: (a) a BHB stock certificate representing the number of whole shares of BHB common stock that the stockholder is entitled to receive under the merger agreement; and (b) a check in the amount of cash that the stockholder is entitled to receive in lieu of any fractional shares, and for any dividends or other distributions pursuant to the merger agreement.

Prior to the effective time of the merger, BHB will (i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of BHB common stock to provide for payment of the aggregate merger consideration, and (ii) deposit with the exchange agent an amount of cash sufficient to pay any cash in lieu of fractional shares.

LSBG stockholders are not entitled to receive any dividends or other distributions on BHB common stock declared or made after the effective time of the merger until they have surrendered their LSBG stock certificates in exchange for BHB stock certificates. Upon the surrender of their LSBG stock certificates, LSBG stockholders will be entitled to receive any dividends or other distributions, without interest, which had become payable with respect to their BHB common stock.

Representations and Warranties

The merger agreement contains representations and warranties made by and to BHB and LSBG. The statements embodied in those representations and warranties were made for purposes of the agreement between BHB and LSBG and are subject to important qualifications and limitations agreed to by BHB and LSBG in connection with negotiating the terms of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between BHB and LSBG rather than establishing matters as fact. For the foregoing reasons, you should not rely on the representations and warranties or any description thereof as statements of factual information without considering the foregoing and the other information provided elsewhere in this document or incorporated by reference in this document. BHB and LSBG will provide additional disclosures in their public reports to the extent they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.

Unless otherwise indicated, each of BHB and LSBG has made representations and warranties to the other regarding, among other things:

•	due organization, good standing and authority;

•	capitalization;

•	subsidiaries;

•	corporate power;

•	corporate records;

•	corporate authority;

•	corporate authorization, execution and delivery;

•	regulatory approvals, no defaults;

•	financial statements;

•	SEC filings;

•	financial controls and procedures;

•	absence of certain changes or events;

•	absence of compensation increases (only with respect to LSBG)

•	absence of undisclosed liability

•	regulatory matters;

•	legal proceedings;

•	compliance with laws;

•	material contracts and defaults;

•	brokers;

•	employee benefit plans;

•	labor matters;

•	environmental matters;

•	tax matters;

•	investment securities (only with respect to LSBG);

•	derivative transactions;

•	loans and nonperforming and classified assets;

•	tangible properties and leases;

•	intellectual property;

•	fiduciary accounts;

•	insurance;

•	inapplicability of antitakeover statutes or regulations; and

•	validity of stock issued (only with respect to BHB).

The representations and warranties of each of BHB and LSBG will expire upon the effective time of the merger. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read Articles III and IV of the merger agreement attached to this joint proxy statement/prospectus as Annex A.

Conduct of Business Pending the Merger

Conduct of Business of LSBG Pending the Merger

Under the merger agreement, LSBG has agreed that, until the effective time of the merger or the termination of the merger agreement, LSBG and its subsidiaries will not, except as expressly permitted by the merger agreement or with the prior written consent of BHB:

•	conduct its business other than in the ordinary course consistent with past practice and prudent banking practice and in compliance in all material respects with all applicable laws and regulations;

•	fail to use reasonable best efforts to preserve its business organization intact, maintain the services of current officers and employees of LSBG, and preserve the goodwill of LSBG’s customers and others with whom business relationships exist;

•	issue, sell or otherwise permit to become outstanding, or authorize the creation or reservation of, any securities or equity equivalents or enter into any agreement with respect to the foregoing;

•	directly or indirectly redeem, retire, purchase or otherwise acquire any shares of its capital stock;

•	declare or pay any dividend or other distribution on its capital stock other than (a) dividends paid by wholly owned subsidiaries to LSBG or any other wholly owned subsidiary of LSBG, or (b) regular quarterly cash dividends no greater than the rate paid during the fiscal quarter immediately preceding the date of the merger agreement; and further, LSBG stockholders shall not receive two dividends for any single calendar quarter with respect to their shares of LSBG common stock and any shares of BHB common stock that such holders receive in exchange therefor in the merger;

•	effect a split, dividend, recapitalization or reclassification of its capital stock;

•	enter into, amend or renew any employment, consulting, severance or similar agreement or arrangement with any director, officer, employee or consultant, or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except for (i) normal increases in the ordinary course of business consistent with past practice not to exceed 3% with respect to any individual director, officer or employee, and provided that any increases, either singularly or collectively, are consistent with its 2016 budget, (ii) cash contributions to its pension plans in the ordinary course of business consistent with past practice, (iii) cash contributions to supplemental retirement plans in the amounts disclosed in the schedules to the merger agreement, and (iv) certain year-end accrued bonuses for 2016, and 2017 if closing occurs in 2017, in the ordinary course of business consistent with past practice

•	hire any person as an employee or promote any employee, except (A) to satisfy existing contractual obligations, and (B) persons hired to fill any vacancies at an annual salary of less than $50,000 and whose employment is terminable at will;

•	enter into, establish, adopt, amend, modify or terminate any benefit plan, or any trust agreement related thereto, with respect to any current or former director, officer or employee, except as required by law or the merger agreement or to satisfy existing contractual obligations;

•	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any other transaction with, its officers or directors or any of their immediate family members or any affiliates of any of its officers or directors, other than (1) compensation in the ordinary course of business consistent with past practice, (2) certain loans permitted under the merger agreement, or (3) deposit transactions;

•	sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to LSBG and its subsidiaries taken as a whole;

•	acquire all or any portion of the assets, business, deposits or properties of any other entity other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice;

•	make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate;

•	amend its certificate of incorporation or bylaws;

•	change its accounting principles, practices or methods other than as may be required by applicable laws or regulations or by accounting principles generally accepted in the United States, or GAAP;

•	enter into, amend, modify or terminate any material contract, lease or insurance policy, except in the ordinary course of business consistent with past practice or as expressly permitted by the merger agreement;

•	enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which LSBG or any of its subsidiaries is or becomes a party, which involves a payment that exceeds $50,000 and/or would impose a material restriction on its business;

•	enter into any new material line of business;

•	materially change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any regulatory authority;

•	file any application or make any contract with respect to branching or site location or site relocation;

•	enter into any derivatives transactions, except in the ordinary course of business consistent with past practice;

•	incur any indebtedness for borrowed money (other than deposits, federal funds purchased, borrowings from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business consistent with past practice;

•	(a) acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment other than federal funds or United States government securities or United States government agency securities, in each case with a term of one year or less, (b) dispose of any debt security or equity investment other than in the ordinary course of business, or (c) restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported under GAAP, provided that any acquisitions or disposals pursuant to sections (a)-(c) cannot in the aggregate exceed $10,000,000;

•	make, renegotiate, renew, increase, extend, modify or purchase any loan, other than in accordance with its existing loan policies and procedures, or to satisfy existing contractual obligations; provided, however, that BHB’s prior approval is required for (i) any new residential mortgage loans in excess of $750,000, (ii) any new origination other than residential mortgage loans in excess of $2,000,000, (iii) any additional extension of credit to a borrower whose loan is substandard or classified, (iv) restructuring any loan, or (v) classifying any loan as a troubled debt restructuring;

•	make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice;

•	make or change any tax election, file any amended tax return, enter into any closing agreement, settle or compromise any liability with respect to taxes, agree to any adjustment of any tax attribute, file any claim for a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

•	knowingly commit any act or omission which constitutes a material breach or default under any agreement with any governmental authority or under any material contract, lease or other material agreement or material license to which it is a party or by which it or its properties is bound;

•	foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a hazardous substance in amounts which would be material;

•	cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar to that now in effect;

•	discharge or satisfy any lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices;

•	knowingly take any action or fail to take any action that is intended or is reasonably likely to (A) result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (B) result in any of the conditions to the merger set forth in the merger agreement not being satisfied or (C) result in a material violation of any provision of the merger agreement, except, in each case, as required by applicable law or regulation; or

•	enter into any contract with respect to, or otherwise agree or commit to do, any of these prohibited activities.

Conduct of Business of BHB Pending the Merger

Under the merger agreement, BHB has agreed that, until the effective time of the merger or the termination of the merger agreement, BHB and its subsidiaries will not, except as expressly permitted by the merger agreement or with the prior written consent of LSBG:

•	take any action reasonably likely to (a) result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (b) result in any of the conditions to the merger set forth in the merger agreement not being satisfied, (c) prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368 of the Code, (d) adversely affect or delay its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated thereby, or (e) result in a material violation of any provision of the merger agreement, except, in each case, as required by applicable law or regulation;

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by the merger agreement;

•	enter into any material definitive merger agreement, purchase and assumption agreement or similar document with respect to the acquisition of any other insured depository institution or its assets or the assumption of its liabilities;

•	issue any additional shares of its capital stock or any securities convertible into its capital stock, except for existing and future grants under its stock-based benefit plans;

•	operate its business other than in the ordinary course consistent with past practice and prudent banking practice and in compliance in all material respects with all applicable laws and regulations; or

•	enter into any contract with respect to, or otherwise agree or commit to do, any of these prohibited activities.

BHB and LSBG Shareholder Meetings

BHB and LSBG have each agreed to use their best efforts to call, hold and convene a special meeting of its shareholders as promptly as practicable within 35 days after the initial mailing of this joint proxy statement/prospectus to their respective shareholders (and in any event to convene such meeting within 45 days after the initial mailing of this joint proxy statement/prospectus to its shareholders) to consider and vote on the approval of the merger agreement and any other matters required to be approved by their shareholders in order to consummate the merger. BHB and LSBG have also each agreed to ensure that their shareholder meetings are called, noticed, convened, held and conducted, and that all proxies solicited in connection with the meetings are solicited in compliance with applicable law, and the respective articles of incorporation or certificate of incorporation and bylaws of each company.

Additionally, the boards of directors of BHB and LSBG have each agreed to recommend that their shareholders vote to approve the merger agreement and the transactions contemplated thereby (including the merger) and any other matters required to be approved by their shareholders for consummation of the merger, except, in the case of LSBG, as permitted by the merger agreement.

No Solicitation

LSBG has agreed that neither it nor its subsidiaries nor any of its respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other agents (which we refer to as LSBG’s representatives) will, directly or indirectly:

•	solicit, initiate or encourage, or take any action to facilitate the making of, any inquiry or proposal that constitutes, or is reasonably likely to lead to, an acquisition proposal;

•	enter into any agreement with respect to an acquisition proposal;

•	participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than BHB) any information or data with respect to LSBG or any of its subsidiaries or otherwise relating to an acquisition proposal; or

•	make or authorize any statement or recommendation in support of an acquisition proposal.

LSBG must immediately cease any existing discussions or negotiations with any person (other than BHB) with respect to any of the foregoing, and use reasonable best efforts to cause all persons (other than BHB) who have been furnished confidential information regarding LSBG in connection with the solicitation of or discussions regarding an acquisition proposal within the 12 months prior to the date of the merger agreement to promptly return or destroy such information. LSBG will not release any third party from the confidentiality and standstill provisions of any agreement to which LSBG is or may become a party, and will immediately take all steps necessary to terminate any approval that may have been given under any such provisions authorizing any person (other than BHB) to make an acquisition proposal.

Under the merger agreement, an “acquisition proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated thereunder):

•	merger, consolidation, share exchange, business combination or other similar transactions;

•	sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of LSBG in a single transaction or series of transactions;

•	tender offer or exchange offer for 20% or more of the outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith; or

•	public announcement by any person of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

If LSBG receives a bona fide unsolicited written acquisition proposal prior to its stockholder meeting that did not result from a breach by LSBG of any of the non-solicitation provisions in the merger agreement as discussed above, LSBG may participate in discussions or negotiations regarding the unsolicited acquisition proposal or furnish the third party with, or otherwise afford access to the third party of, any information or data with respect to LSBG or any of its subsidiaries or otherwise relating to the acquisition proposal if:

•	the LSBG board of directors first determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal;

•	LSBG has provided BHB with at least three business days’ prior notice of such determination, which notice must include the name of any such third party and the material terms and conditions of any such proposal; and

•	prior to furnishing or affording access to any information or data with respect to LSBG or any of its subsidiaries or otherwise relating to an acquisition proposal, the third party enters into a confidentiality agreement with LSBG containing terms no less favorable to LSBG than those contained in its confidentiality agreement with BHB.

A “superior proposal” means any bona fide written acquisition proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 25% of the combined voting power of the shares of LSBG common stock then outstanding or all or substantially all of the assets of LSBG and otherwise (a) on terms which the LSBG board of directors determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to the LSBG stockholders than the transactions contemplated with BHB, and (b) that constitutes a transaction that, in the LSBG board of directors’ good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

LSBG has also agreed to provide BHB with any non-public information about LSBG or any of its subsidiaries provided to any other person that was not previously provided to BHB, no later than the date provided to such other person. LSBG must deliver to BHB within two business days a new notice of such superior proposal if such proposal is revised and LSBG intends to accept it.

Prior to the date of the special meeting of stockholders and after the fifth business day following BHB’s receipt of the notice of a superior proposal, the LSBG board of directors may approve or recommend to the stockholders a superior proposal, and withdraw, change, qualify or modify its recommendation to adopt the merger agreement with BHB if, but only if, the LSBG board of directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that (i) failure to do so is reasonably likely to violate its fiduciary duties to the LSBG stockholders under applicable law, and (ii) the acquisition proposal constitutes a superior proposal. However, the withdrawal, changing, qualifying or modifying of the LSBG board of directors’ recommendation to adopt the merger agreement with BHB will not change the approval of the LSBG board of directors for purposes of causing any applicable moratorium, control share, fair price, takeover, interested shareholder or similar law to be inapplicable to the merger agreement and the voting agreements between LSBG and BHB and the transactions contemplated thereby, including the merger.

Employee Benefits

Following the closing of the merger, BHB may, in its sole discretion, choose to maintain any or all of LSBG’s benefit plans. No later than the day immediately preceding the closing date, LSBG shall terminate any LSBG benefit plans for which participant consent is not required and that BHB has requested to be terminated by providing written notice to LSBG at least 15 days prior to the closing date. No later than the day immediately preceding the closing date, LSBG shall provide BHB with evidence that such LSBG benefit plans have been terminated.

However, for any terminated LSBG benefit plan for which there is a comparable BHB benefit plan of general applicability (other than the defined benefit pension plan or any nonqualified deferred compensation plans or arrangement maintained by BHB), BHB must take all reasonable action so that LSBG employees are entitled to participate in such BHB benefit plan to the same extent as similarly-situated BHB employees. BHB will take into account for purposes of eligibility and vesting under the BHB benefit plans, but not for purposes of benefit accrual, the service of such employees with LSBG to the same extent as such service was credited for such purpose by LSBG. Such service, however, will not be recognized to the extent that such recognition would result in duplicate benefits. BHB may amend or terminate any LSBG benefit plan or BHB benefit plan in accordance with their terms at any time. However, BHB will maintain the LSBG benefit plans (other than stock-based or incentive plans and the defined benefit pension plan and any nonqualified deferred compensation plans or arrangements) for which there is a comparable BHB benefit plan until the LSBG employees are permitted to participate in the BHB benefit plan, unless such BHB benefit plan has been frozen or terminated with respect to similarly-situated BHB employees.

If LSBG employees become eligible to participate in BHB’s medical, dental or health plan, BHB will make all commercially reasonable efforts to cause each such plan to (a) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plan, and (b) waive any waiting period limitation or evidence of insurability requirement, in each case to the extent such employee satisfied any similar limitation or requirement under an analogous LSBG benefit plan.

BHB will provide a retention pool in an amount up to $350,000 for the benefit of certain LSBG employees to be designated by BHB at its sole discretion in consultation with LSBG. Such designated employees will enter into retention agreements to be agreed upon by BHB and LSBG.

Concurrently with the execution of the merger agreement, LSBG obtained from certain of its employees a settlement agreement to accept in full settlement of his or her rights under the specified programs the amounts and benefits set forth in such settlement agreement. Certain officer of LSBG also entered into employment agreements with BHB and BHB Bank.

Indemnification and Insurance

Indemnification

Under the merger agreement, BHB has agreed that all rights to indemnification and all limitations of liability existing in favor of any director or officer of LSBG or any of its subsidiaries, as provided in LSBG’s bylaws, similar governing documents of a LSBG subsidiary or in applicable law as in effect on the date of the merger agreement with respect to matters occurring on or prior to the effective time of the merger will survive the merger for a period of six years from the effective time of the merger. In addition, BHB will advance expenses to the indemnified parties to the fullest extent permitted under LSBG’s bylaws as in effect on the date of the merger agreement, regardless of director approval of such advancement of expenses.

Directors’ and Officers’ Insurance

Under the merger agreement, BHB has agreed that that for a period of six years following the effective time of the merger each present and former director and officer of LSBG and each other person entitled to indemnification under the bylaws of BHB shall be indemnified and held harmless for any costs or expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for matters existing or occurring at or prior to the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was a director or officer of LSBG or is or was serving at the request of LSBG as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of LSBG, to the fullest extent which such indemnified parties would be entitled under the LSBG bylaws as in effect on the date of the merger agreement. In addition, BHB will advance expenses to the indemnified parties to the fullest extent permitted under LSBG’s bylaws as in effect on the date of the merger agreement, regardless of director approval of such advancement of expenses.

The Voting Agreement

Each of the directors and executive officers of LSBG have entered into a voting agreement with BHB. In the voting agreement, the directors and executive officers agreed to vote, and granted BHB an irrevocable proxy and power of attorney to vote, all of his or her shares of LSBG common stock in favor of the consummation of the merger or any of the transactions contemplated by the merger agreement and against any other acquisition proposal.

Under the voting agreement, the directors and executive officers agreed not to, and not to permit any of his or her affiliates, to:

•	initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, another acquisition proposal;

•	participate in any discussions or negotiations regarding another acquisition proposal, or furnish, or otherwise afford access, to any person (other than BHB) any information or data with respect to LSBG or any of its subsidiaries or otherwise relating to another acquisition proposal;

•	enter into any agreement, agreement in principle or letter of intent with respect to another acquisition proposal;

•	solicit proxies or become a participant in a solicitation with respect to another acquisition proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement;

•	initiate a stockholders’ vote or action by consent of LSBG stockholders with respect to another acquisition proposal; or

•	except by reason of the voting agreement, become a member of a group with respect to any voting securities of LSBG that takes any action in support of another acquisition proposal.

In addition, except under limited circumstances, the directors and executive officers also agreed not to sell, assign, transfer or otherwise dispose of or encumber his or her shares of LSBG common stock while the voting agreement is in effect. The voting agreement terminates immediately upon the earlier of the effective time of the merger, the termination of the merger agreement in accordance with its terms, or mutual written agreement of the parties.

As of the record date, the directors and executive officers held                  shares of LSBG common stock, which represented approximately     % of the outstanding shares of LSBG common stock. The directors and executive officers were not paid any additional consideration in connection with the execution of the voting agreement.

Additional Agreements

BHB and LSBG have also agreed to use their reasonable best efforts in good faith to:

•	take all actions necessary, proper or advisable under applicable laws to consummate the merger as soon as practicable; and

•	promptly prepare and file all necessary documentation to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary to consummate the merger.

The merger agreement also contains covenants relating to cooperation in the preparation of this joint proxy statement/prospectus and additional agreements relating to, among other things, access to information and notice of certain matters.

Conditions to Complete the Merger

The obligations of BHB and LSBG to consummate the merger are subject to the fulfillment of the following conditions:

•	BHB and LSBG having obtained all regulatory consents and approvals required to consummate the transactions contemplated by the merger agreement and all related statutory waiting periods having expired;

•	the registration statement, of which this joint proxy statement/prospectus is a part, being declared effective and the absence of any stop order suspending that effectiveness;

•	the shares of BHB common stock issuable in connection with the merger being approved for listing on NYSE;

•	the absence of any judgment, order, injunction or decree, or any statute, rule or regulation enacted, entered, promulgated or enforced, preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by the merger agreement; and

•	BHB having received the written opinion of K&L Gates LLP and LSBG having received the written opinion of Hogan Lovells US LLP, in each case substantially to the effect that the merger will constitute a tax free reorganization described in Section 368(a) of the Code.

In addition, the obligations of BHB to consummate the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:

•	certain specified representations and warranties of LSBG set forth in the merger agreement shall be true and correct in all respects or in all material respects, and the remainder of the representations and warranties of LSBG shall be true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a material adverse effect on LSBG;

•	LSBG shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•	no regulatory approval shall contain any condition, restriction or requirement that the BHB board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger to such a degree that BHB would not have entered into the merger agreement had such condition, restriction or requirement been known on the date of the merger agreement;

•	the voting agreements shall have been executed and delivered concurrently with LSBG’s execution and delivery of the merger agreement;

•	the merger agreement shall have been duly approved by the requisite vote of LSBG stockholders; and

•	LSBG shall have furnished certificates of its respective officers and such other documents to evidence fulfillment of certain conditions set forth in the merger agreement as BHB may reasonably request.

The obligations of LSBG to consummate the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:

•	certain specified representations and warranties of BHB set forth in the merger agreement shall be true and correct in all respects or in all material respects, and the remainder of the representations and warranties of BHB shall be true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a material adverse effect on BHB;

•	BHB shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•	no regulatory approval shall contain any condition, restriction or requirement that the LSBG board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger to such a degree that LSBG would not have entered into the merger agreement had such condition, restriction or requirement been known on the date of the merger agreement;

•	the merger agreement shall have been duly approved by the requisite vote of BHB shareholders; and

•	BHB shall have furnished certificates of its respective officers and such other documents to evidence fulfillment of certain conditions set forth in the merger agreement as LSBG may reasonably request.

“Material adverse effect” when used with respect to BHB and its subsidiaries, taken as a whole, or LSBG and its subsidiaries, taken as a whole, means any event, circumstance, development, change or effect that alone or in the aggregate with other events, circumstances, developments, changes or effects, that is material and adverse to its condition (financial or otherwise), results of operations, properties, assets, liabilities or business or that would materially delay or impair its ability to perform its obligations under the merger agreement or otherwise materially delays or impairs its ability to consummate the transactions contemplated by the merger agreement. However, material adverse effect does not include the impact of:

•	changes in banking and similar laws of general applicability or interpretations thereof by governmental authorities;

•	changes in GAAP or regulatory accounting requirements applicable to insured depository institutions and their holding companies generally;

•	changes in general economic conditions (including interest rates) affecting insured depository institutions and their holding companies generally, unless such change has a materially disproportionate adverse effect on such party relative to other similarly situated persons;

•	modifications or changes to valuation policies and practices in connection with the transactions contemplated by the merger agreement or restructuring charges taken in connection with the transactions contemplated by the merger agreement, in each case in accordance with GAAP;

•	reasonable expenses incurred in connection with the transactions contemplated by the merger agreement;

•	any action or omission taken with the prior consent of the other party or as otherwise expressly permitted by the merger agreement; and

•	changes in international or domestic political or social conditions, including the occurrence of any military or terrorist attack upon or within the United States.

Termination

The merger agreement may be terminated and the merger and the transactions contemplated by the merger agreement abandoned as follows:

•	by mutual consent of the parties;

•	by BHB or LSBG if any regulatory approval required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final, nonappealable action of any regulatory authority, or an application for regulatory approval has been permanently withdrawn at the request of a governmental authority;

•	by BHB or LSBG if the approval of the shareholders of either party required for the consummation of the merger is not obtained at a duly held shareholder meeting or at any adjournment or postponement thereof;

•	by BHB or LSBG if the other party materially breaches any of its representations, warranties, covenants or other agreements set forth in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), which breach is not cured within 30 days of written notice of the breach, or by its nature cannot be cured prior to the closing of the merger, and such breach would entitle the non-breaching party not to consummate the merger;

•	by BHB or LSBG if the merger is not consummated by March 31, 2017, unless the failure to consummate the merger by such date is due to a material breach of the merger agreement by the terminating;

•	by LSBG if its board of directors decides to accept a superior proposal in accordance with the merger agreement party (including the obligation therein of the LSBG Board to take into account any adjusted, modified or amended terms of this Agreement proposed by BHB);

•	by BHB if:

•	LSBG materially breaches the non-solicitation provisions in the merger agreement;

•	the LSBG board of directors fails to recommend adoption of the merger agreement by the LSBG stockholders, or withdraws, modifies or changes such recommendation in a manner adverse to BHB’s interests;

•	the LSBG board of directors recommends, proposes or publicly announces its intention to recommend or propose to engage in an acquisition transaction with any person other than BHB or any of its subsidiaries; or

•	LSBG fails to call, give notice of, convene and hold its special meeting;

Under the merger agreement, an “acquisition transaction” means (other than the transactions contemplated between BHB and LSBG) (a) a merger, consolidation, share exchange, business combination or any similar transaction, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of net revenues, net income or assets in a single transaction or series of transactions, (c) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith, or (d) an agreement or commitment to take any of the foregoing actions.

•	by LSBG if:

•	BHB fails to call, give notice of, convene and hold its special meeting;

•	the BHB board of directors fails to recommend adoption and approval of the merger agreement by the BHB shareholders, or withdraws, modifies or changes such recommendation in a manner adverse to LSBG’s interests; or

•	the LSBG board of directors so determines by a majority vote of the members of the entire board, at any time during the five-day period commencing on the 10th day prior to the closing date of the merger (or the immediately preceding day if shares of BHB common stock are not trading on NYSE on such 10th day), which is referred to as the determination date, if both of the following conditions are satisfied:

•	the quotient obtained by dividing (i) the average of the daily closing prices for shares of BHB common stock for the 20 consecutive full trading days on which such shares are traded on NYSE (as reported by Bloomberg or, if not reported thereby, any other authoritative source) ending at the close of trading on the determination date by (ii) the closing price of a share of BHB common stock on NYSE (as reported by Bloomberg or, if not reported thereby, any other authoritative source) on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, which is referred to as the BHB ratio, is less than 0.80; and

•	the BHB ratio is less than the quotient obtained by dividing (A) the average of the closing prices of the SNL Bank Index for the 20 consecutive full trading days ending on the trading day prior to the determination date by (B) the closing price of the SNL Bank Index on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, and subtracting 0.20 from the quotient;

If the LSBG board of directors exercises the termination right described immediately above, BHB will have the option to increase the merger consideration such that the implied value of the exchange ratio would be equivalent to the minimum implied value that would have avoided triggering the termination right described above. If BHB elects to increase the merger consideration pursuant to the preceding sentence, no termination will occur.

Termination Fee

Under the terms of the merger agreement, LSBG must pay BHB a termination fee of $5.5 million if:

•	BHB terminates the merger agreement as a result of:

•	LSBG materially breaching the non-solicitation provisions in the merger agreement;

•	the LSBG board of directors failing to recommend adoption of the merger agreement by the LSBG stockholders, or withdrawing, modifying or changing such recommendation in a manner adverse to BHB’s interests;

•	the LSBG board of directors recommending, proposing or publicly announcing its intention to recommend or propose to engage in an acquisition transaction with any person other than BHB or any of its subsidiaries; or

•	LSBG failing to call, give notice of, convene and hold its special meeting;

•	LSBG terminates the merger agreement as a result of its board of directors deciding to accept a superior proposal in accordance with the merger agreement; or

•	LSBG enters into a definitive agreement relating to an acquisition proposal or consummates an acquisition proposal within 12 months following the termination of the merger agreement by BHB as a result of a willful breach of any representation, warranty, covenant or other agreement by LSBG after an acquisition proposal has been publicly announced or otherwise made known to LSBG.

Waiver and Amendment

Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefited by the provision, or amended or modified by a written agreement between BHB and LSBG. However, after the LSBG special meeting and the BHB annual meeting, no amendment will be made which by law requires further approval by the shareholders of LSBG or BHB, respectively, without obtaining such approval.

Expenses

Each party will pay all expenses it incurs in connection with the merger agreement and the related transactions, including fees and expenses of its own financial consultants, accountants and counsel, except that BHB and LSBG will share equally any printing expenses for this joint proxy statement/prospectus.

Specific Performance

BHB and LSBG have agreed that they are each entitled to an injunction or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

COMPARISON OF SHAREHOLDER RIGHTS

BHB is incorporated under the laws of the State of Maine and LSBG is incorporated under the laws of State of Delaware. Upon completion of the merger, BHB’s articles and bylaws in effect immediately prior to the effective time of the merger will be the articles of incorporation and bylaws of the combined company. Additionally, the rights of LSBG stockholders who receive shares of BHB common stock as a result of the merger will be governed by BHB’s articles and bylaws. The following discussion summarizes certain material differences between the rights of BHB shareholders and LSBG stockholders, resulting from the differences in the companies’ respective governing documents and Delaware and Maine law.

This discussion does not purport to be a complete statement of the rights of BHB shareholders under applicable Maine law, BHB’s articles of incorporation, as amended, and amended and restated bylaws, or the rights of LSBG stockholders under applicable Delaware law, LSBG’s amended and restated certificate of incorporation, and LSBG’s amended and restated bylaws, and is qualified in its entirety by reference to the governing corporate documents of BHB and LSBG and applicable Maine and Delaware law. See “Where You Can Find More Information” beginning on page 120.

	BHB	LSBG
Authorized Capital Stock	BHB’s articles of incorporation, as amended, or the articles, authorize it to issue up to 20,000,000 shares of BHB common stock, par value $2.00 per share, and 1,000,000 shares of preferred stock, no par value. As of the record date of the BHB special meeting, there were shares of BHB common stock outstanding and shares of BHB preferred stock outstanding.	LSBG’s amended and restated certificate of incorporation, or the certificate, provides that the authorized capital stock of LSBG consists of 30,000,000 shares of common stock, par value $.01 per share, and 2,500,000 shares of preferred stock, par value $.01 per share. As of the record date of the LSBG special meeting, there were shares of LSBG common stock outstanding and shares of LSBG preferred stock outstanding.

Size of Board of Directors	BHB’s articles and amended and restated bylaws, or the bylaws, provide for the size of BHB’s board of directors to have at least five members. BHB’s board of directors currently has eleven members. Pursuant to the merger agreement, BHB will expand the size of its board of directors by four seats and designate four members of the LSBG board of directors to serve on the combined company’s board of directors.	LSBG’s certificate and amended and restated bylaws, or the bylaws, provide for the size of LSBG’s board of directors to be not less than seven directors nor more than fifteen directors. The number of directors shall be stated in LSBG’s bylaws, which state that the board shall consist of eleven members.

Classes of Directors	BHB’s board of directors is not divided into classes.	LSBG’s certificate and bylaws provide that LSBG’s board of directors is classified and divided into three classes, with each class being elected to a

	BHB	LSBG
staggered three-year term. LSBG stockholders do not have the right to cumulate their votes in the election of directors.

Removal of Directors	Under BHB’s bylaws, a director may be removed from office in the manner prescribed by the MBCA.	Under LSBG’s bylaws, a director may be removed only for cause at a duly constituted meeting of LSBG stockholders called expressly for such purpose and only by the affirmative vote of a majority of the total votes eligible to be cast at such meeting.

Age Limit of Directors	Under BHB’s bylaws, directors will not be nominated for election or re-election to the board of directors after their 72nd birthday provided that the full board of directors may nominate candidates over 72 years of age for election or re-election to the board of directors for a single annual term for special circumstances as determined by the board for the benefit of shareholders.	Under LSBG’s bylaws, no person 80 years of age shall be eligible for election, reelection, appointment, or reappointment to the board of directors of LSBG. No director shall serve as such beyond the annual meeting of stockholders of LSBG immediately following the date on which the director attained 80 years of age. This age limitation does not apply to an advisory director or director emeritus.

Filling Vacancies on the Board of Directors	Under BHB’s bylaws, any vacancy occurring in BHB’s board of directors, including newly created directorships caused by increase in the number of directors, may be filled by a majority vote of the shareholders or of the remaining directors then in office.	Under LSBG’s bylaws, any vacancy occurring in LSBG’s board of directors, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority vote of the directors then in office.

Nomination of Director Candidates by Shareholders	BHB’s bylaws establish procedures that shareholders must follow to nominate persons for election to BHB’s board of directors. The shareholder making the nomination must deliver written notice to BHB’s Clerk at the principal executive offices of BHB between 120 and 150 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days before or delayed by more	LSBG’s bylaws establish procedures that stockholders must follow to nominate persons for election to LSBG’s board of directors. The stockholder making the nomination must provide written notice, which shall be delivered to or mailed and received by LSBG’s Secretary at the principal executive offices of LSBG between 30 and 90 days prior to the meeting at which such nominations would be voted on.

BHB	LSBG

than 60 days after such anniversary date, notice must be delivered between 90 and 120 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The nomination notice must set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and about the shareholder giving notice and beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such shareholder, as they appear on BHB’s books, and of such beneficial owner, and (ii) the class and number of shares of BHB which are owned beneficially and of record by such shareholder and such beneficial owner.

The board of directors or a designated committee thereof may, if the facts warrant, determine that a nomination was not made in accordance with the provisions of BHB’s bylaws. If the board of directors or a designated committee thereof does not make a determination as to whether a nomination was made in accordance with the provisions of the bylaws, the presiding officer of the annual meeting shall have the power and duty to do so. If the board of directors, designated committee thereof or the presiding officer, as applicable, determines such nomination was not made in

However, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder shall be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of LSBG which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended, including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on LSBG’s books, of such stockholder; and (ii) the class and number of LSBG’s capital shares beneficially owned by such stockholder on the date of such stockholder notice. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made in

	BHB	LSBG
	accordance with BHB’s bylaws, then it, he or she may disregard the defective nomination and it shall not be presented for action at the annual meeting.	accordance with the procedures prescribed by the bylaws and if he should so determine, he shall disregard such defective nomination and declare so at the annual meeting.

Calling Special Meetings of Shareholders	A special meeting of shareholders may be called by BHB’s board of directors or upon the written demand of the holders of not less than 10% of the shares of stock entitled to vote at the meeting, unless otherwise prescribed by statute and describing the purpose for which it is to be held.	A special meeting of stockholders may be called by LSBG’s chairman of the board or the president, or a majority of the board of directors.

Shareholder Proposals

BHB’s bylaws provide that shareholder proposals brought before any shareholder meeting, excluding the election of directors which shall be determined by a plurality of the votes cast by the shares entitled to vote in the election, shall be determined by a majority of the votes cast at the meeting by the holders of shares entitled to vote, unless a greater number is required by law or BHB’s articles for the action proposed.

BHB’s bylaws provide that a shareholder must deliver written notice to BHB’s Clerk at the principal executive offices of BHB between 120 and 150 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice must be delivered between 90 and 120 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Shareholder notice for shareholder proposals must set forth, as to

LSBG’s bylaws provide that stockholder proposals brought before any stockholder meeting shall be determined by the affirmative vote of a majority of the votes cast on the matter, unless a greater number is required by law or LSBG’s certificate for the action proposed.

LSBG’s bylaws provide that a stockholder must give advance written notice to LSBG’s Secretary of any proposal for business to be transacted at an annual meeting of stockholders. The notice must be in writing and must be delivered to or mailed and received at LSBG’s Secretary at the principal executive offices of LSBG between 30 and 90 days in advance of the meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

	BHB	LSBG
	each matter such shareholder proposes to bring before the shareholder meeting, (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of the Corporation’s capital stock beneficially owned by such other shareholders; and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such shareholder, as they appear on BHB’s books, and of such beneficial owner, and (ii) the class and number of shares of BHB which are owned beneficially and of record by such shareholder and such beneficial owner. If the board of directors, designated committee thereof or the presiding officer of the annual meeting, as applicable, determines such proposal was not made in accordance with BHB’s bylaws, then it, he or she may disregard the defective proposal and it shall not be presented for action at the annual meeting.	Stockholder notice for stockholder proposals must set forth, as to each matter such stockholders proposes to bring before the stockholder meeting, (a) a brief description of the business desired to be brought before the meeting, (b) the name and address of such stockholder proposing such business, as they appear on LSBG’s books, (c) the class and number of shares of LSBG capital stock beneficially owned by such stockholder and (d) any material interest of the stockholder in such proposal. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a matter of business was not properly brought before the meeting in accordance with the bylaws and that such business shall not be transacted.

Notice of Shareholder Meetings	BHB’s bylaws provide that BHB must notify shareholders between 10 and 60 days before any shareholder meeting of the place, day and hour of the meeting and the record date for determining the shareholders entitled to vote at such meeting, if such date is different than the record date for determining shareholders entitled to notice of the meeting.	LSBG’s bylaws provide that LSBG must notify stockholders between 20 and 50 days before any stockholder meeting of the place, day and hour of the meeting and the purpose or purposes for which the meeting is called.

	BHB	LSBG

Restrictions on Transfer of Voting Stock	BHB does not have restrictions on Transfer of Voting Stock.	LSBG’s certificate provides that any direct or indirect purchase or other acquisition by LSBG of any voting stock from any person (other than LSBG or any corporation of which a majority of any class of voting stock is owned, directly or indirectly, by LSBG, who or which is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the outstanding voting stock) or a Significant Stockholder, who has been the beneficial owner of such voting stock for less than two years prior to the date of such purchase or other acquisition shall, subject to the certificate, require the affirmative vote of the holders of at least a majority of the total number of outstanding shares of voting stock, excluding in calculating such affirmative vote and the total number of outstanding shares all voting stock beneficially owned by such Significant Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, but no such affirmative vote shall be required (i) with respect to any purchase or other acquisition of voting stock made as part of a tender or exchange offer by LSBG to purchase voting stock on the same terms from all holders of the same class of voting stock and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder or (ii) with respect to any purchase of voting stock, where the board of directors has determined that the

	BHB	LSBG
purchase price per share of the voting stock does not exceed the fair market value of the voting stock.

Indemnification of Directors and Officers	BHB’s bylaws provide that BHB will indemnify, in accordance with and to the full extent now or hereafter permitted by law, subject to the limits of applicable federal or state law and regulation, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative by reason of the fact that such person is or was a director or officer of BHB, or by reason of the fact that such person, while a director or officer of BHB, is or was serving at the request of BHB as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), liability and loss (including judgments, fines and amounts paid in settlement) to the extent actually and reasonably incurred by that person in connection with such action, suit or proceeding; provided that such person acted in good faith and did not reasonably believe (i) in the case of conduct in the individual’s capacity as director or officer, that his or her conduct was not in the best interest of BHB; (ii) in all other cases, that his or her conduct was in or not opposed to the best interests of BHB; and (iii) in the case of any criminal action or proceeding, that his or her conduct was unlawful.	LSBG’s bylaws provide that LSBG will indemnify, in accordance with and to the full extent now or hereafter permitted by law, subject to the limits of applicable federal or state law and regulation, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigate (other than an action by or in the right of LSBG) by reason of the fact that he or she is or was a director, officer, trustee, employee or agent of LSBG, or is or was serving at the request of LSBG as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of LSBG, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

	BHB	LSBG
BHB shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she was a director or officer of BHB against reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the proceeding.

Amendments to Articles of Incorporation and Bylaws	The MBCA provides that a corporation’s articles of incorporation may be amended only after (i) the board of directors adopts the proposed amendment and (ii) upon approval of the shareholders of all the votes entitled to be cast on the amendment and, if any class or series is entitled to vote as a separate voting group on the amendment, it requires the approval of each separate voting group by a majority of all the votes entitled to be cast on the amendment by that voting group. Subject to applicable approval by the Superintendent of the Maine Bureau of Financial Institutions, alteration, amendment or repeal of BHB’s bylaws requires the affirmative vote of a majority of the board of directors.	LSBG’s certificate provides that no amendment, addition, alteration, change or repeal of the certificate shall be made, unless such is first proposed by the board of directors, and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting. Article 8 of the certificate may not be amended, altered, changed, or repealed unless such is first proposed by the board of directors and thereafter approved by the stockholders by no less than 75% of the total votes eligible to be cast at a legal meeting. LSBG’s bylaws may be amended by the board of directors only after at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose approve such action. The bylaws may be amended by stockholders by the affirmative vote of at least two-thirds of the total votes eligible to be voted at a duly constituted stockholders meeting called for such purpose.

Action Without a Meeting	Under the MBCA, action required or permitted by the MBCA to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on	Under the DGCL, except as otherwise provided in the certificate, stockholders may take any action without a meeting if it is evidenced by one or more written consents setting

	BHB	LSBG
	the action. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes or filing with the corporate records.	forth the action to be taken and signed by the stockholders representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting and delivered to the corporation for inclusion in the book in which proceedings of meetings of stockholders are recorded.

Preemptive Rights	Preemptive rights generally allow a shareholder to maintain its proportionate share of ownership of a corporation by permitting the shareholder to purchase a proportionate share of any new stock issuances. Preemptive rights protect the shareholders from dilution of value and control upon new stock issuances.

	Under BHB’s articles, no shareholder shall have any preemptive rights.	Under LSBG’s certificate, no stockholder shall have any preemptive rights.

Dividends	Under the MBCA, a corporation may issue dividends pro rata and without consideration. BHB’s board of directors may declare, subject to applicable law, and BHB may pay dividends on outstanding shares of its capital stock.	Under the DGCL, the board of directors may declare and pay dividends out of either its surplus or net profits (if no surplus) for the fiscal year in which the dividends are declared and/or the preceding fiscal year. Holders of LSBG preferred stock may have a priority over the holders of the common stock with respect to dividends.

Business Combinations	BHB’s articles are silent on related person or interested shareholder business combinations.	LSBG’s certificate provides that any “business combination,” defined to include (a) any merger or consolidation of LSBG or any subsidiary with (i) any interested stockholder or (ii) any other corporation (whether or not itself an interested stockholder) which is, or after such merger or consolidation would be, an affiliate of an interested stockholder; or (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested stockholder or any affiliate of any interested stockholder of any assets of

BHB	LSBG
LSBG or any subsidiary having an aggregate fair market value of $1,000,000 or more; or (c) the issuance or transfer by LSBG or any subsidiary (in one transaction or a series of transactions) of any securities of LSBG or any subsidiary to any interested stockholder or any affiliate of any interested stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more; or (d) the adoption of any plan or proposal for the liquidation or dissolution of LSBG proposed by or on behalf of an interested stockholder or any affiliate of any interested stockholder; or (e) any reclassification of securities (including any reverse stock split), or recapitalization of LSBG, or any merger or consolidation of LSBG with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of LSBG or any subsidiary which is directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder; shall require the affirmative vote of (A) the holders of at least 75% of the voting power of the then outstanding shares of capital stock of LSBG entitled to vote generally in the election of directors or the Voting Stock, voting together as a single class and (B) the holders of at least a majority of the Voting Stock,

BHB	LSBG
voting together as a single class, excluding for purposes of calculating both the affirmative vote and the number of outstanding shares of Voting Stock all shares of Voting Stock of which the beneficial owner is an interested stockholder or any affiliate of an interested stockholder referred to in clauses (a) through (e) in the foregoing. Any other business combination shall require only such affirmative vote as is required by law and any other provision of the certificate, if all of the conditions specified in section B of Article 8 of the certificate are met.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial data is based on the historical financial data of BHB and LSBG, and has been prepared to illustrate the effects of the merger. It is also based on certain assumptions that BHB and LSBG believe are reasonable, which are described in the notes to the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus. The unaudited pro forma condensed combined financial data does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the merger. The unaudited pro forma condensed combined income statement also does not include any integration costs the companies may incur related to the merger as part of combining the operations of the companies.

The results of operations data below is presented as if the merger was completed on January 1, 2016 for the six months ended June 30, 2016, and January 1, 2015 for the year ended December 31, 2015, and the balance sheet data below is presented as if the merger was completed on June 30, 2016.

For purposes of the pro forma financial information, the fair value of BHB common stock to be issued in connection with the merger is was based on BHB’s closing price of $35.10 as of June 30, 2016.

This data should be read in conjunction with the BHB and LSBG historical consolidated financial statements and accompanying notes in BHB’s and LSBG’s respective Quarterly Reports on Form 10-Q as of and for the six months ended June 30, 2016, and BHB’s and LSBG’s respective Annual Reports on Form 10-K, as amended, as of and for the year ended December 31, 2015.

BHB has not performed the detailed valuation analysis necessary to determine the fair market values of LSBG’s assets to be acquired and liabilities to be assumed. Accordingly, the unaudited pro forma condensed combined financial data does not include an allocation of the purchase price, unless otherwise specified. The pro forma adjustments included in this joint proxy statement/prospectus are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of LSBG’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the fair values of the net assets as compared with the information shown in the unaudited pro forma condensed combined financial data may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact BHB’s statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to LSBG’s stockholders’ equity, including results of operations from June 30, 2016 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented in this joint proxy statement/prospectus.

BHB anticipates that the merger with LSBG will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits of the combined company would have been had the two companies been combined during these periods.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of BHB common stock or the actual or future results of operations of BHB for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Condensed Combined Statements of Financial Condition

As of June 30, 2016

	BHB Historical	LSBG Historical	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$25,867	$54,629	$(12,000)	(1)	$68,496
Securities available for sale, at fair value	532,590	157,424			690,014
Federal Home Loan Bank stock	26,713	13,713			40,426
Loans held for sale	0	3,573			3,573
Loans	1,049,022	1,246,588	12,659	(2)	2,308,269
Loan credit mark		(3,952)	(9,548)	(3)	(13,500)
Allowance for loan losses	(9,891)	(8,765)	8,765	(3)	(9,891)

Loans, net of allowance for loan losses	1,039,131	1,233,871	11,876		2,284,878
Premises and equipment, net	22,951	24,674	1,400	(4)	49,025
Goodwill	4,935	44,576	(5,123)	(5)	44,388
Other intangibles	0	7,135	12,177	(6)	19,312
Bank owned life insurance	24,131	31,288			55,419
Other assets	11,231	19,781	(4,753)	(7)	26,259

TOTAL ASSETS	$1,687,549	$1,590,664	$3,578		$3,281,791

Liabilities
Deposits	989,816	1,148,334	1,641	(8)	2,139,791
Borrowings	520,102	246,718	1,091	(9)	767,911
Subordinated debentures	5,000	36,910	(3,035)	(10)	38,875
Other liabilities	7,400	17,327	4,262	(11)	28,989

TOTAL LIABILITIES	1,522,318	1,449,289	3,959		2,975,566

Shareholders’ equity
Capital stock	13,577	88	8,247	(12)	21,912
Surplus	22,249	80,387	60,597	(12)	163,233
Retained earnings	127,672	70,835	(76,120)	(12)	122,387
Accumulated other comprehensive income:
Prior service cost and unamortized net actuarial losses on employee benefit plans, net of tax	(412)	(3,040)			(3,452)
Net unrealized appreciation on securities available for sale, net of tax	11,180	911	(911)	(12)	11,180
Portion of OTTI attributable to non-credit gains, net of tax	135	0			135
Net unrealized depreciation on derivative instruments, net of tax	(2,412)	0			(2,412)

Total accumulated other comprehensive income	8,491	(2,129)	(911)		5,451

Unearned restricted stock	0	(1,031)	1,031	(12)	0
Treasury stock	(6,758)	(6,775)	6,775	(12)	(6,758)

TOTAL SHAREHOLDERS’ EQUITY	165,231	141,375	(381)		306,225

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,687,549	$1,590,664	$3,578		$3,281,791

As of June 30, 2016
Total shares outstanding	6,029,685
New shares issued
Total shares outstanding, pro forma	6,029,685		4,167,483		10,197,168
Book value per share	$27.40		4,167,483		$30.03

Unaudited Pro Forma Condensed Combined Income Statements

Six Months Ended June 30, 2016

(in thousands, except per share data)

	BHB Historical	LSBG Historical	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$20,332	$23,398	$(1,967)	(2)	$41,763
Interest and dividends on securities and FHLB stock	8,186	1,912			10,098

Total interest and dividend income	28,518	25,310	(1,967)		51,861

Interest expense:
Deposits	3,176	1,849	(733)	(8)	4,292
Borrowings	2,515	1,007	(591)	(9)	2,931
Subordinated debentures	109	961	113	(10)	1,183

Total interest expense	5,800	3,817	(1,211)		8,406

Net interest income	22,718	21,493	(756)		43,455
Provision for loan losses	615	232			847

Net interest income after provision for loan losses	22,103	21,261	(756)		42,608

Non-interest income:
Trust and other financial services	1,903	4,166			6,069
Service charges on deposit accounts	463	2,869			3,332
Debit card income	830	0			830
Net securities gains	3,135	1,201			4,336
Insurance	0	907			907
Other operating income	611	1,174			1,785

Total non-interest income	6,942	10,317			17,259

Non-interest expense:
Salaries and employee benefits	9,816	12,336			22,152
Occupancy and equipment expense	2,310	2,968	23	(4)	5,301
Amortization of intangibles	48	687	1,163	(6)	1,898
Debit card expenses	237	0			237
FDIC insurance assessments	435	470			905
One time merger related expenses	492	754	(1,246)	(14)	0
Other operating expense	3,390	7,366			10,756

Total non-interest expense	16,728	24,581	(60)		41,249

Income before income taxes	12,317	6,997	(696)		18,618
Income taxes	3,600	2,160	1	(13)	5,761

Net income	$8,717	$4,837	$(697)		$12,857

Net income available to common stockholders	$8,717	$4,785	$(697)		$12,805

Per Common Share Data:
Basic earnings per share	$1.45	$0.58			$1.26

Diluted earnings per share	$1.43	$0.58			$1.25

Weighted Average Shares Outstanding:
Basic	6,015,257	8,292,397	(4,124,914)		10,182,740
Diluted	6,083,367	8,293,050	(4,125,567)		10,250,850

Unaudited Pro Forma Condensed Combined Income Statements

Twelve Months Ended December 31, 2015

(in thousands, except per share data)

	BHB Historical	LSBG Historical	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$39,303	$46,227	$(3,933)	(2)	$81,597
Interest and dividends on securities and FHLB stock	15,921	1,906			17,827

Total interest and dividend income	55,224	48,133	(3,933)		99,424

Interest expense:
Deposits	6,097	3,913	(1,465)	(8)	8,545
Borrowings	4,089	1,089	(1,091)	(9)	4,087
Subordinated debentures	204	1,867	226	(10)	2,297

Total interest expense	10,390	6,869	(2,330)		14,929

Net interest income	44,834	41,264	(1,603)		84,495
Provision for loan losses	1,785	1,056			2,841

Net interest income after provision for loan losses	43,049	40,208	(1,603)		81,654

Non-interest income:
Trust and other financial services	3,888	8,468			12,356
Service charges on deposit accounts	892	5,818			6,710
Debit card income	1,694	0			1,694
Net securities gains	1,334	205			1,539
Insurance and brokerage service	0	1,452			1,452
Other operating income	1,171	2,681			3,852

Total non-interest income	8,979	18,624			27,603

Non-interest expense:
Salaries and employee benefits	17,884	24,208			42,092
Occupancy and equipment expense	4,569	6,225	47	(4)	10,841
Amortization of intangibles	96	1,510	2,190	(6)	3,796
Debit card expenses	452	0			452
FDIC insurance assessments	833	926			1,759
Other operating expense	7,074	13,336			20,502

Total non-interest expense	30,908	46,205	2,237		79,350

Income before income taxes	21,120	12,627	(3,840)		29,907
Income taxes	5,967	3,598	(1,344)	(13)	8,221

Net income	$15,153	$9,029	$(2,496)		$21,686

Net income available to common stockholders	$15,153	$8,878	$(2,496)		$21,535

Per Common Share Data:
Basic earnings per share	$2.53	$1.08			$2.12

Diluted earnings per share	$2.50	$1.08			$2.11

Weighted Average Shares Outstanding:
Basic	5,980,245	8,245,233	(4,077,750)		10,147,728
Diluted	6,060,257	8,255,826	(4,088,343)		10,227,740

FOOTNOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands)

			Income Statement
		Balance Sheet 6/30/2016	Twelve Months 12/31/2015	Six Months 6/30/2016
(1)	Cash & cash equivalents-merger related expenses	$(12,000)

(2)	Adjustment to record loan portfolio at fair value-loan rate mark (amortization over 3.2 years; weighted average life of loan portfolio)	$12,659	$(3,933)	$(1,967)

(3)	Adjustments to record loan portfolio at fair value-loan credit mark
	Loan credit mark, gross	$(13,500)
	Less existing credit mark LSBG	3,952

	Incremental additional loan mark	$(9,548)

	Elimination of LSBG existing allowance for loan loss	$8,765

(4)	Adjustments to record premises and equipment at fair value, net (Additional depreciation expense included in net occupancy. Amortization based on an estimated average life of 30 years)	$1,400	$47	$23

(5)	Excess of purchase price less LSBG tangible equity, net fair value adjustments and creation of core deposit intangible (“CDI”) and customer list intangible
	Deal value	$146,279
	Less: LSBG tangible book value	(89,664)
	LSBG transaction costs incurred pre-closing, after tax	6,715

	Premium to tangible book value	63,330
	Net fair value adjustments	(8,826)
	Allocation of incremental intangibles to CDI and customer list intangible	(12,177)
	Deferred tax liability on incremental CDI and customer list intangible	4,262

	Goodwill	46,588
	Less: existing intangibles	(51,711)

	Incremental goodwill	$(5,123)

(6)	Adjustment to record Core Deposit Intangible (“CDI”) and customer list intangible
	Estimated CDI at 2% of LSBG’s non time deposits	$16,544
	Estimated customer list intangible	2,768

	Total estimated CDI and customer list intangible	$19,312
	Less: Existing CDI and customer list intangible	(7,135)

	Incremental CDI and customer list intangible	$12,177

	Amortization of CDI using a 10 yr amortization period and sum-of-the-years-digits amortization method		$3,008	$1,504
	Amortization of customer list intangible using a 7 yr amortization period and sum-of-the-years-digits amortization method		692	346
	Less: existing amortization on books of LSBG		(1,510)	(687)

	Total incremental intangible amortization		$2,190	$1,163

FOOTNOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS—(continued)

			Income Statement
		Balance Sheet 6/30/2016	Twelve Months 12/31/2015	Six Months 6/30/2016
(7)	Current/deferred income taxes created as a result of purchase accounting adjustments at 35% tax rate	$(4,753)

(8)	Adjustments to record time deposits at fair value	$1,641

	Additional interest expense included on deposits
	Amortization based on an estimated life of 1.1 years		$(1,465)	$(733)

(9)	Adjustments to record borrowings at fair value
	Estimated fair value of borrowings	$1,091

	Additional interest expense included on borrowings
	Amortization based on an estimated life of 0.9 years		$(1,091)	$(591)

(10)	Adjustments to record subordinated debt at fair value	$(3,035)

	Additional interest expense included on subordinated debentures
	Amortization based on an estimated life of 13.4 years		$226	$113

(11)	Deferred tax liability on CDI and customer list intangible (35% tax rate)	$4,262

(12)	Elimination of LSBG’s capital stock and issuance of 4,167,483 shares of BHB stock, $2 par as consideration	8,247
	Elimination of LSBG surplus and recording of deal value in excess of par value in BHB stock as new surplus	60,597
	Eliminate LSBG retained earnings, record vesting and expensing of unearned restricted stock and expensing of BHB merger related costs	(76,120)
	Eliminate unrealized appreciation on securities	(911)
	Vesting of unearned restricted stock upon change of control	1,031
	Retirement of LSBG treasury stock	6,775

	Net adjustments to shareholders’ equity	$(381)

(13)	Adjustment to income tax provision (benefit) to reflect the income tax effect of pro forma adjustments at 35%. Of the one-time merger related expenses for the year-to-date June 30, 2016 only $48 thousand incurred by LSBG is tax deductible while all of the expense incurred by BHB is treated as tax deductible		$(1,344)	$1

(14)	Adjustment to remove one-time merger expenses from each party’s income statement		$—	$(1,246)

LEGAL MATTERS

The validity of the shares of BHB common stock to be issued in the merger will be passed upon for BHB by Eaton Peabody P.A. K&L Gates LLP and Hogan Lovells US LLP will deliver opinions to BHB and LSBG, respectively, as to certain federal income tax consequences of the merger. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 81.

EXPERTS

The consolidated financial statements of BHB incorporated into this joint proxy statement/prospectus and registration statement by reference to BHB’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2015, to the extent and for the period set forth in their respective reports, have been so incorporated in reliance on the reports of RSM US LLP and KPMG LLP, each an independent registered public accounting firm, given on the authority of said firms as experts in accounting and auditing.

The consolidated financial statements of LSBG incorporated into this joint proxy statement/prospectus and registration statement by reference to LSBG’s Annual Report on Form 10-K for the year ended December 31, 2015, to the extent and for the period set forth in their report, have been so incorporated in reliance on the reports of Baker Newman + Noyes LLC and Shatswell, MacLeod & Company, P.C., each an independent registered public accounting firm, given on the authority of each firm as experts in accounting and auditing.

FUTURE SHAREHOLDER PROPOSALS

LSBG

In view of the pending merger with BHB, LSBG intends to hold its 2017 annual meeting of stockholders only if the merger is not completed. If such a meeting is held, stockholder proposals will only be considered for inclusion in LSBG’s proxy statement for the 2017 annual meeting if they (a) are submitted to LSBG’s Secretary at Lake Sunapee Bank Group, 9 Main Street, P.O. Box 9, Newport, New Hampshire 03773, not later than the close of business on November 28, 2016, and (b) concern a matter that may properly be considered and acted upon at the annual meeting in accordance with law and the rules of the SEC, including Rule 14a-8 under the Exchange Act.

If a stockholder wishes to submit a proposal for presentation at the 2017 annual meeting, without including such proposal in the proxy materials, the stockholder must deliver timely notice thereof in writing to the Secretary. To be timely, the notice must be received not less than 30 days nor more than 90 days prior to the date of the 2017 Annual Meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the 2017 annual meeting is given or made to stockholders, notice by the stockholders to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2017 annual meeting was mailed or public disclosure was made. The stockholder’s written notice must contain certain information specified in LSBG’s bylaws.

BHB

If the merger is completed, LSBG stockholders will become shareholders of BHB. BHB currently intends to hold a regularly scheduled annual meeting of shareholders in 2017. To be included in BHB’s 2017 annual meeting, shareholder proposals will only be considered for inclusion in BHB’s proxy statement for the 2017 annual meeting if they (a) are submitted to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609, not later than the close of business on December 19, 2016, and (b) concern a matter that may properly be considered and acted upon at the annual meeting in accordance with law and the rules of the SEC, including Rule 14a-8 under the Exchange Act.

In addition, BHB bylaws provide that BHB will consider nominees for election to the board recommended by shareholders if made in the same manner provided for under BHB bylaws with regard to typical shareholder proposals. These procedures require in part, that to be timely, a shareholder’s notice shall be delivered to the Clerk at BHB’s principal executive offices no later than the close of business of the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s Annual Meeting. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of BHB capital stock beneficially owned by such other shareholders; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on BHB books, and of such beneficial owner, and (ii) the class and number of shares of BHB common stock, which are owned beneficially and of record by such shareholder and such beneficial owner.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders of BHB or LSBG will be “householding” the proxy materials. A single joint proxy statement/prospectus will be delivered to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

WHERE YOU CAN FIND MORE INFORMATION

BHB and LSBG file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

BHB has filed a registration statement on Form S-4 to register with the SEC the shares of BHB common stock that LSBG stockholders will receive in the merger. This joint proxy statement/prospectus is part of BHB’s registration statement on Form S-4, and is a prospectus of BHB and a joint proxy statement of LSBG and BHB for their respective special meetings.

The SEC permits BHB and LSBG to “incorporate by reference” information into this joint proxy statement/prospectus. This means that BHB and LSBG can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered a part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or by information contained in documents filed with or furnished to the SEC after the date of this joint proxy statement/prospectus that is incorporated by reference into this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about BHB and LSBG and their financial conditions.

BHB SEC Filings (SEC File Number 001-13349)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2015, filed March 14, 2016

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2016, filed May 6, 2016 and quarter ended June 30, 2016, filed on August 8, 2016

Current Reports on Form 8-K	Filed January 19, 2016, April 19, 2016, May 5, 2016, May 9, 2016, May 18, 2016, May 19, 2016, June 16, 2016 and July 19, 2016 (other than the portions of those documents not deemed to be filed)

Description of BHB common stock contained in BHB’s registration statement on Form 8-A, filed September 10, 1997, and any amendment or report filed for the purpose of updating such description.

BHB Proxy Statement on Schedule 14A, filed March 23, 2016 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K)

LSBG SEC Filings (SEC File Number 000-17859)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2015, filed March 15, 2016

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2016, filed May 10, 2016 and quarter ended June 30, 2016, filed on August 9, 2016

Current Reports on Form 8-K	Filed March 14, 2016, May 5, 2016, May 9, 2016 and May 16, 2016 (other than the portions of those documents not deemed to be filed)

Description of LSBG common stock contained in LSBG’s registration statement on Form 8-A, filed August 3, 1999, and any amendment or report filed for the purpose of updating such description.

LSBG Proxy Statement on Schedule 14A, filed March 28, 2016 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K)

In addition, BHB and LSBG also incorporate by reference additional documents that either company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this joint proxy statement/prospectus and the date of the BHB special meeting or the LSBG special meeting, as the case may be. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current

Reports on Form 8-K and proxy statements. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit to such report, was furnished to, rather than filed with, the SEC, such information or exhibit is not specifically incorporated by reference into this joint proxy statement/prospectus.

Documents incorporated by reference are available from BHB and LSBG, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this joint proxy statement/ prospectus. You can obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Bar Harbor Bankshares 82 Main Street Bar Harbor, Maine 04609 Attention: Marsha C. Sawyer, Clerk (207)288-2639 www.bhbt.com (“Shareholder Relations” tab)	Lake Sunapee Bank Group 9 Main Street P.O. Box 9 Newport, New Hampshire 03773 Attention: Laura Jacobi, CFO (603)863-0886 www.lakesunbank.com (“Investor Relations” tab)

Neither BHB nor LSBG has authorized anyone to give any information or make any representation about the merger or the special meetings that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that are incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to BHB was provided by BHB, and the information contained in this joint proxy statement/prospectus with respect to LSBG was provided by LSBG. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A — Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

DATED AS OF MAY 5, 2016

BY AND BETWEEN

BAR HARBOR BANKSHARES

AND

LAKE SUNAPEE BANK GROUP

A-1

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EXHIBITS

Exhibit A	Form of Voting Agreement
Exhibit B	Plan of Bank Merger
Exhibit C	Form of Employment Agreement
Exhibits D-1 to D-7	Forms of Settlement Agreements

TABLE OF DEFINITIONS

Page
Acquisition Proposal	44
Acquisition Transaction	44
Affiliate	45
Agreement	1
Average Closing Price	41
Bank Merger	1
Bar Harbor Bank	1
BHB	1
BHB Benefit Plans	45
BHB Board	45
BHB Common Stock	45
BHB Defined Benefit Plan	22
BHB Disclosure Schedule	45
BHB Equity Award	18
BHB ERISA Affiliate	22
BHB Financial Statements	19
BHB Intellectual Property	45
BHB Meeting	30
BHB Preferred Stock	18
BHB Ratio	41
BHB Share Price	45
BHB’s SEC Reports	20
BOLI	17
Business Day	45
Certificate	45
Certificate(s)	4
Change in Recommendation	31
Closing	2
Closing Date	2
Code	1
Community Reinvestment Act	9
Confidentiality Agreement	32
Derivative Transaction	45
Determination Date	41
Effective Time	2
Environmental Law	45
ERISA	45
Exchange Act	45
Exchange Agent	4
Exchange Ratio	3
Excluded Shares	45
FDIC	46
FHLB	46
Final Index Price	42
Fractional Shares	3
FRB	46
GAAP	46
Governmental Authority	46
Hazardous Substance	46

Page
Indemnified Parties	34
Indemnifying Party	34
Index Group	42
Index Price	42
Surviving Corporation	1
Tax	48
Tax Returns	48
Index Ratio	41
Informational Systems Conversion	37
Insurance Amount	35
Insurance Policies	16
Intellectual Property	46
IRS	46
Joint Proxy Statement/Prospectus	46
Knowledge	46
Lake Sunapee Bank	1
Leases	16
Letter of Transmittal	3
Lien	46
Loan Property	46
Loans	15
LSBG	1
LSBG Benefit Plans	10
LSBG Board	46
LSBG Common Stock	6
LSBG Defined Benefit Plan	11
LSBG Disclosure Schedule	46
LSBG Employees	10
LSBG ERISA Affiliate	11
LSBG Financial Statements	7
LSBG Intellectual Property	47
LSBG Meeting	31
LSBG Pension Plan	11
LSBG Preferred Stock	6
LSBG Restricted Share Award	5
LSBG’s SEC Reports	7
Material Adverse Effect	47
Material Contracts	10
MBCA	2
MBFI	47
Merger	1
Merger Consideration	3
Merger Registration Statement	31
NASDAQ	47
Notice of Superior Proposal	33
NYSE	47
OCC	47
OREO	15
Person	47

Page
Plan of Bank Merger	1
Regulatory Approvals	37
Regulatory Order	9
Rights	47
Securities Act	47
Settlement Agreement	36
Software	47

Page
Starting Date	42
Starting Price	42
Subsidiary	47
Superior Proposal	47
Taxes	48
Termination Date	40
Voting Agreement	1

v

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of May 5, 2016, by and between Bar Harbor Bankshares, a Maine corporation (“BHB”), and Lake Sunapee Bank Group, a Delaware corporation (“LSBG”).

WITNESSETH

WHEREAS, the Board of Directors of BHB and the Board of Directors of LSBG have each (i) determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective entities and shareholders; (ii) determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies; and (iii) approved this Agreement;

WHEREAS, in accordance with the terms of this Agreement, LSBG will merge with and into BHB, and BHB shall be the surviving entity (the “Merger”);

WHEREAS, as a material inducement to BHB to enter into this Agreement, each of the directors and certain executive officers of LSBG have entered into a voting agreement with BHB dated as of the date hereof (a “Voting Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which each such director or executive officer has agreed, among other things, to vote all shares of LSBG Common Stock (as defined herein) owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such agreement;

WHEREAS, the parties intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and hereby is adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions described in this Agreement and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01 Terms of the Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, LSBG shall merge with and into BHB, and BHB shall be the surviving entity (hereinafter sometimes referred to as the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Maine and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. As part of the Merger, shares of LSBG Common Stock shall, at the Effective Time, be converted into the right to receive the Merger Consideration pursuant to the terms of Article II.

Section 1.02 Bank Merger. Concurrently with or as soon as practicable after the execution and delivery of this Agreement, Bar Harbor Bank & Trust (“Bar Harbor Bank”), a wholly owned subsidiary of BHB, and Lake Sunapee Bank, fsb (“Lake Sunapee Bank”), a wholly owned subsidiary of LSBG, shall enter into the Plan of Bank Merger (the “Plan of Bank Merger”), substantially in the form attached hereto as Exhibit B, pursuant to which Lake Sunapee Bank will merge with and into Bar Harbor Bank, and Bar Harbor Bank shall be the surviving institution (the “Bank Merger”). The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

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Section 1.03 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. LSBG and BHB each hereby agree to deliver a certificate substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable its counsel to deliver the legal opinion contemplated by Section 6.01(e).

Section 1.04 Articles of Incorporation and Bylaws. The Articles of Incorporation, as amended, of BHB, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The Amended and Restated Bylaws of BHB, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

Section 1.05 Directors of Surviving Corporation After Effective Time. Subject to Section 5.18, immediately after the Effective Time, until their respective successors are duly elected or appointed and qualified, the directors of the Surviving Corporation shall consist of the directors of BHB serving immediately prior to the Effective Time.

Section 1.06 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided under the Maine Business Corporation Act (the “MBCA”), and the regulations promulgated thereunder. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate corporate existence of LSBG shall cease and all of the rights, privileges, powers, franchises, properties, assets, debts, liabilities, obligations, restrictions, disabilities and duties of LSBG shall be vested in and assumed by BHB.

Section 1.07 Effective Date and Effective Time; Closing.

(a) Subject to the terms and conditions of this Agreement, BHB will make all such filings as may be required to consummate the Merger by applicable laws and regulations. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of the State of Maine or at such later date or time as BHB and LSBG agree and specify in the Articles of Merger (the date and time the Merger becomes effective being the “Effective Time”).

(b) The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern time on the Closing Date (as defined below), at the principal offices of K&L Gates LLP in Boston, MA, or such other place or at such other time on the Closing Date as the parties may mutually agree upon. At the Closing, there shall be delivered to BHB and LSBG the certificates and other documents required to be delivered under Article VI hereof. Subject to the satisfaction or waiver of all conditions to closing contained in Article VI hereof, the Closing shall occur no later than ten Business Days following the latest to occur of (i) the receipt of all Regulatory Approvals, and the expiration of any applicable waiting periods, (ii) the approval of the Merger by the stockholders of BHB and by the stockholders of LSBG, or (iii) at such other date or time upon which BHB and LSBG mutually agree (the “Closing Date”).

Section 1.08 Alternative Structure. BHB may, at any time prior to the Effective Time, change the method of effecting the combinations of BHB and LSBG, or Bar Harbor Bank and Lake Sunapee Bank, respectively if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (a) alter or change the Merger Consideration in any way; (b) adversely affect the tax treatment of LSBG’s shareholders pursuant to this Agreement; (c) adversely affect the tax treatment of BHB or LSBG pursuant to this Agreement; or (d) be reasonably likely to materially impede or delay consummation of the transactions contemplated by this Agreement or the Plan of Bank Merger. In the event BHB

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makes such a change, LSBG agrees to execute an appropriate amendment to this Agreement or the Plan of Bank Merger, as applicable, in order to reflect such change.

Section 1.09 Additional Actions. If, at any time after the Effective Time, BHB shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, or record or otherwise, in BHB its right, title or interest in, to or under any of the rights, properties or assets of LSBG, or (ii) otherwise carry out the purposes of this Agreement, LSBG and its officers and directors shall be deemed to have granted to BHB an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in BHB its right, title or interest in, to or under any of the rights, properties or assets of LSBG or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of BHB are authorized in the name of LSBG or otherwise to take any and all such action.

Section 1.10 Absence of Control. It is the intent of the parties to this Agreement that BHB by reason of this Agreement shall not be deemed (until consummation of the transactions contemplated herein) to control, directly or indirectly, LSBG and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of LSBG.

Section 1.11 Lake Sunapee Bank Name and Branding. It is the intent of the parties to this Agreement that, from and after the Effective Time, all Lake Sunapee Bank locations in New Hampshire and Vermont (a) shall be maintained and remain in operation (unless such maintenance and operation would not be commercially reasonable) and (b) shall operate under the Lake Sunapee Bank brand (subject to any reference to Bar Harbor Bank required by applicable regulations).

ARTICLE II

CONSIDERATION; EXCHANGE PROCEDURES

Section 2.01 Merger Consideration. Subject to the provisions of this Agreement, by virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of LSBG Common Stock issued and outstanding at the Effective Time, other than Excluded Shares, shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive 0.4970 shares (the “Exchange Ratio”) of BHB Common Stock plus cash in lieu of Fractional Shares as provided for in Section 2.03 (the “Merger Consideration”).

Section 2.02 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of LSBG Common Stock shall cease to be, and shall have no rights as, shareholders of LSBG other than the right to receive the Merger Consideration provided under this Article II. Upon and after the Effective Time, there shall be no transfers on the stock transfer books of LSBG of shares of LSBG Common Stock.

Section 2.03 No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of BHB Common Stock (“Fractional Shares”) shall be issued in the Merger. Each holder of a Certificate who otherwise would have been entitled to a fraction of a share of BHB Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of LSBG Common Stock owned by such holder at the Effective Time) by the BHB Share Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

Section 2.04 Treasury Shares; Shares Owned by the Parties. Notwithstanding any other provision of this Agreement, all shares of LSBG Common Stock that are (i) held by LSBG as treasury shares or (ii) owned by BHB or any of its Subsidiaries immediately prior to the Effective Time, shall be cancelled and retired and

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shall cease to exist, and no shares of BHB Common Stock or other consideration shall be delivered in exchange therefor. Any shares of BHB Common Stock that are owned by LSBG or any of its Subsidiaries immediately prior to the Effective Time shall be cancelled and retired.

Section 2.05 Reserved.

Section 2.06 Exchange Procedures.

(a) Appropriate transmittal materials (“Letter of Transmittal”) in a form satisfactory to BHB and LSBG shall be mailed as soon as practicable, but in no event later than five Business Days after the Closing Date, after the Effective Time to each holder of record of LSBG Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of LSBG Common Stock (“Certificate(s)”) to be converted thereby.

(b) At and after the Effective Time, each Certificate shall represent only the right to receive the Merger Consideration.

(c) Prior to the Effective Time, BHB shall (i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of BHB Common Stock to provide for payment of the aggregate Merger Consideration pursuant to Section 2.07 and (ii) deposit, or cause to be deposited, with American Stock Transfer & Trust Company, LLC (the “Exchange Agent”), for the benefit of the holders of shares of LSBG Common Stock, for exchange in accordance with this Section 2.06, an amount of cash sufficient to pay any cash in lieu of Fractional Shares pursuant to Section 2.03.

(d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as are reasonably satisfactory to LSBG and BHB and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of BHB Common Stock that such holder has the right to receive pursuant to Section 2.01, and a check in the amount equal to the cash in lieu of Fractional Shares, if any, that such holder has the right to receive pursuant to Section 2.03, and any dividends or other distributions to which such holder is entitled pursuant to this Section 2.06. Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute BHB Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of BHB Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of LSBG Common Stock not registered in the transfer records of LSBG, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such LSBG Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of BHB and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

(e) No dividends or other distributions declared or made after the Effective Time with respect to BHB Common Stock issued pursuant to this Agreement shall be remitted to any person entitled to receive shares of BHB Common Stock hereunder until such person surrenders his or her Certificates in accordance with this Section 2.06. Upon the surrender of such person’s Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of BHB Common Stock represented by such person’s Certificates.

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(f) The stock transfer books of LSBG shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of LSBG of any shares of LSBG Common Stock. If, after the Effective Time, Certificates are presented to BHB, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.06.

(g) Any portion of the aggregate amount of cash to be paid pursuant to Section 2.03, any dividends or other distributions to be paid pursuant to this Section 2.06 or any proceeds from any investments thereof that remains unclaimed by the shareholders of LSBG for nine months after the Effective Time shall be repaid by the Exchange Agent to BHB upon the written request of BHB. After such request is made, any shareholders of LSBG who have not theretofore complied with this Section 2.06 shall look only to BHB for the Merger Consideration and cash in lieu of Fractional Shares, if any, deliverable in respect of each share of LSBG Common Stock such shareholder holds, as determined pursuant to Section 2.06 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of BHB (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of LSBG Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(h) BHB and the Exchange Agent shall be entitled to rely upon LSBG’s stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, BHB and the Exchange Agent shall be entitled to deposit any Merger Consideration and cash in lieu of Fractional Shares, if any, represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or BHB, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and cash in lieu of Fractional Shares, if any, deliverable in respect thereof pursuant to Section 2.03.

Section 2.07 Reservation of Shares. Effective upon the date of this Agreement, BHB shall reserve for issuance a sufficient number of shares of the BHB Common Stock for the purpose of issuing shares of BHB Common Stock to LSBG shareholders in accordance with this Article II.

Section 2.08 Listing of Additional Shares. Prior to the Effective Time, BHB shall notify NYSE of the additional shares of BHB Common Stock to be issued by BHB in exchange for the shares of LSBG Common Stock.

Section 2.09 Effect on Outstanding Shares of BHB Common Stock. At the Effective Time, each share of BHB Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

Section 2.10 Effect on Outstanding LSBG Equity Awards. Each unvested award of restricted stock issued by LSBG and outstanding at the Effective Time pursuant to the LSBG 2014 Stock Incentive Plan (each, a “LSBG Restricted Share Award”) shall be fully vested as of the Effective Time and converted into BHB Common Stock in the same manner as any other outstanding share of LSBG Common Stock pursuant to the terms of this Article II.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF LSBG

As a material inducement to BHB to enter into this Agreement and to consummate the transactions contemplated hereby, LSBG hereby makes to BHB the representations and warranties contained in this Article III.

Section 3.01 Organization, Standing and Authority of LSBG. LSBG is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the Home Owners’ Loan Act of 1933, as amended, as administered by the FRB. LSBG has full corporate power and authority to carry on its business as now conducted. LSBG is duly licensed or qualified to do business in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on LSBG. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of LSBG, copies of which have been made available to BHB, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 3.02 Organization, Standing and Authority of Lake Sunapee Bank. Lake Sunapee Bank is a federally chartered savings association duly organized, validly existing and in good standing under the laws of the State of New Hampshire. Lake Sunapee Bank’s deposits are insured by the FDIC in the manner and to the fullest extent provided by applicable law, and all premiums and assessments required to be paid in connection therewith have been paid by Lake Sunapee Bank when due. Lake Sunapee is a member in good standing of the FHLB and owns the requisite amount of stock in the FHLB as set forth on LSBG Disclosure Schedule 3.02. The charter and Bylaws of Lake Sunapee Bank, copies of which have been made available to BHB, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 3.03 LSBG Capital Stock.

(a) The authorized capital stock of LSBG consists of 32,500,000 shares, of which 30,000,000 are common stock, $0.01 par value per share, of which 8,381,713 shares are outstanding as of the date hereof (“LSBG Common Stock”), and 2,500,000 shares are preferred stock, $0.01 par value per share, none of which are outstanding as of the date hereof (“LSBG Preferred Stock”). As of the date hereof, there are 434,329 shares of LSBG Common Stock held in treasury by LSBG. The outstanding shares of LSBG Common Stock and LSBG Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. LSBG does not have any Rights issued or outstanding with respect to LSBG Common Stock or LSBG Preferred Stock and LSBG does not have any commitment to authorize, issue or sell any LSBG Common Stock, LSBG Preferred Stock or Rights.

(b) LSBG Disclosure Schedule 3.03(b) contains a list setting forth, as of the date of this Agreement, all outstanding LSBG Restricted Share Awards, a list of all holders with respect to each such award including identification of any such grantees that are not current or former employees, directors or officers of LSBG, the date of grant, and any vesting schedule applicable to each unvested award. No election has been made with respect to any LSBG Restricted Share Award pursuant to Section 83(b) of the Code. Upon issuance in accordance with the terms of the outstanding award agreements, the shares of LSBG Common Stock issued pursuant to the LSBG Restricted Share Awards shall be issued in compliance with all applicable laws.

Section 3.04 Subsidiaries. Except as disclosed on LSBG Disclosure Schedule 3.04, LSBG does not have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, and the business carried on by LSBG has not been conducted through any other direct or indirect Subsidiary or Affiliate of LSBG. All of the issued and outstanding shares of

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capital stock or other equity ownership interests of each Subsidiary of LSBG are owned by LSBG, directly or indirectly, free and clear of any Liens, and all such shares or equity ownership interests are duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. No such Subsidiary has any Rights issued or outstanding with respect to its capital stock or other equity ownership interests, and it does not have any commitment to authorize, issue or sell any capital stock or other equity ownership interests or Rights. No equity investment identified in LSBG Disclosure Schedule 3.04 is prohibited by the State of New Hampshire, the New Hampshire Banking Department, the OCC or the FDIC.

Section 3.05 Corporate Power; Minute Books. Each of LSBG and Lake Sunapee Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of LSBG and Lake Sunapee Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of the shareholders of LSBG and BHB of this Agreement. The minute books of LSBG, true and complete copies of which have been made available to BHB, contain true, complete and accurate records of all meetings and other corporate actions held or taken by shareholders of LSBG and the LSBG Board (including committees of the LSBG Board).

Section 3.06 Execution and Delivery. Subject to the approval of this Agreement by the shareholders of LSBG, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of LSBG and the LSBG Board on or prior to the date hereof. The LSBG Board has directed that this Agreement be submitted to LSBG’s shareholders for approval at a meeting of such shareholders and, except for the approval and adoption of this Agreement by the requisite affirmative vote of the holders of the outstanding shares of LSBG Common Stock entitled to vote thereon, no other vote of the shareholders of LSBG is required by law, the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws of LSBG or otherwise to approve this Agreement and the transactions contemplated hereby. LSBG has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by BHB, this Agreement is a valid and legally binding obligation of LSBG, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

Section 3.07 Regulatory Approvals; No Defaults.

(a) Except as disclosed on LSBG Disclosure Schedule 3.07, no consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by LSBG or any of its Subsidiaries in connection with the execution, delivery or performance by LSBG or Lake Sunapee Bank of this Agreement or to consummate the transactions contemplated hereby, except for (i) filings of applications or notices with, and consents, approvals or waivers by the OCC, as may be required, and (ii) the approval of this Agreement by the requisite affirmative vote of the holders of the outstanding shares of LSBG Common Stock. As of the date hereof, LSBG is not aware of any reason why the approvals set forth above and referred to in Section 6.01(a) will not be received in a timely manner.

(b) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph, and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by LSBG, as applicable, and the consummation of the transactions contemplated hereby do not and will not (i) constitute a breach or violation of, or a default under, the charter or Bylaws (or similar governing documents) of LSBG or any of its Subsidiaries, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to LSBG or any of its Subsidiaries, or any of their properties or assets or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of LSBG or any

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of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which LSBG or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

Section 3.08 Financial Statements. LSBG has previously made available to BHB copies of (i) the consolidated balance sheets of LSBG as of December 31 for the fiscal years 2015 and 2014, and the related consolidated statements, comprehensive income, changes in stockholders’ equity, and cash flows for the fiscal years 2015, 2014 and 2013, in each case accompanied by the audit report of Baker Newman and Noyes, LLC (or its predecessor Shatswell, Macleod & Company, P.C.), the independent registered public accounting firm of LSBG (the “LSBG Financial Statements”) and (ii) the consolidated report of condition and income filed with the FDIC by Lake Sunapee Bank for the period ended December 31, 2015. The LSBG Financial Statements (including the related notes, where applicable) fairly present in all material respects the results of the operations and financial position of LSBG and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies with applicable accounting requirements; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved. The books and records of LSBG have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Baker Newman and Noyes, LLC has not resigned or been dismissed as independent public accountants of LSBG as a result of or in connection with any disagreements with LSBG on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Section 3.09 Securities Filings. Other than as disclosed on LSBG Disclosure Schedule 3.09, LSBG has filed with the SEC all reports, schedules, registration statements, definitive proxy statements and other documents that it has been required to file under the Securities Act or the Exchange Act since December 31, 2013 (collectively, “LSBG’s SEC Reports”). None of LSBG’s SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates of filing with the SEC, all of LSBG’s SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of LSBG included or incorporated by reference in LSBG’s SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. There are no outstanding comments from or unresolved issues raised by the SEC staff with respect to LSBG’s SEC Reports. None of LSBG’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Section 3.10 Absence of Certain Changes or Events.

(a) Since December 31, 2015, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on LSBG.

(b) Since December 31, 2015, each of LSBG and its Subsidiaries has carried on its business only in the ordinary and usual course of business consistent with its past practices (except for the incurrence of expenses in connection with this Agreement).

(c) Except as set forth in LSBG Disclosure Schedule 3.10, since December 31, 2015, none of LSBG or any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any officer, employee or director from the amount thereof in effect as of December 31, 2015, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, (ii) declared, set aside or paid any dividend or other distribution (whether in

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cash, stock or property) with respect to any of its capital stock, (iii) effected or authorized any split, combination or reclassification of any of its capital stock or any issuance or issued any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) changed any accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, except in accordance with GAAP, (v) made any tax election or any settlement or compromise of any income tax liability, (vi) made any material change in its policies and procedures in connection with underwriting standards, origination, purchase and sale procedures or hedging activities with respect to any Loans, (vii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (viii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (ix) had any union organizing activities or (x) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section 3.11 Absence of Undisclosed Liabilities. None of LSBG or any of its Subsidiaries has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due, whether or not required to be disclosed in a balance sheet prepared in accordance with GAAP, except for those (i) liabilities properly accrued or reserved against in the consolidated balance sheet of LSBG as of December 31, 2015 included in the LSBG SEC Reports, (ii) liabilities and obligations incurred since December 31, 2015 in the ordinary course of business consistent with past practice, (iii) liabilities and obligations that are not material to LSBG and its Subsidiaries, taken as a whole, and (iv) any liabilities and obligations incurred with respect to the transactions contemplated by this Agreement.

Section 3.12 Financial Controls and Procedures. During the periods covered by the LSBG Financial Statements, each of LSBG and its Subsidiaries has had in place internal controls over financial reporting which are designed and maintained to ensure that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of LSBG’s or any of its Subsidiaries’ records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of LSBG or its accountants or agents.

Section 3.13 Regulatory Matters.

(a) Each of LSBG and its Subsidiaries has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2012 with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business, and except as set forth in LSBG Disclosure Schedule 3.13(a), no Governmental Authority has initiated any proceeding, or to the Knowledge of LSBG, investigation into the business or operations of LSBG or any of its Subsidiaries, since December 31, 2012. Other than as set forth in LSBG Disclosure Schedule 3.13(a), there is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations of Lake Sunapee Bank. Lake Sunapee Bank is “well-capitalized” as defined in applicable laws and regulations, and Lake Sunapee Bank has a Community Reinvestment Act of 1977, as amended (the “Community Reinvestment Act”), rating of “satisfactory” or better.

(b) LSBG has timely filed with the SEC and NASDAQ all documents required by the Securities Act and the Exchange Act, and such documents, as the same may have been amended, complied, at the time filed with the SEC, in all material respects with the Securities Act and the Exchange Act.

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(c) Other than as set forth in LSBG Disclosure Schedule 3.13(c), neither LSBG nor Lake Sunapee Bank is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter (each a “Regulatory Order”) from, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it. Each of LSBG and Lake Sunapee Bank has not been advised by, or has any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Regulatory Order.

Section 3.14 Legal Proceedings.

(a) Other than as set forth in LSBG Disclosure Schedule 3.14, there are no pending or, to LSBG’s Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against LSBG or any of its Subsidiaries.

(b) Other than as set forth in LSBG Disclosure Schedule 3.14, none of LSBG or any of its Subsidiaries is a party to any, or are there any pending or, to LSBG’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against LSBG or any of its Subsidiaries in which, to the Knowledge of LSBG, there is a reasonable probability of any material recovery against or other Material Adverse Effect on LSBG or any of its Subsidiaries or which challenges the validity or propriety of the transactions contemplated by this Agreement.

(c) There is no injunction, order, judgment or decree imposed upon LSBG or any of its Subsidiaries, or their respective assets, and none of LSBG or any of its Subsidiaries has been advised of, or is aware of, the threat of any such action.

Section 3.15 Compliance with Laws.

(a) Each of LSBG and its Subsidiaries is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and all other applicable fair lending and fair housing laws or other laws relating to discrimination;

(b) Each of LSBG and its Subsidiaries has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to LSBG’s Knowledge, no suspension or cancellation of any of them is threatened; and

(c) Other than as set forth in LSBG Disclosure Schedule 3.15, none of LSBG or any Subsidiary has received, since December 31, 2013, any notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization (nor, to LSBG’s Knowledge, do any grounds for any of the foregoing exist).

Section 3.16 Material Contracts; Defaults.

(a) Other than as set forth in LSBG Disclosure Schedule 3.16(a), none of LSBG or any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or

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understanding (whether written or oral): (i) with respect to the employment of any directors, officers, employees or consultants; (ii) which would entitle any present or former director, officer, employee or agent of LSBG or any Subsidiary to indemnification from LSBG or such Subsidiary; (iii) which is not terminable on sixty (60) days or less notice and involving the payment of more than $25,000 per annum; (iv) which materially restricts the conduct of any business by LSBG or any Subsidiary or (v) which is a “material contract” (as such term is defined in Item 601(b)(1) of Regulation S-K of the SEC) not filed as an exhibit to LSBG’s Annual Report on Form 10-K for the year ended December 31, 2015 or a subsequently filed Current Report on Form 8-K or Quarterly Report on Form 10-Q of LSBG (collectively, “Material Contracts”). LSBG has previously delivered to BHB true, complete and correct copies of each such document.

(b) To LSBG’s Knowledge, none of LSBG or any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as set forth in LSBG Disclosure Schedule 3.16(b), no power of attorney or similar authorization given directly or indirectly by LSBG or any of its Subsidiaries is currently outstanding.

Section 3.17 Brokers. LSBG has received the opinion of Griffin Financial Group LLC to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to LSBG’s shareholders. Other than for financial advisory services performed for LSBG by Griffin Financial Group LLC pursuant to an agreement dated April 11, 2016, a true and complete copy of which has been previously delivered or made available to BHB, neither LSBG nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for LSBG or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

Section 3.18 Employee Benefit Plans.

(a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of LSBG (the “LSBG Employees”) and current or former directors of LSBG including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of LSBG, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “LSBG Benefit Plans”), are identified in LSBG Disclosure Schedule 3.18(a). True and complete copies of all LSBG Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any LSBG Benefit Plans and all amendments thereto, have been provided to BHB. With respect to the LSBG Benefit Plans, true and complete copies of the following have been provided to BHB, where applicable: (i) a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service, (ii) a copy of the three most recently filed Forms 5500 and summary annual reports, with schedules and financial statements attached, (iii) actuarial valuations and reports for the three most recently completed plan years, and (iv) copies of material notices, letters or other correspondence from any Governmental Authority, copies of current and prior IRS or DOL audits or inquiries, and any filings under any amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority. Except as set forth in LSBG Disclosure Schedule 3.18(a), LSBG may amend or terminate any such LSBG Benefit Plan at any time without incurring any material liability thereunder.

(b) Each LSBG Benefit Plan covering LSBG Employees are in substantial compliance with its terms and all applicable laws (including ERISA, the Code, and the Affordable Care Act). Each LSBG Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “LSBG Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and to the Knowledge of LSBG, there are no circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such LSBG Pension Plan under Section 401(a) of the Code. There is no pending or, to LSBG’s Knowledge, threatened investigation, audit,

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or litigation relating to the LSBG Benefit Plans. LSBG has not engaged in a transaction with respect to any LSBG Benefit Plan or LSBG Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject LSBG to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(c) No LSBG Pension Plan is an “employee stock ownership plan” (as defined in Section 4975(e)(7) of the Code). Except as identified in LSBG Disclosure Schedule 3.18(c), neither LSBG nor or any entity which is considered one employer with LSBG under Section 4001 of ERISA or Section 414 of the Code (a “LSBG ERISA Affiliate”) has ever sponsored a LSBG Pension Plan that is subject to Title IV of ERISA. Neither LSBG nor any LSBG ERISA Affiliate has ever sponsored or contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA or “multiple employer plan,” as defined in Section 4063 of ERISA. No liability to any Governmental Entity, other than PBGC premiums arising in the ordinary course of business, has been or is expected by LSBG or any Subsidiary with respect to any LSBG Benefit Plan which is subject to Title IV of ERISA (“LSBG Defined Benefit Plan”) currently or formerly maintained by LSBG or any LSBG ERISA Affiliate. No notice of a “reportable event,” within the meaning of Section of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any LSBG Defined Benefit Plan or by any LSBG ERISA Affiliate within the 12 month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement. No LSBG Defined Benefit Plan or single-employer plan of any LSBG ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. LSBG has not provided, and is not required to provide, security to any LSBG Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. No complete or partial termination of any LSBG Defined Benefit Plan has occurred or is expected to occur. Neither LSBG nor any LSBG ERISA Affiliate has ever contributed to, sponsored or maintained any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(d) All material contributions required to be made under the terms of any LSBG Benefit Plan and applicable law have been timely made, and all anticipated contributions and funding obligations are accrued on LSBG’s consolidated financial statements to the extent required by GAAP. LSBG and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable LSBG Benefit Plan for financial reporting purposes as required by GAAP.

(e) Other than as set forth in LSBG Disclosure Schedule 3.18(e), none of LSBG or any of its Subsidiaries has any obligations for retiree health and life benefits under any LSBG Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

(f) Other than as set forth in LSBG Disclosure Schedule 3.18(f), the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events) will not (i) entitle any LSBG Employees to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the LSBG Benefit Plans, (iii) result in any breach or violation of, or a default under, any of the LSBG Benefit Plans, (iv) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, (v) limit or restrict the right of LSBG, or after the consummation of the transactions contemplated herby, BHB or Surviving Corporation, to merge amend, or terminate any of the LSBG Benefit Plans, or (vi) result in payments that would not be deductible under Section 162(m) of the Code. LSBG Disclosure Schedule 3.18(f) contains a schedule showing the present value of the monetary amounts payable as of the date specified in such schedule, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise

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quantification as of the date of this Agreement), under certain employment, change-in-control, severance and similar contracts, plans and arrangements with or which cover any present or former director, officer or employee of LSBG who are entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any LSBG Benefit Plans (other than a plan qualified under Section 401(a) of the Code) for each such person, specifying the assumptions in such schedule and providing estimates of other related fees or expenses.

(g) Each LSBG Benefit Plan that is a deferred compensation plan and any deferral elections thereunder are in compliance with the terms of the plan and the operational and documentary requirements Section 409A of the Code, to the extent applicable. Other than as disclosed on LSBG Disclosure Schedule 3.18(g), LSBG does not have any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred under Section 409A or Section 4999 of the Code.

(h) Each LSBG Restricted Share Award (i) was granted in compliance with all applicable laws and all of the terms and conditions of the applicable plan pursuant to which it was issued, (ii) has a grant date identical to the date on which the LSBG Board or the LSBG’s compensation committee actually awarded it, (iii) is exempt from the Section 409A of the Code, and (iv) qualifies for the tax and accounting treatment afforded to such award in the LSBG Tax Returns and the LSBG Financial Statements, respectively.

Section 3.19 Labor Matters.

(a) None of LSBG or any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is LSBG or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act, as amended) or seeking to compel LSBG or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to LSBG’s Knowledge, threatened, nor is LSBG or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

(b) Since December 31, 2012, each of LSBG and its Subsidiaries has complied in all material respects with all applicable legal requirements and employment or worker practices related to the employment of its employees and the engagement of its independent contractors, consultant, interns, or other non-employee service providers, including provisions related to wages, hours, overtime exemption classification, independent contractor classification, leaves of absence, equal opportunity, privacy right, retaliation, immigration, wrongful discharge, occupational health and safety, workers’ compensation, severance, employee handbooks or manuals, and the payment of social security and other taxes. There are no material actions, suits, complaints, charges, arbitrations, claims, disputes, grievances, or controversies pending or, to the Knowledge of LSBG, threatened between either LSBG or any of its Subsidiaries and any of their respective present or former employees or independent contractors, consultants, interns, or other non-employee service providers, except as described in LSBG Disclosure Schedule 3.19(b).

(c) To the Knowledge of LSBG, no senior executive officer or manager of any material operations of LSBG or any of its Subsidiaries or any material group of employees of LSBG or any of its Subsidiaries has or have any present plans to terminate their employment with LSBG or such Subsidiary.

(d) LSBG has delivered or made available to BHB a true and complete list of the names, corporate and functional titles, hire dates and full or part-time status (collectively, “LSBG Employees”) as of the date hereof. Except as otherwise set forth on LSBG Disclosure Schedule 3.19(d), (A) none of the LSBG Employees has a contract of employment with LSBG or any of its Subsidiaries, (B) all LSBG Employees are employees “at will” whose employment is terminable without liability therefor and (C) none of the LSBG Employees has a contract with, or is otherwise entitled to receive any payments from, LSBG or any of its Subsidiaries relating to any other bonuses, retention or stay payments, severance pay or benefits, or other perquisites or benefits.

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Section 3.20 Environmental Matters.

(a) To LSBG’s Knowledge, LSBG and its Subsidiaries and their respective owned real properties are in material compliance with all Environmental Laws. LSBG is not aware of, nor has LSBG or any of its Subsidiaries received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of LSBG and its Subsidiaries with all Environmental Laws.

(b) To LSBG’s Knowledge, each of LSBG and its Subsidiaries has obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

(c) To LSBG’s Knowledge, no Hazardous Substance exist on, about or within any of the owned real properties, nor have any Hazardous Substance previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that each of LSBG and its Subsidiaries makes and intends to make of the owned real properties shall not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Substance on, in or from any of those properties.

(d) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or to LSBG’s Knowledge threatened against LSBG or any of its Subsidiaries relating in any way to any Environmental Law. To LSBG’s Knowledge, none of LSBG or any of its Subsidiaries has any liability for remedial action under any Environmental Law. None of LSBG or any of its Subsidiaries has received any request for information by any governmental authority with respect to the condition, use or operation of any of the owned real properties or LSBG Loan Property nor has LSBG or any of its Subsidiaries received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law with respect to any of the owned real properties or LSBG Loan Property.

Section 3.21 Tax Matters.

(a) Each of LSBG and its Subsidiaries has filed all Tax Returns that it was required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by LSBG and its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of LSBG and which LSBG or such Subsidiary is contesting in good faith. None of LSBG or any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return, and other than as set forth on LSBG Disclosure Schedule 3.21(a), neither LSBG nor any of its Subsidiaries currently has any open tax years. No claim has ever been made by an authority in a jurisdiction where LSBG or any Subsidiary thereof does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of LSBG or any of its Subsidiaries.

(b) Each of LSBG and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted or to the Knowledge of LSBG are pending with respect to LSBG or any of its Subsidiaries. None of LSBG or any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where LSBG or any Subsidiary has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or

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proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against LSBG or any of its Subsidiaries.

(d) Each of LSBG and its Subsidiaries has provided BHB with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to LSBG or such Subsidiary, as the case may be, for taxable periods ended December 31, 2015, 2014 and 2013. Each of LSBG and its Subsidiaries has delivered to BHB correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by LSBG or such Subsidiary, as the case may be, filed for the years ended December 31, 2015, 2014 and 2013. Each of LSBG and its Subsidiaries has timely and properly taken such actions in response to and in compliance with notices LSBG or such Subsidiary, as the case may be, has received from the IRS in respect of information reporting and backup and nonresident withholding as are required by law.

(e) None of LSBG or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) None of LSBG or any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of LSBG and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Other than as set forth on LSBG Disclosure Schedule 3.21(f), none of LSBG or any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. Except for an affiliated group with its Subsidiaries or LSBG (as applicable), none of LSBG or any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return, or (ii) has any liability for the Taxes of any individual, bank, corporation, partnership, association, joint stock company, business trust, limited liability company, or unincorporated organization (other than LSBG or such Subsidiary) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(g) The unpaid Taxes of LSBG and its Subsidiaries (i) did not, as of the end of the most recent period covered by LSBG’s or such Subsidiary’s call reports filed on or prior to the date hereof, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in LSBG’s or such Subsidiary’s call reports filed on or prior to the date hereof (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of LSBG or such Subsidiary in filing its Tax Returns. Since the end of the most recent period covered by LSBG’s or any of its Subsidiary’s call reports filed prior to the date hereof, none of LSBG or any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(h) None of LSBG or any of its Subsidiaries shall be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(i) None of LSBG or any of its Subsidiaries has distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

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(j) None of LSBG or any of its Subsidiaries has participated in a listed transaction within the meaning of Reg. Section 1.6011-4 (or any predecessor provision) and none of LSBG or any of its Subsidiaries has been notified of, or to LSBG’s Knowledge has participated in, a transaction that is described as a “reportable transaction” within the meaning of Reg. Section 1.6011-4(b)(1).

Section 3.22 Investment Securities. LSBG Disclosure Schedule 3.22 sets forth the book and market value as of March 31, 2016 of the investment securities, mortgage backed securities and securities held for sale of LSBG and its Subsidiaries, as well as, with respect to such securities, descriptions thereof, CUSIP numbers, book values, fair values and coupon rates.

Section 3.23 Derivative Transactions.

(a) All Derivative Transactions entered into by LSBG or any of its Subsidiaries or for the account of any of their respective customers were entered into in accordance with applicable laws, rules, regulations and regulatory policies of any Governmental Authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by LSBG and its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such Derivative Transactions. Each of LSBG and its Subsidiaries has duly performed all of its obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of LSBG, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(b) Except as set forth in LSBG Disclosure Schedule 3.23, no Derivative Transactions, were it to be a Loan held by LSBG or any of its Subsidiaries, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import. The financial position of LSBG and its Subsidiaries under or with respect to each such Derivative Transactions has been reflected in the books and records of LSBG in accordance with GAAP consistently applied, and no open exposure of LSBG or any of its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exists.

Section 3.24 Loans; Nonperforming and Classified Assets.

(a) Except as set forth in LSBG Disclosure Schedule 3.24(a), as of the date hereof, none of LSBG or any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), under the terms of which the obligor was, as of December 31, 2015, over sixty (60) days delinquent in payment of principal or interest or in default of any other material provision, or (ii) Loan with any director, executive officer or five percent or greater shareholder of LSBG or any of its Subsidiaries, or to the Knowledge of LSBG, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. LSBG Disclosure Schedule 3.24(a) identifies (x) each Loan that as of December 31, 2015 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by LSBG or any of its Subsidiaries or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (y) each asset of LSBG that as of December 31, 2015 was classified as other real estate owned (“OREO”) and the book value thereof.

(b) Except as identified in LSBG Disclosure Schedule 3.24(b), each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to the Knowledge of LSBG, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(c) The loan documents with respect to each Loan were in compliance with applicable laws and regulations and LSBG’s or the applicable LSBG Subsidiary’s lending policies at the time of origination of such Loans and are complete and correct.

(d) Except as set forth in LSBG Disclosure Schedule 3.24(d), none of LSBG or any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates LSBG or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of LSBG or any of its Subsidiaries.

Section 3.25 Tangible Properties and Assets.

(a) LSBG Disclosure Schedule 3.25(a) sets forth a true, correct and complete list of all real property owned by LSBG or any of its Subsidiaries. Except as set forth in LSBG Disclosure Schedule 3.25(a), and except for properties and assets disposed of in the ordinary course of business or as permitted by this Agreement, LSBG or one of its Subsidiaries has good and clear record and marketable title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent and (ii) Liens incurred in the ordinary course of business or imperfections of title, easements and encumbrances, if any, that, individually and in the aggregate, are not material in character, amount or extent, and do not materially detract from the value and do not materially interfere with the present use, occupancy or operation of any material asset.

(b) LSBG Disclosure Schedule 3.25(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which LSBG or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and, as of the date hereof, none of LSBG or any of its Subsidiaries has received a written notice of, or otherwise has Knowledge of any, default or termination with respect to any Lease. There has not occurred any event and no condition exists that would constitute a termination event or a material breach by LSBG or any of its Subsidiaries of, or material default by LSBG or any of its Subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease, and to LSBG’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. Except as set forth on LSBG Disclosure Schedule 3.25(b), there is no pending or, to LSBG’s Knowledge, threatened proceeding, action or governmental or regulatory investigation of any nature by any Governmental Authority with respect to the real property that LSBG or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, including a pending or threatened taking of any of such real property by eminent domain. Each of LSBG and its Subsidiaries has paid all rents and other charges to the extent due under the Leases.

Section 3.26 Intellectual Property. LSBG Disclosure Schedule 3.26 sets forth a true, complete and correct list of all LSBG Intellectual Property. LSBG or one of its Subsidiaries owns or has a valid license to use all LSBG Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). LSBG Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of LSBG and its Subsidiaries as currently conducted. LSBG Intellectual Property owned by LSBG or any of its Subsidiaries, and to the Knowledge of LSBG, all other LSBG Intellectual Property, is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and none of LSBG or any of its Subsidiaries has received notice challenging the validity or enforceability of LSBG Intellectual Property. To the Knowledge of LSBG, the conduct of the business of LSBG and its Subsidiaries does not violate, misappropriate or infringe upon the Intellectual Property rights of any third party. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the right of LSBG and its Subsidiaries to own or use any of the LSBG Intellectual Property.

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Section 3.27 Fiduciary Accounts. Since December 31, 2015, each of LSBG and its Subsidiaries has properly administered all accounts for which it is or was a fiduciary, including accounts for which it serves or served as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. To the Knowledge of LSBG, neither LSBG nor any of its Subsidiaries nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

Section 3.28 Insurance.

(a) LSBG Disclosure Schedule 3.28(a) identifies all of the material insurance policies, binders, or bonds currently maintained by LSBG or any of its Subsidiaries, other than credit-life policies (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $50,000. Each of LSBG and its Subsidiaries is insured with reputable insurers against such risks and in such amounts as the management of LSBG reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect, none of LSBG or any of its Subsidiaries is in material default thereunder and all claims thereunder have been filed in due and timely fashion.

(b) LSBG Disclosure Schedule 3.28(b) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by LSBG or any of its Subsidiaries, including the value of BOLI as of the end of the month prior to the date hereof. The value of such BOLI as of the date hereof is fairly and accurately reflected in the LSBG Financial Statements in accordance with GAAP.

Section 3.29 Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby.

Section 3.30 Joint Proxy Statement/Prospectus. As of the date of the Joint Proxy Statement/Prospectus and the dates of the meeting of the shareholders of LSBG to which such Joint Proxy Statement/Prospectus relates, the Joint Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information filed with the SEC and either incorporated by reference in the Joint Proxy Statement/Prospectus or otherwise amending the Joint Proxy Statement/Prospectus as of a later date shall be deemed to modify information as of an earlier date, and further provided that no representation and warranty is made with respect to information relating to BHB and its Subsidiaries provided in writing by BHB and included in the Joint Proxy Statement/Prospectus.

Section 3.31 Disclosure. The representations and warranties contained in this Article III, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

Section 3.32 Charter Holding Corp.; Charter Trust Company.

(a) Charter Holding Corp., a wholly-owned subsidiary of Lake Sunapee Bank, is a New Hampshire corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire. The charter and bylaws of Charter Holding Corp., copies of which have been made available to BHB, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

(b) Charter Trust Company, a wholly-owned subsidiary of Charter Holding Corp. is a New Hampshire-chartered non-depository trust company duly organized, validly existing and in good standing under the laws of the State of New Hampshire. The charter and bylaws of Charter Trust Company, copies of which have been made available to BHB, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

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(c) Each of Charter Holding Corp. and Charter Trust Company has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets.

(d) Neither Charter Holding Corp. nor Charter Trust Company is a party to or is subject to any Regulatory Order from any Governmental Authority charged with the supervision or regulation of it. Each of Charter Holding Corp. and Charter Trust Company has not been advised by, or has any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Regulatory Order.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BHB

As a material inducement to LSBG to enter into this Agreement and to consummate the transactions contemplated hereby, BHB hereby makes to LSBG the representations and warranties contained in this Article IV.

Section 4.01 Organization, Standing and Authority of BHB. BHB is a Maine corporation duly organized, validly existing and in good standing under the laws of the State of Maine, and is duly registered as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended. BHB has full corporate power and authority to carry on its business as now conducted. BHB is duly licensed or qualified to do business in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on BHB. The Articles of Incorporation, as amended, and Amended and Restated Bylaws of BHB, copies of which have been made available to LSBG, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 4.02 Organization, Standing and Authority of Bar Harbor Bank. Bar Harbor Bank is a Maine chartered financial institution duly organized, validly existing and in good standing under the laws of the United States. Bar Harbor Bank’s deposits are insured by the FDIC in the manner and to the fullest extent provided by applicable law, and all premiums and assessments required to be paid in connection therewith have been paid by Bar Harbor Bank when due. Bar Harbor Bank is a member in good standing of the FHLB and owns the requisite amount of stock in the FHLB as set forth on BHB Disclosure Schedule 4.02. The charter and Bylaws of Bar Harbor Bank, copies of which have been made available to LSBG, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 4.03 BHB Capital Stock.

(a) The authorized capital stock of BHB consists of 20,000,000 shares of BHB Common Stock, par value $2.00 per share, of which 6,023,077 shares are outstanding as of the date hereof, and 1,000,000 shares of authorized preferred stock, of which no shares are outstanding (“BHB Preferred Stock”). As of the date hereof, 765,331 shares of BHB Common Stock are held in treasury by BHB. The outstanding shares of BHB Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. Except for the BHB Common Stock to be issued pursuant to this Agreement and pursuant to outstanding BHB Option Awards, BHB does not have any Rights issued or outstanding with respect to BHB Common Stock or BHB Preferred Stock and BHB does not have any commitments to authorize, issue or sell any BHB Common Stock, BHB Preferred Stock or Rights.

(b) As of the date hereof, 13,976,923 shares of BHB Common Stock are available for issuance upon the exercise of outstanding BHB Option Awards or available for issuance pursuant to the Bar Harbor Bankshares and Subsidiaries Incentive Stock Option Plan of 2000, the 2009 Bar Harbor Bankshares and Subsidiaries Equity

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Incentive Plan and the 2015 Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan. Upon issuance in accordance with the terms of the outstanding award agreements, the shares of BHB Common Stock issued pursuant to the BHB Option Awards shall be issued in compliance with all applicable laws.

Section 4.04 Subsidiaries. Except as disclosed on BHB Disclosure Schedule 4.04, BHB does not have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, and the business carried on by BHB has not been conducted through any other direct or indirect Subsidiary or Affiliate of BHB. All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of BHB are owned by BHB, directly or indirectly, free and clear of any Liens, and all such shares or equity ownership interests are duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. No such Subsidiary has any Rights issued or outstanding with respect to its capital stock or other equity ownership interests, and it does not have any commitment to authorize, issue or sell any capital stock or other equity ownership interests or Rights. No equity investment identified in BHB Disclosure Schedule 4.04 is prohibited by the State of Maine, the MBFI or the FDIC.

Section 4.05 Corporate Power; Minute Books. Each of BHB and Bar Harbor Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of BHB and Bar Harbor Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of the shareholders of LSBG and BHB of this Agreement. The minute books of BHB, true and complete copies of which have been made available to LSBG, contain true, complete and accurate records of all meetings and other corporate actions held or taken by shareholders of BHB and the BHB Board (including committees of the BHB Board).

Section 4.06 Execution and Delivery. Subject to the approval of this Agreement by the shareholders of BHB, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of BHB and the BHB Board on or prior to the date hereof. The BHB Board has directed that this Agreement be submitted to BHB’s shareholders for approval at a meeting of such shareholders and, except for the approval and adoption of this Agreement by the requisite affirmative vote of the holders of the outstanding shares of BHB Common Stock entitled to vote thereon, no other vote of the shareholders of BHB is required by law, the Articles of Incorporation, as amended, of BHB, the Amended and Restated Bylaws of BHB or otherwise to approve this Agreement and the transactions contemplated hereby. BHB has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by LSBG, this Agreement is a valid and legally binding obligation of BHB, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

Section 4.07 Regulatory Approvals; No Defaults.

(a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by BHB or any of its Subsidiaries in connection with the execution, delivery or performance by BHB or Bar Harbor Bank of this Agreement or to consummate the transactions contemplated hereby, except for (i) filings of applications or notices with, and consents, approvals or waivers by the FRB and MBFI, as may be required, and (ii) the approval of this Agreement by the requisite affirmative vote of the holders of the outstanding shares of BHB Common Stock. As of the date hereof, BHB is not aware of any reason why the approvals set forth above and referred to in Section 6.01(a) will not be received in a timely manner.

(b) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement by BHB, and the consummation of the transactions contemplated hereby do not and will not (i) constitute a breach or violation of, or a default under, the charter or Bylaws (or similar governing documents)

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of BHB or any of its Subsidiaries, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BHB or any of its Subsidiaries, or any of their respective properties or assets or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of BHB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which BHB or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

Section 4.08 Financial Statements. BHB has previously made available to LSBG copies of the consolidated balance sheets of BHB and its Subsidiaries as of December 31 for the fiscal years 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for the fiscal years 2015, 2014 and 2013, in each case accompanied by the audit report of RSM US LLP, the independent registered public accounting firm of BHB (or KMPG LLP, the previous independent registered public accounting firm of BHB) (the “BHB Financial Statements”). The BHB Financial Statements (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and consolidated financial position of BHB and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies with applicable accounting requirements and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved. The books and records of BHB and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. RSM US LLP has not resigned or been dismissed as independent public accountants of BHB as a result of or in connection with any disagreements with BHB on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Section 4.09 Securities Filings. BHB has filed with the SEC all reports, schedules, registration statements, definitive proxy statements and other documents that it has been required to file under the Securities Act or the Exchange Act since December 31, 2013 (collectively, “BHB’s SEC Reports”). None of BHB’s SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates of filing with the SEC, all of BHB’s SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of BHB included or incorporated by reference in BHB’s SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. There are no outstanding comments or unresolved issued raised by the SEC staff with respect to BHB’s SEC Reports. None of BHB’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Section 4.10 Absence of Certain Changes or Events.

(a) Since December 31, 2015, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on BHB.

(b) Since December 31, 2015, each of BHB and its Subsidiaries has carried on its business only in the ordinary and usual course of business consistent with its past practices (except for the incurrence of expenses in connection with this Agreement).

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Section 4.11 Financial Controls and Procedures. During the periods covered by the BHB Financial Statements, each of BHB and its Subsidiaries has had in place internal controls over financial reporting which are designed and maintained to ensure that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of BHB’s or any of its Subsidiaries’ records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of BHB or its accountants or agents.

Section 4.12 Regulatory Matters.

(a) Each of BHB and its Subsidiaries has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2012 with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business, and except as set forth in BHB Disclosure Schedule 4.12(a), no Governmental Authority has initiated any proceeding, or to the Knowledge of BHB, investigation into the business or operations of BHB and its Subsidiaries, since December 31, 2012. Other than as set forth in BHB Disclosure Schedule 4.12(a) there is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations of Bar Harbor Bank. Bar Harbor Bank is “well-capitalized” as defined in applicable laws and regulations, and Bank has a Community Reinvestment Act rating of “satisfactory” or better.

(b) BHB has timely filed with the SEC and NYSE all documents required by the Securities Act and the Exchange Act, and such documents, as the same may have been amended, complied, at the time filed with the SEC, in all material respects with the Securities Act and the Exchange Act.

(c) Other than as set forth in BHB Disclosure Schedule 4.12(c), neither BHB, nor any of its properties is a party to or is subject to any Regulatory Order from any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it. BHB has not been advised by, or has any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Regulatory Order.

Section 4.13 Legal Proceedings.

(a) Other than as set forth in BHB Disclosure Schedule 4.13(a), there are no pending or, to BHB’s Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BHB or any of its Subsidiaries.

(b) None of BHB or any of its Subsidiaries is a party to any, or are there any pending or, to BHB’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BHB or any of its Subsidiaries in which, to the Knowledge of BHB, there is a reasonable probability of any material recovery against or other Material Adverse Effect on BHB or any of its Subsidiaries or which challenges the validity or propriety of the transactions contemplated by this Agreement.

(c) There is no injunction, order, judgment or decree imposed upon BHB or any of its Subsidiaries, or their respective assets, and none of BHB or any of its Subsidiaries has been advised of, or is aware of, the threat of any such action.

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Section 4.14 Compliance with Laws.

(a) Each of BHB and its Subsidiaries is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and all other applicable fair lending and fair housing laws or other laws relating to discrimination;

(b) Each of BHB and its Subsidiaries has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to BHB’s Knowledge, no suspension or cancellation of any of them is threatened; and

(c) Other than as set forth in BHB Disclosure Schedule 4.14(c), none of BHB or any Subsidiary has received, since December 31, 2013, any notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization (nor, to BHB’s Knowledge, do any grounds for any of the foregoing exist).

Section 4.15 Material Contracts; Defaults. None of BHB or any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) which is a “material contract” (as such item is defined in Item 601(b)(10) of Regulation S-K of the SEC) not filed as an exhibit to BHB’s Annual Report or a subsequently filed Current Report on Form 8-K or Quarterly Report on Form 10-Q of BHB. To its Knowledge, none of BHB or any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by BHB or any of its Subsidiaries is currently outstanding.

Section 4.16 Brokers. BHB has received the opinion of Sandler O’Neill & Partners, L.P. to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to BHB. Other than for financial advisory services performed for BHB by Sandler O’Neill & Partners, L.P. pursuant to an agreement dated April 19, 2016, a true and complete copy of which has been previously delivered or made available to LSBG, neither BHB nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for BHB or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

Section 4.17 Employee Benefit Plans.

(a) To the Knowledge of BHB, each BHB Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA, and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Neither BHB nor any of its Subsidiaries have engaged in a transaction, or omitted to take any action, with respect to any BHB Benefit Plan that would reasonably be

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expected to subject BHB or any Subsidiary to a material unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

(b) No BHB Benefit Plan currently maintained by BHB or any entity which is considered one employer with BHB under Section 4001(b)(1) of ERISA or Section 414 of the Code (an “BHB ERISA Affiliate”) is subject to Title IV of ERISA (“BHB Defined Benefit Plan”). Neither BHB nor any BHB ERISA Affiliate has contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA.

Section 4.18 Labor Matters.

(a) None of BHB or any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is BHB or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act, as amended) or seeking to compel BHB or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to BHB’s Knowledge, threatened, nor is BHB or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

(b) Since December 31, 2012, each of BHB and its Subsidiaries has complied in all material respects with all applicable legal requirements and employment or worker practices related to the employment of its employees and the engagement of its independent contractors, consultant, interns, or other non-employee service providers, including provisions related to wages, hours, overtime exemption classification, independent contractor classification, leaves of absence, equal opportunity, privacy right, retaliation, immigration, wrongful discharge, occupational health and safety, workers’ compensation, severance, employee handbooks or manuals, and the payment of social security and other taxes. To the Knowledge of BHB, there are no material actions, suits, complaints, charges, arbitrations, claims, disputes, grievances, or controversies pending or threatened between either BHB or any of its Subsidiaries and any of their respective present or former employees or independent contractors, consultants, interns, or other non-employee service providers.

(c) To the Knowledge of BHB, no senior executive officer or manager of any material operations of BHB or any of its Subsidiaries or any material group of employees of BHB or any of its Subsidiaries has or have any present plans to terminate their employment with BHB or such Subsidiary.

Section 4.19 Environmental Matters.

(a) To BHB’s Knowledge, BHB and its Subsidiaries and their respective owned real properties are in material compliance with all Environmental Laws. BHB is not aware of, nor has BHB or any of its Subsidiaries received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of BHB and its Subsidiaries with all Environmental Laws.

(b) To BHB’s Knowledge, each of BHB and its Subsidiaries has obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

(c) To BHB’s Knowledge, no Hazardous Substance exist on, about or within any of the owned real properties, nor to BHB’s Knowledge have any Hazardous Substance previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that each of BHB and its Subsidiaries makes and intends to make of the owned real properties shall not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Substance on, in or from any of those properties.

(d) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or to BHB’s Knowledge threatened against BHB or any of its

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Subsidiaries relating in any way to any Environmental Law. To BHB’s Knowledge, none of BHB or any of its Subsidiaries has any liability for remedial action under any Environmental Law. None of BHB or any of its Subsidiaries has received any request for information by any governmental authority with respect to the condition, use or operation of any of the owned real properties or BHB Loan Property nor has BHB or any of its Subsidiaries received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law with respect to any of the owned real properties or BHB Loan Property

Section 4.20 Tax Matters.

(a) Each of BHB and its Subsidiaries has filed all Tax Returns that it was required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by BHB and its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of BHB and which BHB or such Subsidiary is contesting in good faith. None of BHB or any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return, and neither BHB nor any of its Subsidiaries currently has any open tax years. No claim has ever been made by an authority in a jurisdiction where BHB or any Subsidiary thereof does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of BHB or any of its Subsidiaries.

(b) Each of BHB and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted or to the Knowledge of BHB are pending with respect to BHB or any of its Subsidiaries. None of BHB or any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where BHB or any Subsidiary has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against BHB or any of its Subsidiaries.

(d) Each of BHB and its Subsidiaries has provided LSBG with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to BHB or such Subsidiary, as the case may be, for taxable periods ended December 31, 2015, 2014 and 2013. Each of BHB and its Subsidiaries has delivered to LSBG correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by BHB or such Subsidiary, as the case may be, filed for the years ended December 31, 2015, 2014 and 2013. Each of BHB and its Subsidiaries has timely and properly taken such actions in response to and in compliance with notices BHB or such Subsidiary, as the case may be, has received from the IRS in respect of information reporting and backup and nonresident withholding as are required by law.

(e) None of BHB or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) None of BHB or any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of BHB or any of its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of BHB or any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. Except for an affiliated group with its Subsidiaries or BHB (as applicable), none

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of BHB or any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return, or (ii) has any liability for the Taxes of any individual, bank, corporation, partnership, association, joint stock company, business trust, limited liability company, or unincorporated organization (other than BHB or such Subsidiary) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(g) The unpaid Taxes of BHB and its Subsidiaries (i) did not, as of the end of the most recent period covered by BHB’s or such Subsidiary’s call reports filed on or prior to the date hereof, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in BHB’s or such Subsidiary’s call reports filed on or prior to the date hereof (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of BHB or such Subsidiary in filing its Tax Returns. Since the end of the most recent period covered by BHB’s or any of its Subsidiary’s call reports filed prior to the date hereof, none of BHB or any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(h) None of BHB or any of its Subsidiaries has distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(i) None of BHB or any of its Subsidiaries has participated in a listed transaction within the meaning of Reg. Section 1.6011-4 (or any predecessor provision) and none of BHB or any of its Subsidiaries has been notified of, or to BHB’s Knowledge has participated in, a transaction that is described as a “reportable transaction” within the meaning of Reg. Section 1.6011-4(b)(1).

Section 4.21 Derivative Transactions.

(a) All Derivative Transactions entered into by BHB or any of its Subsidiaries or for the account of any of their respective customers were entered into in accordance with applicable laws, rules, regulations and regulatory policies of any Governmental Authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by BHB and its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such Derivative Transactions. Each of BHB and its Subsidiaries has duly performed all of its obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of BHB, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(b) Except as set forth in BHB Disclosure Schedule 4.21(b), no Derivative Transactions, were it to be a Loan held by BHB or any of its Subsidiaries, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import. The financial position of BHB and its Subsidiaries under or with respect to each such Derivative Transactions has been reflected in the books and records of BHB in accordance with GAAP consistently applied, and no open exposure of BHB or any of its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exists.

Section 4.22 Loans; Nonperforming and Classified Assets.

(a) Except as set forth in BHB Disclosure Schedule 4.22(a), as of the date hereof, none of BHB or any of its Subsidiaries is a party to any written or oral (i) Loans, under the terms of which the obligor was, as of December 31, 2015, over sixty (60) days delinquent in payment of principal or interest or in default of any other material provision, or (ii) Loan with any director, executive officer or five percent or greater shareholder of BHB

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or any of its Subsidiaries, or to the Knowledge of BHB, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. BHB Disclosure Schedule 4.22(a) identifies (x) each Loan that as of December 31, 2015 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by BHB or any of its Subsidiaries or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (y) each asset of BHB that as of December 31, 2015 was classified as OREO and the book value thereof.

(b) Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to the Knowledge of BHB, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) The loan documents with respect to each Loan were in compliance with applicable laws and regulations and BHB’s or the applicable BHB Subsidiary’s lending policies at the time of origination of such Loans and are complete and correct.

(d) Except as set forth in BHB Disclosure Schedule 4.22(d), none of BHB or any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates BHB or any of its Subsidiary’s to repurchase from any such Person any Loan or other asset of BHB or any of its Subsidiaries.

Section 4.23 Tangible Properties and Assets.

(a) Except as set forth in BHB Disclosure Schedule 4.23(a), and except for properties and assets disposed of in the ordinary course of business or as permitted by this Agreement, BHB or one of its Subsidiaries has good and clear record and marketable title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent and (ii) Liens incurred in the ordinary course of business or imperfections of title, easements and encumbrances, if any, that, individually and in the aggregate, are not material in character, amount or extent, and do not materially detract from the value and do not materially interfere with the present use, occupancy or operation of any material asset.

(b) Each of the Leases of BHB is valid, binding and in full force and effect and, as of the date hereof, BHB has not received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. There has not occurred any event and no condition exists that would constitute a termination event or a material breach by BHB of, or material default by BHB in, the performance of any covenant, agreement or condition contained in any Lease, and to BHB’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. Except as set forth on BHB Disclosure Schedule 4.23(b), there is no pending or, to BHB’s Knowledge, threatened proceeding, action or governmental or regulatory investigation of any nature by any Governmental Authority with respect to the real property that BHB or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, including a pending or threatened taking of any of such real property by eminent domain. Each of BHB and its Subsidiaries has paid all rents and other charges to the extent due under the Leases.

Section 4.24 Intellectual Property. BHB or one of its Subsidiaries owns or has a valid license to use all BHB Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). BHB Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of BHB and its Subsidiaries as currently conducted. BHB Intellectual Property owned by BHB or any of its Subsidiaries, and to the

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Knowledge of BHB, all other BHB Intellectual Property, is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and none BHB or any of its Subsidiaries has received notice challenging the validity or enforceability of BHB Intellectual Property. To the Knowledge of BHB, the conduct of the business of BHB and its Subsidiaries does not violate, misappropriate or infringe upon the Intellectual Property rights of any third party. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the right of BHB and its Subsidiaries to own or use any of the BHB Intellectual Property.

Section 4.25 Fiduciary Accounts. Since December 31, 2015, each of BHB and its Subsidiaries has properly administered all accounts for which it is or was a fiduciary, including accounts for which it serves or served as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. To the Knowledge of BHB, neither BHB nor any of its Subsidiaries nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

Section 4.26 Insurance.

(a) Each of BHB and its Subsidiaries is insured with reputable insurers against such risks and in such amounts as the management of BHB reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect, none of BHB or any of its Subsidiaries is in material default thereunder and all claims thereunder have been filed in due and timely fashion.

(b) BHB Disclosure Schedule 4.26(b) sets forth a true, correct and complete description of all BOLI owned by BHB or any of its Subsidiaries, including the value of BOLI as of the end of the month prior to the date hereof. The value of such BOLI as of the date hereof is fairly and accurately reflected in the BHB Financial Statements in accordance with GAAP.

Section 4.27 Absence of Undisclosed Liabilities. None of BHB and its Subsidiaries has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due, whether or not required to be disclosed in a balance sheet prepared in accordance with GAAP, except for those (i) liabilities properly accrued or reserved against in the consolidated balance sheet of BHB as of December 31, 2015 included in the BHB SEC Reports, (ii) liabilities and obligations incurred since December 31, 2015 in the ordinary course of business consistent with past practice, (iii) liabilities and obligations that are not material to BHB and its Subsidiaries, taken as a whole, and (iv) any liabilities and obligations incurred with respect to the transactions contemplated by this Agreement.

Section 4.28 Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby.

Section 4.29 BHB Common Stock. The shares of BHB Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

Section 4.30 Joint Proxy Statement/Prospectus. As of the date of the Joint Proxy Statement/Prospectus and the dates of the meeting of the shareholders of BHB to which such Joint Proxy Statement/Prospectus relates, the Joint Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information filed with the SEC and either incorporated by reference in the Joint Proxy Statement/Prospectus or otherwise amending the Joint Proxy Statement/Prospectus as of a later date shall be deemed to modify information as of an earlier date, and further provided that no representation and warranty is made with respect to information relating to LSBG and its Subsidiaries provided in writing by LSBG and included in the Joint Proxy Statement/Prospectus.

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Section 4.31 Disclosure. The representations and warranties contained in this Article IV, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

ARTICLE V

COVENANTS

Section 5.01 Covenants of LSBG. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of BHB, LSBG shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and consistent with prudent banking practice and in compliance in all material respects with all applicable laws and regulations. LSBG will, and shall cause each of its Subsidiaries to, use its reasonable best efforts to (i) preserve its business organization intact, (ii) keep available to itself and BHB the present services of the current officers and employees of LSBG and (iii) preserve for itself and BHB the goodwill of the customers of LSBG and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the LSBG Disclosure Schedule or as otherwise expressly contemplated or permitted by this Agreement or consented to in writing by BHB, LSBG shall not, and shall cause each of its Subsidiaries not to:

(a) Capital Stock. Other than pursuant to stock options or stock-based awards outstanding as of the date hereof and listed in the LSBG Disclosure Schedules, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation or reservation of, any additional shares of capital stock or any Rights, (ii) permit any additional shares of capital stock to become subject to grants of employee or director stock options, warrants or other Rights, or (iii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any LSBG Common Stock, or obligate itself to purchase, retire or redeem, any of its shares of LSBG Common Stock.

(b) Dividends; Etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of stock other than (x) dividends from wholly owned Subsidiaries to LSBG or any other wholly owned Subsidiary of LSBG, as applicable, or (y) regular quarterly cash dividends on LSBG Common Stock no greater than the rate paid during the fiscal quarter immediately preceding the date hereof with record and payment dates consistent with past practice (subject to the last sentence of this clause (b)), or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock. After the date hereof, LSBG shall coordinate with BHB regarding the declaration of any dividends in respect of LSBG Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of LSBG Common Stock shall not receive two (2) dividends for any single calendar quarter with respect to their shares of LSBG Common Stock and any shares of BHB Common Stock that such holders receive in exchange therefor in the Merger.

(c) Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of LSBG or any of its Subsidiaries or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except (i) for normal increases in compensation to officers, directors and employees in the ordinary course of business consistent with past practice, provided that no such increase shall be more than three percent (3%) with respect to any individual officer, director or employee and provided further that any increases, either singularly or in the aggregate, shall be consistent with LSBG’s 2016 budget, a copy of which has been made available to BHB, (ii) LSBG shall be permitted to make cash contributions to the tax-qualified LSBG Pension Plans in the ordinary course of business consistent with past practice, (iii) LSBG shall be permitted to make cash contributions to the supplemental retirement plans in the amounts listed on LSBG Disclosure Schedule 5.01(c)(iii), (iv) LSBG and its Subsidiaries shall be permitted to pay year-end accrued bonuses for fiscal year 2016 in the ordinary course of business consistent with past practice to those employees whose estimated bonus payment amounts for full-fiscal year 2016 are listed on LSBG Disclosure Schedule 5.01(c)(iv),

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which payment shall be pro-rated through the Closing Date if the Closing occurs in 2016, and (v) if the Closing occurs in 2017, LSBG and its Subsidiaries shall be permitted to pay accrued bonuses for fiscal year 2017 at the Closing Date consistent with past practice and prorated through the Closing Date to those employees whose estimated bonus payment amounts for full-fiscal year 2017 are listed on LSBG Disclosure Schedule 5.01(c)(v).

(d) Hiring. Hire any person as an employee of LSBG or any of its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on LSBG Disclosure Schedule 5.01(d) and (ii) persons hired to fill any vacancies in positions existing as of the date hereof arising after the date hereof at an annual salary of less than $50,000 and whose employment is terminable at the will of LSBG or the applicable LSBG Subsidiary.

(e) Benefit Plans. Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable law or the terms of this Agreement, subject to the provision of prior written notice and consultation with respect thereto to BHB, or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on LSBG Disclosure Schedule 5.01(e)), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of LSBG or any of its Subsidiaries.

(f) Transactions with Affiliates. Pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors, other than (i) compensation in the ordinary course of business consistent with past practice, (ii) loans, subject to subsection 5.01(r), or (iii) deposit transactions; provided that, BHB shall have been deemed to have consented to any such renewal, extension or modification of any agreement or arrangement with any such officer or director or any of their immediate family members or affiliates or associates if BHB does not object to any such proposed renewal, extension or modification within five business days of receipt by BHB of a request by LSBG to renew, extend or modify such a transaction along with all financial or other data that BHB may reasonably request in order to evaluate the same;

(g) Dispositions. Sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to LSBG and its Subsidiaries, taken as a whole.

(h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

(i) Capital Expenditures. Other than as set forth on LSBG Disclosure Schedule 5.01(i), make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate.

(j) Governing Documents. Amend LSBG’s Amended and Restated Certificate of Incorporation or Bylaws.

(k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws or regulations or GAAP.

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(l) Contracts. Except in the ordinary course of business consistent with past practice or as otherwise expressly permitted by this Agreement, enter into, amend, modify or terminate any Material Contract, Lease or Insurance Policy.

(m) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which LSBG or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by LSBG or any of its Subsidiaries of an amount which exceeds $50,000 and/or would impose any material restriction on the business of LSBG or any of its Subsidiaries.

(n) Banking Operations. Enter into any new material line of business; materially change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to branching or site location or site relocation.

(o) Derivatives Transactions. Enter into any Derivatives Transactions, except in the ordinary course of business consistent with past practice.

(p) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, borrowings from the FHLB and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

(q) Investment Securities. Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or equity investment other than federal funds or United States government securities or United States government agency securities, in each case with a term of one year or less, (ii) dispose of any debt security or equity investment other than in the ordinary course of business or (iii) restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported under GAAP. Any acquisitions or disposals that are subject to this Section 5.01(q) shall not in the aggregate exceed $10,000,000.

(r) Loans. Except to satisfy contractual obligations existing as of the date hereof and set forth on LSBG Disclosure Schedule 5.01(r), make, renegotiate, renew, increase, extend, modify or purchase any Loan, other than in accordance with LSBG’s loan policies and procedures in effect as of the date hereof; provided, however, (x) that the prior notification and approval of BHB is required for (i) any residential mortgage loans in excess of $750,000, (ii) any new origination other than residential mortgage loans in excess of $2,000,000, (iii) any additional extension of credit to a borrower whose Loan is determined to be substandard or classified, (iv) restructuring any loan or (v) classifying any loan as a troubled debt restructuring. For purposes of this Section 5.01(r), consent shall be deemed given unless BHB objects within 48 hours of notification.

(s) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(t) Taxes. Make or change any Tax election, file any amended Tax Return, enter into any closing agreement, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment.

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(u) Compliance with Agreements. Knowingly commit any act or omission which constitutes a material breach or default by LSBG or any of its Subsidiaries under any agreement with any Governmental Authority or under any Material Contract, Lease or other material agreement or material license to which it is a party or by which it or its properties is bound.

(v) Environmental Assessments. Foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a Hazardous Substance in amounts which, if such foreclosure were to occur, would be material.

(w) Insurance. Cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that now in effect.

(x) Liens. Discharge or satisfy any Lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices.

(y) Adverse Actions. Knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VI not being satisfied or (iii) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law or regulation.

(z) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Section 5.02 Covenants of BHB. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of LSBG, BHB will not, and will cause each of its Subsidiaries not to:

(a) Adverse Actions. (i) take any action reasonably likely to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) take any action reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied, (iii) take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, (iv) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.02, (v) enter into any material definitive merger agreement, purchase and assumption agreement or similar document involving BHB or any of its Subsidiaries with respect to the acquisition of any other insured depository institution or its assets or the assumption of its liabilities, (vi) issue any additional shares of BHB Common Stock or any securities convertible into BHB Common Stock, except for existing and future grants under BHB’s stock-based benefit plans, (vii) take any action reasonably likely to adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, (viii) take any action reasonably likely to result in a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation, or (ix) operate its business other than in the ordinary course consistent with past practice and consistent with prudent banking practice and in compliance in all material respects with all applicable laws and regulations.

(b) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Section 5.03 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties to this Agreement agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as

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to permit consummation of the transactions contemplated hereby as promptly as practicable, and otherwise to enable consummation of the transactions contemplated by this Agreement, including the satisfaction of the conditions set forth in Article VI hereof, and shall cooperate fully with the other parties hereto to that end.

Section 5.04 Shareholder Approval.

(a) BHB agrees to take, in accordance with applicable law, the Articles of Incorporation, as amended, and the Amended and Restated Bylaws of BHB, all action necessary to convene a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by BHB’s shareholders in order to permit consummation of the transactions contemplated by this Agreement (including any adjournment or postponement, the “BHB Meeting”) and, subject to Section 5.08, shall take all lawful action to solicit such approval by such shareholders. BHB agrees to use its reasonable best efforts to convene the BHB Meeting within thirty-five (35) days after the initial mailing of the Joint Proxy Statement/Prospectus to shareholders of BHB pursuant to Section 5.05, and in any event shall convene the BHB Meeting within forty-five (45) days after such mailing. Except for matters that would ordinarily be considered at BHB’s annual meeting of shareholders or with the prior approval of LSBG, no other matters shall be submitted for the approval of BHB shareholders at the BHB Meeting. The BHB Board shall at all times prior to and during the BHB Meeting recommend adoption of this Agreement by the shareholders of BHB and shall not withhold, withdraw, amend or modify such recommendation in any manner or take any other action or make any other public statement inconsistent with such recommendation.

(b) LSBG agrees to take, in accordance with applicable law, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of LSBG, all action necessary to convene a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by LSBG’s shareholders in order to permit consummation of the transactions contemplated by this Agreement (including any adjournment or postponement, the “LSBG Meeting”) and, subject to Section 5.08, shall take all lawful action to solicit such approval by such shareholders. LSBG agrees to use its reasonable best efforts to convene the LSBG Meeting within thirty-five (35) days after the initial mailing of the Joint Proxy Statement/Prospectus to shareholders of LSBG pursuant to Section 5.05, and in any event shall convene the LSBG Meeting within forty-five (45) days after such mailing. Except for matters that would ordinarily be considered at LSBG’s annual meeting of shareholders or with the prior approval of BHB, no other matters shall be submitted for the approval of LSBG shareholders at the LSBG Meeting. The LSBG Board shall at all times prior to and during the LSBG Meeting recommend adoption of this Agreement by the shareholders of LSBG (the “LSBG Recommendation”) and shall not withhold, withdraw, amend or modify such recommendation in any manner adverse to BHB or take any other action or make any other public statement inconsistent with such recommendation, except as and to the extent expressly permitted by Section 5.11 (a “Change in Recommendation”). Notwithstanding any Change in Recommendation, this Agreement shall be submitted to the shareholders of LSBG for their approval at the LSBG Meeting and nothing contained herein shall be deemed to relieve LSBG of such obligation (unless and until this agreement is terminated in accordance with Section 7.01).

Section 5.05 Merger Registration Statement; Joint Proxy Statement/Prospectus. For the purposes of (x) registering BHB Common Stock to be offered to holders of LSBG Common Stock in connection with the Merger with the SEC under the Securities Act and applicable state securities laws and (y) holding the BHB Meeting and the LSBG Meeting, BHB shall draft and prepare, and LSBG shall cooperate in the preparation of, a registration statement on Form S-4 for the registration of the shares to be issued by BHB in the Merger (the “Merger Registration Statement”), including the Joint Proxy Statement/Prospectus. BHB shall provide LSBG with appropriate opportunity to review and comment on the Merger Registration Statement and Joint Proxy Statement/Prospectus prior to the time they are initially filed with the SEC. BHB shall file the Merger Registration Statement with the SEC. Each of BHB and LSBG shall use its reasonable best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and the parties shall thereafter promptly mail the Joint Proxy Statement/Prospectus to their respective shareholders. BHB shall also use its reasonable best efforts to obtain any necessary state securities law or “Blue

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Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and LSBG shall furnish to BHB all information concerning LSBG and the holders of LSBG Common Stock as may be reasonably requested in connection with such action.

Section 5.06 Cooperation and Information Sharing. LSBG shall provide BHB with any information concerning LSBG that BHB may reasonably request in connection with the drafting and preparation of the Merger Registration Statement and Joint Proxy Statement/Prospectus, and each party shall notify the other promptly of the receipt of any comments of the SEC with respect to the Merger Registration Statement or Joint Proxy Statement/Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the other party promptly copies of all correspondence between it or any of its representatives and the SEC. BHB shall provide LSBG with appropriate opportunity to review and comment on all amendments and supplements to the Merger Registration Statement and Proxy Statement/Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of BHB and LSBG agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC. Each of BHB and LSBG agrees to cause the Joint Proxy Statement/Prospectus and all required amendments and supplements thereto to be mailed to the holders of LSBG Common Stock entitled to vote at the LSBG Meeting and the holders of BHB Common Stock entitled to vote at the BHB Meeting, respectively, at the earliest practicable time.

Section 5.07 Supplements or Amendments. LSBG and BHB shall promptly notify the other party if at any time it becomes aware that the Joint Proxy Statement/Prospectus or the Merger Registration Statement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, LSBG shall cooperate with BHB in the preparation of a supplement or amendment to such Proxy Statement/Prospectus which corrects such misstatement or omission, and BHB shall file an amended Merger Registration Statement with the SEC, and each of BHB and LSBG shall mail an amended Proxy Statement/Prospectus to their respective shareholders.

Section 5.08 Regulatory Approvals. Each of LSBG and BHB will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. LSBG and BHB shall each promptly furnish the other with copies of written communications to, or received by them from, any Governmental Authority with respect to the transactions contemplated by this Agreement, to the extent permitted by applicable law. LSBG and BHB will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Joint Proxy Statement/Prospectus and any application, petition or any other statement or application made by or on behalf of BHB or LSBG to any Governmental Authority in connection with the Merger and the Bank Merger and the other transactions contemplated by this Agreement. Each party hereto shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, BHB and LSBG shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.

Section 5.09 Press Releases. LSBG and BHB shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law. LSBG and BHB shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to this Agreement as reasonably requested by the other party.

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Section 5.10 Access; Information.

(a) Each of BHB and LSBG agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to its books, records (including Tax Returns and work papers of independent registered public accountants), properties and personnel and to such other information relating to it as the other party may reasonably request and, during such period, shall furnish promptly to the other party all information concerning its business, properties and personnel as may reasonably request.

(b) All information furnished pursuant to Section 5.10(a) shall be subject to, and each party shall hold all such information in confidence in accordance with, the provisions of the Mutual Agreement of Confidentiality, dated as of March 14, 2016, by and between LSBG and BHB (the “Confidentiality Agreement”).

(c) No investigation by a party of the business and affairs of the other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to the obligations of such party to consummate the transactions contemplated by this Agreement.

Section 5.11 No Solicitation.

(a) From the date of this Agreement through the Effective Time, LSBG shall not, nor shall it authorize or permit any of its Subsidiaries or their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) enter into any agreement with respect to an Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than BHB) any information or data with respect to LSBG or any of the LSBG Subsidiaries or otherwise relating to an Acquisition Proposal, or (iv) make or authorize any statement or recommendation in support of any Acquisition Proposal. Notwithstanding the foregoing sentence, LSBG may take any of the actions described in clause (iii) of the foregoing sentence only if, (A) LSBG has received a bona fide unsolicited written Acquisition Proposal prior to the LSBG Meeting that did not result from a breach of this Section 5.11, (B) the LSBG Board of Directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal, (C) LSBG provides BHB with at least three (3) Business Day’s prior notice of such determination (the “Notice of Superior Proposal”), which notice shall include the name of such Person and the material terms and conditions of any such Acquisition Proposal, and (D) prior to furnishing or affording access to any information or data with respect to LSBG or otherwise relating to an Acquisition Proposal, LSBG receives from such Person a confidentiality agreement with terms no less favorable to LSBG than those contained in the Confidentiality Agreement between BHB and LSBG. LSBG shall promptly provide to BHB any non-public information regarding LSBG and its Subsidiaries provided to any other Person that was not previously provided to BHB, such additional information to be provided no later than the date of provision of such information to such other party.

(b) Notwithstanding Section 5.04, prior to the date of the LSBG Meeting, the LSBG Board may approve or recommend to the stockholders of LSBG a Superior Proposal and withdraw, change, qualify or modify the LSBG Recommendation in connection therewith (a “Change in Recommendation”) after the fifth (5th) Business Day following BHB’s receipt of the Notice of Superior Proposal advising BHB that the LSBG Board has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.11) constitutes a Superior Proposal (it being understood that LSBG shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that LSBG proposes to accept and the subsequent notice period (which shall not shorten

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such original five (5) Business Day period) shall be two (2) Business Days) if, but only if, (a) the LSBG Board has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would be reasonably likely to violate its fiduciary duties to LSBG’s stockholders under applicable law, and (b) (i) during such five (5) Business Day period or two (2) Business Day Period (as the case may be), LSBG has negotiated, and has used its reasonable best efforts to cause its financial and legal advisors to negotiate, with BHB in good faith to make such adjustments, modifications or amendments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and (ii) at the end of such five (5) Business Day period or two (2) Business Day period (as the case may be), after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by BHB since its receipt of such Notice of Superior Proposal (provided, however, that BHB shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), the LSBG Board has again in good faith made the determination (x) in clause (a) of this Section 5.11, and (y) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the withdrawal, changing, qualifying or modifying of the LSBG Recommendation or the making of a Change in Recommendation by the LSBG Board shall not change the approval of the LSBG Board for purposes of causing any applicable “moratorium,” “control share,” “fair price,” “takeover,” “interested stockholder” or similar law to be inapplicable to this Agreement and the LSBG Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

(c) LSBG shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than BHB) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all Persons other than BHB who have been furnished confidential information regarding LSBG in connection with the solicitation of or discussions regarding an Acquisition Proposal within the twelve (12) months prior to the date hereof promptly to return or destroy such information. LSBG agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which LSBG is or may become a party, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any Person (other than BHB) to make an Acquisition Proposal.

LSBG shall ensure that the directors, officers, employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of LSBG are aware of the restrictions described in this Section 5.11 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 5.11 by any director, officer, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of LSBG, at the direction or with the consent of LSBG, shall be deemed to be a breach of this Section 5.11 by LSBG.

Section 5.12 Indemnification.

(a) From and after the Effective Time, BHB (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director and officer of LSBG and each other Person entitled to indemnification under the Bylaws of BHB as in effect on the date hereof, as applicable, determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director or officer of LSBG or is or was serving at the request of LSBG as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of LSBG, including matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the Amended and Restated Bylaws of LSBG as in effect on the date hereof (subject to change as required by law). BHB’s obligations under this

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Section 5.12(a) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. In addition, BHB shall advance expenses to the Indemnified Parties to the fullest extent which such Indemnified Parties would be entitled under the Amended and Restated Bylaws of LSBG as in effect on the date hereof without regard to director approval of such advancement of expenses.

(b) Any Indemnified Party wishing to claim indemnification under this Section 5.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party except to the extent that such failure does actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Indemnified Parties), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations or by an applicable federal or state banking agency or a court of competent jurisdiction.

(c) Prior to the Effective Time, BHB shall use its reasonable best efforts to cause the persons serving as directors and officers of LSBG immediately prior to the Effective Time to be covered by the directors’ and officers’ liability insurance policy maintained by LSBG (provided that BHB may substitute therefor policies which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to LSBG’s existing coverage limits) for a six-year period following the Effective Time with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such, provided that in no event shall BHB be required to expend in any one year more than an amount equal to 175% of the current annual amount expended by LSBG to maintain such insurance (the “Insurance Amount”), and further provided that if BHB is unable to maintain or obtain the insurance called for by this Section 5.12(c) as a result of the preceding provision, BHB shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

(d) If BHB or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of BHB shall assume the obligations set forth in this Section 5.12.

Section 5.13 Employees; Benefit Plans.

(a) Following the Closing Date, BHB may choose to maintain any or all of the LSBG Benefit Plans in its sole discretion. Effective no later than the day immediately preceding the Closing Date, LSBG shall terminate any LSBG Benefit Plans for which participant consent is not required and that BHB has requested to be terminated by providing written notice to LSBG at least fifteen (15) days prior to the Closing Date. No later than the day immediately preceding the Closing Date, LSBG shall provide BHB with evidence that such LSBG Benefit Plans have been terminated. However, for any LSBG Benefit Plan terminated for which there is a

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comparable BHB Benefit Plan of general applicability (other than the defined benefit pension plan or any nonqualified deferred compensation plans or arrangements maintained by BHB), BHB shall take all reasonable action so that employees of LSBG shall be entitled to participate in such BHB Benefit Plan to the same extent as similarly-situated employees of BHB (it being understood that inclusion of the employees of LSBG in the BHB Benefit Plans may occur at different times with respect to different plans). BHB shall cause each BHB Benefit Plan in which employees of LSBG are eligible to participate to take into account for purposes of eligibility and vesting under the BHB Benefit Plans (but not for purposes of benefit accrual) the service of such employees with LSBG and its Subsidiaries to the same extent as such service was credited for such purpose by LSBG (other than for the defined benefit pension plan or any nonqualified deferred compensation plans or arrangements maintained by BHB); provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Nothing herein shall limit the ability of BHB to amend or terminate any of the LSBG Benefit Plans or BHB Benefit Plans in accordance with their terms at any time; provided, however, that BHB shall continue to maintain the LSBG Benefit Plans (other than stock-based or incentive plans and the defined benefit pension plan and any nonqualified deferred compensation plans or arrangements) for which there is a comparable BHB Benefit Plan until the LSBG Employees are permitted to participate in the BHB Benefit Plans, unless such BHB Benefit Plan has been frozen or terminated with respect to similarly-situated employees of BHB or any Subsidiary of BHB.

(b) BHB shall assume and honor, under the vacation policies of LSBG, as disclosed on LSBG Disclosure Schedule 3.18, the accrued but unused vacation time of employees of the Surviving Corporation who were employees of LSBG prior to the Effective Time. BHB shall also assume and honor, under the severance pay policies of LSBG, as disclosed on LSBG Disclosure Schedule 3.18, the rights to severance of the employees of the Surviving Corporation who were employees of LSBG prior to the Effective Time. Following the Effective Time BHB shall, and shall cause Bar Harbor Bank, to give priority to terminated LSBG Employees with respect to any job postings at BHB or Bar Harbor Bank, as applicable, for which any such LSBG Employee is qualified.

(c) If employees of LSBG become eligible to participate in a medical, dental or health plan of BHB upon termination of such plan of LSBG, BHB shall make all commercially reasonable efforts to cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of BHB, and (ii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time, in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous LSBG Benefit Plan prior to the Effective Time.

(d) Concurrently with the execution of this Agreement, LSBG shall obtain from each of the individuals named in LSBG Disclosure Schedule 5.13(d) an agreement (a “Settlement Agreement”) to accept in full settlement of his or her rights under the specified programs the amounts and benefits determined under his or her Settlement Agreement (the aggregate amounts of such payments to be specified in LSBG Disclosure Schedule 5.13(d)) and pay such amounts to such individuals who are employed at the Effective Time pursuant to the terms of the Settlement Agreement, subject to a cut-back of any payment that would constitute an “excess parachute payment”, as defined in Section 280G of the Code, such that no portion of the payment will be subject to the excise tax imposed by Section 4999 of the Code. As to, and only as to, each individual who enters into a Settlement Agreement, BHB acknowledges and agrees that (i) the Merger constitutes a “change of control” or “change in control” for all purposes pursuant to such agreements, and (ii) LSBG will pay out all cash amounts under such agreements at the Closing Date, to the extent permitted by Section 409A of the Code. Any officer or employee of LSBG who is a party to a Settlement Agreement shall be entitled to receive the benefits payable or to be otherwise provided pursuant to the terms of such Settlement Agreement, and BHB agrees to provide the non-cash benefits, if any, pursuant to the terms of the Settlement Agreement.

(e) Concurrently with the execution of this Agreement, BHB and Bar Harbor Bank are entering into an employment agreement with William J. McIver in the form attached hereto as Exhibit C to be effective as of the Effective Time, and BHB, Bar Harbor Bank, LSBG and Lake Sunapee Bank will enter into settlement

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agreements with Stephen R. Theroux, William J. McIver, Laura Jacobi, Sharon Whitaker, Jodi Hoyt, Stephen W. Ensign and Bliss Dayton in the forms attached hereto as Exhibits D-1 to D-7 hereto, respectively, to be effective as of the Effective Time.

(f) BHB shall provide a retention pool in an amount up to $350,000 for the benefit of certain employees of LSBG to be designated by BHB at its sole discretion; provided that, any such designations shall be made in consultation with LSBG. Such designated employees will enter into retention agreements to be agreed upon by BHB and LSBG.

(g) This Section 5.13 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.13, express or implied, shall confer upon any LSBG or BHB employee, or any legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 5.13, express or implied, shall be deemed an amendment of any plan providing benefits to any LSBG or BHB employee.

Section 5.14 Notification of Certain Changes. BHB and LSBG shall promptly advise the other party of any change or event having, or which could be reasonably expected to have, a Material Adverse Effect on it or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will supplement or amend its Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining the accuracy of the representations and warranties of the parties contained in Article III and Article IV in order to determine the fulfillment of the conditions set forth in Sections 6.02(a) or 6.03(a) hereof, as the case may be, or the compliance by LSBG or BHB, as the case may be, with the respective covenants and agreements of such parties contained herein.

Section 5.15 Current Information. During the period from the date of this Agreement to the Effective Time, each party will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party and to report the general status of its ongoing operations. Without limiting the foregoing, each party agrees to provide the other party (i) a copy of each report filed by it with a Governmental Authority within one (1) Business Day following the filing thereof and (ii) monthly updates of the information required to be set forth in LSBG Disclosure Schedule 3.14 or BHB Disclosure Schedule 4.14, as the case may be.

Section 5.16 Board Packages. LSBG shall distribute a copy of its Board package, including the agenda and any draft minutes, to BHB at the same time and in the same manner in which it distributes a copy of such packages to its Board; provided, however, that LSBG shall not be required to copy BHB on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby or any third party proposal to acquire control of LSBG or any other matter that LSBG’s Board has been advised of by counsel that such distribution to BHB may violate a confidentiality obligation or fiduciary duty or any law or regulation.

Section 5.17 Transition; Informational Systems Conversion. From and after the date hereof, BHB and LSBG shall use their reasonable best efforts to facilitate the integration of the businesses of LSBG and BHB following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of data processing and related electronic informational systems (the “Informational Systems Conversion”) to a single such system. It is the intent of the Parties that, to the extent commercially reasonable, the systems of BHB and Bar Harbor Bank be converted to those used by LSBG and Lake Sunapee Bank. Such planning shall include, but not be limited to: (a) discussion of the parties’ third-party service provider

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arrangements; (b) non-renewal of personal property leases and software licenses used in connection with the discontinued systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. LSBG shall take all action which is necessary and appropriate to facilitate the Informational Systems Conversion; provided, however, that BHB shall indemnify LSBG for any reasonable out-of-pocket fees, expenses or charges that LSBG may incur as a result of taking, at the request of BHB, any action to facilitate the Informational Systems Conversion. If this Agreement is terminated by BHB and/or LSBG in accordance with Section 7.01(a), 7.01(b), 7.01(c), or 7.01(f), or by LSBG only in accordance with Section 7.01(d), 7.01(e) or 7.01(h)(ii), BHB shall indemnify LSBG for any reasonable fees, expenses or charges related to reversing the Informational Systems Conversion.

Section 5.18 Board of Directors. Effective immediately following the Effective Time, BHB shall take, and shall cause Bar Harbor Bank to take, all action necessary to expand the size of the Board of Directors of each of BHB and Bar Harbor Bank by four seats and to appoint four members of LSBG’s Board of Directors, selected by BHB after consultation with LSBG, to each of BHB’s and Bar Harbor Bank’s Board of Directors, each to serve on BHB’s and Bar Harbor Bank’s Board of Directors for a term expiring at the next annual meeting of BHB’s shareholders, at which meeting each such appointee shall be included as a nominee for election to BHB’s and Bar Harbor Bank’s Board of Directors to serve until the following annual meeting of BHB’s shareholders.

Section 5.19 Exemption from Liability Under Section 16(b). Prior to the Effective Time, BHB shall take all steps as may be required to cause any acquisitions of BHB Common Stock resulting from the transactions contemplated by this Agreement by each director or officer of LSBG who becomes subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to LSBG to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01 Conditions to Obligations of the Parties to Effect the Merger. The respective obligations of LSBG and BHB to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

(a) Regulatory Approvals. All consents and approvals of a Governmental Authority required to consummate the transactions contemplated by this Agreement (“Regulatory Approvals”) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.

(b) Merger Registration Statement Effective. The Merger Registration Statement shall have been declared effective by the SEC and no stop order with respect thereto shall be in effect.

(c) NYSE Listing. The shares of BHB Common Stock issuable pursuant to this Agreement shall have been approved for listing on NYSE, subject to official notice of issuance.

(d) No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of such transactions.

(e) Tax Opinions. BHB shall have received a letter setting forth the written opinion of Hogan Lovells US LLP, in form and substance reasonably satisfactory to BHB, dated as of the Closing Date, and LSBG shall

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have received a letter setting forth the written opinion of K&L Gates LLP, in form and substance reasonably satisfactory to LSBG, dated as of the Closing Date, in each case substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, the Merger will constitute a tax free reorganization described in Section 368(a) of the Code.

Section 6.02 Conditions to Obligations of BHB. The obligations of BHB to consummate the Merger also are subject to the fulfillment or written waiver by BHB prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of LSBG set forth in:

(i) Section 3.10(a) shall be true and correct in all respects;

(ii) Section 3.03(a) shall be true and correct in all respects (other than de minimis inaccuracies therein);

(iii) Sections 3.01, 3.04, 3.05, 3.06, 3.07(b), 3.15(a) and (c), 3.16(b), 3.17, 3.18(d) and (f), 3.24(c) and 3.29 shall be true and correct in all material respects; and

(iv) this Agreement (other than the representations and warranties that are the subject of clauses (i), (ii) or (iii)) shall be true and correct in all respects (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties), except where the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on LSBG;

in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except, to the extent such representations and warranties speak as of an earlier date, in which event such representation and warranty shall be so true and correct as of such specified date.

BHB shall have received a certificate, dated the Closing Date, signed on behalf of LSBG by the Chief Executive Officer and the Chief Financial Officer of LSBG to the effect of this Section 6.02(a).

(b) Performance of Obligations of LSBG. LSBG shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, including pursuant to Section 5.13(d) and (e), and BHB shall have received a certificate, dated the Closing Date, signed on behalf of LSBG by the Chief Executive Officer of LSBG to such effect.

(c) No Adverse Regulatory Conditions. No regulatory approval referred to in Section 6.01(a) hereof shall contain any condition, restriction or requirement which the Board of Directors of BHB reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Merger to such a degree that BHB would not have entered into this Agreement had such condition, restriction or requirement been known at the date hereof.

(d) Voting Agreements. The Voting Agreements shall have been executed and delivered by each director and executive officer of LSBG set forth on Schedule 6.01(d) concurrently with LSBG’s execution and delivery of this Agreement.

(e) Shareholder Approval. This Agreement shall have been duly approved by the requisite vote of the holders of outstanding shares of LSBG Common Stock.

(f) Other Actions. LSBG shall have furnished BHB with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.02 as BHB may reasonably request.

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Section 6.03 Conditions to Obligations of LSBG. The obligations of LSBG to consummate the Merger also are subject to the fulfillment or written waiver by LSBG prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of BHB set forth in:

(i) Section 4.10(a) shall be true and correct in all respects;

(ii) Section 4.03 shall be true and correct in all respects (other than de minimis inaccuracies therein);

(iii) Sections 4.01, 4.04, 4.05, 4.06, 4.07(b), 4.14(a) and (c), 4.15, 4.16, 4.17(c), 4.22(c) and 4.28 shall be true and correct in all material respects;

(iv) this Agreement (other than the representations and warranties that are the subject of clauses (i), (ii) or (iii)) shall be true and correct in all respects (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties), except where the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on BHB;

in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except, to the extent such representations and warranties speak as of an earlier date, in which event such representation and warranty shall be so true and correct as of such specified date.

LSBG shall have received a certificate, dated the Closing Date, signed on behalf of BHB by the Chief Executive Officer and the Chief Financial Officer of BHB to the effect of this Section 6.03(a).

(b) Performance of Obligations of BHB. BHB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and LSBG shall have received a certificate, dated the Closing Date, signed on behalf of BHB by the Chief Executive Officer and the Chief Financial Officer of BHB to such effect.

(c) No Adverse Regulatory Conditions. No regulatory approval referred to in Section 6.01(a) hereof shall contain any condition, restriction or requirement which the Board of Directors of LSBG reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Merger to such a degree that LSBG would not have entered into this Agreement had such condition, restriction or requirement been known at the date hereof.

(d) Shareholder Approval. This Agreement shall have been duly approved by the requisite vote of the holders of outstanding shares of BHB Common Stock.

(e) Other Actions. BHB shall have furnished LSBG with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.03 as LSBG may reasonably request.

Section 6.04 Frustration of Closing Conditions. Neither BHB nor LSBG may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate any of the transactions contemplated by this Agreement, as required by and subject to Section 5.03.

ARTICLE VII

TERMINATION

Section 7.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of BHB and LSBG if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

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(b) No Regulatory Approval. By either BHB or LSBG, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the transactions contemplated by this Agreement shall have been denied by final, nonappealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

(c) No Shareholder Approval. By either BHB or LSBG (provided that the terminating party is not in material breach of any of its obligations under Section 5.04), if the approval of the shareholders of either party required for the consummation of the transactions contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

(d) Breach of Representations and Warranties. By either BHB or LSBG (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the representations or warranties set forth in this Agreement by the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(d) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the Merger under Section 6.02(a) (in the case of a breach of a representation or warranty by LSBG) or Section 6.03(a) (in the case of a breach of a representation or warranty by BHB).

(e) Breach of Covenants. By either BHB or LSBG (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing, provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(e) unless the breach of covenant or agreement, together with all other such breaches, would entitle the party receiving the benefit of such covenant or agreement not to consummate the Merger under Section 6.02(b) (in the case of a breach of a covenant or agreement by LSBG) or Section 6.03(b) (in the case of a breach of a representation or warranty by BHB).

(f) Delay. By either BHB or LSBG if the Merger shall not have been consummated on or before March 31, 2017 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement.

(g) Superior Proposal. By LSBG if it has received a Superior Proposal and the LSBG Board of Directors has determined to accept such Superior Proposal in accordance with Section 5.11 (including the obligation therein of the LSBG Board to take into account any adjusted, modified or amended terms of this Agreement proposed by BHB).

(h) Failure to Recommend; Third-Party Acquisition Transaction; Etc.

(i) By BHB, if (A) LSBG shall have materially breached its obligations under Section 5.11, (B) the LSBG Board shall have failed to make its recommendation referred to in Section 5.04(b), withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of BHB, (C) the LSBG Board shall have recommended, proposed, or publicly announced its intention to recommend or propose, to engage in an Acquisition Transaction with any Person other than BHB or a Subsidiary of BHB or (D) LSBG shall have materially breached its obligations under Section 5.04(b) by failing to call, give notice of, convene and hold the LSBG Meeting in accordance with Section 5.04(b).

(ii) By LSBG, if BHB shall have materially breached its obligations under Section 5.04(a) by failing to call, give notice of, convene and hold the BHB Meeting or by failing to make its

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recommendation or withdrawing, modifying or changing such recommendation in any manner adverse in any respect to the interests of LSBG in accordance with Section 5.04(a).

(i) Decrease in BHB Stock Price. By LSBG, if the LSBG Board so determines by a vote of the majority of the members of the entire LSBG Board, at any time during the five-day period commencing with the Determination Date (as defined below), if both of the following conditions are satisfied:

(A) The quotient obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “BHB Ratio”) shall be less than 0.80; and

(B) (x) the BHB Ratio shall be less than (y) the quotient obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (B)(y) (such number in this clause (B)(y) that results from dividing the Final Index Price by the Index Price on the Starting Date being referred to herein as the “Index Ratio”);

subject, however, to the following three sentences. If LSBG elects to exercise its termination right pursuant to this Section 7.01(i), it shall give written notice to BHB promptly, and in any event within the five-day period commencing with the Determination Date. During the five-day period commencing with its receipt of such notice, BHB shall have the option to increase the consideration to be received by the holders of LSBG Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the BHB Ratio. If BHB so elects within such five-day period, it shall give prompt written notice to LSBG of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.01(i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified.)

For purposes of this Section 7.01(i) the following terms shall have the meanings indicated:

“Average Closing Price” shall mean the average of the daily closing prices for the shares of BHB Common Stock for the 20 consecutive full trading days on which such shares are actually traded on NYSE (as reported by Bloomberg or, if not reported thereby, any other authoritative source) ending at the close of trading on the Determination Date.

“Determination Date” shall mean the 10th day prior to the Closing Date, provided that if shares of the BHB Common Stock are not actually traded on NYSE on such day, the Determination Date shall be the immediately preceding day to the 10th day prior to the Closing Date on which shares of BHB Common Stock actually trade on NYSE.

“Final Index Price” shall mean the average of the Index Prices for the 20 consecutive full trading days ending on the trading day prior to the Determination Date.

“Index Group” shall mean the SNL Bank Index.

“Index Price” shall mean the closing price on such date of the SNL Bank Index.

“Starting Date” shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

“Starting Price” shall mean the closing price of a share of BHB Common Stock on NYSE (as reported by Bloomberg, or if not reported therein, in another authoritative source) on the Starting Date.

Section 7.02 Termination Fee. In recognition of the efforts, expenses and other opportunities foregone by BHB while structuring and pursuing the Merger, the parties hereto agree that LSBG shall pay to BHB a termination fee of $5,500,000 within three (3) Business Days after written demand for payment is made by BHB, following the occurrence of any of the events set forth below:

(a) BHB terminates this Agreement pursuant to Section 7.01(h)(i) or LSBG terminates this Agreement pursuant to 7.01(g); or

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(b) LSBG enters into a definitive agreement relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving LSBG within twelve (12) months following the termination of this Agreement by BHB pursuant to Section 7.01(d) or Section 7.01(e) because of a willful breach by LSBG after an Acquisition Proposal has been publicly announced or otherwise made known LSBG.

Section 7.03 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 7.01 and Section 8.01 and (ii) that termination will not relieve a breaching party from liability for money damages for any breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination. Nothing in Section 7.02 or this Section 7.03 shall be deemed to preclude either party from seeking specific performance in equity to enforce the terms of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 5.10(b), 5.18, 7.02 and this Article VIII, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including any shareholder or former shareholder.

Section 8.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefited by the provision or (b) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the LSBG Meeting and the BHB Meeting no amendment shall be made which by law requires further approval by the shareholders of LSBG or BHB, respectively, without obtaining such approval.

Section 8.03 Counterparts. This Agreement may be executed in one or more counterparts (including by PDF or electronic signature), each of which shall be deemed to constitute an original.

Section 8.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Maine, without regard for conflict of law provisions.

Section 8.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, except that printing expenses for the Joint Proxy Statement/Prospectus shall be shared equally between BHB and LSBG; provided, however, that nothing contained herein shall limit either party’s rights to recover any damages arising out of the other party’s willful breach of any provision of this Agreement.

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Section 8.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, mailed by registered or certified mail (return receipt requested) or sent by reputable courier service to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to BHB:

Bar Harbor Bankshares

P.O. Box 400, 82 Main Street

Bar Harbor, Maine 04609

Attention:	Curtis C. Simard
President and Chief Executive Officer
Email:	csimard@bhbt.com

With a copy to:

K&L Gates LLP

State Street Financial Center, One Lincoln Street

Boston, MA 02111-2950

Attention:	Stanley V. Ragalevsky
Email:	stanley.ragalevsky@klgates.com

If to LSBG:

Lake Sunapee Bank Group

9 Main Street, PO Box 9

Newport, New Hampshire 03773

Attention:	Stephen R. Theroux
President and Chief Executive Officer
Email:	stheroux@lakesunbank.com

With a copy to:

Hogan Lovells US LLP

55 Thirteenth Street, N.W.

Washington, D.C. 20004

Attention:	Richard A. Schaberg
Email:	richard.schaberg@hoganlovells.com

Section 8.07 Entire Understanding; No Third Party Beneficiaries. This Agreement, the Plan of Bank Merger, the Voting Agreements, and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the transactions, and this Agreement, the Plan of Bank Merger, the Voting Agreements, and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ right to enforce BHB’s obligation under Section 5.12, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 8.08 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

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Section 8.09 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10 Interpretation. When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 8.11 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

ARTICLE IX

ADDITIONAL DEFINITIONS

Section 9.01 Additional Definitions. In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement:

“Acquisition Proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving BHB or LSBG: (a) any merger, consolidation, share exchange, business combination or other similar transactions; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of LSBG in a single transaction or series of transactions; (c) any tender offer or exchange offer for 20% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (d) any public announcement by any Person (which shall include any regulatory application or notice, whether in draft or final form) of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Acquisition Transaction” means any of the following (other than the transactions contemplated hereunder): (a) a merger, consolidation, share exchange, business combination or any similar transaction, involving the relevant companies; (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of the relevant companies in a single transaction or series of transactions; (c) a tender offer or exchange offer for 20% or more of the outstanding shares of the capital stock of the relevant companies or the filing of a registration statement under the Securities Act in connection therewith; or (d) an agreement or commitment by the relevant companies to take any action referenced above.

“Affiliate” means, with respect to any Person, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer, director, manager or Person who beneficially owns more than ten percent of the equity or voting securities of such Person.

“BHB Benefit Plans” means all benefit and compensation plans, contracts, policies or arrangements covering current or former employees of BHB and its Subsidiaries and current or former directors of BHB and its Subsidiaries including “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans.

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“BHB Board” means the Board of Directors of BHB.

“BHB Common Stock” means the common stock, par value $2.00 per share, of BHB.

“BHB Disclosure Schedule” means the disclosure schedule delivered by BHB to LSBG on or prior to the date hereof setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express provision of this Agreement or as an exception to one or more of its representations and warranties in Article IV or its covenants in Article V.

“BHB Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of BHB.

“BHB Share Price” means the average of the closing sales prices of one share of BHB Common Stock for the ten (10) trading days immediately preceding the Effective Time on NYSE as reported by Bloomberg.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Maine are authorized or obligated to close.

“Certificate” means any certificate that immediately prior to the Effective Time represents shares of LSBG Common Stock.

“Derivative Transaction” means any swap transactions, option, warrant, forward purchase or sale transactions, futures transactions, cap transactions, floor transactions or collar transactions relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transactions (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Environmental Law” means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) the protection or restoration of the environment, health, safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (c) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Excluded Shares” shall consist of (i) shares held directly or indirectly by BHB (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and (ii) shares of LSBG Common Stock that are held by LSBG as treasury shares immediately prior to the Effective Time.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLB” means the Federal Home Loan Bank of Boston, or any successor thereto.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Authority” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

“Hazardous Substance” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous

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materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations.

“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software; and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

“IRS” means the Internal Revenue Service.

“Joint Proxy Statement/Prospectus” means the joint proxy statement and prospectus, satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder, together with any amendments and supplements thereto, as prepared by BHB and LSBG and as delivered to holders of BHB Common Stock and LSBG Common Stock in connection with the solicitation of their approval of this Agreement.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known by the senior officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Governmental Authority or any other written notice received by that Person.

“Lien” means any mortgage, pledge, lien, security interest, conditional and installment sale agreement, encumbrance, charge or other claim of third parties of any kind.

“Loan Property” means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“LSBG Board” means the Board of Directors of LSBG.

“LSBG Disclosure Schedule” means the disclosure schedule delivered by LSBG to BHB on or prior to the date hereof setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express provision of this Agreement or as an exception to one or more of its representations and warranties in Article III or its covenants in Article V.

“LSBG Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of LSBG.

“Material Adverse Effect” means with respect to BHB and its Subsidiaries, taken as a whole, or LSBG and its Subsidiaries, taken as a whole, any event, circumstance, development, change or effect that alone or in the aggregate with other events, circumstances, developments, changes or effects, that is material and adverse to its condition (financial or otherwise), results of operations, properties, assets, liabilities or business or that would materially delay or impair its ability to perform its obligations under this Agreement or otherwise materially delays or impairs its ability to consummate the transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to insured depository institutions and their holding companies generally, (iii) changes in general economic conditions (including interest rates) affecting insured depository institutions and their holding companies generally, unless such change has a materially disproportionate adverse effect on such party relative to other similarly situated Persons, (iv) any modifications or changes to valuation policies and practices in connection with the transactions contemplated by this Agreement or restructuring

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charges taken in connection with the transactions contemplated by this Agreement, in each case in accordance with GAAP, (v) reasonable expenses incurred in connection with the transactions contemplated by this Agreement; (vi) the effects of any action or omission taken with the prior consent of the other party or as otherwise expressly permitted or contemplated by this Agreement; and (vii) any changes in international or domestic political or social conditions, including the occurrence of any military or terrorist attack upon or within the United States of America.

“MBFI” means the Maine Bureau of Financial Institutions.

“NASDAQ” means The Nasdaq Stock Market, LLC.

“NYSE” means the New York Stock Exchange

“OCC” means the Office of the Comptroller of the Currency.

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party.

“Superior Proposal” means any bona fide written Acquisition Proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 25% of the combined voting power of the shares of LSBG Stock then outstanding or all or substantially all of the assets of LSBG and otherwise (a) on terms which the LSBG Board determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to LSBG’s shareholders than the transactions contemplated by this Agreement, and (b) that constitutes a transaction that, in the LSBG Board’s good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

(Remainder of page intentionally left blank.)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

BAR HARBOR BANKSHARES

By:	/s/ Curtis C. Simard
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

LAKE SUNAPEE BANK GROUP

By:	/s/ Stephen R. Theroux
Name:	Stephen R. Theroux
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Voting Agreement

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VOTING AGREEMENT

VOTING AGREEMENT (“Agreement”), dated as of May 5, 2016, by and between Bar Harbor Bankshares, a Maine corporation (“Buyer”), and the undersigned holder (“Shareholder”) of common stock, $0.01 par value per share (“Common Stock”), of Lake Sunapee Bank Group, a Delaware corporation (the “Company”).

WHEREAS, concurrently with the execution of this Agreement, Buyer and the Company have entered into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), providing for the merger of the Company with and into Buyer (the “Merger”);

WHEREAS, the Shareholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and has sole voting power with respect to the number of shares of Common Stock, and holds other rights to acquire the number of shares of Common Stock, indicated opposite the Shareholder’s name on Schedule 1 attached hereto (as used herein, the term “Shares” means all shares of Common Stock, whether such shares of Common Stock are held by the Shareholder on the date of this Agreement or are subsequently acquired prior to the Expiration Date (as defined in Section 2));

WHEREAS, it is a condition to the willingness of Buyer to enter into the Merger Agreement that the Shareholder execute and deliver this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Shareholder and Buyer agree as follows:

1. Agreement to Vote Shares. The Shareholder agrees that, prior to the Expiration Date, at any meeting of the shareholders of the Company, or any adjournment or postponement thereof, and in connection with any written consent of the shareholders of the Company, with respect to the Merger Agreement or any of the transactions contemplated thereby (including the Merger), the Shareholder shall:

(a)	appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)	vote (or cause to be voted), in person or by proxy, (i) in favor of the approval and adoption of the Merger Agreement and the consummation of the Merger or any of the transactions contemplated by the Merger Agreement and (ii) against any other Acquisition Proposal and any other matter that could reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement.

Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof, or (c) upon mutual written agreement of the parties hereto to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to the termination or expiration hereof.

3. Agreement to Retain Shares. The Shareholder shall not, except as contemplated by this Agreement or the Merger Agreement, directly or indirectly, (a) sell, assign, transfer, or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in Section 4(c)), any Shares, (b) enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, any Shares, (c) deposit any Shares in a voting trust or enter into a voting agreement or similar agreement with respect to any Shares or grant any proxy or power of attorney with respect thereto, or (d) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing the Shareholder’s obligations under this Agreement. Notwithstanding the foregoing, the Shareholder may make (w) transfers of Shares by will or by operation of law, subject to the transferee agreeing in writing to be bound by the terms of, and perform the obligations of the Shareholder under, this Agreement, (x) transfers of Shares in connection with estate and charitable planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of, and perform the obligations of the Shareholder under, this Agreement, (y) disposition of Shares to the Company solely to satisfy required withholding tax obligations applicable upon the vesting of restricted shares of Common Stock, and (z) as Buyer may otherwise agree in writing in its sole discretion.

4. Representations and Warranties of Shareholder. Except as disclosed on Schedule 1 hereto, the Shareholder hereby represents and warrants to Buyer as follows:

(a)	the Shareholder has the full power and authority to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder;

(b)	this Agreement has been duly executed and delivered by the Shareholder and (assuming this Agreement constitutes a valid and binding agreement of Buyer) is a valid and legally binding agreement with respect to the Shareholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles);

(c)	the Shareholder beneficially owns the number of Shares indicated opposite such Shareholder’s name on Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole, and otherwise unrestricted, voting and investment power with respect to such Shares, and none of the Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement (the Shareholder agrees to promptly notify Buyer in writing of the nature and amount of any Shares acquired after the date hereof, and such Shares shall be subject to the foregoing representations and warranties);

(d)	the Shares listed on Schedule 1 constitute the Shareholder’s entire interest in the outstanding shares of the Company’s Common Stock, and the Shareholder is not the beneficial or record holder of, and does not exercise voting power over, any other outstanding shares of capital stock of the Company;

(e)	the Shareholder understands that, at the Effective Time, each outstanding Share listed on Schedule 1 (including any restricted shares of Common Stock the vesting of which accelerates at or prior to the Effective Time) shall be converted into, as provided in and subject to the limitations set forth in the Merger Agreement, the right to receive 0.4970 shares of Buyer Common Stock, plus cash for any fractional shares in accordance with Section 2.03 of the Merger Agreement;

(f)	the execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under (with or without notice or lapse of time or both), any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder is subject or, in the event that the Shareholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Shareholder; and

(g)

the execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or other Person by the

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Shareholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Shareholder of his obligations under this Agreement in any respect.

5. Irrevocable Proxy. Subject to the last sentence of this Section 5, by execution of this Agreement, the Shareholder does hereby appoint Buyer with full power of substitution to any Affiliate of Buyer, as the Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of the Shareholder’s rights with respect to the Shares, to vote, if the Shareholder is unable to perform his obligations under this Agreement, each of such Shares that the Shareholder shall be entitled to so vote with respect to the matters set forth in Section 1 hereof at any meeting of the shareholders of the Company, and at any adjournment or postponement thereof, and in connection with any action of the shareholders of the Company taken by written consent. The Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by the Shareholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

6. No Solicitation. From and after the date hereof until the Expiration Date, the Shareholder, in his capacity as a shareholder of the Company, shall not, nor shall such Shareholder authorize any advisor or representative of, such Shareholder or any of his Affiliates, other than the Company in accordance with the terms of the Merger Agreement, to (and, to the extent applicable to the Shareholder, such Shareholder shall use reasonable best efforts to prevent any of his advisors or representatives or Affiliates, other than the Company in accordance with the terms of the Merger Agreement, to) (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal (other than the Merger), or furnish, or otherwise afford access, to any person (other than Buyer) any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal (other than the Merger), (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal (other than the Merger), (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of the Company’s shareholders with respect to an Acquisition Proposal (other than the Merger), or (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal (other than the Merger).

7. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

8. No Waivers. No waivers of any breach of this Agreement extended by Buyer to the Shareholder shall be construed as a waiver of any rights or remedies of Buyer with respect to any other shareholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares beneficially owned by such shareholder or with respect to any subsequent breach of the Shareholder or any other such shareholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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9. Capacity as Shareholder. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Shareholder (a) from exercising his duties and obligations as a director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company, or (b) if the Shareholder is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his duties and obligations as a trustee or fiduciary of such ERISA plan or trust. The Shareholder is executing this Agreement solely in his capacity as a shareholder of the Company.

10. Entire Agreement; Amendments. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

11. Further Assurances. From time to time and without additional consideration, the Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Buyer may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

12. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

14. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

15. Public Disclosure. The Shareholder shall not issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with the Merger Agreement) with respect to this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement, including the Merger, without the prior consent of Buyer. The Shareholder hereby permits Buyer to publish and disclose in any document and/or schedule filed by Buyer with the Securities and Exchange Commission such Shareholder’s identity and ownership of Shares and the nature of such Shareholder’s commitments and obligations pursuant to this Agreement.

16. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto; provided, however, that, notwithstanding the foregoing, Buyer may assign its rights and obligations under this Agreement to any Subsidiary wholly owned by it. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

17. Attorneys’ Fees. In the event that either party institutes litigation to enforce or protect its rights under this Voting Agreement, the prevailing party will be entitled to reasonable attorneys’ fees and other out-of-pocket costs and expenses incurred by it in connection with the enforcement or protection of its rights hereunder.

18. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law provisions.

19. Waiver of Jury Trial. The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

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20. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s Articles of Incorporation, as amended, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BAR HARBOR BANKSHARES

By:
Name:
Title:

SHAREHOLDER:

Name:

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SCHEDULE 1

Shares	Type

Exhibit B

Plan of Bank Merger

PLAN OF BANK MERGER

BY AND BETWEEN

BAR HARBOR BANK & TRUST

AND

LAKE SUNAPEE BANK

DATED AS OF

[            ], 2016

PLAN OF BANK MERGER

This PLAN OF BANK MERGER, dated as of [ ], 2016 (this “Agreement”), is entered into by and between Bar Harbor Bank & Trust, a Maine-chartered bank whose main office is located in Bar Harbor, Maine (“Bar Harbor”), and Lake Sunapee Bank, a federally-chartered savings association whose main office is located in Newport, New Hampshire (“Lake Sunapee”).

WHEREAS, Bar Harbor is the wholly-owned subsidiary of Bar Harbor Bankshares, a Maine corporation (“BHB”), and Lake Sunapee is the wholly-owned subsidiary of Lake Sunapee Bank Group, a Delaware corporation (“LSBG”);

WHEREAS, Bar Harbor and Lake Sunapee desire that Lake Sunapee merge with and into Bar Harbor as part of the related Agreement and Plan of Merger dated as of May 5, 2016, by and between BHB and LSBG (the “Merger Agreement”), that provides for the merger of LSBG with and into BHB, with BHB as the surviving entity;

WHEREAS, the Boards of Directors of Bar Harbor and Lake Sunapee have determined that it is in the best interests of their respective institutions and sole stockholders to consummate the business combination transaction provided for herein; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bar Harbor and Lake Sunapee hereto agree as follows:

Section 1. The Bank Merger. Subject to the terms and conditions set forth in this Agreement, in the Merger Agreement and pursuant to applicable federal laws and regulations, at the Effective Time (as defined herein), Lake Sunapee shall merge with and into Bar Harbor (the “Bank Merger”). Bar Harbor shall be the surviving institution (sometimes referred to herein as the “Surviving Bank”) of the Bank Merger and shall continue its corporate existence as a Maine-chartered bank subject to the Maine Revised Statutes (the “MRS”), following consummation of the Bank Merger. Upon consummation of the Bank Merger, the separate corporate existence of Lake Sunapee shall cease.

(a) Closing; Closing Date. A closing in respect of the transactions contemplated in this Agreement (the “Closing”) shall take place at 10:00 a.m., Eastern time on the Closing Date (as defined below), at the principal offices of Hogan Lovells US LLP in Washington, D.C., or at such other place or at such other time as the parties may mutually agree upon, which date shall be referred to as the “Closing Date.”

(b) Name and Purpose. At the Effective Time, the name of the Surviving Bank shall be Bar Harbor Bank & Trust. The purpose of the Surviving Bank shall be to continue its existence as a Maine-chartered bank and to engage in the business of banking and activities incidental thereto consistent with applicable federal law and the laws of the State of Maine.

(c) Charter. From and after the Effective Time, the charter of Bar Harbor, as in effect immediately prior to the Effective Time, shall be the charter of the Surviving Bank until amended in accordance with applicable law.

(d) Bylaws. From and after the Effective Time, the bylaws of Bar Harbor, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Bank until amended in accordance with applicable law.

(e) Directors. The directors of the Surviving Bank immediately after the Effective Time shall consist of the directors of Bar Harbor in office immediately prior to the Effective Time and four additional members of the LSBG Board of Directors appointed in accordance with Section 5.18 of the Merger Agreement.

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(f) Officers. The officers of the Surviving Bank shall consist of (i) the officers of Bar Harbor in office immediately prior to the Effective Time, and (ii) William J. McIver as an executive vice president and regional president. Each of the officers of the Surviving Bank immediately after the Effective Time shall hold office until his or her successor is elected and qualified or otherwise in accordance with the charter and bylaws of the Surviving Bank.

Section 2. Effects of the Bank Merger. At and after the Effective Time, the Bank Merger shall have the effects provided herein and set forth in applicable provisions of federal law and the MRS.

(a) Surviving Bank. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of Bar Harbor and Lake Sunapee and thereupon and thereafter all the property, rights, privileges, powers and franchises of Lake Sunapee and of Bar Harbor shall vest in the Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of Lake Sunapee and of Bar Harbor shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Bank. Any reference to either of Lake Sunapee and Bar Harbor in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of Lake Sunapee or Bar Harbor is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not been made or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Lake Sunapee or Bar Harbor if the Bank Merger had not occurred.

(b) Deposits. All deposit accounts of Lake Sunapee shall be and become deposit accounts in the Surviving Bank without change in their respective terms, maturity, minimum required balances or withdrawal value. Appropriate evidence of the deposit account in the Surviving Bank shall be provided by the Surviving Bank to each deposit account holder of Lake Sunapee, as necessary, after consummation of the Bank Merger. All deposit accounts of Bar Harbor prior to consummation of the Bank Merger shall continue to be deposit accounts in the Surviving Bank after consummation of the Bank Merger without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.

(c) Offices. At the Effective Time, the main office of the Surviving Bank shall be located in Bar Harbor, Maine.

Section 3. Approvals Required. The consummation of the transactions contemplated by this Agreement is specifically conditioned upon receipt of all necessary regulatory approvals and nonobjections, including, but not limited to, those approvals and nonobjections from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Maine Bureau of Financial Institutions, as may be required, and the expiration of all applicable waiting periods with respect to the Bank Merger. The sole shareholders of Lake Sunapee and of Bar Harbor shall have taken appropriate action to vote to approve this Agreement and the Bank Merger.

Section 4. Conditions Precedent. The respective obligations of each party under this Agreement shall be subject to: (i) the receipt of all required regulatory approvals and the expiration of any required waiting periods specified by applicable federal law or regulation; and (ii) the approval of this Agreement by LSBG in its capacity as the sole shareholder of Lake Sunapee and the approval of this Agreement by BHB in its capacity as sole shareholder of Bar Harbor.

Section 5. Representations. Each of Bar Harbor and Lake Sunapee represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.

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Section 6. Effective Date and Effective Time. Subject to the terms and conditions of this Agreement, Bar Harbor and Lake Sunapee each shall make all such filings as may be required to consummate the Bank Merger in accordance with applicable laws and regulations. The Bank Merger shall become effective on the date specified on the certificate to be issued by the Superintendent of the State of Maine (the “Bank Merger Effective Date”), and at the time specified therein (the “Bank Merger Effective Time”).

Section 7. Amendments. To the extent permitted by applicable federal banking law and Maine law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

Section 8. Termination. Consummation of the Bank Merger is conditioned upon the satisfaction of all conditions set forth in Article VI of the Merger Agreement. This Agreement shall terminate and forthwith become void automatically and without any action on the part of Bar Harbor or Lake Sunapee immediately upon the termination of the Merger Agreement in accordance with Article VII thereof and, except as set forth in Article VII of the Merger Agreement, there shall be no further liability on the part of Bar Harbor or Lake Sunapee upon such termination.

Section 9. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 10. Successors. This Agreement shall be binding on the successors of Bar Harbor or Lake Sunapee.

Section 11. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the United States of America and the laws of the State of Maine without regard for conflict of law provisions.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Bar Harbor Bank & Trust and Lake Sunapee Bank have executed and delivered this Agreement as of the date first above written.

BAR HARBOR BANK & TRUST

By:
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

LAKE SUNAPEE BANK

By:
Name:	Stephen R. Theroux
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO PLAN OF BANK MERGER]

Exhibit C

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made this 5th day of May, 2016, by and between BAR HARBOR BANKSHARES, a Maine corporation with its headquarters located in Bar Harbor, Maine (the “Company”), BAR HARBOR BANK & TRUST, a wholly-owned subsidiary of the Company (the “Bank”) (together, the “Employer”), and WILLIAM J. MCIVER, residing at the address on file with the Employer (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Employer desires to employ the Executive, and the Executive desires to accept such employment upon the terms and conditions set forth herein, including, without limitation, the restrictive covenants in Sections 10 and 11 herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1. DEFINITIONS.

1.1. “Cause” shall mean solely the Executive’s conviction by a court of competent jurisdiction of a felony involving dishonesty or fraud on the part of the Executive in his relationship with the Employer.

1.2. “Code” shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

1.3. “Confidential Information” shall mean any and all information and compilations of information, in whatever form or medium (including any copies thereof), relating to any part of the business of the Company, the Bank, or any of their subsidiaries or affiliates, or the business of their customers, provided to the Executive, or which the Executive obtained or compiled or had obtained or compiled on his behalf, which information or compilations of information are not a matter of public record or generally known or available to the public, including, without limitation, but subject to the foregoing, the following:

1.3.1.	Financial information regarding the Company, the Bank, or any of their subsidiaries or affiliates;

1.3.2.	Personnel data, including compensation arrangements relating to the Executive or any other employees of the Company, the Bank, or any of their subsidiaries or affiliates;

1.3.3.	Internal plans, practices, and procedures of the Company, the Bank, or any of their subsidiaries or affiliates;

1.3.4.	The names, portfolio information, investment strategies, requirements, lending or deposit information, or any similar information of any customers, clients, or prospects of the Company, the Bank, or any of their subsidiaries or affiliates;

1.3.5.	Business methods and marketing strategies of the Company, the Bank, or any of their subsidiaries or affiliates;

1.3.6.	Any other information expressly identified to Executive as confidential by the officers and directors of the Company, the Bank, or any of their subsidiaries or affiliates; and

1.3.7.	The terms and conditions of this Agreement and any documents or instruments executed in connection herewith that are not of public record.

1.4. “Disability” shall mean a condition: (a) which causes the Executive to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months; or (b) which results in his receiving, by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months, income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer. Disability shall be deemed to exist only when the disability has been certified to the Board of Directors of the Company by a licensed physician approved by the Board of Directors of the Company.

1.5. “Effective Date” shall mean the Closing Date, as such term is defined in the Agreement and Plan of Merger, dated as of May 5, 2016, by and between the Company and Lake Sunapee Bank Group.

1.6. “Good Reason” shall mean the occurrence of one or more of the following events without the consent of the Executive:

1.6.1.	A material diminution in the Executive’s Base Compensation;

1.6.2.	A material diminution or adverse change in the Executive’s authority, duties, or responsibilities;

1.6.3.	A material diminution in the budget over which the Executive retains authority;

1.6.4.	A material change in the geographic location at which the Executive must perform a substantial portion of his services, which for purposes of this Agreement means a location that is more than one hundred (100) miles from Newport, New Hampshire;

1.6.5.	Any other action or inaction that constitutes a material breach by the Employer of the Agreement or any other agreement under which the Executive provides services to the Employer or Employer provides compensation or benefits to Executive; or

1.6.6.	If Employer delivers a Notice of Termination for Cause pursuant to Section 7.1 and it is determined by an arbitrator pursuant to Section 13.4 that grounds for termination for Cause did not in fact exist.

1.7. “Notice of Termination” shall mean the written communication provided to the other party in the event of the Executive’s termination of employment (i) by the Employer for Cause or on account of the Executive’s Disability or (ii) by the Executive for Good Reason. A Notice of Termination must indicate the specific provisions in this Agreement upon which the applicable party relies as the basis for the Executive’s termination of employment and must also set forth in reasonable detail the facts and circumstances claimed to provide the basis for such termination of employment under the provisions so indicated.

1.8. “Restrictive Period” shall mean the period commencing on the Effective Date and terminating on the one (1)-year anniversary of the Executive’s termination of employment with the Company, the Bank, and all of their subsidiaries and affiliates, regardless of reason and whether or not pursuant to this Agreement.

2. EMPLOYMENT. As of the Effective Date, the Employer employs the Executive, and the Executive accepts employment by the Employer, as the Executive Vice President, Regional President—New Hampshire and Vermont Markets of the Employer on the terms and conditions specified herein.

3. TERM OF EMPLOYMENT.

3.1. Term. The Executive’s employment shall be for a term of commencing on the Effective Date and ending on May 31, 2019 (the “Term”), unless terminated sooner pursuant to this Agreement.

3.2. Expiration. Upon expiration of this Agreement, the Executive’s employment with the Employer shall cease, and this Agreement shall terminate without further obligations to the Executive, except as provided under Section 8.1.

4. RESPONSIBILITIES AND OTHER ACTIVITIES.

The Executive shall be employed as the Executive Vice President, Regional President—New Hampshire and Vermont Markets of the Employer as of the Effective Date. In such roles, the Executive shall undertake the

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overall management, responsibilities, and duties related to these positions as defined by the Chief Executive Officer of the Company or of the Bank, as applicable, and summarized in the job description attached hereto as Exhibit A. The Executive shall faithfully perform the duties of his positions as described herein; shall devote substantially all of his business time and energies to the business and affairs of the Employer; and shall use his best efforts, skills, and abilities to promote the Employer’s interests. The Executive may not engage in any business activities or render any services of a business, commercial, or professional nature (whether or not for compensation) that would adversely affect the Executive’s performance of his responsibilities and duties hereunder or conflict with the business of the Employer for the benefit of any person or entity, unless the Executive receives the prior written consent of the Employer.

5. COMPENSATION.

5.1. Base Compensation. The Employer shall pay the Executive an annual base salary of Two Hundred and Ninety Five Thousand Dollars and Zero Cents Dollars ($295,000) (“Base Compensation”). The Base Compensation shall be paid in substantially equal installments in accordance with the Employer’s compensation policies and procedures on the payroll dates established by the Employer for its senior executive officers. The Base Compensation shall be reviewed annually by the Compensation Committee of the Company’s Board of Directors and may be adjusted in the Company’s sole discretion, provided that the Base Compensation may not be adjusted downwards during the initial Term.

5.2. Other Compensation.

5.2.1.	The Executive shall be a participant in the Company’s Annual Incentive Plan, in the form attached hereto as Exhibits B and B(a) as may be amended from time to time in the Company’s sole discretion, with his award, if any, for the calendar year of the Effective Date to be prorated from the Effective Date.

5.2.2.	The Executive shall be a participant in the Company’s Long Term Incentive Plan, in the form attached hereto as Exhibits C and C(a), as may be amended from time to time in the Company’s sole discretion.

5.2.3.	The Executive shall be eligible to participate in any performance compensation plans agreed upon by the parties during the Term of this Agreement in concert with the Employer’s evolving goals and objectives. Notwithstanding any provision herein to the contrary, all incentive compensation shall be provided consistent with the Employer’s risk-management policies and the requirements of all applicable laws, including without limitation any rules adopted and applicable to the Executive under Section 956 of the Dodd-Frank Act.

6. OTHER BENEFITS.

6.1. Benefits. The Executive shall be eligible to participate in such medical, dental, disability, retirement, life insurance, and other employee benefits on the same basis as may be provided to other similarly-situated employees of the Employer. As to all other benefits to which the Executive may be entitled in parity with all other employees, such benefits may be created, changed, or terminated from time to time in the Employer’s sole discretion.

6.2. Vacation. The Executive shall be entitled to reasonable paid vacations and sick leave benefits consistent with the Employer’s vacation and sick leave policies.

6.3. Reimbursements. The Employer shall reimburse the Executive for all ordinary and necessary business expenses described in Code Section 62(a)(2)(A) which are incurred by the Executive in the performance of his duties hereunder and which are subject to reimbursement in accordance with the Employer’s policies; provided, however, that: (i) such expenses shall be reimbursed no later than the end of the calendar year following the calendar year in which the expenses were incurred, with the expectation that such amounts shall be reimbursed by the end of the calendar month following the year in which the expenses were incurred; (ii) the amount of such expenses eligible for reimbursement in one calendar year cannot affect the amount of such expenses eligible for reimbursement in another calendar year; and (iii) the right to reimbursement is not subject to liquidation or exchange for another benefit.

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7. TERMINATION.

This Agreement may terminate prior to the expiration of the Term in accordance with this Section 7.

7.1. By the Employer For Cause. The Employer may elect to terminate this Agreement and to terminate the Executive’s employment at any time for Cause. Such termination shall be effective immediately upon Notice of Termination to the Executive. If the Employer terminates the Executive’s employment for Cause during the Term, this Agreement shall terminate without further obligations to the Executive, except as provided under Section 8.2.

7.2. By the Employer Without Cause. The Employer may elect to terminate this Agreement and to terminate the Executive’s employment at any time by giving the Executive thirty (30) days’ prior written notice of his termination of employment. The Executive’s termination of employment shall occur on the date specified in such written notice. If the Employer terminates the Executive’s employment without Cause during the Term, this Agreement shall terminate without further obligations to the Executive, except as provided under Section 8.3.

7.3. By the Executive without Good Reason. The Executive may elect to terminate this Agreement and voluntarily to resign his employment at any time for any reason by giving the Employer not less than thirty (30) days’ prior written notice of his termination of employment. The Executive’s termination of employment shall occur on the date specified in such written notice, unless the Employer elects to terminate the Executive’s employment as of a date prior thereto. If the Executive terminates this Agreement pursuant to this Section 7.3 during the Term, this Agreement shall terminate without further obligations to the Executive, except as provided under Section 8.2.

7.4. By the Executive for Good Reason. The Executive may elect to terminate this Agreement and his employment for Good Reason within the two (2)-year period following the initial existence of the condition or conditions giving rise to Good Reason. Before the Executive may terminate this Agreement for Good Reason, the Executive must provide the Employer with a Notice of Termination describing the existence of the condition or conditions giving rise to Good Reason no later than ninety (90) days after the date of the initial occurrence of such condition or conditions, and the Employer must have failed to remedy such condition or conditions within the thirty (30)-day period following such Notice of Termination. If the Executive terminates this Agreement for Good Reason during the Term, this Agreement shall terminate without further obligations to the Executive, except as provided under Section 8.3.

7.5. Death. The Executive’s employment shall terminate on account of the Executive’s death. If the Executive’s employment is terminated on account of the Executive’s death during the Term, this Agreement shall terminate without further obligations to the Executive’s estate or other legal representatives under this Agreement, except as provided under Section 8.4.

7.6. Disability. The Employer may elect to terminate this Agreement and to terminate the Executive’s employment on account of the Executive’s Disability. Such termination shall be effective immediately upon Notice of Termination to the Executive. If the Executive’s employment is terminated on account of the Executive’s Disability during the Term, this Agreement shall terminate without further obligations to the Executive, except as provided under Section 8.4.

8. PAYMENTS TO EXECUTIVE UPON TERMINATION.

8.1. Generally. Regardless of the reason for any termination of this Agreement and subject to this Section 8, the Executive (or the Executive’s estate or other legal representatives if the Agreement terminates on account of the Executive’s death) shall be entitled to receive (together, “Accrued Benefits”):

8.1.1.	Payment of the Executive’s earned but unpaid Base Compensation (including, without limitation, all items which constitute wages under applicable law) as of the effective date of the Executive’s termination of employment, with such payment to be made in accordance with the Employer’s compensation policies and procedures but in no event later than the date required by applicable law;

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8.1.2.	Payment of the Executive’s earned but unused vacation time as of the effective date of the Executive’s termination of employment, with such payment to be made in accordance with the Employer’s vacation pay policy; and

8.1.3.	All rights and benefits (if any) to which the Executive is entitled due to his termination of employment as required independent of this Agreement by the terms of any employee benefit plans and programs of the Company or of the Bank in existence as of the date of the Executive’s termination of employment, such as The Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015, the 2013 Annual Incentive Plan, the Long-Term Executive Incentive Plan or any other Company or Bank incentive plan, with such rights and benefits to be determined in accordance with the terms of such plans and programs.

8.2. Termination by the Employer for Cause or without Good Reason. If the Employer terminates the Executive’s employment for Cause pursuant to Section 7.1 or the Executive terminates his employment without Good Reason pursuant to Section 7.3, the Executive shall be entitled to receive payment of his Accrued Benefits.

8.3. Termination by the Employer without Cause or by the Executive for Good Reason. If the Employer terminates the Executive’s employment without Cause pursuant to Section 7.2 or the Executive terminates his employment for Good Reason pursuant to Section 7.4, the Executive shall be entitled, subject to Section 8.6, to receive:

8.3.1.	Payment of his Accrued Benefits;

8.3.2.	Lump sum payment equal to one (1) times the Executive’s Base Compensation as of the effective date of the Executive’s termination of employment, with such payment to be made at the time specified in Section 8.6; and

8.3.3.	Continued medical, health, dental, and vision insurance benefits to which the Executive and his eligible dependents, if any, were entitled under such plans immediately prior to the date of the Executive’s termination of employment, for the greater of (i) a period of twelve (12) months (the “Continuation Period”) or (ii) the period to which the Executive would be entitled to continue coverage under the Employer’s group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), where during the Continuation Period the Executive shall be required to make the same premium contributions that he was required to make immediately prior to his termination of employment and, to the extent COBRA continues to apply after expiration of the Continuation Period, the Executive shall be required to pay one hundred percent (100%) of the premiums due for such continuation coverage after expiration of the Continuation Period; provided, however, that, to the extent that the promise or provision of any continued group health benefit pursuant to this Section 8.3.3 would cause a group health plan maintained for the officers or employees of the Employer to fail to comply with Section 2716 of the Public Health Service Act, the nondiscrimination rules of Code Section 105(h)(2), or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), the Executive shall be provided with distributions of cash in lieu of such benefit, at the same times and in the same forms as the premium payments which would have been made to provide such benefit, in amounts adequate for the Executive to purchase a comparable health benefit; provided, further, that notwithstanding the foregoing, the benefit under this Section 8.3.3 shall cease and shall no longer be available upon the Executive’s commencement of employment with another employer in all events.

If the Executive shall die prior to the receipt of all such payments under this Section 8.3, the remainder of such payments shall be paid to his surviving spouse or, if he has no surviving spouse, to his estate.

Notwithstanding the above, the amounts described in Section 8.3.2 that are payable subsequent to the Executive’s termination of employment shall be subject to Section 18.2.

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8.4. Termination due to Death or Disability. In the event of termination of this Agreement on account of the Executive’s death or on account of the Executive’s Disability pursuant to Section 7.6, the Executive or the Executive’s estate or other legal representatives shall be entitled to receive payment of the Executive’s Accrued Benefits.

8.5. No Mitigation. The Executive shall not be required to mitigate the amount of any severance benefits described in this Section 8 by seeking other employment, other than as provided in Section 8.3.3 hereof.

8.6. Release. Payment and provision of the benefits described in Sections 8.3.2 and 8.3.3 hereof (the “Severance Payments”) are subject to the Executive’s execution and delivery to the Employer of a general release, in a form acceptable to the Employer, within forty five (45) days of the Executive’s termination of employment, which has (and not until it has) become irrevocable, satisfactory to the Employer in the reasonable exercise of its discretion, releasing the Company, the Bank, their subsidiaries, their affiliates, and their Directors, officers, and employees, from any and all claims or potential claims arising from or related to the Executive’s employment with the Employer or termination of employment. Notwithstanding payment timing provisions to the contrary in this Agreement but still subject to the requirements of the preceding sentence, the Severance Payments shall commence on the Employer’s first regular payroll date occurring on or after the sixtieth (60th) date following the Executive’s termination of employment (the “First Payroll Date”), with amounts otherwise payable under the Employer’s normal payroll procedures prior to the First Payroll Date, to be paid in lump sum on the First Payroll Date without interest thereon.

9. CODE SECTIONS 280G AND 4999.

Notwithstanding anything contained herein to the contrary, in the event it shall be determined that any payment or distribution made at any time by the Company, the Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which the Company or the Bank is a member, to or for the benefit of the Executive (whether paid or payable, or distributed or distributable, pursuant to the terms of this Agreement or otherwise) (a “Payment”) would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), such Payment shall be reduced to the extent necessary to ensure that no portion of such Payment will be non-deductible to the Employer by Code Section 280G or will be subject to the excise tax imposed by Code Section 4999 (the “Reduced Payment”), and the Executive shall have no further rights or claims with respect to an amount in excess of the Reduced Payment. If a Payment is reduced pursuant to this Section 9, the Employer shall reduce or eliminate the following portions of the Payment in successive order to reach the Reduced Payment: (i) first, the benefits portion of the Payment, (ii) then, the cash portion of the Payment, and (iii) then, the equity portion of the Payment. Any determination required under this Section 9 (including, without limitation, the amount of the Reduced Payment and the assumptions to be utilized in arriving at such determination) shall be made by the Employer and its tax advisors, whose determination shall be conclusive and binding upon the Executive.

10. CONFIDENTIALITY.

10.1. The Executive recognizes and acknowledges that certain assets of the Company, the Bank, and their affiliates or subsidiaries constitute Confidential Information.

10.2. The Executive shall not, without the prior written consent of the Company, the Bank, or any of their subsidiaries or affiliates, use or disclose, or negligently permit any unauthorized person to use, disclose, or gain access to, any Confidential Information, except in connection with any dispute that arises between the Company and/or the Bank and the Executive, in which case such disclosure may be made to the extent necessary to the Executive’s personal legal advisers and to courts having jurisdiction over such matters.

10.3. Upon termination of employment, the Executive hereby agrees to deliver promptly to the Company, the Bank, or any of their subsidiaries or affiliates all memoranda, notes, records, manuals, or other documents, including all copies of such materials, containing Confidential Information, whether made or compiled by the Executive or furnished to him from any source by virtue of the Executive’s relationship with the Company, the Bank, or any of their subsidiaries or affiliates.

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10.4. Regardless of the reason for his cessation of employment, the Executive will furnish such information as may be in the Executive’s possession and will cooperate with the Company, the Bank, or any of their subsidiaries or affiliates as may reasonably be requested in connection with any claims or legal actions in which the Company, the Bank, or any of their subsidiaries or affiliates are or may become a party. The Employer will reimburse the Executive for any reasonable out-of-pocket expenses the Executive incurs in order to satisfy his obligations under this Section 10.4.

11. NON-COMPETITION AND NON-SOLICITATION.

11.1. In consideration of the covenants of the Employer contained herein, the Executive covenants and agrees with the Employer that, during the Restrictive Period and within a one hundred and fifty (150) “air” mile radius from Newport, New Hampshire, the Executive shall not, without specific written approval of the Employer, directly or indirectly:

11.1.1.	Engage in any insurance, brokerage, trust, banking, or other financial services as an owner, employee, consultant, representative, or in any other capacity;

11.1.2.	Directly or indirectly request or advise any past, present, or future customers of the Company, the Bank, or any of their subsidiaries or affiliates to withdraw, curtail, or cancel his or her or its business with the Company, the Bank, or any of their subsidiaries or affiliates;

11.1.3.	Directly or indirectly cause, suggest, or induce others to call on any past, present, or future customers of the Company, the Bank, or any of their subsidiaries or affiliates; or

11.1.4.	Canvas, solicit, or accept any business on behalf of any other bank, insurance agency, trust, or other financial services business, other than the Company, the Bank, or any of their subsidiaries or affiliates, from any past or present customer of the Company, the Bank, or any of their subsidiaries or affiliates.

11.2. During the Restrictive Period, the Executive shall not, directly or indirectly, by any means or device whatsoever, for himself or on behalf of, or in conjunction with, any other person, partnership, or corporation, solicit, entice, hire, or attempt to hire or employ any employee of the Company, the Bank, or any of their subsidiaries or affiliates.

11.3. Other Agreements. The Executive represents and warrants that neither the Executive’s employment with the Employer nor the Executive’s performance of his obligations hereunder will conflict with or violate the Executive’s obligations under the terms of any agreement with a previous employer or other party, including agreements to refrain from competing, directly or indirectly, with the business of such previous employer or other party. Prior to the Effective Date hereof, the Executive has provided copies of all restrictive covenants (e.g., non-solicitation and non-competition agreements) to which he is a party to the Employer in order to ensure compliance with this Section 11.3.

12. REFORMATION AND INJUNCTIVE RELIEF.

12.1. Reformation. All the parties hereto acknowledge that the parties have carefully considered the nature and scope of this Agreement. The activities, period, and area covered by Sections 10 and 11 are expressly acknowledged and agreed to be fair, reasonable, and necessary. To the extent that any covenant contained in Sections 10 and 11 is held to be invalid, illegal, or unenforceable because of the extent of activities, duration of such covenant, the geographic area covered thereby, or otherwise, the parties agree that the court making such determination shall reform such covenant to include as much of its nature and scope as will render it enforceable and, in its reduced form, said covenant shall be valid, legal, and enforceable to the fullest extent of the law.

12.2. Injunctive Relief. The Executive acknowledges and agrees that, upon any breach by the Executive of his obligations under Sections 10 and 11 hereof, the Employer will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief, notwithstanding Section 13 hereof. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to it, including the recovery of damages from the Executive.

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13. MEDIATION AND ARBITRATION.

13.1. Generally. If the Executive and the Employer have any dispute whatsoever relating to the interpretation, validity, or performance of this Agreement, or any other dispute arising out of this Agreement, every reasonable attempt will be made to resolve any differences or dispute within thirty (30) days of an issuance of written notice by either party to the other party. If a successful resolution of any differences or dispute has not been achieved to the satisfaction of both parties at the end of the thirty (30)-day period, the steps outlined in the following Sections 13.2, 13.3, and 13.4 shall apply.

13.2. ADR. Except as otherwise expressly provided hereunder, the parties agree that any and all disputes arising out of the Executive’s employment, or cessation of employment, including but not limited to any dispute, controversy, or claim arising under any federal, state, or local statute, law, ordinance, or regulation or under this Agreement, shall be resolved exclusively by Alternative Dispute Resolution described in this Agreement (“ADR”). The initiation of ADR shall first require mediation, and the parties agree to first try to settle any dispute through mediation. Mediation shall be initiated by either party by the serving of a written notice of intent to mediate (a “Mediation Notice”) by one party upon the other. If no resolution has been mutually agreed through mediation within ninety (90) days of service of a Mediation Notice, then and only then may the dispute be submitted to arbitration. Arbitration shall be initiated by the serving of a written notice of intent to arbitrate (an “Arbitration Notice”) by one party upon the other.

13.3. Mediation. In the event that a party wishes to initiate ADR, a Mediation Notice must be served on the other party within six (6) months from the date on which the claim arose. If the parties cannot mutually agree on a mediator, then a mediator shall be selected in accordance with the Employment Mediation Rules of the American Arbitration Association.

13.4. Arbitration. In the event that mediation is unsuccessful and arbitration is initiated, it shall be conducted under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. There shall be a single arbitrator to be agreed upon by the parties; provided that, if the parties are unable to agree upon a single arbitrator, the Executive and the Employer shall each name an arbitrator, and the two (2) arbitrators so named shall name a third (3rd) arbitrator. The arbitration proceedings shall be heard by the arbitrator(s), and the decision of the arbitrator, or of a majority of the panel if one has been selected, shall be final and binding on the parties. Judgment upon the arbitration award may be entered in any court of competent jurisdiction. An Arbitration Notice must be served on the other party within one (1) year from the date on which the claim arose, and failure to bring such a claim within such one (1)-year period shall constitute a waiver of such claim and an absolute bar to any further proceedings in any forum with respect to it. All mediation and arbitration proceedings shall be conducted in Bangor, Maine, unless the parties otherwise agree in writing.

13.5. Costs. The cost of any mediation proceeding under this Section 13 will be paid entirely by the Employer. The cost of any arbitration proceeding shall be shared equally by the parties to the dispute; provided, however, that if the dispute is resolved in favor of the Executive, such cost shall be paid in full by the Employer. Each party shall be responsible for its own cost of representation and counsel.

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14. NOTICES.

All notices, requests, demands, waivers, and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given: (a) if delivered personally or sent by facsimile or electronic mail, on the date received; (b) if delivered by overnight courier, on the day after mailing; and (c) if mailed, five days after mailing with postage prepaid. Any such notice will be sent as follows:

To the Employer:

Bar Harbor Bankshares

ATTN: Human Resources Department

82 Main Street

P.O. Box 400

Bar Harbor, ME 04609

Fax: (207) 288-2811

Email: msawyer@bhbt.com

With copies to:

Richard Schaberg, Esq.

Hogan Lovells US LLP

555 Thirteenth Street NW

Washington, DC 20004

Fax: (202) 637-5671

Email: richard.schaberg@hoganlovells.com

To the Executive:	At the address on file with the Employer

15. SUCCESSORS AND ASSIGNS.

15.1. The rights and obligations of the Executive hereunder are not assignable or delegable, and any such assignment or delegation will be null and void, provided, however, that in the event of his death any and all amounts due Executive hereunder shall be paid to his surviving spouse, or if he has no surviving spouse, to his estate, including without limitation any amounts due Executive under Section 8 hereof.

15.2. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, beneficiaries, heirs, and personal representatives.

15.3. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Employer to expressly assume and agree to perform its obligations under this Agreement in the same manner and to the same extent that the Employer would be required to perform them if no such succession had taken place. Each such successor shall execute a written agreement evidencing its assumption of the Employer’s obligations under this Agreement prior to the effective date of any such purchase, merger, consolidation, or other transaction.

15.4. The failure of the Employer to obtain from each successor the written agreement described in Section 15.3 shall be deemed to be a material breach of the obligations of the Employer under this Agreement, and shall entitle the Executive to incur a separation from service for Good Reason pursuant to Section 7.4.

15.5. As used in this Section 15, the Employer shall include the Company, the Bank, and any successor to all or substantially all of the business and/or assets of any of them (whether direct or indirect, by purchase, merger, consolidation, or otherwise) which executes and delivers the written agreement described in Section 15.3 or which otherwise becomes bound by all the terms and provisions of this Agreement.

16. SURVIVAL.

Notwithstanding anything contained herein to the contrary, the provisions of this Agreement which by their terms are to be performed subsequent to termination, including, without limitation, Sections 8, 10, 11, 12, and 13 and this Section 16, shall survive the termination of this Agreement and shall remain fully enforceable.

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17. NON-DUPLICATION.

In the event that the Executive shall perform services for the Company, the Bank, and/or any of their direct or indirect subsidiaries, any compensation or benefits provided to the Executive by such employer or pursuant to such employer’s employee benefit plans shall be applied to offset the obligations of the Employer hereunder, it being intended that the provisions of this Agreement shall set forth the aggregate compensation and benefits payable to the Executive for all services rendered to the Company, the Bank, and any of their direct or indirect subsidiaries.

18. CODE SECTION 409A.

18.1. The Executive and the Employer acknowledge that each of the payments and benefits promised to the Executive under this Agreement must either comply with the requirements of Code Section 409A and the regulations thereunder or qualify for an exception from compliance. To that end, the Executive and the Employer agree that:

18.1.1.	The Executive will be deemed to have a date of termination of employment for purposes of determining the timing of any payments or benefits hereunder that are classified as deferred compensation only upon a “separation from service” within the meaning of Code Section 409A;

18.1.2.	The expense reimbursements described in Section 6.3 are intended to satisfy the requirements for a “reimbursement plan” described in Treasury Regulation Section 1.409A-3(i)(1)(iv)(A) and shall be administered to satisfy such requirements;

18.1.3.	The payments described in Sections 8.1.1 and 8.1.2 are intended to be excepted from compliance with Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(3) as payment made pursuant to the Employer’s customary payment timing arrangement;

18.1.4.	The benefits and payments described in Section 8.1.3 are expected to comply with or be excepted from compliance with Code Section 409A on their own terms; and

18.1.5.	The welfare benefits provided in kind under Section 8.3.3 are intended to be excepted from compliance with Code Section 409A as welfare benefits pursuant to Treasury Regulation Section 1.409A-1(a)(5) and/or as benefits not includible in gross income. To the extent not otherwise excepted from compliance with Code Section 409A, such benefits will be administered to satisfy the requirements for a “reimbursement plan” described in Treasury Regulation Section 1.409A-3(i)(1)(iv)(A).

18.2. With respect to payments under this Agreement, for purposes of Code Section 409A, each severance payment (if there is more than one payment) will be considered one of a series of separate payments. The Executive and the Employer further agree that, to the extent not otherwise exempt, the termination benefits described in this agreement are intended to be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(4) as short-term deferrals or as payments pursuant to a separation pay plan pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii). In the case of a payment that is not excepted from compliance with Code Section 409A and that is not otherwise designated to be paid immediately upon a permissible payment event within the meaning of Treasury Regulation Section 1.409A-3(a), the payment shall not be made prior to the later of (i) the date specified in Section 8.6 and, (ii) if the Executive is a specified employee (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of his separation from service, the first day of the seventh month following the Executive’s separation from service. Furthermore, this Agreement shall be construed and administered in such manner as shall be necessary to effect exemption from, and/or compliance with, Code Section 409A. Neither the Bank nor the Company make any representations or warranties that the payments provided under this Agreement comply with, or are exempt from, Code Section 409A, and in no event shall either the Bank or the Company be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Code Section 409A.

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19. COMPLIANCE WITH FDI ACT.

Notwithstanding anything contained herein to the contrary, any payments to the Executive by the Employer, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. §1828(k), and any regulations promulgated thereunder.

20. GENERAL PROVISIONS.

20.1. Entire Agreement. This Agreement and the attachments hereto constitute the entire understanding and agreement between the parties hereto with respect to the Employer’s employment of the Executive, and supersedes and revokes any and all prior agreements and understandings, whether oral or written, between the parties relating to the subject matter of this Agreement.

20.2. Withholding. The Employer may withhold from any payments to be made hereunder such amounts as it may be required or permitted to withhold under applicable federal, state, or other law, and transmit such withheld amounts, as appropriate, to the appropriate taxing authorities.

20.3. Governing Law. This Agreement shall be interpreted under, subject to, and governed by the substantive laws of the State of Maine, without giving effect to provisions thereof regarding conflict of laws.

20.4. Modification and Waiver. This Agreement may not be modified or amended, except by an instrument in writing signed by the parties hereto. Notwithstanding the preceding sentence, this Agreement shall be construed and administered in such manner as shall be necessary to effect compliance with Code Section 409A and shall be subject to amendment in the future, in such manner as the Employer, in consultation with the Executive, may deem necessary or appropriate to effect such compliance; provided, that any such amendment shall preserve for the Executive the benefit originally afforded pursuant to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, except by written instrument of the party charged with such waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver of any other term or condition of this Agreement or as to any subsequent occurrence of the term or condition.

20.5. Cooperation. Each of the parties agrees to execute all further instruments and documents and to take all further action as the other party may reasonably request in order to effectuate the terms and purposes of this Agreement.

20.6. Captions. The captions appearing in this Agreement are for convenience of reference only and in no way define, limit, or affect the scope or substance of any section of this Agreement.

20.7. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall automatically be added as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

20.8. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which will together constitute one and the same instrument.

21. ACKNOWLEDGEMENT.

The Executive acknowledges that he has had a full and complete opportunity to review the terms, enforceability, and implications of this Agreement; that he has had a full and complete opportunity to present it to competent legal counsel for review; and that the Employer has not made any representations and warranties to the Executive concerning the terms, enforceability, and implications of this Agreement other than as reflected in this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

Witness: /s/ Witness	BAR HARBOR BANKSHARES
	By:	/s/ Curtis C. Simard
Name: Curtis C. Simard Title: President and Chief Executive Officer

Witness: /s/ Witness	BAR HARBOR BANK & TRUST
	By:	/s/ Curtis C. Simard
Name: Curtis C. Simard Title: President and Chief Executive Officer

Witness: /s/ Witness	EXECUTIVE /s/ William J. McIver
WILLIAM J. MCIVER

[Signature Page to McIver Employment Agreement]

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EXHIBIT A

Job Description

(attached)

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POSITION DESCRIPTION

POSITION TITLE:	Executive Vice President

Regional President

New Hampshire and Vermont markets

RESPONSIBILITY LEVEL:	Executive

REPORTS TO:	CEO and President

PROVIDES SUPERVISION

And GUIDANCE FOR:	New Hampshire and Vermont Branch Teams and Global BHB Residential Lending

GUIDANCE TO:	New Hampshire and Vermont staff

GENERAL RESPONSIBILITIES:

The position is responsible for customer retention, growth, and administrative duties of assigned banking functions to include branch and residential lending divisions in the New Hampshire and Vermont geographic service areas to achieve maximum overall profitability. Oversight of branch teams will include working with other BHB divisions to help unite the culture and unify delivery standards. Oversight of residential lending will extend to all of BHB.

This position will particularly focus on the communication and benefits of the BHB affiliation to customers and employees alike. The position will serve as a critical component to decisions around the future operation of the combined organization.

KNOWLEDGE, ABILITY and SKILLS REQUIRED:

The ability to analyze, interpret findings and results, and to draw logical conclusions in carrying out assigned responsibilities. The ability to use and analyze financial and economic information for problem solving; the flexibility to learn and keep current with changing markets, products, procedures, laws and regulations, varying job responsibilities, technological advances and new equipment; the ability to manage multiple priorities and direct work teams in a fast paced, high volume environment with critical deadlines.

A minimum of five years experience in a similar or related position. Proven leadership, people management and communication skills both with reports and peer groups.

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SPECIFIC RESPONSIBILITIES:

•	Exercising the usual authority concerning staffing, training, performance appraisals, promotions, salary recommendations and terminations. Communicating through departmental meetings employee suggestions, questions, concerns, and following through on pending items. Directing the activities for subordinates and providing ongoing support, supervision, and training.

•	Participating in the development and leading the execution of the Company’s strategies in the New Hampshire and Vermont markets as well as the entire BHB for Residential lending for generating profitable revenue over a long term horizon.

•	Communicating and providing guidance to customers and employees on the advantages of our business combination with a critical eye to preserving culture while preventing development of new subcultures.

•	Serving as a member of the Senior Executive Team (SET), Asset & Liability Committee, Management Loan Committee, Disclosure Controls & Procedures Committee, Enterprise Risk Management Committee, and other Committees deemed appropriate.

•	Directing, monitoring, coaching, and participating in business development and customer relations program for the New Hampshire and Vermont markets. Calling on present and prospective customers introducing the Company, explaining and selling bank services, and providing financial advice. Encouraging staff to cross sell deposits, products and services and to proactively refer business over multiple business lines.

•	Participating in professional industry organizations and civic groups to enhance the Company’s (including Lake Sunapee Bank) visibility and to further personal development.

This description is a summary of major responsibilities and is not intended to include all duties that may be assigned. Flexible work hours may be necessary and hours over 40 are expected as required.

Employee Signature	Date

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EXHIBITS B and B(a)

Annual Incentive Plan

(attached)

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2016 Executive Annual Incentive Program

Bar Harbor Bankshare’s (“BHB”) Annual Incentive Program is designed to recognize and reward executives for their collective contributions to BHB’s success. Our program focuses on rewarding for the achievement of specific goals that are critical to BHB’s growth and profitability. Individually and collectively, we believe our executive team has the ability to influence and drive our success. Our program is designed to reward our executives for driving the BHB’s success. This document summarizes the elements and features of the program.

In short, the objectives of this incentive program are to:

•	Focus executive attention on key business metrics.

•	Align pay with organizational and individual performance.

•	Encourage teamwork and collaboration across all areas of BHB.

•	Motivate and reward the achievement of specific, measurable performance objectives.

•	Provide competitive total cash compensation.

•	Provide significant reward for achieving and exceeding performance results.

•	Enable BHB to attract and retain the talent needed to drive success.

Eligibility

•	Eligibility will be limited to executive positions the Board has identified as having a significant impact on the success of the organization.

•	New employees and newly promoted employees will receive pro-rated awards based on date of hire or dates of eligibility into the management team.

•	Participants must be an active employee as of the reward payout date to receive an award.

•	Participant’s performance must be in good standing for the measurement period.

Performance Period

The performance period and program operates on a calendar year basis (January 1st – December 31st). Actual payout awards are made in cash following year-end after BHB’s financial results and performance have been audited and confirmed.

Incentive Payout Opportunity

Each participant will have a target incentive opportunity based on his/her role. The target incentive will reflect a percentage of base salary and be determined consistent with competitive market practices. Actual awards will vary based on achievement of specific goals. The opportunity reflects a range of potential awards. Actual awards may range from 0% for less than Threshold (for not achieving minimal performance) to 150% of target (for exceptional performance). The table below summarizes the incentive ranges for the 2016 calendar year.

2016 Short-Term Incentive Targets
Role	Below Threshold	Threshold (50% of Target)	Target (100%)	Stretch (150% of Target)
CEO/President	0%	15.00%	38.00%	57.00%
EVP/CFO	0%	13.75%	28.00%	42.00%
EVPs	0%	12.50%	25.00%	37.50%
SVP	0%	10.00%	20.00%	30.00%

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Incentive Plan Measures

Each participant will have predefined performance goals that will determine his/her annual incentive award. There are two performance categories: BHB and Individual. BHB performance will be reflected by common goals for all participants. Individual goals will reflect each participant’s individual contributions based on their role. The specific allocation of goals will be weighted to reflect the focus and contribution for each role/level in the Bank.

The table below provides guidelines for the allocation of participant’s incentives for each performance component

Position	BHB/Team Performance	Departmental or Individual Performance
CEO/President	75%	25%
EVP/CFO	70%	30%
Executive Officer	30%	70%
Executive Officers	50%-55%	45%-50%
Senior Vice Presidents	50%-70%	30%-50%

BHB Performance

BHB performance goals for 2016 are Net Income and Efficiency Ratio. The table below shows the specific performance goal at threshold, budget and stretch for 2016.

Company Performance	2016 Performance Goals
Measures	Threshold	Target	Stretch
Net Income* (millions)	93%	Budget	110%
Efficiency Ratio	>2.00	Budget	<2.00

*	Net Income Available to Common Shareholders

Individual Performance

In addition to BHB’s performance, participants may have individual goals that will focus on either department/team performance (e.g. loan growth, deposit growth, asset quality measures) and/or individual performance. The mix of these goals will vary by role. Whenever possible, performance targets and ranges for each measure will be set at the beginning of the calendar year. A minimum achievement of threshold level performance is required for the program to pay for each component.

Plan Trigger

In order for the Annual Incentive Program to ‘activate’ or turn on, Bar Harbor must achieve at least TBD million in Net Income. If BHB does not meet this level, the program will not pay out any awards for the year, regardless of performance on other goals.

Payouts

Payouts will be made in cash as soon as reasonably possible after the closing of BHB’s financials each year. Participants must be an active employee as of the reward payout date to receive an award. Awards are calculated based on actual performance relative to target. Achieving threshold performance will pay out at 50% of target incentive, target performance will pay out 100% of target, and stretch performance will pay out at 150% of target incentive. Performance payouts below threshold will be zero. Payouts are assessed by component such that one goal may achieve stretch and another may achieve only threshold. Actual payouts for each performance goal will be pro-rated between threshold, target and stretch levels to reward incremental improvement.

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Below is an illustration of a simple program design for a SVP (Tier 5) with a base salary of $100,000 and an incentive target of 20% of base salary ($20,000). Goals are for illustration purposes only.

Participant Goals				Performance and Payout
Performance Measure	Performance Goal threshold/ target/stretch	Weight	At Target	Actual Performance	Payout Allocation (0% - 150%)	Payout ($)
Net Income	TBD	30%	$6,000	Target	100%	$6,000
Efficiency Ratio	TBD	30%	$6,000	Threshold	50%	$3,000
Individual performance goal #1	TBD	20%	$4,000	Stretch	150%	$6,000
Individual performance goal #2	TBD	10%	$2,000	Below Threshold	0%	$0
Individual performance goal #3	TBD	10%	$2,000	Threshold-Target	75%	$1,000

TOTAL		100%	$20,000	85% payout		$16,000

This participant’s payout of $16,000 is 80% of target. The payout reflects BHB’s Net Income performance at “Target”, Efficiency Ratio at Threshold, one Individual goal at stretch, another that was not achieved, and another at halfway between Threshold and Target.

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Terms and Conditions

Effective Date

This program is effective January 1, 2016 to reflect calendar year January 1, 2016 to December 31, 2016. The program will be reviewed annually by the BHB’s Compensation and Human Resources Committee and Executive Management to ensure proper alignment with BHB’s business objectives. BHB retains the rights as described below to amend, modify or discontinue the program at any time during the specified period. The incentive program will remain in effect until December 31, 2016.

Program Administration

The program is authorized and voted by the Compensation and Human Resources Committee. The Compensation Committee has the sole authority to interpret the program and to make or nullify any rules and procedures, as necessary, for proper administration. Any determination by the Committee will be final and binding on all participants.

Program Changes or Discontinuance

BHB has developed the program based on existing business, market and economic conditions. If substantial changes occur that affect these conditions, BHB may add to, amend, modify or discontinue any of the terms or conditions of the Program at any time. The Compensation and Human Resources Committee may, at its sole discretion, waive, change or amend the plan as it deems appropriate.

Incentive Award Payments

Awards will be paid as a cash bonus by no later than March 15 following the calendar year. Awards will be paid out as a percentage of a participant’s base salary (less any amounts paid for short term disability benefits or grandfathered sick time) earned during the year as of December 31st for a given calendar year. Incentive awards will be considered taxable income to participants in the year paid and will be subject to withholding for required income and other applicable taxes.

Any rights accruing to a participant or his/her beneficiary under the program shall be solely those of an unsecured general creditor of BHB. Nothing contained in the program, and no action taken pursuant to the provisions hereof, will create or be construed to create a trust of any kind, or a pledge, or a fiduciary relationship between BHB or the CEO and the participant or any other person. Nothing herein will be construed to require BHB or the CEO to maintain any fund or to segregate any amount for a participant’s benefit.

New Hires, Promotions, and Transfers

Participants newly employed by BHB will be eligible for participation into the program and will receive a pro rata incentive award based on their length of eligibility.

A participant whose work schedule changes during the year will be eligible for prorated treatment that reflects his/her time in the different schedules.

If a participant changes his/her role or is promoted during the program year, he/she will be eligible for the new role’s target incentive award on a pro rata basis (i.e. the award will be prorated based on the number of months employed in the respective positions.)

Termination of Employment

If a participant is terminated by BHB, no incentive award will be paid. If a participant voluntarily leaves BHB before the award is paid, s/he will not receive payment unless their resignation is due to a hardship, retirement,

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death, disability, or extenuating family situation and BHB determines to make a payment. The Compensation Committee reserves the right to make a decision on whether or not to pay a pro-rated share of any incentive earned for the calendar year in question.

Disability, Death, or Retirement

If a participant is disabled by an accident or illness, and is disabled long enough to be placed on short- term or long-term disability, his/her incentive award for the program period shall be prorated so that no award will be earned during their absence.

In the event of death, BHB will pay to the participant’s estate the pro rata portion of the award that had been earned by the participant.

In the event of retirement (other than retirement due to disability above), BHB may, in its discretion, pay to the participant a pro rata portion of the award that had been earned by the participant.

Any pro rata payments that BHB determines to pay shall be made no later than March 15 of the year following the year in which the participant terminated employment.

Ethics and Interpretation

If there is any ambiguity as to the meaning of any terms or provisions of this program or any questions as to the correct interpretation of any information contained therein, BHB’s interpretation expressed by the Compensation and Human Resources Committee will be final and binding.

The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, will subject the employee to disciplinary action up to and including termination of employment. In addition, any incentive compensation as provided by the program to which the employee would otherwise be entitled will be revoked.

The Company will recover any payments made under this program, if the payment was based on statements of earnings, revenues, gains, or other criteria that are later found to be materially inaccurate.

Participants who have willfully engaged in any activity, injurious to the BHB, will upon termination of employment, death, or retirement, forfeit any incentive award earned during the award period in which the termination occurred.

Miscellaneous

The program will not be deemed to give any participant the right to be retained in the employ of BHB, nor will the program interfere with the right of BHB to discharge any participant at any time.

In the absence of an authorized, written employment contract, the relationship between employees and BHB is one of at-will employment. This program does not alter the relationship.

This incentive program and the transactions and payments hereunder shall, in all respect, be governed by, and construed and enforced in accordance with the laws of the State of Maine.

Each provision in this plan is severable, and if any provision is held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

This program is proprietary and confidential to BHB and its employees and should not be shared outside the organization except as authorized by the Compensation Committee for public disclosure documents.

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EXHIBITS C and C(a)

Long Term Executive Incentive Plan

(attached)

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2016 through 2018 Long Term Executive Incentive Plan (D)

Bar Harbor Bankshares and Subsidiaries (“BHB”) Long Term Executive Incentive Plan (“LTEIP”) is part of a total compensation package, which includes base salary, annual incentives, long-term incentives and benefits.

Individually and collectively, BHB believes the executive team has the ability to influence and drive our success. The LTEIP is designed to reward executives for driving BHB’s success. This document summarizes the elements and features of the LTEIP.

The objectives of the LTEIP are to:

•	Align executives with shareholder interests;

•	Increase executive stock ownership/holdings;

•	Ensure sound risk management by providing a balanced view of performance and aligning rewards with the time horizon of risk;

•	Position BHB’s total compensation to be competitive with market for meeting performance goals;

•	Motivate and reward long-term sustained performance; and

•	Enable BHB to attract and retain talent needed to drive BHB’s success.

Eligibility

•	Eligibility will be limited to named executive officers and selected senior management officers nominated by the CEO and approved by the Compensation and Human Resources Committee of the Board of Directors (the “Committee”); and

•	Participants must be an active employee as of the reward payout date to receive an award with the exception of retirement, death, or disability discussed further in this document.

Program Components

The 2016-2018 LTEIP consists of a combination of Time-vesting Restricted Stock and Performance-vesting Restricted Stock Units. Participants may receive Time-vested Restricted Stock, Performance-vested Restricted Stock Units, or both under this LTEIP.

•	Time-vested Restricted Stock supports executive ownership and retention objectives. Grants vest over three years (e.g. 1/3 per year) and are subject to a three year holding requirement (i.e. executive can’t sell for at least three years after vesting); and

•	Performance-vested Restricted Stock Units promote pay for performance since the awards are only paid out when predefined performance goals are met. Grants are earned and cliff vest after three years and are subject to a further three-year holding requirement after vesting.

The following table summarizes the measures and payout ranges.

Long-term Executive Incentive Program Guidelines Performance Period 2016-2018
Participants	Below Threshold <45% percentile	Threshold (50% of Target) 45th percentile	Target (100% of Target) 50th percentile	Stretch (150% of Target) 75th percentile and above
CEO/President	0%	15.00%	30.00%	45.00%
EVP/CFO	0%	13.75%	27.50%	41.25%
EVPs	0%	12.50%	25.00%	37.50%
SVP (Set Members)	0%	10.00%	20.00%	30.00%

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Time-vested Restricted Stock is measured on a more holistic basis and is intended to allow for appropriate reflection of BHB’s performance, business environment, affordability, and individual performance and contribution. All awards are at the discretion of the Committee.

Performance-vested Restricted Stock Units will be granted at guideline level (i.e. target) and vesting will be determined by BHB’s future performance (i.e. three years after the grant).

Individual grant agreements will be provided to each individual upon grant and will specify the terms and conditions of the grant.

Performance Period-Performance-vested Restricted Stock Units.

Performance shares are granted at the start of each performance period. For the 2016-2018 LTEIP the start of the Performance Period will be January 1st 2016. Each performance cycle (i.e. performance period) is three years. The vesting (i.e. earning) of the award is contingent on actual performance of pre-defined measures at the end of the performance period (i.e. third year). The result is a rolling series of annual awards, each vesting over three years. (i. e. 2014 through 2016, 2015 through 2017, and 2016 through 2018). This plan document is for the 2016 through 2018 calendar years.

Performance-vested Restricted Stock Units-Metrics

Relative ROA will be selected for the performance measurement considering BHB’s Strategic Plan, growth strategy, as well as alignment with shareholder interests. The Committee will review the proposed performance goal (s) annually and approve the targets and ranges consistent with business plans and expectations for each subsequent rolling year plan. Threshold, target, and stretch goals will be established for each performance period and detailed in the table above.

Plan year for 2016 through 2018

For the performance period of January 1, 2016 to December 31, 2018, relative ROA will be used to determine the vesting of performance –based restricted stock units. Due to the long-term period, performance will be compared to an approved “industry index” that allows comparison of BHB to its peers. BHB will be using the SNL $750M to $3B Bank Index for peer measurement purposes.

The ROA measure will be calculated using each of the twelve quarter’s relative ROA ranking, then average the results for the final measurement.

In addition to relative ROA, there will be a Total Shareholder Return (“TSR”) modifier to further align shareholder interest. If the TSR calculation for the same performance measurement period is negative, a payout cannot exceed a threshold payout level regardless of the relative ROA performance results.

Vesting

Restricted stock awards will have a three-year installment vesting schedule while performance –vested restricted stock units will have a three-year cliff vesting schedule. At the time of the vesting, sufficient shares of restricted stock units may be withheld to cover the executive’s tax liabilities.

Grants will vest during the second quarter of each year to allow for the gathering of calendar-year peer ROA statistics and to remain in compliance with Code Section 409A regulations. Performance vested restricted stock unit awards will be made as soon as administratively possible after the third year anniversary of the performance grants.

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Terms and Conditions

Effective Date

This LTEIP is effective January 1, 2016 to reflect a performance period of January 1, 2016 to December 31, 2018. The LTEIP will be reviewed annually by the BHB’s Compensation and Human Resources Committee and Executive Management to ensure proper alignment with BHB’s business objectives. The Committee and the independent members of the Board of Directors retain the right to amend or modify the LTEIP at any time during the specified period. The established performance measurement will remain constant for the three year term. This LTEIP will remain in effect until December 31, 2018.

Program Administration

The LTEIP is authorized by the Compensation and Human Resources Committee and further voted by the independent members of the Board of Directors. The Committee has the sole authority to interpret the LTEIP and to make or nullify any rules and procedures, as necessary, for proper administration. Any determination by the Committee will be final and binding on all participants with the exception of the performance measure.

Program Changes or Discontinuance

BHB has developed the LTEIP based on existing business, market and economic conditions; current services; and staff assignments. If substantial changes occur that affect these conditions, BHB may add to, amend, modify or discontinue any of the terms or conditions of the LTEIP at any time. The established performance measurement will remain constant for the three year term. The Committee may, at its sole discretion, waive, change, amend, or discontinue any of the terms or conditions of the LTEIP at any time as it deems appropriate.

The Board of Directors also may, at its sole discretion, waive, change or amend the LTEIP as it deems appropriate.

Plan and Award Agreements

All awards granted under the LTEIP will be subject to the terms and conditions of an award agreement executed between BHB and the executive. Further, all awards will be subject to the terms of conditions of the shareholder-approved equity plan under which the awards will be granted.

New Hires, Promotions, and Transfers

A participant who is promoted or hired into the approved participant group generally will not be eligible for the current three-year plan, but will become a participant in the next rolling three-year program. The Committee may make exceptions to this provision at its discretion by allowing a pro-rated payment (based on the months the new entrant participates in the current year plan) on a case by case basis.

Termination of Employment

To encourage employees to remain in the employment of BHB, a participant must be an active employee of BHB on the day the award is paid (see exceptions for disability, death, or retirement).

If a participant is terminated by BHB, participation under the program is forfeited in its entirety.

If a participant voluntarily leaves BHB at any time during the performance period including the period before the award is paid, s/he will not be eligible for payment.

The Committee reserves the right to make a decision on whether or not to pay a pro-rated share of any incentive earned for the performance period in question.

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Disability, Death, or Retirement

If a participant is disabled by an accident or illness, and is disabled long enough to be placed on long-term disability, his/her incentive award for the performance period shall be prorated so that no award will be earned during the period of long-term disability. Payment will be made on the same schedule as with other participants.

In the event of death, BHB will pay to the participant’s estate the pro rata portion of the award that had been earned by the participant. Payment will be made on the same schedule as with other participants.

In the event of retirement, BHB will pay to the participant a pro rata portion of the award that had been earned by the participant. Payment will be made on the same schedule as with other participants.

In the event of a Change in Control time-based grants will vest at 100% and Performance-based grants will vest at 100% of target. Payment will be made as soon as administratively possible after the Change of Control event is finalized. A Change of Control event will be determined as defined in BHB’s currently executed Change of Control agreements.

Participants who have willfully engaged in any activity, injurious to the BHB, will upon termination of employment, death, or retirement, forfeit any incentive award earned during a performance period in which the termination occurred.

Ethics and Interpretation

If there is any ambiguity as to the meaning of any terms or provisions of this LTEIP or any questions as to the correct interpretation of any information contained therein, BHB’s interpretation expressed by the Board of Directors will be final and binding.

Clawback (pending further refinement of pending SEC regulations)

In the event that BHB is required to prepare an accounting restatement due to error, omission, or fraud (as determined by the members of the Board of Directors who are considered “independent” for purposes of the listing standards of the NYSE MKT) each plan participant shall reimburse BHB for part or the entire incentive award made to such plan participant on the basis of having met or exceeded specific targets for the performance periods. For purposes of the LTEIP, the term “incentive awards” means awards made under the BHB’s LTEIP, the amount of which is determined in whole or in part upon specific performance targets relating to the financial results of BHB. BHB may seek to reclaim incentives within a three-year period of the incentive payout.

In addition, the altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, will subject the employee to disciplinary action up to and including termination of employment. In addition, any incentive compensation as provided by the LTEIP to which the employee would otherwise be entitled will be revoked even though an accounting reinstatement may not be required.

Miscellaneous

The LTEIP will not be deemed to give any participant the right to be retained in the employ of BHB, nor will the LTEIP interfere with the right of BHB to discharge any participant at any time.

In the absence of an authorized, written employment contract, the relationship between employees and BHB is one of at-will employment. The LTEIP does not alter the relationship.

This LTEIP and the transactions and payments hereunder shall, in all respect, be governed by, and construed and enforced in accordance with the laws of the State of Maine.

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Each provision in this LTEIP is severable, and if any provision is held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

This Plan is proprietary and confidential to BHB and its employees and should not be shared outside the organization except as authorized by the Compensation and Human Resources Committee for public disclosure documents.

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Exhibit D-1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of May 5, 2016 by and among Stephen R. Theroux (the “Executive”), Bar Harbor Bankshares, a bank holding company (“Buyer”), Bar Harbor Bank & Trust, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Lake Sunapee Bank Group a bank holding company (“Seller”), and Lake Sunapee, FSB, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of May 5, 2016 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Buyer Bank, Seller, Seller Bank, and the Executive desire to enter into this Agreement, which shall supersede the Amended and Restated Employment Agreement between New Hampshire Thrift Bancshares, Inc., Seller’s former name, and the Executive, dated June 1, 2012, and the Amended and Restated Employment Agreement between Lake Sunapee Bank, FSB and the Executive, dated June 1, 2012 (collectively, the “Employment Agreements”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the Employment Agreements, the Executive shall be entitled to the rights and payments set forth herein and shall terminate employment with Seller and Seller Bank (which for the avoidance of doubt, the parties agree shall be the rights and payments to which the Executive is entitled in the event of the Executive’s termination of employment following a “Change of Control,” except in the case of Termination for Cause or as the result of his death or Disability (as such terms are defined in the Employment Agreements) as contemplated by Section 5 of the Employment Agreements).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank agree as follows:

1. Settlement Amount.

1.1 Employment Agreements Amount. On the later of the Closing Date, or the earliest payment date permitted under Section 2, provided the Executive has remained employed with the Seller and Seller Bank to and including the Closing Date and has executed the release attached as Exhibit A hereto at least eight days prior to the Closing Date (and any revocation period has elapsed), Seller shall, or shall cause an affiliate to, pay to the Executive a lump sum cash amount equal to the total of $960,407, less applicable tax withholdings (the “Employment Agreements Amount”), in full satisfaction of the payment obligations of Seller and Seller Bank under the Employment Agreements. The Employment Agreements Amount shall be subject to further reduction pursuant to Section 1.2 hereof as may be needed.

For the avoidance of doubt, the payment of the Employment Agreements Amount under this Agreement shall not release Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, from any of the following obligations: (a) obligations to pay to the Executive accrued but unpaid wages, and make payments for accrued but unused vacation, earned up to the Effective Time of the Merger to the extent required by applicable law, including any benefits that become vested as a result of the Merger; (b) the payment of any of the Executive’s vested benefits under the tax-qualified and non-qualified plans of Seller or Seller Bank; (c) the payment of the Merger Consideration with respect to the Executive’s common stock of Seller as contemplated by Section 2.01 of the Merger Agreement; (d) obligations regarding vested benefits under a supplemental executive retirement plan; (e) the payment of the Executive’s vested benefits under any salary continuation agreement between the Executive and the Seller or Seller Bank; or (f) rights to indemnification under applicable corporate law, the organizational documents of Seller or Seller Bank, as an insured under any director’s and officer’s liability insurance policy new or previously in force, or pursuant to Section 5.12 of the Merger Agreement.

1.2 Section 280G Cut Back. Notwithstanding anything in this Agreement to the contrary, if the Employment Agreements Amount provided for in this Agreement, together with any other payments which the Executive has the right to receive from Buyer, Buyer Bank, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Buyer Bank, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. It is hereby understood that the Employment Agreements Amount as determined under this Section 1.2 will be subject to further adjustment upon the consummation of the Merger. Any determination required under this Section 1.2 shall be made by Seller and Buyer and their respective tax advisors, whose determination shall be conclusive and binding upon the Executive, Seller, and Seller Bank, and it is hereby understood that such determination will follow the same methodology for calculating the Code Section 280G limitation in order to avoid an “excess parachute payment” as provided in Seller Bank Disclosure Schedule 3.18(f) to the Merger Agreement.

1.3 Section 280G Waiver. Executive acknowledges and specifically waives his rights under Section 6 of the Amended and Restated Employment Agreement between New Hampshire Thrift Bancshares, Inc. and Executive, dated June 1, 2012, including, but not limited to, any right to indemnification for any excise tax imposed under Code Section 4999.

1.4 Welfare Benefits. Buyer agrees to provide the Executive with continued health, dental, accident, long-term disability and life insurance coverage at Buyer’s expense for a period of three (3) years following his date of termination, with the coverage equivalent to the coverage the Executive would have been entitled had he continued in employment with Seller during such period; provided that, if providing such continued group health coverage to the Executive would cause Buyer’s group health plan to fail to comply with relevant nondiscrimination requirements, Buyer will, in lieu of providing such coverage, distribute cash payments to the Executive at the same times and in the same forms as the premium payments, in amounts sufficient to cover the cost of a comparable health benefit.

1.5 No Further Adjustment. The parties hereby agree that the Employment Agreements Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.6 Restrictive Covenants.

(a) Restrictive Covenants. In addition to the Employment Agreements Amount, Byer shall pay, or cause Buyer Bank to pay a total aggregate amount of $300,000, less any applicable tax withholdings, in equal monthly installments over the two-year period following the Closing Date in exchange for Executive’s adherence to the restrictive covenants contained in this Section 1.6.

(b) Non-Competition. The Executive hereby covenants and agrees that for a period of two years following Closing Date, he shall not, without the written consent of the Buyer, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, credit union or any direct or indirect subsidiary or affiliate of any such entity, that entails working within any county in which the Buyer, Buyer Bank, Seller or Seller Bank maintains an office as of the Closing Date.

(c) Confidentiality. Unless he obtains the prior written consent of the Buyer, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Buyer or any entity which is a subsidiary of the Buyer or of which the Buyer is a subsidiary, any material document or information obtained from the Buyer, Buyer Bank, Seller, or Seller Bank concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same becomes so ascertainable or available; provided, however, that nothing in this Section 1.6 shall prevent the Executive, with or without the Buyer’s consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

(d) Non-Solicitation. Further, the Executive hereby covenants and agrees that, for a period of two years following the Closing Date, he shall not, without the written consent of the Seller, either directly or indirectly:

(i) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Buyer, Buyer Bank, Seller, or Seller Bank, or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the counties specified in this Section 1.6;

(ii) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan company, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans providing wealth management services or doing business within the counties specified in this Section 1.6; that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Buyer, Buyer Bank, Seller, or Seller Bank, or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the county specified in this Section 1.6;

(iii) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Buyer, Buyer Bank, Seller, or Seller Bank, or any of their respective subsidiaries to terminate an existing business or commercial relationship with any of them.

The Executive agrees that the relevant public policy and legal aspects of covenants not to compete have been discussed with him and that every effort has been made to limit the restrictions placed upon the Executive to those that are reasonable and necessary to protect Buyer’s legitimate interests. The Executive hereby acknowledges that, based upon his education, experience, and training, the non-compete and non-solicitation provisions of this Section 1.6 will not prevent him from earning a livelihood and supporting and his family during the relevant time-period. The existence of a claim, charge, or cause of action by the Executive against Buyer, Buyer Bank, Seller, or Seller Bank, or any of their affiliates shall not constitute a defense to the enforcement by Buyer or Buyer Bank of the foregoing restrictive covenants, but such claim, charge, or cause of action shall be litigated separately. If any restriction set forth in this Section 1.6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, the court is hereby expressly authorized to modify this Agreement or to interpret this Agreement to extend only over the maximum period of time, range of activities, or geographic areas as to which it may be enforceable.

1.7 Complete Satisfaction. In consideration of the payment of the Employment Agreements Amount and the other provisions of this Agreement, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Executive agrees that the full payment of the Employment Agreements Amount, as determined in accordance Section 1.1 and Section 1.2, shall be in complete satisfaction of all rights to payments due to Executive under the Employment Agreements.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. Notwithstanding any other provision of this Agreement, if the Employment Agreements Amount is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Executive is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then the Employment Agreements Amount shall not be paid until the first payroll date to occur following the six-month anniversary of the Executive’s termination of employment with Seller and

Seller Bank. None of Buyer, Buyer Bank, Seller, or Seller Bank make any representations or warranties that the payments provided under this Agreement comply with, or are exempt from, Section 409A, and in no event shall any of Buyer, Buyer Bank, Seller, or Seller Bank be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under the Agreement shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (ii) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) any right to reimbursements or in-kind benefits under the Agreement shall not be subject to liquidation or exchange for another benefit.

3. General.

3.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as set forth in a separate written employment agreement by and between Buyer, Buyer Bank and the Executive. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Seller, Seller Bank, Buyer, and Buyer Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the State of New Hampshire, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Buyer Bank, Seller, nor Seller Bank shall be obligated to make, and Executive shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation, Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Executive acknowledges that by his free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer, Buyer Bank, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE:

/s/ Stephen R. Theroux
Stephen R. Theroux

LAKE SUNAPEE BANK GROUP

By:	/s/ Stephen W. Ensign
Name:	Stephen W. Ensign
Title:	Chairman of the Board

LAKE SUNAPEE BANK, FSB

By:	/s/ Stephen W. Ensign
Name:	Stephen W. Ensign
Title:	Chairman of the Board

BAR HARBOR BANKSHARES

By:	/s/ Curtis C. Simard
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

BAR HARBOR BANK & TRUST

By:	/s/ Curtis C. Simard
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO THE THEROUX SETTLEMENT AGREEMENT]

EXHIBIT A

RELEASE OF CLAIMS

I, Stephen R. Theroux, of [City], [County], New Hampshire, (hereinafter, the “Employee”), in consideration of the Employment Agreements Amount as described below, on behalf of himself and his heirs and assigns, hereby irrevocably and unconditionally releases and forever discharges, individually and collectively, Bar Harbor Bankshares, a bank holding company (“Buyer”), Bar Harbor Bank & Trust, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Lake Sunapee Bank Group, a bank holding company (“Seller”), and Lake Sunapee, FSB, a wholly-owned subsidiary of Seller (“Seller Bank”), their affiliated companies, and each of their respective officers, directors, employees, shareholders, representatives, parent companies, subsidiaries, predecessors, successors, assigns, attorneys and all persons acting by, through or in concert with them (collectively, the “Released Parties”), of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Employee may now have or has ever had against the Released Parties by reason of any act, omission, transaction, or event occurring up to and including the date of the signing of this Agreement.

This waiver, release and discharge includes without limitation, claims related to any wrongful or unlawful discharge, discipline or retaliation, whether express or implied, any promotions or demotions, compensation, the Seller or Seller Bank’s benefit plan(s) and the management thereof, defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, stress, breach of any covenant of good faith and fair dealing, and any other claims relating to the Employee’s employment with the Seller or Seller Bank and the termination thereof. This waiver, release and discharge further applies but is not limited to any claims based on Title VII of the Civil Rights Act of 1964, the Post Civil War Civil Rights Act (41 U.S.C. ss. 1981—88), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Vietnam Era Veterans’ Readjustment Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the New Hampshire Protective Legislation Law, the New Hampshire Unemployment Compensation Law, the New Hampshire Uniform Trade Secrets Act, the New Hampshire Whistleblowers’ Protection Act, the New Hampshire Minimum Wage Act, the New Hampshire Safety and Health of Employees Law, and the New Hampshire Law Against Discrimination (all as they may be amended), and any other applicable federal, state or local laws, ordinances and regulations including those relating to discrimination to the extent permitted by law; provided, however, that, notwithstanding anything in this Release of Claims to the contrary, this Release of Claims does not apply to any of the items described in the second paragraph of Section 1.1 of the Settlement Agreement between the Buyer, Buyer Bank, Seller, and Seller Bank and the Employee, dated May 5, 2016. Employee expressly waives all claims, including those which he does not know or suspect to exist in his favor as of the date of this Agreement against the Released Parties. As used herein, the Employee understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Seller or Seller Bank or otherwise arising from Employee’s employment with the Seller Bank, the termination thereof or any other conduct occurring on or prior to the date the Employee signs this Release of Claims. All such claims are forever barred by this Release of Claims whether they arise in contract or tort or under a statute or any other law.

EMPLOYMENT AGREEMENTS AMOUNT. In return for Employee’s execution of and adherence to this Release of Claims, the Seller Bank shall pay the Employee the Employment Agreements Amount, as set forth in the Settlement Agreement between the Buyer, Buyer Bank, Seller, and Seller Bank and the Employee, dated May 5, 2016, in the total amount of                     ($                ), subject to reduction under Section 1.2 of the Settlement Agreement. Payment of the Employment Agreements Amount shall be made in a lump sum, subject to usual and customary deductions required by law and Seller Bank policy.

CONFIDENTIAL TERMS. Employee and the Buyer, Buyer Bank, Seller, and Seller Bank agree that each will keep the contents of this Release of Claims (including its existence and the terms and provisions hereof) and the negotiations leading to it completely confidential, that neither will hereafter publish or disclose any information concerning such matters to anyone, and that each shall take every reasonable precaution to prevent the direct or indirect disclosure of such information to third parties, provided that the foregoing provisions shall not be construed to prevent Employee from disclosing such matters to his accountant or to prevent the Buyer, Buyer Bank, Seller, and Seller Bank from disclosing such matters to its accountants, and provided further that Employee may also make such disclosures as are finally compelled by law provided Employee gives the Buyer, Buyer Bank, Seller, and Seller Bank immediate notice of such legal process in order that the Buyer, Buyer Bank, Seller, and Seller Bank shall have the opportunity to object to the disclosure of such information.

INJUNCTIVE RELIEF. Employee acknowledges and recognizes that a violation of this Release of Claims and its covenants will cause irreparable damage to the Buyer, Buyer Bank, Seller, and Seller Bank and the Buyer, Buyer Bank, Seller, and Seller Bank will have no adequate remedy at law for such violation. Accordingly, Employee agrees that the Buyer, Buyer Bank, Seller, and Seller Bank will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of this Release of Claims or the terms and conditions provided herein. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

CONSIDERATION AND REVOCATION PERIOD. I acknowledge that I am hereby advised to consult with an attorney before signing this Release of Claims. I further understand that I may consider this Release of Claims for up to forty-five (45) days before deciding whether to sign it. In addition, I acknowledge that at the commencement of the forty-five (45) day period referenced herein, I was provided with the class, unit or group of individuals considered for the Release of Claims program, the employees eligible and selected for the Release of Claims program, the job title and ages of all individuals selected for the program and the ages of all individuals in the same job classification or organizational unit who are not selected for the program. A copy of the lists and information referenced herein are attached as Addendum A. If I signed this Release of Claims before the expiration of that forty-five (45) day period, I acknowledge that such decision was entirely voluntary. I understand that if I do not sign and return this Release of Claims to the Seller Bank by the end of that forty-five (45) day period, the Employment Agreements Amount described above will expire. I understand that for a period of seven (7) days after I execute this Release of Claims, I have the right to revoke it by a written notice to be received by the Seller Bank by the end of that period. I also understand that this Release of Claims shall not be effective or enforceable until the expiration of that seven (7) day period. I further represent and agree that I have carefully read and fully understand all of the provisions of this Release of Claims and that I am voluntarily agreeing to those provisions. I acknowledge that I have not been induced to sign this Release of Claims by any representatives of any released party other than the Employment Agreements Amount as stated above.

Employee understands and agrees that Employee has carefully read and fully understands all of the provisions of this Agreement and knowingly and voluntarily agrees to all of the terms set forth in this Release of Claims. Employee knowingly and voluntarily intends to be legally bound by the same.

Signed as a sealed instrument this             , 20    .

Stephen R. Theroux

THE STATE OF NEW HAMPSHIRE

[ ], ss.	, 20

Before me, the undersigned notary public, personally appeared STEPHEN R. THEROUX, personally known, to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

, Notary Public

ADDENDUM A

1.	The class, unit, or group of individuals considered or eligible for the Release of Claims program, are the executive employees of the Seller Bank.

2.	All persons who are being offered consideration under a waiver Agreement must sign the Agreement and return it to the Company within 45-days after receiving it. Once the employee has signed the waiver Agreement he or she has seven days to revoke the Agreement.

3.	Set forth below is a listing of the ages and job titles of all employees who were selected for this release program, as well as a listing of the ages and job titles of all employees who were not selected for this release program.

EMPLOYEES SELECTED FOR THE RELEASE PROGRAM

JOB TITLE	AGE

EMPLOYEES NOT SELECTED FOR THE RELEASE PROGRAM

JOB TITLE	AGE

Exhibit D-2

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of May 5, 2016 by and among William J. McIver (the “Executive”), Bar Harbor Bankshares, a bank holding company (“Buyer”), Bar Harbor Bank & Trust, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Lake Sunapee Bank Group, a bank holding company (“Seller”), and Lake Sunapee, FSB, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of May 5, 2016 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Buyer Bank, Seller, Seller Bank, and the Executive desire to enter into this Agreement, which shall supersede the Change of Control Agreement by and among New Hampshire Thrift Bancshares (Seller’s former name), Seller Bank and the Executive, dated February 14, 2013 (the “Change of Control Agreement”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the Change of Control Agreement, the Executive shall be entitled to the rights and payments set forth herein.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank agree as follows:

1. Settlement Amount.

1.1 Change of Control Agreement Amount. On the Closing Date, provided the Executive has remained employed with the Seller and Seller Bank to and including the Closing Date, Seller shall, or shall cause an affiliate to, pay to the Executive a lump-sum cash amount equal to the total of $845,000, in full satisfaction of the payment obligations of Seller and Seller Bank under the Change of Control Agreement, less applicable tax withholdings (the total of such sum, the “Change of Control Agreement Amount”) with such amount to be further reduced pursuant to Section 1.2 hereof as may be needed.

For the avoidance of doubt, the payment of the Change of Control Agreement Amount under this Agreement shall not release Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, from any of the following obligations: (a) obligations to pay to the Executive accrued but unpaid wages, and make payments for accrued but unused vacation, earned up to the Effective Time of the Merger to the extent required by applicable law; (b) the payment of any of the Executive’s vested benefits under the tax-qualified and non-qualified plans of Seller or Seller Bank, including any benefits that become vested as a result of the Merger; (c) obligations regarding accelerated vesting of equity awards, if any, under any equity awards granted by Seller to the Executive and outstanding immediately prior to the Effective Time; (d) the payment of any of the Executive’s vested benefits under any salary continuation agreement between the Executive and the Seller or Seller Bank; (e) obligations regarding vested benefits under a supplemental executive retirement plan; (f) any change in control protection or change in control rights in any bank-owned life insurance policy held by Seller Bank on the life of the Executive; (g) the payment of the Merger Consideration with respect to the Executive’s common stock of Seller as contemplated by Section 2.01 of the Merger Agreement; or (h) rights to indemnification under applicable corporate law, the organizational documents of Seller or Seller Bank, as an insured under any director’s and officer’s liability insurance policy new or previously in force, or pursuant to Section 5.12 of the Merger Agreement.

1.2 Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the Change of Control Agreement Amount provided for in this Agreement, together with any other payments which the Executive has the right to receive from Buyer, Buyer Bank, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Buyer Bank, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. It is hereby understood that the Change of Control Agreement Amount as determined under this Section 1.2 will be subject to further adjustment upon the consummation of the Merger. Any determination required under this Section 1.2 shall be made by Seller and Buyer and their respective tax advisors, whose determination shall be conclusive and binding upon the Executive, Seller, and Seller Bank, and it is hereby understood that such determination will follow the same methodology for calculating the Code Section 280G limitation in order to avoid an “excess parachute payment” as provided in Seller Bank Disclosure Schedule 3.18(f) to the Merger Agreement.

1.3 No Further Adjustment. The parties hereby agree that the Change of Control Agreement Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.4 Employment with Buyer. Buyer and Buyer Bank agree to employ the Executive following the Closing Date, and the Executive hereby agrees to such continued employment, the terms of which shall be memorialized in an employment agreement effective as of the Closing Date.

1.5 Complete Satisfaction. In consideration of the payment of the Change of Control Agreement Amount, the employment by Buyer and/or Buyer Bank following the Closing Date and the other provisions of this Agreement, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Executive agrees that the full payment of the Change of Control Agreement Amount, as determined in accordance Section 1.1 and Section 1.2, shall be in complete satisfaction of all rights to payments due to Executive under the Change of Control Agreement.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To that end, Executive, Buyer, Seller, and Seller Bank agree that the payment described in Section 1 is intended to be excepted from compliance with Code Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4). None of Buyer, Buyer Bank, Seller, or Seller Bank make any representations or warranties that the payments provided under this Agreement comply with, or are exempt from, Section 409A, and in no event shall any of Buyer, Buyer Bank, Seller, or Seller Bank be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

3. General.

3.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as set forth in a separate written employment agreement by and between Buyer, Buyer Bank and the Executive. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Seller, Seller Bank, Buyer, and Buyer Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the State of New Hampshire, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Buyer Bank, Seller, nor Seller Bank shall be obligated to make, and Executive shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer,

Buyer Bank, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation, Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Executive acknowledges that by his free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

IN WITNESS WHEREOF, Buyer, Buyer Bank, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE:

/s/ William J. McIver
William J. McIver

LAKE SUNAPEE BANK GROUP

By:	/s/ Stephen R. Theroux
Name:	Stephen R. Theroux
Title:	President and Chief Executive Officer

LAKE SUNAPEE BANK, FSB

By:	/s/ Stephen R. Theroux
Name:	Stephen R. Theroux
Title:	President and Chief Executive Officer

BAR HARBOR BANKSHARES

By:	/s/ Curtis C. Simard
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

BAR HARBOR BANK & TRUST

By:	/s/ Curtis C. Simard
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO THE MCIVER SETTLEMENT AGREEMENT]

Exhibit D-3

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of May 5, 2016 by and among Laura Jacobi (the “Officer”), Bar Harbor Bankshares, a bank holding company (“Buyer”), Bar Harbor Bank & Trust, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Lake Sunapee Bank Group, a bank holding company (“Seller”), and Lake Sunapee, FSB, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of May 5, 2016 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Buyer Bank, Seller, Seller Bank, and the Officer desire to enter into this Agreement, which shall supersede the Change of Control Agreement by and among New Hampshire Thrift Bancshares, Inc. (Seller’s former name), Seller Bank and the Officer, dated March 9, 2012 (the “Change of Control Agreement”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the Change of Control Agreement, the Executive shall be entitled to the rights and payments set forth herein and shall terminate employment with Seller and Seller Bank (which for the avoidance of doubt, the parties agree shall be the rights and payments to which the Executive is entitled in the event of the Executive’s termination of employment without “Cause” or for “Good Reason” following a “Change of Control” or “Pending Change of Control” (as such terms are defined in the Change of Control Agreement) as contemplated by Sections 6 and 7 of the Change of Control Agreement).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Officer, Buyer, Buyer Bank, Seller, and Seller Bank agree as follows:

1. Settlement Amount.

1.1 Change of Control Agreement Amount. On the later of the Closing Date or the earliest payment date permitted under Section 2, provided the Officer has remained employed with the Seller and Seller Bank to and including the Closing Date and has executed the release attached as Exhibit A hereto at least eight days prior to the Closing Date (and any revocation period has elapsed), Seller shall, or shall cause an affiliate to pay to the Officer lump-sum cash amount equal to the total of $250,000, in full satisfaction of the payment obligations of Seller and Seller Bank under the Change of Control Agreement, less applicable tax withholdings (the “Change of Control Agreement Amount”). The Change of Control Agreement shall be subject to further reduction pursuant to Section 1.2 hereof as may be needed.

For the avoidance of doubt, the payment of the Change of Control Agreement Amount under this Agreement shall not release Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, from any of the following obligations: (a) obligations to pay to the Officer accrued but unpaid wages, and make payments for accrued but unused vacation, earned up to the Effective Time of the Merger to the extent required by applicable law; (b) the payment of any of the Officer’s vested benefits under the tax-qualified and non-qualified plans of Seller or Seller Bank, including any benefits that become vested as a result of the Merger; (c) obligations regarding accelerated vesting of equity awards, if any, under any equity awards granted by Seller Bank to the Officer and outstanding immediately prior to the Effective Time; (d) the payment of any of the Officer’s vested benefits under any salary continuation agreement between the Executive and the Seller or Seller Bank; (e) obligations regarding vested benefits under a supplemental executive retirement plan; (f) any change in control protection or change in control rights in any bank-owned life insurance policy held by Seller Bank on the life of the Executive; (g) the payment of the Merger Consideration with respect to the Officer’s common stock of Seller Bank as contemplated by Section 2.01 of the Merger Agreement; or (h) rights to indemnification under applicable corporate law, the organizational documents of Seller or Seller Bank, as an insured under any director’s and officer’s liability insurance policy new or previously in force, or pursuant to Section 5.12 of the Merger Agreement.

1.2 Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the Change of Control Agreement Amount provided for in this Agreement, together with any other payments which the Officer has the right to receive from Buyer, Buyer Bank, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Buyer Bank, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. It is hereby understood that the Change of Control Agreement Amount as determined under this Section 1.2 will be subject to further adjustment upon the consummation of the Merger. Any determination required under this Section 1.2 shall be made by Seller and Buyer and their respective tax advisors, whose determination shall be conclusive and binding upon the Officer, Seller, and Seller Bank, and it is hereby understood that such determination will follow the same methodology for calculating the Code Section 280G limitation in order to avoid an “excess parachute payment” as provided in Seller Bank Disclosure Schedule 3.18(f) to the Merger Agreement.

1.3 No Further Adjustment. The parties hereby agree that the Change of Control Agreement Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.4 Complete Satisfaction. In consideration of the payment of the Change of Control Agreement Amount, the employment by Buyer and/or Buyer Bank following the Closing Date and the other provisions of this Agreement, the Officer, Buyer, Buyer Bank, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Officer agrees that the full payment of the Change of Control Agreement Amount, as determined in accordance Section 1.1 and Section 1.2, shall be in complete satisfaction of all rights to payments due to Officer under the Change of Control Agreement.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To that end, Officer, Buyer, Seller, and Seller Bank agree that the payment described in Section 1 is intended to be excepted from compliance with Code Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4). None of Buyer, Buyer Bank, Seller, or Seller Bank make any representations or warranties that the payments provided under this Agreement comply with, or are exempt from, Section 409A, and in no event shall any of Buyer, Buyer Bank, Seller, or Seller Bank be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by Officer on account of non-compliance with Section 409A.

3. General.

3.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as set forth in a separate written employment agreement by and between Buyer, Buyer Bank and the Executive. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Seller, Seller Bank, Buyer, and Buyer Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the State of New Hampshire, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Buyer Bank, Seller, nor Seller Bank shall be obligated to make, and Officer shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation, Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Officer acknowledges that by her free and voluntary act of signing below, the Officer agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Officer acknowledges that she has been advised to consult with an attorney prior to executing this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer, Buyer Bank, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE:

/s/ Laura Jacobi
Laura Jacobi

LAKE SUNAPEE BANK GROUP

By: /s/ Stephen R. Theroux
Name: Stephen R. Theroux
Title: President and Chief Executive Officer

LAKE SUNAPEE BANK, FSB

By: /s/ Stephen R. Theroux
Name: Stephen R. Theroux
Title: President and Chief Executive Officer

BAR HARBOR BANKSHARES

By: /s/ Curtis C. Simard
Name: Curtis C. Simard
Title: President and Chief Executive Officer

BAR HARBOR BANK & TRUST

By: /s/ Curtis C. Simard
Name: Curtis C. Simard
Title: President and Chief Executive Officer

[SIGNATURE PAGE TO THE JACOBI SETTLEMENT AGREEMENT]

EXHIBIT A

RELEASE OF CLAIMS

I, Laura Jacobi, of [City], [County], New Hampshire, (hereinafter, the “Employee”), in consideration of the Change of Control Amount as described below, on behalf of himself and his heirs and assigns, hereby irrevocably and unconditionally releases and forever discharges, individually and collectively, Bar Harbor Bankshares, a bank holding company (“Buyer”), Bar Harbor Bank & Trust, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Lake Sunapee Bank Group, a bank holding company (“Seller”), and Lake Sunapee, FSB, a wholly-owned subsidiary of Seller (“Seller Bank”), their affiliated companies, and each of their respective officers, directors, employees, shareholders, representatives, parent companies, subsidiaries, predecessors, successors, assigns, attorneys and all persons acting by, through or in concert with them (collectively, the “Released Parties”), of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Employee may now have or has ever had against the Released Parties by reason of any act, omission, transaction, or event occurring up to and including the date of the signing of this Agreement.

This waiver, release and discharge includes without limitation, claims related to any wrongful or unlawful discharge, discipline or retaliation, whether express or implied, any promotions or demotions, compensation, the Seller or Seller Bank’s benefit plan(s) and the management thereof, defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, stress, breach of any covenant of good faith and fair dealing, and any other claims relating to the Employee’s employment with the Seller or Seller Bank and the termination thereof. This waiver, release and discharge further applies but is not limited to any claims based on Title VII of the Civil Rights Act of 1964, the Post Civil War Civil Rights Act (41 U.S.C. ss. 1981—88), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Vietnam Era Veterans’ Readjustment Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the New Hampshire Protective Legislation Law, the New Hampshire Unemployment Compensation Law, the New Hampshire Uniform Trade Secrets Act, the New Hampshire Whistleblowers’ Protection Act, the New Hampshire Minimum Wage Act, the New Hampshire Safety and Health of Employees Law, and the New Hampshire Law Against Discrimination (all as they may be amended), and any other applicable federal, state or local laws, ordinances and regulations including those relating to discrimination to the extent permitted by law; provided, however, that, notwithstanding anything in this Release of Claims to the contrary, this Release of Claims does not apply to any of the items described in the second paragraph of Section 1.1 of the Settlement Agreement between the Buyer, Buyer Bank, Seller, Seller Bank and the Employee, dated May 5, 2016. Employee expressly waives all claims, including those which she does not know or suspect to exist in his favor as of the date of this Agreement against the Released Parties. As used herein, the Employee understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Seller or Seller Bank or otherwise arising from Employee’s employment with the Seller Bank, the termination thereof or any other conduct occurring on or prior to the date the Employee signs this Release of Claims. All such claims are forever barred by this Release of Claims whether they arise in contract or tort or under a statute or any other law.

CHANGE OF CONTROL AGREEMENT AMOUNT. In return for Employee’s execution of and adherence to this Release of Claims, the Seller Bank shall pay the Employee the Change of Control Agreement Amount, as set forth in the Settlement Agreement between the Buyer, Buyer Bank, Seller, and Seller Bank and the Employee, dated May 5, 2016, in the total amount of             Dollars ($            )]. Payment of the Change of Control Agreement Amount shall be made in a lump sum, subject to usual and customary deductions required by law and Seller Bank policy.

CONFIDENTIAL TERMS. Employee and the Buyer, Buyer Bank, Seller, and Seller Bank agree that each will keep the contents of this Release of Claims (including its existence and the terms and provisions hereof) and the negotiations leading to it completely confidential, that neither will hereafter publish or disclose any information concerning such matters to anyone, and that each shall take every reasonable precaution to prevent the direct or indirect disclosure of such information to third parties, provided that the foregoing provisions shall not be construed to prevent Employee from disclosing such matters to his accountant or to prevent the Buyer, Buyer Bank, Seller, and Seller Bank from disclosing such matters to its accountants, and provided further that Employee may also make such disclosures as are finally compelled by law provided Employee gives the Buyer, Buyer Bank, Seller, and Seller Bank immediate notice of such legal process in order that the Buyer, Buyer Bank, Seller, and Seller Bank shall have the opportunity to object to the disclosure of such information.

INJUNCTIVE RELIEF. Employee acknowledges and recognizes that a violation of this Release of Claims and its covenants will cause irreparable damage to the Buyer, Buyer Bank, Seller, and Seller Bank and the Buyer, Buyer Bank, Seller, and Seller Bank will have no adequate remedy at law for such violation. Accordingly, Employee agrees that the Buyer, Buyer Bank, Seller, and Seller Bank will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of this Release of Claims or the terms and conditions provided herein. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

CONSIDERATION AND REVOCATION PERIOD. I acknowledge that I am hereby advised to consult with an attorney before signing this Release of Claims. I further understand that I may consider this Release of Claims for up to forty-five (45) days before deciding whether to sign it. In addition, I acknowledge that at the commencement of the forty-five (45) day period referenced herein, I was provided with the class, unit or group of individuals considered for the Release of Claims program, the employees eligible and selected for the Release of Claims program, the job title and ages of all individuals selected for the program and the ages of all individuals in the same job classification or organizational unit who are not selected for the program. A copy of the lists and information referenced herein are attached as Addendum A. If I signed this Release of Claims before the expiration of that forty-five (45) day period, I acknowledge that such decision was entirely voluntary. I understand that if I do not sign and return this Release of Claims to the Seller Bank by the end of that forty-five (45) day period, the Change of Control Amount described above will expire. I understand that for a period of seven (7) days after I execute this Release of Claims, I have the right to revoke it by a written notice to be received by the Seller Bank by the end of that period. I also understand that this Release of Claims shall not be effective or enforceable until the expiration of that seven (7) day period. I further represent and agree that I have carefully read and fully understand all of the provisions of this Release of Claims and that I am voluntarily agreeing to those provisions. I acknowledge that I have not been induced to sign this Release of Claims by any representatives of any released party other than the Change of Control Agreement Amount as stated above.

Employee understands and agrees that Employee has carefully read and fully understands all of the provisions of this Agreement and knowingly and voluntarily agrees to all of the terms set forth in this Release of Claims. Employee knowingly and voluntarily intends to be legally bound by the same.

Signed as a sealed instrument this             , 20        .

Laura Jacobi

THE STATE OF NEW HAMPSHIRE

[ ], ss.	, 20

Before me, the undersigned notary public, personally appeared Laura Jacobi, personally known, to be the person whose name is signed on the preceding document, and acknowledged to me that she signed it voluntarily for its stated purpose.

____________________________, Notary Public

ADDENDUM A

1.	The class, unit, or group of individuals considered or eligible for the Release of Claims program, are the executive employees of the Seller Bank.

2.	All persons who are being offered consideration under a waiver Agreement must sign the Agreement and return it to the Company within 45-days after receiving it. Once the employee has signed the waiver Agreement he or she has seven days to revoke the Agreement.

3.	Set forth below is a listing of the ages and job titles of all employees who were selected for this release program, as well as a listing of the ages and job titles of all employees who were not selected for this release program.

EMPLOYEES SELECTED FOR THE RELEASE PROGRAM

JOB TITLE	AGE

EMPLOYEES NOT SELECTED FOR THE RELEASE PROGRAM

JOB TITLE	AGE

Exhibit D-4

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of May 5, 2016 by and among Sharon Whitaker (the “Officer”), Bar Harbor Bankshares, a bank holding company (“Buyer”), Bar Harbor Bank & Trust, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Lake Sunapee Bank Group, a bank holding company (“Seller”), and Lake Sunapee, FSB, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of May 5, 2016 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Buyer Bank, Seller, Seller Bank, and the Officer desire to enter into this Agreement, which shall supersede the Change of Control Agreement by and among New Hampshire Thrift Bancshares, Inc. (Seller’s former name), Seller Bank and the Officer, dated March 9, 2012 (the “Change of Control Agreement”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the Change of Control Agreement, the Executive shall be entitled to the rights and payments set forth herein and shall terminate employment with Seller and Seller Bank (which for the avoidance of doubt, the parties agree shall be the rights and payments to which the Executive is entitled in the event of the Executive’s termination of employment without “Cause” or for “Good Reason” following a “Change of Control” or “Pending Change of Control” (as such terms are defined in the Change of Control Agreement) as contemplated by Sections 6 and 7 of the Change of Control Agreement).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Officer, Buyer, Buyer Bank, Seller, and Seller Bank agree as follows:

1. Settlement Amount.

1.1 Change of Control Agreement Amount. On the later of the Closing Date or the earliest payment date permitted under Section 2, provided the Officer has remained employed with the Seller and Seller Bank to and including the Closing Date and has executed the release attached as Exhibit A hereto at least eight days prior to the Closing Date (and any revocation period has elapsed), Seller shall, or shall cause an affiliate to pay to the Officer lump-sum cash amount equal to the total of $223,000, in full satisfaction of the payment obligations of Seller and Seller Bank under the Change of Control Agreement, less applicable tax withholdings (the “Change of Control Agreement Amount”). The Change of Control Agreement shall be subject to further reduction pursuant to Section 1.2 hereof as may be needed.

For the avoidance of doubt, the payment of the Change of Control Agreement Amount under this Agreement shall not release Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, from any of the following obligations: (a) obligations to pay to the Officer accrued but unpaid wages, and make payments for accrued but unused vacation, earned up to the Effective Time of the Merger to the extent required by applicable law; (b) the payment of any of the Officer’s vested benefits under the tax-qualified and non-qualified plans of Seller or Seller Bank, including any benefits that become vested as a result of the Merger; (c) obligations regarding accelerated vesting of equity awards, if any, under any equity awards granted by Seller Bank to the Officer and outstanding immediately prior to the Effective Time; (d) the payment of any of the Officer’s vested benefits under any salary continuation agreement between the Executive and the Seller or Seller Bank; (e) obligations regarding vested benefits under a supplemental executive retirement plan; (f) any change in control protection or change in control rights in any bank-owned life insurance policy held by Seller Bank on the life of the Executive; (g) the payment of the Merger Consideration with respect to the Officer’s common stock of Seller Bank as contemplated by Section 2.01 of the Merger Agreement; or (h) rights to indemnification under applicable corporate law, the organizational documents of Seller or Seller Bank, as an insured under any director’s and officer’s liability insurance policy new or previously in force, or pursuant to Section 5.12 of the Merger Agreement.

1.2 Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the Change of Control Agreement Amount provided for in this Agreement, together with any other payments which the Officer has the right to receive from Buyer, Buyer Bank, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Buyer Bank, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. It is hereby understood that the Change of Control Agreement Amount as determined under this Section 1.2 will be subject to further adjustment upon the consummation of the Merger. Any determination required under this Section 1.2 shall be made by Seller and Buyer and their respective tax advisors, whose determination shall be conclusive and binding upon the Officer, Seller, and Seller Bank, and it is hereby understood that such determination will follow the same methodology for calculating the Code Section 280G limitation in order to avoid an “excess parachute payment” as provided in Seller Bank Disclosure Schedule 3.18(f) to the Merger Agreement.

1.3 No Further Adjustment. The parties hereby agree that the Change of Control Agreement Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.4 Complete Satisfaction. In consideration of the payment of the Change of Control Agreement Amount, the employment by Buyer and/or Buyer Bank following the Closing Date and the other provisions of this Agreement, the Officer, Buyer, Buyer Bank, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Officer agrees that the full payment of the Change of Control Agreement Amount, as determined in accordance Section 1.1 and Section 1.2, shall be in complete satisfaction of all rights to payments due to Officer under the Change of Control Agreement.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To that end, Officer, Buyer, Seller, and Seller Bank agree that the payment described in Section 1 is intended to be excepted from compliance with Code Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4). None of Buyer, Buyer Bank, Seller, or Seller Bank make any representations or warranties that the payments provided under this Agreement comply with, or are exempt from, Section 409A, and in no event shall any of Buyer, Buyer Bank, Seller, or Seller Bank be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by Officer on account of non-compliance with Section 409A.

3. General.

3.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as set forth in a separate written employment agreement by and between Buyer, Buyer Bank and the Executive. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Seller, Seller Bank, Buyer, and Buyer Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the State of New Hampshire, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Buyer Bank, Seller, nor Seller Bank shall be obligated to make, and Officer shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation, Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Officer acknowledges that by her free and voluntary act of signing below, the Officer agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Officer acknowledges that she has been advised to consult with an attorney prior to executing this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer, Buyer Bank, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE:

/s/ Sharon Whitaker
Sharon Whitaker

LAKE SUNAPEE BANK GROUP

By:	/s/ Stephen R. Theroux
Name:	Stephen R. Theroux
Title:	President and Chief Executive Officer

LAKE SUNAPEE BANK, FSB

/s/ Stephen R. Theroux
Name:	Stephen R. Theroux
Title:	President and Chief Executive Officer

BAR HARBOR BANKSHARES

By:	/s/ Curtis C. Simard
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

BAR HARBOR BANK & TRUST

By:	/s/ Curtis C. Simard
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO THE WHITAKER SETTLEMENT AGREEMENT]

EXHIBIT A

RELEASE OF CLAIMS

I, Sharon Whitaker, of [City], [County], New Hampshire, (hereinafter, the “Employee”), in consideration of the Change of Control Amount as described below, on behalf of himself and his heirs and assigns, hereby irrevocably and unconditionally releases and forever discharges, individually and collectively, Bar Harbor Bankshares, a bank holding company (“Buyer”), Bar Harbor Bank & Trust, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Lake Sunapee Bank Group, a bank holding company (“Seller”), and Lake Sunapee, FSB, a wholly-owned subsidiary of Seller (“Seller Bank”), their affiliated companies, and each of their respective officers, directors, employees, shareholders, representatives, parent companies, subsidiaries, predecessors, successors, assigns, attorneys and all persons acting by, through or in concert with them (collectively, the “Released Parties”), of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Employee may now have or has ever had against the Released Parties by reason of any act, omission, transaction, or event occurring up to and including the date of the signing of this Agreement.

This waiver, release and discharge includes without limitation, claims related to any wrongful or unlawful discharge, discipline or retaliation, whether express or implied, any promotions or demotions, compensation, the Seller or Seller Bank’s benefit plan(s) and the management thereof, defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, stress, breach of any covenant of good faith and fair dealing, and any other claims relating to the Employee’s employment with the Seller or Seller Bank and the termination thereof. This waiver, release and discharge further applies but is not limited to any claims based on Title VII of the Civil Rights Act of 1964, the Post Civil War Civil Rights Act (41 U.S.C. ss. 1981—88), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Vietnam Era Veterans’ Readjustment Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the New Hampshire Protective Legislation Law, the New Hampshire Unemployment Compensation Law, the New Hampshire Uniform Trade Secrets Act, the New Hampshire Whistleblowers’ Protection Act, the New Hampshire Minimum Wage Act, the New Hampshire Safety and Health of Employees Law, and the New Hampshire Law Against Discrimination (all as they may be amended), and any other applicable federal, state or local laws, ordinances and regulations including those relating to discrimination to the extent permitted by law; provided, however, that, notwithstanding anything in this Release of Claims to the contrary, this Release of Claims does not apply to any of the items described in the second paragraph of Section 1.1 of the Settlement Agreement between the Buyer, Buyer Bank, Seller, Seller Bank and the Employee, dated May 5, 2016. Employee expressly waives all claims, including those which she does not know or suspect to exist in his favor as of the date of this Agreement against the Released Parties. As used herein, the Employee understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Seller or Seller Bank or otherwise arising from Employee’s employment with the Seller Bank, the termination thereof or any other conduct occurring on or prior to the date the Employee signs this Release of Claims. All such claims are forever barred by this Release of Claims whether they arise in contract or tort or under a statute or any other law.

CHANGE OF CONTROL AGREEMENT AMOUNT. In return for Employee’s execution of and adherence to this Release of Claims, the Seller Bank shall pay the Employee the Change of Control Agreement Amount, as set forth in the Settlement Agreement between the Buyer, Buyer Bank, Seller, and Seller Bank and the Employee, dated May 5, 2016, in the total amount of             Dollars ($            )]. Payment of the Change of Control Agreement Amount shall be made in a lump sum, subject to usual and customary deductions required by law and Seller Bank policy.

CONFIDENTIAL TERMS. Employee and the Buyer, Buyer Bank, Seller, and Seller Bank agree that each will keep the contents of this Release of Claims (including its existence and the terms and provisions hereof) and the negotiations leading to it completely confidential, that neither will hereafter publish or disclose any information concerning such matters to anyone, and that each shall take every reasonable precaution to prevent the direct or indirect disclosure of such information to third parties, provided that the foregoing provisions shall not be construed to prevent Employee from disclosing such matters to his accountant or to prevent the Buyer, Buyer Bank, Seller, and Seller Bank from disclosing such matters to its accountants, and provided further that Employee may also make such disclosures as are finally compelled by law provided Employee gives the Buyer, Buyer Bank, Seller, and Seller Bank immediate notice of such legal process in order that the Buyer, Buyer Bank, Seller, and Seller Bank shall have the opportunity to object to the disclosure of such information.

INJUNCTIVE RELIEF. Employee acknowledges and recognizes that a violation of this Release of Claims and its covenants will cause irreparable damage to the Buyer, Buyer Bank, Seller, and Seller Bank and the Buyer, Buyer Bank, Seller, and Seller Bank will have no adequate remedy at law for such violation. Accordingly, Employee agrees that the Buyer, Buyer Bank, Seller, and Seller Bank will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of this Release of Claims or the terms and conditions provided herein. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

CONSIDERATION AND REVOCATION PERIOD. I acknowledge that I am hereby advised to consult with an attorney before signing this Release of Claims. I further understand that I may consider this Release of Claims for up to forty-five (45) days before deciding whether to sign it. In addition, I acknowledge that at the commencement of the forty-five (45) day period referenced herein, I was provided with the class, unit or group of individuals considered for the Release of Claims program, the employees eligible and selected for the Release of Claims program, the job title and ages of all individuals selected for the program and the ages of all individuals in the same job classification or organizational unit who are not selected for the program. A copy of the lists and information referenced herein are attached as Addendum A. If I signed this Release of Claims before the expiration of that forty-five (45) day period, I acknowledge that such decision was entirely voluntary. I understand that if I do not sign and return this Release of Claims to the Seller Bank by the end of that forty-five (45) day period, the Change of Control Amount described above will expire. I understand that for a period of seven (7) days after I execute this Release of Claims, I have the right to revoke it by a written notice to be received by the Seller Bank by the end of that period. I also understand that this Release of Claims shall not be effective or enforceable until the expiration of that seven (7) day period. I further represent and agree that I have carefully read and fully understand all of the provisions of this Release of Claims and that I am voluntarily agreeing to those provisions. I acknowledge that I have not been induced to sign this Release of Claims by any representatives of any released party other than the Change of Control Agreement Amount as stated above.

Employee understands and agrees that Employee has carefully read and fully understands all of the provisions of this Agreement and knowingly and voluntarily agrees to all of the terms set forth in this Release of Claims. Employee knowingly and voluntarily intends to be legally bound by the same.

Signed as a sealed instrument this                     , 20    .

Sharon Whitaker

THE STATE OF NEW HAMPSHIRE

[ ], ss.	, 20

Before me, the undersigned notary public, personally appeared Sharon Whitaker, personally known, to be the person whose name is signed on the preceding document, and acknowledged to me that she signed it voluntarily for its stated purpose.

, Notary Public

ADDENDUM A

1.	The class, unit, or group of individuals considered or eligible for the Release of Claims program, are the executive employees of the Seller Bank.

2.	All persons who are being offered consideration under a waiver Agreement must sign the Agreement and return it to the Company within 45-days after receiving it. Once the employee has signed the waiver Agreement he or she has seven days to revoke the Agreement.

3.	Set forth below is a listing of the ages and job titles of all employees who were selected for this release program, as well as a listing of the ages and job titles of all employees who were not selected for this release program.

EMPLOYEES SELECTED FOR THE RELEASE PROGRAM

JOB TITLE	AGE

EMPLOYEES NOT SELECTED FOR THE RELEASE PROGRAM

JOB TITLE	AGE

Exhibit D-5

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of May 5, 2016 by and among Jodi Hoyt (the “Officer”), Bar Harbor Bankshares, a bank holding company (“Buyer”), Bar Harbor Bank & Trust, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Lake Sunapee Bank Group, a bank holding company (“Seller”), and Lake Sunapee, FSB, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of May 5, 2016 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Buyer Bank, Seller, Seller Bank, and the Officer desire to enter into this Agreement, which shall supersede the Change of Control Agreement by and among New Hampshire Thrift Bancshares, Inc. (Seller’s former name), Seller Bank and the Officer, dated March 14, 2012 (the “Change of Control Agreement”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the Change of Control Agreement, the Executive shall be entitled to the rights and payments set forth herein and shall terminate employment with Seller and Seller Bank (which for the avoidance of doubt, the parties agree shall be the rights and payments to which the Executive is entitled in the event of the Executive’s termination of employment without “Cause” or for “Good Reason” following a “Change of Control” or “Pending Change of Control” (as such terms are defined in the Change of Control Agreement) as contemplated by Sections 6 and 7 of the Change of Control Agreement).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Officer, Buyer, Buyer Bank, Seller, and Seller Bank agree as follows:

1. Settlement Amount.

1.1 Change of Control Agreement Amount. On the later of the Closing Date or the earliest payment date permitted under Section 2, provided the Officer has remained employed with the Seller and Seller Bank to and including the Closing Date and has executed the release attached as Exhibit A hereto at least eight days prior to the Closing Date (and any revocation period has elapsed), Seller shall, or shall cause an affiliate to pay to the Officer lump-sum cash amount equal to the total of $167,800, in full satisfaction of the payment obligations of Seller and Seller Bank under the Change of Control Agreement, less applicable tax withholdings (the “Change of Control Agreement Amount”). The Change of Control Agreement shall be subject to further reduction pursuant to Section 1.2 hereof as may be needed.

For the avoidance of doubt, the payment of the Change of Control Agreement Amount under this Agreement shall not release Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, from any of the following obligations: (a) obligations to pay to the Officer accrued but unpaid wages, and make payments for accrued but unused vacation, earned up to the Effective Time of the Merger to the extent required by applicable law; (b) the payment of any of the Officer’s vested benefits under the tax-qualified and non-qualified plans of Seller or Seller Bank, including any benefits that become vested as a result of the Merger; (c) obligations regarding accelerated vesting of equity awards, if any, under any equity awards granted by Seller Bank to the Officer and outstanding immediately prior to the Effective Time; (d) the payment of any of the Officer’s vested benefits under any salary continuation agreement between the Executive and the Seller or Seller Bank; (e) any change in control protection or change in control rights in any bank-owned life insurance policy held by Seller Bank on the life of the Executive; (f) the payment of the Merger Consideration with respect to the Officer’s common stock of Seller Bank as contemplated by Section 2.01 of the Merger Agreement; or (g) rights to indemnification under applicable corporate law, the organizational documents of Seller or Seller Bank, as an insured under any director’s and officer’s liability insurance policy new or previously in force, or pursuant to Section 5.12 of the Merger Agreement.

1.2 Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the Change of Control Agreement Amount provided for in this Agreement, together with any other payments which the Officer has the right to receive from Buyer, Buyer Bank, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Buyer Bank, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. It is hereby understood that the Change of Control Agreement Amount as determined under this Section 1.2 will be subject to further adjustment upon the consummation of the Merger. Any determination required under this Section 1.2 shall be made by Seller and Buyer and their respective tax advisors, whose determination shall be conclusive and binding upon the Officer, Seller, and Seller Bank, and it is hereby understood that such determination will follow the same methodology for calculating the Code Section 280G limitation in order to avoid an “excess parachute payment” as provided in Seller Bank Disclosure Schedule 3.18(f) to the Merger Agreement.

1.3 No Further Adjustment. The parties hereby agree that the Change of Control Agreement Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.4 Complete Satisfaction. In consideration of the payment of the Change of Control Agreement Amount, the employment by Buyer and/or Buyer Bank following the Closing Date and the other provisions of this Agreement, the Officer, Buyer, Buyer Bank, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Officer agrees that the full payment of the Change of Control Agreement Amount, as determined in accordance Section 1.1 and Section 1.2, shall be in complete satisfaction of all rights to payments due to Officer under the Change of Control Agreement.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To that end, Officer, Buyer, Seller, and Seller Bank agree that the payment described in Section 1 is intended to be excepted from compliance with Code Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4). None of Buyer, Buyer Bank, Seller, or Seller Bank make any representations or warranties that the payments provided under this Agreement comply with, or are exempt from, Section 409A, and in no event shall any of Buyer, Buyer Bank, Seller, or Seller Bank be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by Officer on account of non-compliance with Section 409A.

3. General.

3.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as set forth in a separate written employment agreement by and between Buyer, Buyer Bank and the Executive. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Seller, Seller Bank, Buyer, and Buyer Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the State of New Hampshire, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Buyer Bank, Seller, nor Seller Bank shall be obligated to make, and Officer shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation, Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Officer acknowledges that by her free and voluntary act of signing below, the Officer agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Officer acknowledges that she has been advised to consult with an attorney prior to executing this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer, Buyer Bank, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE:

/s/ Jodi Hoyt
Jodi Hoyt

LAKE SUNAPEE BANK GROUP

By:	/s/ Stephen R. Theroux
Name:	Stephen R. Theroux
Title:	President and Chief Executive Officer

LAKE SUNAPEE BANK, FSB

By:	/s/ Stephen R. Theroux
Name:	Stephen R. Theroux
Title:	President and Chief Executive Officer

BAR HARBOR BANKSHARES

By:	/s/ Curtis C. Simard
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

BAR HARBOR BANK & TRUST

By:	/s/ Curtis C. Simard
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO THE HOYT SETTLEMENT AGREEMENT]

EXHIBIT A

RELEASE OF CLAIMS

I, Jodi Hoyt, of [City], [County], New Hampshire, (hereinafter, the “Employee”), in consideration of the Change of Control Amount as described below, on behalf of himself and his heirs and assigns, hereby irrevocably and unconditionally releases and forever discharges, individually and collectively, Bar Harbor Bankshares, a bank holding company (“Buyer”), Bar Harbor Bank & Trust, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Lake Sunapee Bank Group, a bank holding company (“Seller”), and Lake Sunapee, FSB, a wholly-owned subsidiary of Seller (“Seller Bank”), their affiliated companies, and each of their respective officers, directors, employees, shareholders, representatives, parent companies, subsidiaries, predecessors, successors, assigns, attorneys and all persons acting by, through or in concert with them (collectively, the “Released Parties”), of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Employee may now have or has ever had against the Released Parties by reason of any act, omission, transaction, or event occurring up to and including the date of the signing of this Agreement.

This waiver, release and discharge includes without limitation, claims related to any wrongful or unlawful discharge, discipline or retaliation, whether express or implied, any promotions or demotions, compensation, the Seller or Seller Bank’s benefit plan(s) and the management thereof, defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, stress, breach of any covenant of good faith and fair dealing, and any other claims relating to the Employee’s employment with the Seller or Seller Bank and the termination thereof. This waiver, release and discharge further applies but is not limited to any claims based on Title VII of the Civil Rights Act of 1964, the Post Civil War Civil Rights Act (41 U.S.C. ss. 1981—88), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Vietnam Era Veterans’ Readjustment Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the New Hampshire Protective Legislation Law, the New Hampshire Unemployment Compensation Law, the New Hampshire Uniform Trade Secrets Act, the New Hampshire Whistleblowers’ Protection Act, the New Hampshire Minimum Wage Act, the New Hampshire Safety and Health of Employees Law, and the New Hampshire Law Against Discrimination (all as they may be amended), and any other applicable federal, state or local laws, ordinances and regulations including those relating to discrimination to the extent permitted by law; provided, however, that, notwithstanding anything in this Release of Claims to the contrary, this Release of Claims does not apply to any of the items described in the second paragraph of Section 1.1 of the Settlement Agreement between the Buyer, Buyer Bank, Seller, Seller Bank and the Employee, dated May 5, 2016. Employee expressly waives all claims, including those which she does not know or suspect to exist in his favor as of the date of this Agreement against the Released Parties. As used herein, the Employee understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Seller or Seller Bank or otherwise arising from Employee’s employment with the Seller Bank, the termination thereof or any other conduct occurring on or prior to the date the Employee signs this Release of Claims. All such claims are forever barred by this Release of Claims whether they arise in contract or tort or under a statute or any other law.

CHANGE OF CONTROL AGREEMENT AMOUNT. In return for Employee’s execution of and adherence to this Release of Claims, the Seller Bank shall pay the Employee the Change of Control Agreement Amount, as set forth in the Settlement Agreement between the Buyer, Buyer Bank, Seller, and Seller Bank and the Employee, dated May 5, 2016, in the total amount of             Dollars ($            )]. Payment of the Change of Control Agreement Amount shall be made in a lump sum, subject to usual and customary deductions required by law and Seller Bank policy.

CONFIDENTIAL TERMS. Employee and the Buyer, Buyer Bank, Seller, and Seller Bank agree that each will keep the contents of this Release of Claims (including its existence and the terms and provisions hereof) and the negotiations leading to it completely confidential, that neither will hereafter publish or disclose any information concerning such matters to anyone, and that each shall take every reasonable precaution to prevent the direct or indirect disclosure of such information to third parties, provided that the foregoing provisions shall not be construed to prevent Employee from disclosing such matters to his accountant or to prevent the Buyer, Buyer Bank, Seller, and Seller Bank from disclosing such matters to its accountants, and provided further that Employee may also make such disclosures as are finally compelled by law provided Employee gives the Buyer, Buyer Bank, Seller, and Seller Bank immediate notice of such legal process in order that the Buyer, Buyer Bank, Seller, and Seller Bank shall have the opportunity to object to the disclosure of such information.

INJUNCTIVE RELIEF. Employee acknowledges and recognizes that a violation of this Release of Claims and its covenants will cause irreparable damage to the Buyer, Buyer Bank, Seller, and Seller Bank and the Buyer, Buyer Bank, Seller, and Seller Bank will have no adequate remedy at law for such violation. Accordingly, Employee agrees that the Buyer, Buyer Bank, Seller, and Seller Bank will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of this Release of Claims or the terms and conditions provided herein. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

CONSIDERATION AND REVOCATION PERIOD. I acknowledge that I am hereby advised to consult with an attorney before signing this Release of Claims. I further understand that I may consider this Release of Claims for up to forty-five (45) days before deciding whether to sign it. In addition, I acknowledge that at the commencement of the forty-five (45) day period referenced herein, I was provided with the class, unit or group of individuals considered for the Release of Claims program, the employees eligible and selected for the Release of Claims program, the job title and ages of all individuals selected for the program and the ages of all individuals in the same job classification or organizational unit who are not selected for the program. A copy of the lists and information referenced herein are attached as Addendum A. If I signed this Release of Claims before the expiration of that forty-five (45) day period, I acknowledge that such decision was entirely voluntary. I understand that if I do not sign and return this Release of Claims to the Seller Bank by the end of that forty-five (45) day period, the Change of Control Amount described above will expire. I understand that for a period of seven (7) days after I execute this Release of Claims, I have the right to revoke it by a written notice to be received by the Seller Bank by the end of that period. I also understand that this Release of Claims shall not be effective or enforceable until the expiration of that seven (7) day period. I further represent and agree that I have carefully read and fully understand all of the provisions of this Release of Claims and that I am voluntarily agreeing to those provisions. I acknowledge that I have not been induced to sign this Release of Claims by any representatives of any released party other than the Change of Control Agreement Amount as stated above.

Employee understands and agrees that Employee has carefully read and fully understands all of the provisions of this Agreement and knowingly and voluntarily agrees to all of the terms set forth in this Release of Claims. Employee knowingly and voluntarily intends to be legally bound by the same.

Signed as a sealed instrument this                     , 20    .

Jodi Hoyt

THE STATE OF NEW HAMPSHIRE

[ ], ss.	, 20

Before me, the undersigned notary public, personally appeared Jodi Hoyt, personally known, to be the person whose name is signed on the preceding document, and acknowledged to me that she signed it voluntarily for its stated purpose.

, Notary Public

ADDENDUM A

1.	The class, unit, or group of individuals considered or eligible for the Release of Claims program, are the executive employees of the Seller Bank.

2.	All persons who are being offered consideration under a waiver Agreement must sign the Agreement and return it to the Company within 45-days after receiving it. Once the employee has signed the waiver Agreement he or she has seven days to revoke the Agreement.

3.	Set forth below is a listing of the ages and job titles of all employees who were selected for this release program, as well as a listing of the ages and job titles of all employees who were not selected for this release program.

EMPLOYEES SELECTED FOR THE RELEASE PROGRAM

JOB TITLE	AGE

EMPLOYEES NOT SELECTED FOR THE RELEASE PROGRAM

JOB TITLE	AGE

Exhibit D-6

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of May 5, 2016 by and among Stephen Ensign (the “Consultant”), Bar Harbor Bankshares, a bank holding company (“Buyer”), Bar Harbor Bank & Trust, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Lake Sunapee Bank Group, a bank holding company (“Seller”), and Lake Sunapee, FSB, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of May 5, 2016 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Buyer Bank, Seller, Seller Bank, and the Consultant desire to enter into this Agreement, which shall supersede the letter agreement by and among New Hampshire Thrift Bancshares, Inc. (Seller’s former name), Seller Bank and the Consultant, dated February 14, 2013, related to Consultant’s provision of consulting services to Buyer and Buyer Bank (the “Consulting Agreement”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the Consulting Agreement, the Consultant shall be entitled to the rights and payments set forth herein (which for the avoidance of doubt, the parties agree shall be the rights and payments to which the Executive is entitled in the event Seller or Seller Bank terminates the Consulting Agreement during the “Initial Term” (as such term is defined in the Consulting Agreement) as contemplated by Section 8 of the Consulting Agreement).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Consultant, Buyer, Buyer Bank, Seller, and Seller Bank agree as follows:

1. Settlement Amount.

1.1 Consulting Agreement Amount. On the Closing Date, Seller shall, or shall cause an affiliate to, pay to the Consultant a lump-sum cash amount equal to the total of $180,000, in full satisfaction of the payment obligations of Seller and Seller Bank under the Consulting Agreement, less applicable tax withholdings (the total of such sum, the “Consulting Agreement Amount”) with such amount to be further reduced pursuant to Section 1.2 hereof as may be needed.

For the avoidance of doubt, the payment of the Consulting Agreement Amount under this Agreement shall not release Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, from any of the following obligations: (a) obligations to pay to the Consultant accrued but unpaid installments of his consulting fee; (b) the payment of any of the Consultant’s vested benefits under the tax-qualified and non-qualified plans of Seller or Seller Bank, including any benefits that become vested as a result of the Merger; (c) obligations regarding accelerated vesting of equity awards, if any, under any equity awards granted by Seller Bank to the Consultant and outstanding immediately prior to the Effective Time; (d) the payment of any of the Consultant’s vested benefits under any salary continuation agreement between the Consultant and the Seller or Seller Bank; (e) obligations regarding vested benefits under a supplemental executive retirement plan; (f) the payment of the Merger Consideration with respect to the Consultant’s common stock of Seller Bank as contemplated by Section 2.01 of the Merger Agreement; or (g) rights to indemnification under applicable corporate law, the organizational documents of Seller or Seller Bank, as an insured under any director’s and officer’s liability insurance policy new or previously in force, or pursuant to Section 5.12 of the Merger Agreement.

1.2 Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the Consulting Agreement Amount provided for in this Agreement, together with any other payments which the Consultant has the right to receive from Buyer, Buyer Bank, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Buyer Bank, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. It is hereby understood that the Consulting Agreement Amount as determined under this Section 1.2 will be subject to further adjustment upon the consummation of the Merger. Any determination required under this Section 1.2 shall be made by Seller and Buyer and their respective tax advisors, whose determination shall be conclusive and binding upon the Consultant, Seller, and Seller Bank, and it is hereby understood that such determination will follow the same methodology for calculating the Code Section 280G limitation in order to avoid an “excess parachute payment” as provided in Seller Bank Disclosure Schedule 3.18(f) to the Merger Agreement.

1.3 No Further Adjustment. The parties hereby agree that the Consulting Agreement Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.4 Advisory Board Appointment. Following the Closing Date, Buyer and Buyer Bank agree to appoint the Consultant to serve as Chairman of the Lake Sunapee Bank Group Advisory Board for a period of three (3) years following the Closing Date, and the Consultant hereby agrees to serve in such role.

1.5 Complete Satisfaction. In consideration of the payment of the Consulting Agreement Amount, the appointment to board positions described in Section 1.4 following the Closing Date and the other provisions of this Agreement, the Consultant, Buyer, Buyer Bank, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Consultant agrees that the full payment of the Consulting Agreement Amount, as determined in accordance Section 1.1 and Section 1.2, shall be in complete satisfaction of all rights to payments due to Consultant under the Consulting Agreement.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To that end, Consultant, Buyer, Seller, and Seller Bank agree that the payment described in Section 1 is intended to be excepted from compliance with Code Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4). None of Buyer, Buyer Bank, Seller, or Seller Bank make any representations or warranties that the payments provided under this Agreement comply with, or are exempt from, Code Section 409A, and in no event shall any of Buyer, Buyer Bank, Seller, or Seller Bank be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by Consultant on account of non-compliance with Code Section 409A.

3. General.

3.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Seller, Seller Bank, Buyer, and Buyer Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the State of New Hampshire, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Buyer Bank, Seller, nor Seller Bank shall be obligated to make, and Consultant shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation,

Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Consultant acknowledges that by his free and voluntary act of signing below, the Consultant agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Consultant acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

IN WITNESS WHEREOF, Buyer, Buyer Bank, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Consultant has signed this Agreement, effective as of the date first above written.

CONSULTANT

/s/ Stephen Ensign
Stephen Ensign

LAKE SUNAPEE BANK GROUP

By:	/s/ Stephen R. Theroux
Name:	Stephen R. Theroux
Title:	President and Chief Executive Officer

LAKE SUNAPEE BANK, FSB

By:	/s/ Stephen R. Theroux
Name:	Stephen R. Theroux
Title:	President and Chief Executive Officer

BAR HARBOR BANKSHARES

By:	/s/ Curtis C. Simard
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

BAR HARBOR BANK & TRUST

By:	/s/ Curtis C. Simard
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO THE ENSIGN SETTLEMENT AGREEMENT]

Exhibit D-7

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of May 5, 2016 by and among H. Bliss Dayton (the “Officer”), Bar Harbor Bankshares, a bank holding company (“Buyer”), Bar Harbor Bank & Trust, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Lake Sunapee Bank Group, a bank holding company (“Seller”), and Lake Sunapee, FSB, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of May 5, 2016 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Buyer Bank, Seller, Seller Bank, and the Officer desire to enter into this Agreement, which shall supersede the Change of Control Agreement by and among New Hampshire Thrift Bancshares, Inc. (Seller’s former name), Seller Bank and the Officer, dated March 9, 2012 (the “Change of Control Agreement”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the Change of Control Agreement, the Executive shall be entitled to the rights and payments set forth herein and shall terminate employment with Seller and Seller Bank (which for the avoidance of doubt, the parties agree shall be the rights and payments to which the Executive is entitled in the event of the Executive’s termination of employment without “Cause” or for “Good Reason” following a “Change of Control” or “Pending Change of Control” (as such terms are defined in the Change of Control Agreement) as contemplated by Sections 6 and 7 of the Change of Control Agreement).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Officer, Buyer, Buyer Bank, Seller, and Seller Bank agree as follows:

1. Settlement Amount.

1.1 Change of Control Agreement Amount. On the later of the Closing Date or the earliest payment date permitted under Section 2, provided the Officer has remained employed with the Seller and Seller Bank to and including the Closing Date and has executed the release attached as Exhibit A hereto at least eight days prior to the Closing Date (and any revocation period has elapsed), Seller shall, or shall cause an affiliate to pay to the Officer lump-sum cash amount equal to the total of $141,427, in full satisfaction of the payment obligations of Seller and Seller Bank under the Change of Control Agreement, less applicable tax withholdings (the “Change of Control Agreement Amount”). The Change of Control Agreement shall be subject to further reduction pursuant to Section 1.2 hereof as may be needed.

For the avoidance of doubt, the payment of the Change of Control Agreement Amount under this Agreement shall not release Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, from any of the following obligations: (a) obligations to pay to the Officer accrued but unpaid wages, and make payments for accrued but unused vacation, earned up to the Effective Time of the Merger to the extent required by applicable law; (b) the payment of any of the Officer’s vested benefits under the tax-qualified and non-qualified plans of Seller or Seller Bank, including any benefits that become vested as a result of the Merger; (c) obligations regarding accelerated vesting of equity awards, if any, under any equity awards granted by Seller Bank to the Officer and outstanding immediately prior to the Effective Time; (d) the payment of any of the Officer’s vested benefits under any salary continuation agreement between the Executive and the Seller or Seller Bank; (e) any change in control protection or change in control rights in any bank-owned life insurance policy held by Seller Bank on the life of the Executive; (f) the payment of the Merger Consideration with respect to the Officer’s common stock of Seller Bank as contemplated by Section 2.01 of the Merger Agreement; or (g) rights to indemnification under applicable corporate law, the organizational documents of Seller or Seller Bank, as an insured under any director’s and officer’s liability insurance policy new or previously in force, or pursuant to Section 5.12 of the Merger Agreement.

1.2 Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the Change of Control Agreement Amount provided for in this Agreement, together with any other payments which the Officer has the right to receive from Buyer, Buyer Bank, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Buyer Bank, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. It is hereby understood that the Change of Control Agreement Amount as determined under this Section 1.2 will be subject to further adjustment upon the consummation of the Merger. Any determination required under this Section 1.2 shall be made by Seller and Buyer and their respective tax advisors, whose determination shall be conclusive and binding upon the Officer, Seller, and Seller Bank, and it is hereby understood that such determination will follow the same methodology for calculating the Code Section 280G limitation in order to avoid an “excess parachute payment” as provided in Seller Bank Disclosure Schedule 3.18(f) to the Merger Agreement.

1.3 No Further Adjustment. The parties hereby agree that the Change of Control Agreement Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.4 Complete Satisfaction. In consideration of the payment of the Change of Control Agreement Amount, the employment by Buyer and/or Buyer Bank following the Closing Date and the other provisions of this Agreement, the Officer, Buyer, Buyer Bank, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Officer agrees that the full payment of the Change of Control Agreement Amount, as determined in accordance Section 1.1 and Section 1.2, shall be in complete satisfaction of all rights to payments due to Officer under the Change of Control Agreement.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To that end, Officer, Buyer, Seller, and Seller Bank agree that the payment described in Section 1 is intended to be excepted from compliance with Code Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4). None of Buyer, Buyer Bank, Seller, or Seller Bank make any representations or warranties that the payments provided under this Agreement comply with, or are exempt from, Section 409A, and in no event shall any of Buyer, Buyer Bank, Seller, or Seller Bank be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by Officer on account of non-compliance with Section 409A.

3. General.

3.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as set forth in a separate written employment agreement by and between Buyer, Buyer Bank and the Executive. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Seller, Seller Bank, Buyer, and Buyer Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the State of New Hampshire, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Buyer Bank, Seller, nor Seller Bank shall be obligated to make, and Officer shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation, Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Officer acknowledges that by his free and voluntary act of signing below, the Officer agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Officer acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer, Buyer Bank, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE:

/s/ H. Bliss Dayton
H. Bliss Dayton

LAKE SUNAPEE BANK GROUP

By:	/s/ Stephen R. Theroux
Name:	Stephen R. Theroux
Title:	President and Chief Executive Officer

LAKE SUNAPEE BANK, FSB

By:	/s/ Stephen R. Theroux
Name:	Stephen R. Theroux
Title:	President and Chief Executive Officer

BAR HARBOR BANKSHARES

By:	/s/ Curtis C. Simard
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

BAR HARBOR BANK & TRUST

By:	/s/ Curtis C. Simard
Name:	Curtis C. Simard
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO THE DAYTON SETTLEMENT AGREEMENT]

EXHIBIT A

RELEASE OF CLAIMS

I, H. Bliss Dayton, of [City], [County], New Hampshire, (hereinafter, the “Employee”), in consideration of the Change of Control Amount as described below, on behalf of himself and his heirs and assigns, hereby irrevocably and unconditionally releases and forever discharges, individually and collectively, Bar Harbor Bankshares, a bank holding company (“Buyer”), Bar Harbor Bank & Trust, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Lake Sunapee Bank Group, a bank holding company (“Seller”), and Lake Sunapee, FSB, a wholly-owned subsidiary of Seller (“Seller Bank”), their affiliated companies, and each of their respective officers, directors, employees, shareholders, representatives, parent companies, subsidiaries, predecessors, successors, assigns, attorneys and all persons acting by, through or in concert with them (collectively, the “Released Parties”), of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Employee may now have or has ever had against the Released Parties by reason of any act, omission, transaction, or event occurring up to and including the date of the signing of this Agreement.

This waiver, release and discharge includes without limitation, claims related to any wrongful or unlawful discharge, discipline or retaliation, whether express or implied, any promotions or demotions, compensation, the Seller or Seller Bank’s benefit plan(s) and the management thereof, defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, stress, breach of any covenant of good faith and fair dealing, and any other claims relating to the Employee’s employment with the Seller or Seller Bank and the termination thereof. This waiver, release and discharge further applies but is not limited to any claims based on Title VII of the Civil Rights Act of 1964, the Post Civil War Civil Rights Act (41 U.S.C. ss. 1981—88), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Vietnam Era Veterans’ Readjustment Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the New Hampshire Protective Legislation Law, the New Hampshire Unemployment Compensation Law, the New Hampshire Uniform Trade Secrets Act, the New Hampshire Whistleblowers’ Protection Act, the New Hampshire Minimum Wage Act, the New Hampshire Safety and Health of Employees Law, and the New Hampshire Law Against Discrimination (all as they may be amended), and any other applicable federal, state or local laws, ordinances and regulations including those relating to discrimination to the extent permitted by law; provided, however, that, notwithstanding anything in this Release of Claims to the contrary, this Release of Claims does not apply to any of the items described in the second paragraph of Section 1.1 of the Settlement Agreement between the Buyer, Buyer Bank, Seller, Seller Bank and the Employee, dated May 5, 2016. Employee expressly waives all claims, including those which he does not know or suspect to exist in his favor as of the date of this Agreement against the Released Parties. As used herein, the Employee understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Seller or Seller Bank or otherwise arising from Employee’s employment with the Seller Bank, the termination thereof or any other conduct occurring on or prior to the date the Employee signs this Release of Claims. All such claims are forever barred by this Release of Claims whether they arise in contract or tort or under a statute or any other law.

CHANGE OF CONTROL AGREEMENT AMOUNT. In return for Employee’s execution of and adherence to this Release of Claims, the Seller Bank shall pay the Employee the Change of Control Agreement Amount, as set forth in the Settlement Agreement between the Buyer, Buyer Bank, Seller, and Seller Bank and the Employee, dated May 5, 2016, in the total amount of             Dollars ($            )]. Payment of the Change of Control Agreement Amount shall be made in a lump sum, subject to usual and customary deductions required by law and Seller Bank policy.

CONFIDENTIAL TERMS. Employee and the Buyer, Buyer Bank, Seller, and Seller Bank agree that each will keep the contents of this Release of Claims (including its existence and the terms and provisions hereof) and the negotiations leading to it completely confidential, that neither will hereafter publish or disclose any information concerning such matters to anyone, and that each shall take every reasonable precaution to prevent the direct or indirect disclosure of such information to third parties, provided that the foregoing provisions shall not be construed to prevent Employee from disclosing such matters to his accountant or to prevent the Buyer, Buyer Bank, Seller, and Seller Bank from disclosing such matters to its accountants, and provided further that Employee may also make such disclosures as are finally compelled by law provided Employee gives the Buyer, Buyer Bank, Seller, and Seller Bank immediate notice of such legal process in order that the Buyer, Buyer Bank, Seller, and Seller Bank shall have the opportunity to object to the disclosure of such information.

INJUNCTIVE RELIEF. Employee acknowledges and recognizes that a violation of this Release of Claims and its covenants will cause irreparable damage to the Buyer, Buyer Bank, Seller, and Seller Bank and the Buyer, Buyer Bank, Seller, and Seller Bank will have no adequate remedy at law for such violation. Accordingly, Employee agrees that the Buyer, Buyer Bank, Seller, and Seller Bank will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of this Release of Claims or the terms and conditions provided herein. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

CONSIDERATION AND REVOCATION PERIOD. I acknowledge that I am hereby advised to consult with an attorney before signing this Release of Claims. In addition, I acknowledge that at the commencement of the forty-five (45) day period referenced herein, I was provided with the class, unit or group of individuals considered for the Release of Claims program, the employees eligible and selected for the Release of Claims program, the job title and ages of all individuals selected for the program and the ages of all individuals in the same job classification or organizational unit who are not selected for the program. A copy of the lists and information referenced herein are attached as Addendum A. I further understand that I may consider this Release of Claims for up to forty-five (45) days before deciding whether to sign it. If I signed this Release of Claims before the expiration of that forty-five (45) day period, I acknowledge that such decision was entirely voluntary. I understand that if I do not sign and return this Release of Claims to the Seller Bank by the end of that forty-five (45) day period, the Change of Control Amount described above will expire. I understand that for a period of seven (7) days after I execute this Release of Claims, I have the right to revoke it by a written notice to be received by the Seller Bank by the end of that period. I also understand that this Release of Claims shall not be effective or enforceable until the expiration of that seven (7) day period. I further represent and agree that I have carefully read and fully understand all of the provisions of this Release of Claims and that I am voluntarily agreeing to those provisions. I acknowledge that I have not been induced to sign this Release of Claims by any representatives of any released party other than the Change of Control Agreement Amount as stated above.

Employee understands and agrees that Employee has carefully read and fully understands all of the provisions of this Agreement and knowingly and voluntarily agrees to all of the terms set forth in this Release of Claims. Employee knowingly and voluntarily intends to be legally bound by the same.

Signed as a sealed instrument this                     , 20    .

H. Bliss Dayton

THE STATE OF NEW HAMPSHIRE

[ ], ss.	, 20

Before me, the undersigned notary public, personally appeared H. Bliss Dayton, personally known, to be the person whose name is signed on the preceding document, and acknowledged to me that H. Bliss Dayton signed it voluntarily for its stated purpose.

, Notary Public

ADDENDUM A

1.	The class, unit, or group of individuals considered or eligible for the Release of Claims program, are the executive employees of the Seller Bank.

2.	All persons who are being offered consideration under a waiver Agreement must sign the Agreement and return it to the Company within 45-days after receiving it. Once the employee has signed the waiver Agreement he or she has seven days to revoke the Agreement.

3.	Set forth below is a listing of the ages and job titles of all employees who were selected for this release program, as well as a listing of the ages and job titles of all employees who were not selected for this release program.

EMPLOYEES SELECTED FOR THE RELEASE PROGRAM

JOB TITLE	AGE

EMPLOYEES NOT SELECTED FOR THE RELEASE PROGRAM

JOB TITLE	AGE

Annex B – Opinion of Griffin Financial Group LLC

485 Madison Avenue, 20th Floor
New York, NY 10022
Phone:	(646) 254-6387
Email:	rlq@griffinfingroup.com
Fax:	(610) 371-7955

May 5, 2016

The Board of Directors

Lake Sunapee Bank Group

9 Main Street

P.O. Box 9

Newport, NH 03773

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Lake Sunapee Bank Group (the “Company” or “LSBG”) of the Exchange Ratio (as defined below) by reference to which the common stock of the Company is converted into the common stock of Bar Harbor Bankshares (“Bar Harbor” or “BHB”) pursuant to the proposed transaction described below.

Pursuant to the Agreement and Plan of Merger (the “Agreement”) by and between Bar Harbor and the Company, at the effective time of the merger, the Company will merge with and into Bar Harbor, with Bar Harbor as the resulting or surviving corporation and the Company’s wholly owned subsidiary, Lake Sunapee Bank, will merge into and with Bar Harbor Bank & Trust, with Bar Harbor Bank & Trust surviving the merger (together the “Transaction”). Each of the 8,381,713 issued and outstanding shares of LSBG common stock will be converted into the right to receive 0.4970 shares (the “Exchange Ratio”) of BHB common stock.

As of the date of this opinion, based upon the closing stock price of BHB common stock of $34.55 per share on May 4, 2016, the total purchase price payable to the shareholders of the Company is approximately $143.9 million, which is equal to 164% of Lake Sunapee’s tangible book value at March 31, 2016 and 15.9 times its earnings for the twelve month period ending March 31, 2016.

The terms and conditions of the Transaction are more fully described in the Agreement.

In arriving at our opinion, we: (i) reviewed a draft of the Agreement; (ii) reviewed and discussed with the Company and Bar Harbor their respective financial information as of and for the three months ended March 31, 2016 and the twelve months ended December, 2015, December 31, 2014 and December 31, 2013; (iii) discussed with the management of the Company and Bar Harbor matters relating to their respective financial condition, growth, liquidity, earnings, profitability, asset quality, capital adequacy, stock market structure and valuation, future prospects, and related matters as of such dates and for the periods then ended; (iv) reviewed and discussed with management of the Company and Bar Harbor their budgeted balance sheet growth and earnings for 2016, projections, and expected growth trends for assets, loans, deposits, capital and earnings for future periods; (v) analyzed and discussed with the Company and Bar Harbor the potential strategic implications and operational benefits anticipated by the management of the Company and Bar Harbor; (vi) evaluated the potential

B-1

The Board of Directors

Lake Sunapee Bank Group

May 5, 2016

pro forma financial effects of the Transaction on Bar Harbor on a forward-looking basis; (vii) reviewed and discussed with the Company and Bar Harbor certain publicly available documents and other business and financial information concerning the Company and Bar Harbor and the economic and regulatory environments in which they operate; (viii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving whole bank acquisitions that we deemed relevant; (ix) compared the financial condition and implied valuation of the Company to the financial condition and valuation of certain institutions we deemed relevant; (x) performed discounted cash flow and internal rate of return analyses; (xi) considered the Bar Harbor’s ownership structure, its stock market performance, and the trading history of its common stock which is being used as the Merger Consideration and (xii) undertook such other financial studies and analyses, including a contribution analysis, and considered such other information as we deemed appropriate for the purpose of this opinion.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of information which was publicly available to us or which was furnished to or discussed with us by the Company or Bar Harbor or otherwise reviewed by us including, particularly, the forward looking earnings estimates, projections, cost savings and pro forma growth rates, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not reviewed individual loan files or deposit information of the Company or Bar Harbor, nor have we conducted or been provided with any valuation or appraisal of any assets, deposits, or other liabilities of the Company or Bar Harbor. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowance for losses with respect thereto, and accordingly, we have assumed that such allowances for losses are adequate. In relying on financial analyses provided to or discussed with us by the Company or Bar Harbor or derived therefrom, we have assumed that such analyses have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management. We express no view as to such analyses, forecasts, estimates, or the assumptions on which they were based.

We have also assumed that the representations and warranties made by the Company and Bar Harbor in the Agreement are and will be true and correct in all respects material to our analyses, that the covenants and conditions precedent to closing the Transaction contained therein, including approval by Federal and State banking regulators, and by the Company’s and Bar Harbor’s shareholders will be performed in all respects material to our analyses in a manner which will not give Bar Harbor the ability to terminate the Agreement or decline to close under the Agreement. We are not legal, regulatory, or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory, shareholder, and any other consents and approvals necessary for the completion of the Transaction will be obtained without any adverse effect to the Company or Bar Harbor or to the contemplated benefits of the Transaction. Our opinion assumes, with your consent, that the Transaction will be completed in accordance with the terms set forth in the draft of the Agreement we reviewed.

Our opinion is necessarily based on economic, market, and other conditions as in effect on, as well as the information made available to us as of, the date of this letter. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, confirm, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the shareholders of the Company with regard to the Exchange Ratio in the Transaction, and we express no opinion as to the fairness of the Transaction to creditors or other stakeholders of the Company, the underlying decision by the Company to

B-2

The Board of Directors

Lake Sunapee Bank Group

May 5, 2016

B-3

engage in the Transaction, the relative merits of the Transaction compared to other Transactions available to the Company, or the relative merits of the Transaction compared to other strategic alternatives which may be available to the Company. We did not and were not asked to contact any other interested parties other than those specifically indicated by the Board. Furthermore, we did not take into account and express no opinion with respect to the amount or nature of any bonuses and any other compensation or consideration to any officers, directors, or employees of the Company or Bar Harbor paid or payable by reason or as a result of the Transaction.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is completed. The Company has agreed to indemnify us for certain liabilities which could arise as a result of our engagement. During the two years preceding the date of this letter, we served as a financial advisor to Bar Harbor, and received a retainer, on a previous unsuccessful acquisition opportunity. We also served as the Company’s financial advisor in connection with its subordinated debt offering, its acquisition of Central Financial Corporation, and have also received a retainer for work on a previous unsuccessful acquisition opportunity.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio, as defined in the Agreement, is fair, from a financial point of view, to the shareholders of the Company.

The delivery of this opinion has been approved by the fairness opinion committee of Griffin Financial Group, LLC in conformity with our policies and procedures established under the requirement of Rule 5150 of the Financial Industry Regulatory Authority. This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction, and may not be relied upon by any other person for any other reason. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion speaks as of the date hereof, and we have no obligation to update, confirm, or revise it. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may, however, be reproduced in any registration statement that the Company will file with the Securities and Exchange Commission in connection with the Transaction, provided that such reproduction is legally required, the opinion is reproduced in such document in its entirety, and such document includes a summary of the opinion and related analyses in a form prepared or approved by us (such approval not to be unreasonably withheld), but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

GRIFFIN FINANCIAL GROUP, LLC

Annex C – Opinion of Sandler O’Neill + Partners, L.P.

May 5, 2016

Board of Directors

Bar Harbor Bankshares

82 Main Street

P.O. Box 400

Bar Harbor, ME 04609

Ladies and Gentlemen:

Bar Harbor Bankshares (“BHB”) and Lake Sunapee Bank Group (“LSBG”) are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which LSBG will merge with and into BHB with BHB as the surviving entity in the merger (the “Merger”). Pursuant to the terms of the Agreement, upon the Effective Time of the Merger, each share of LSBG common stock, par value $0.01 per share (the “LSBG Common Stock”), that is issued and outstanding immediately before the Effective Time, except for certain shares of LSBG Common Stock as specified in the Agreement, shall be converted into, as provided in and subject to the limitations set forth in the Agreement, the right to receive 0.4970 shares (the “Exchange Ratio”) of common stock, par value $2.00 per share, of BHB (the “BHB Common Stock”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to BHB.

Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) a draft of the Agreement, dated May 5, 2016; (ii) certain publicly available financial statements and other historical financial information of BHB that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of LSBG and its wholly- owned subsidiary, Lake Sunapee Bank, FSB, that we deemed relevant; (iv) internal financial projections for BHB for the year ending December 31, 2016, as provided by the senior management of BHB, as well as financial projections for BHB for the years ending December 31 , 2017 through December 31, 2020, as discussed with and confirmed by the senior management of BHB; (v) internal financial projections for LSBG for the year ending December 31, 2016, as provided by the senior management of LSBG, as well as financial projections for LSBG for the years ending December 31, 2017 through December 31, 2020, as discussed with and confirmed by the senior management of BHB; (vii) the pro forma financial impact of the Merger on BHB based on assumptions relating to transaction expenses, purchase accounting adjustments, a core deposit intangible asset, a customer list intangible asset and cost savings, as provided by the senior management of BHB; (viii) the publicly reported historical price and trading activity for BHB Common Stock and LSBG Common Stock, including a comparison

SANDLER O’NEILL  +  PARTNERS, L.P.

1251 Avenue of the Americas, 6th Floor, New York, NY 10020

T: (212) 466-7800  /  (800) 635-6851

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of certain stock trading information for BHB Common Stock and LSBG Common Stock and certain stock indices as well as similar publicly available information for certain other companies the securities of which are publicly traded; (ix) a comparison of certain financial information for BHB and LSBG with similar bank and thrift institutions for which information is publicly available; (x) the financial terms of certain recent business combinations in the bank and thrift industry (on a regional and nationwide basis), to the extent publicly available; (xi) the current market environment generally and the banking environment in particular; and (xii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of BHB the business, financial condition, results of operations and prospects of BHB and held similar discussions with certain members of the senior management of LSBG regarding the business, financial condition, results of operations and prospects of LSBG.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by us from public sources, that was provided to us by BHB, LSBG or their respective representatives or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have relied, at the direction of BHB, without independent verification or investigation, on the assessments of the management of BHB as to its existing and future relationships with key employees and partners, clients, products and services and we have assumed, with your consent, that there will be no developments with respect to any such matters that would affect our analyses or opinion. We have further relied on the assurances of the respective managements of BHB and LSBG that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of BHB or LSBG, or any of their respective subsidiaries, nor have we been furnished with any such evaluations or appraisals. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of BHB or LSBG. We did not make an independent evaluation of the adequacy of the allowance for loan losses of BHB or LSBG, or the combined entity after the Merger and we have not reviewed any individual credit files relating to BHB or LSBG. We have assumed, with your consent, that the respective allowances for loan losses for both BHB and LSBG are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O ‘Neill used internal financial projections for BHB for the year ending December 31, 2016, as provided by the senior management of BHB, as well as financial projections for BHB for the years ending December 31 , 2017 through December 31, 2020, as discussed with and confirmed by the senior management of BHB. In addition, in preparing its analyses Sandler O’Neill used internal financial projections for internal for the year ending December 31, 2016, as provided by the senior management of LSBG, as well as financial projections for LSBG for the years ending December 31, 2017 through December 31, 2020, as discussed with and confirmed by the senior management of BHB. Sandler O’Neill also received and used in its pro forma analyses certain assumptions relating to transaction expenses, purchase accounting adjustments, a core deposit intangible asset, a customer list intangible asset and cost savings, as provided by the senior management of BHB. With respect to the foregoing information, the respective managements of BHB and LSBG confirmed to us that such information reflected the best currently available projections, estimates and judgments of those respective managements of the future financial performance of BHB and LSBG, respectively, and we assumed that such performance would be achieved. We express no opinion as to such information, or the assumptions on which such information is based. We have also assumed that there has been no material change in BHB’s or LSBG’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that BHB and LSBG will remain as going concerns for all periods relevant to our analyses.

We have also assumed, with your consent, in all respects material to our analysis, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on BHB, LSBG or the Merger or any related transaction, (iii) the Merger and any related transaction will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements, (iv) the Merger will be consummated without LSBG’s rights under Section 7(i) of the Agreement having been triggered, and (v) the Merger will qualify as a tax-free reorganization for federal income tax purposes. We express no opinion as to any of the legal, accounting or tax matters relating to the Merger or any other transactions contemplated in connection therewith.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading values of BHB Common Stock or LSBG Common Stock at any time or what the value of BHB Common Stock will be once it is actually received by the holders of LSBG Common Stock.

We have acted as BHB’s financial advisor in connection with the Merger and will receive a fee for our services, which fee is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion, which opinion fee will be credited in full towards the fee that will become payable to us on the day of closing of the Merger. BHB has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to BHB, LSBG and their respective affiliates. We may also actively trade the equity and debt securities of BHB, LSBG or their respective affiliates for our own account and for the accounts of our customers.

Our opinion is directed to the Board of Directors of BHB in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of BHB as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to BHB and does not address the underlying business decision of BHB to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for BHB, or the effect of any other transaction in which BHB might engage. We also do not express any opinion as to the amount or nature of the compensation to be received in the Merger by any BHB or LSBG officer, director or employee, or any class of such persons, if any, relative to the amount of compensation to be received by any other shareholder. This opinion has been approved by Sandler O’Neill’s fairness opinion committee. This opinion shall not be reproduced without Sandler O’Neill’s prior written consent; provided , however, Sandler O’Neill will provide its consent for the opinion to be included in regulatory filings to be completed in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to BHB from a financial point of view.

Very truly yours,

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Maine Business Corporation Act, Title 13-C M.R.S.A. Section 101, et seq. or the MBCA, sets forth the ability of a corporation organized under the laws of the State of Maine to indemnify its officers and directors. The MBCA provides that, subject to certain exceptions, a Maine corporation may indemnify an individual who is party to a proceeding because that individual is a director of the corporation against liability if (A)(i) the individual’s conduct was in good faith, (ii) the individual reasonably believed that (a) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the corporation’s best interests and (b) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe that the individual’s conduct was unlawful or (B) the individual engaged in conduct for which indemnification is permissible or obligatory under the corporation’s articles of incorporation. The MBCA further provides that a Maine corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

A Maine corporation may also, before final disposition of a proceeding, advance funds to pay for or reimburse the expenses incurred in connection with a proceeding by an individual who is a party to the proceeding because that individual is a member of the board of directors, provided that the individual makes certain written affirmation and undertakings. The corporation’s board of directors or shareholders may authorize any such advancement of funds or reimbursement of expenses, provided that such authorization is effected in the manner contemplated by Section 854 of the MBCA.

A Maine corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the officer is an officer of the corporation to the same extent as a director and, if the officer is an officer but not a director, to such further extent as may be provided in the corporation’s articles of incorporation, the bylaws, a resolution of the corporation’s board of directors or a contract, subject to certain exceptions. An officer of a Maine corporation who is not also a director is entitled under the MBCA to mandatory indemnification to the same extent to which a director may be entitled to such indemnification.

Notwithstanding the foregoing, a Maine corporation has no power to indemnify a director or officer unless it has made a determination that the person has met the relevant standard of conduct.

The bylaws of the BHB set forth the circumstances under which BHB shall, and the requirements to be fulfilled in order for BHB to, provide indemnification to its directors and officers. The bylaws provide for mandatory indemnification, including that, subject to certain exceptions, BHB shall indemnify a director and officer in connection with any proceedings to which any such person is a party or is threatened to be made a party by reason of the fact that they are or were a director or officer of BHB or, while a director or officer of BHB, were serving at the request of BHB as a director, officer, partner or other agent of another entity, against expenses incurred by that person in connection with such action, provided, among other things, that the person to be indemnified acted in good faith. In addition, the bylaws provide for advancement of funds to pay for or reimbursement of reasonable expenses incurred by a director or officer in certain circumstances.

BHB maintains directors and officers liability insurance in amounts and on terms which the BHB’s board of directors deems reasonable. In the ordinary course of business, BHB’s board of directors regularly reviews the scope and adequacy of such insurance coverage.

BHB has entered into an employment agreement with its President and Chief Executive Officer, which provides for reimbursement of expenses in certain instances. BHB has also entered into change in control agreements with certain of its officers, which provide for indemnification for expenses in some instances.

Item 21. Exhibits and Financial Statement Schedules.

The exhibits required by this item are set forth on the Exhibit Index attached hereto and are incorporated herein by reference.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bar Harbor, Maine, on August 18, 2016.

BAR HARBOR BANKSHARES

By:	/s/ Curtis C. Simard
Curtis C. Simard
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Curtis C. Simard	President, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2016
Curtis C. Simard

/s/ Bradford B. Kopp	Interim Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 18, 2016
Bradford B. Kopp

*	Chairman of the Board	August 18, 2016
David B. Woodside

*	Director	August 18, 2016
Matthew L. Caras

*	Director	August 18, 2016
David M. Colter

*	Director	August 18, 2016
Martha T. Dudman

*	Director	August 18, 2016
Lauri E. Fernald

*	Director	August 18, 2016
Daina H. Hill

*	Director	August 18, 2016
Clyde H. Lewis

*	Director	August 18, 2016
Constance C. Shea

Signatures	Title	Date

*	Director	August 18, 2016
Kenneth E. Smith

*	Director	August 18, 2016
Scott G. Toothaker

By:	/s/ Marsha C. Sawyer
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 5, 2016, by and between Bar Harbor Bankshares and Lake Sunapee Bank Group (incorporated by reference to Annex A of the joint proxy statement/prospectus included in this registration statement).

3.1	Articles of Incorporation, as amended, of Bar Harbor Bankshares (incorporated herein by reference to Form 10-Q, Part II, Item 6, Exhibit 3.1, filed with the Commission on November 5, 2015).

3.2	Bylaws, as amended, of Bar Harbor Bankshares (incorporated herein by reference to Form 8-K, Item 5.03, Exhibit 3.2, filed with the Commission on November 29, 2011).

4.1	Bar Harbor Bankshares’ Certificate of Designations, Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated herein by reference to Form 8-K, Exhibit 3.1, filed with the Commission on January 21, 2009).

4.2	Bar Harbor Bankshares’ Form of Specimen Stock Certificate for Series A Preferred Sock (incorporated by reference to Form 8-K, Exhibit 4.1, filed with the Commission on January 21, 2009).

4.3	Debt Securities Purchase Agreement (incorporated herein by reference to Form 10-K, Part IV, Item 15, Exhibit 4.5, filed with the commission on March 16, 2009).

4.4	Form of Subordinated Debt Security of Bar Harbor Bank & Trust (incorporated herein by reference to Form 10-K, Part IV, Item 15, Exhibit 4.6, filed with the commission on March 16, 2009).

4.5	Description of Company Common Stock (incorporated by reference to Form 8-K, Items 8.01 and 9.01, Exhibit 99.1, filed August 7, 2015).

5.1	Opinion of Eaton Peabody P.A. as to the validity of the shares being registered.

8.1	Opinion of K&L Gates LLP as to certain federal income tax matters.

8.2	Opinion of Hogan Lovells US LLP as to certain federal income tax matters.

10.1	Form of Settlement Agreement, dated as of May 5, 2016, by and among certain executive, Bar Harbor Bankshares, BHB Bank, Lake Sunapee Bank Group and LSBG Bank (incorporated by reference to Annex A of the joint proxy statement/prospectus included in this registration statement).

10.2	Employment Agreement by and amongst William J. McIver, Bar Harbor Bankshares and BHB Bank & Trust.

10.3	Form of Voting Agreement, dated as of May 5, 2016, by and between certain shareholders of Lake Sunapee Bank Group and Bar Harbor Bankshares (incorporated by reference to Annex A of the joint proxy statement/prospectus included in this registration statement).

23.1	Consent of Eaton Peabody P.A. (included in Exhibit 5.1).

23.2	Consent of K&L Gates LLP (included in Exhibit 8.1).

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 8.2).

23.4	Consent of RSM US LLP with respect to Bar Harbor Bankshares.

23.5	Consent of KPMG LLP with respect to Bar Harbor Bankshares.

23.6	Consent of Baker Newman + Noyes LLC with respect to Lake Sunapee Bank Group.

23.7	Consent of Shatswell, MacLeod & Company, P.C. with respect to Lake Sunapee Bank Group

24.1*	Power of Attorney (included on signature page).

Exhibit Number	Description

99.1	Fairness Opinion of Griffin Financial Group LLC (incorporated by reference to Annex B of the joint proxy statement/prospectus included in this registration statement).

99.2*	Consent of Griffin Financial Group LLC.

99.3	Fairness Opinion of Sandler O’Neill & Partners, L.P. (incorporated by reference to Annex C of the joint proxy statement/prospectus included in this registration statement).

99.4*	Consent of Sandler O’Neill & Partners, L.P.

99.5	Consents of Director Nominees

99.6**	Form of Proxy Card of Bar Harbor Bankshares.

99.7**	Form of Proxy Card of Lake Sunapee Bank Group.

*	Previously filed.
**	To be filed by amendment.